UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
To
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
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☒ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
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Airgas, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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(1)
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(3)
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(4)
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(5)
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(1)
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(2)
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(3)
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Preliminary Proxy Statement — Subject to Completion
Dated January 8, 2016

[•], 201[ ]
Dear Stockholder:
You are cordially invited to attend a special meeting of the stockholders of Airgas, Inc., a Delaware corporation (“Airgas,” the “Company,” “we,” “our” or “us”), which we will hold at [•], on [•], at [•], local time (such meeting, the “special meeting”).
At the special meeting, holders of our common stock, par value $0.01 per share (“common stock”), will be asked to consider and vote on (1) a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “merger agreement”), dated as of November 17, 2015, by and among the Company, L’Air Liquide, S.A., a société anonyme organized under the laws of France (“Air Liquide”) and AL Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Air Liquide (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “merger”), (2) a proposal to approve, on an advisory (non-binding) basis, specified merger-related compensation that may be paid or become payable to the Company’s principal executive officers, principal financial officer and three most highly compensated executive officers other than the principal executive officers and principal financial officer (collectively, the “named executive officers”) in connection with the merger and (3) a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. If the merger agreement is adopted and the merger is completed, the Company will become an indirect wholly owned subsidiary of Air Liquide and, at the effective time, each share of common stock issued and outstanding immediately prior to the effective time of the merger (other than dissenting shares and shares owned by the Company, Air Liquide or Merger Sub or any of their subsidiaries) will be canceled and converted into the right to receive $143.00 in cash, without interest, and subject to any applicable withholding taxes.
The Airgas board of directors has unanimously determined that the merger agreement and the merger are advisable, fair to and in the best interests of the Company and its stockholders and has unanimously approved the merger agreement and the merger. The Airgas board of directors unanimously recommends that the stockholders of the Company vote (1) “FOR” the proposal to adopt the merger agreement, (2) “FOR” the advisory (non-binding) proposal to approve specified compensation that may be paid or become payable to the named executive officers in connection with the merger and (3) “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies.
The enclosed proxy statement describes the merger agreement, the merger, and the compensation that may be paid or become payable to named executive officers of the Company in connection with the merger and provides specific information concerning the special meeting and the parties involved. A copy of the merger agreement is attached as Annex A to the proxy statement. We urge you to, and you should, read the entire proxy statement carefully, including its annexes and the documents incorporated by reference in the proxy statement, as it sets forth the details of the merger agreement and other important information related to the merger. In addition, you may obtain information about us from documents filed with the Securities and Exchange Commission (the “SEC”).
Your vote is very important. The merger cannot be completed unless holders of a majority of the outstanding shares of common stock entitled to vote at the special meeting vote in favor of the proposal to adopt the merger agreement. A failure to vote your shares of common stock on the proposal to adopt the merger agreement will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

While stockholders may exercise their right to vote their shares in person, we recognize that many stockholders may not be able to attend the special meeting. Accordingly, we have enclosed a proxy that will enable your shares of common stock to be voted on the matters to be considered at the special meeting even if you are unable to attend. If you desire your shares of common stock to be voted in accordance with the Airgas board’s recommendation on all proposals, you need only sign, date and return the proxy in the enclosed postage-paid envelope. Otherwise, please mark the proxy to indicate your voting instructions; sign and date the proxy; and return it in the enclosed postage-paid envelope. You also may submit a proxy by using a toll-free telephone number or the Internet. We have provided instructions on the proxy card for using these convenient services. You may revoke your proxy at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement. If you are a stockholder of record, you may revoke your proxy by attending the meeting and voting in person. Submitting a proxy will not prevent you from voting your shares of common stock in person if you subsequently choose to attend the special meeting.
If you hold your shares of common stock in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares of common stock. Without those instructions, your shares of common stock will not be voted, which will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.
If you fail to vote or submit your proxy, the effect will be that your shares of common stock may not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated at (877) 825-8621.
Thank you for your continued support.
Sincerely,
Peter McCausland
Executive Chairman
Neither the SEC nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger, the merger agreement or the other transactions contemplated thereby or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.
This proxy statement is dated [•], 201[_] and is first being mailed to stockholders on or about [•], 201[_].

Preliminary Proxy Statement — Subject to Completion
Dated January 8, 2016
AIRGAS, INC.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
[•], 2016
TO OUR STOCKHOLDERS:
NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders of Airgas, Inc., a Delaware corporation (“Airgas,” the “Company,” “we,” “our” or “us”), will be held at the [•], at [•] local time on [•] (such meeting, the “special meeting”), to consider and vote upon the following proposals:
(1)
to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “merger agreement”), dated as of November 17, 2015, by and among the Company, L’Air Liquide, S.A., a société anonyme organized under the laws of France (“Air Liquide”), and AL Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Air Liquide (“Merger Sub”);

(2)
to approve, on an advisory (non-binding) basis, specified compensation that may be paid or become payable to the Company’s principal executive officers, principal financial officer and three most highly compensated executive officers other than the principal executive officers and principal financial officer (collectively, the “named executive officers”) in connection with the merger; and

(3)
to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Stockholders will also act upon other business as may properly come before the special meeting or any adjournment or postponement thereof by or at the direction of the Airgas board of directors.
The holders of record of our common stock, par value $0.01 per share (“common stock”), at the close of business on [•], are entitled to notice of and to vote at the special meeting or at any adjournment or postponement thereof. Attendance at the special meeting will be limited to Airgas stockholders as of the close of business on the record date or their authorized representatives, as more fully described under the section entitled “Special Meeting — Date, Time and Place of the Special Meeting.” You must have an admission ticket, as well as a form of government-issued photo identification, in order to be admitted to the special meeting. If you are an Airgas stockholder of record and received a printed copy of Airgas’ proxy materials, you must bring the admission ticket portion of your proxy card to be admitted to the special meeting. If you are a beneficial owner and your shares are held in the name of a broker, bank or other nominee, you must request an admission ticket in advance by mailing a request, along with proof of your ownership of Airgas common stock as of the close of business on the record date of  [•], 201[_] to Airgas, Inc., 259 North Radnor-Chester Road, Suite 100, Radnor, Pennsylvania 19087, Attention: Corporate Secretary. Proof of ownership would be a bank or brokerage account statement in your name showing the number of shares of Airgas common stock held by you on the record date or a letter from your broker, bank or other nominee certifying the amount of your beneficial ownership interest as of the close of business on the record date.
The Airgas board of directors has unanimously determined that the merger agreement and the merger are advisable, fair to and in the best interests of the Company and its stockholders and has unanimously approved the merger agreement and the merger. The Airgas board of directors unanimously recommends that the stockholders of the Company vote (1) “FOR” the proposal to adopt the merger agreement, (2) “FOR” the advisory (non-binding) proposal to approve specified compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger and (3) “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies.

Your vote is important, regardless of the number of shares of common stock you own. The adoption of the merger agreement by the affirmative vote of holders of a majority of the outstanding shares of common stock entitled to vote at the special meeting is a condition to the consummation of the merger. Each of the advisory (non-binding) proposal to approve specified compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger and the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies, requires the affirmative vote of holders of a majority of the shares of common stock present at the meeting and entitled to vote thereon. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy in the enclosed postage-paid envelope or that you submit your proxy by either telephone or on the Internet by following the instructions on the proxy card, thereby ensuring that your shares of common stock will be represented at the special meeting if you are unable to attend.
If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted (1) “FOR” the adoption of the merger agreement, (2) “FOR” the advisory (non-binding) proposal to approve specified compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger and (3) “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies.
If you hold your shares of common stock in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares of common stock. Without those instructions, your shares of common stock will not be voted.
If you fail to vote or submit your proxy, the effect will be that your shares of common stock may not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the adoption of the merger agreement, but, assuming a quorum is present, will not affect the advisory (non-binding) proposal to approve specified compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger and the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies.
Under Delaware law, stockholders who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the fair value of their shares of the Company as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal before the vote on the proposal to adopt the merger agreement and comply with the other Delaware law procedures explained in the accompanying proxy statement.
You may revoke your proxy at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement. If you are a stockholder of record, you may revoke your proxy by attending the meeting and voting in person.
By order of the Board of Directors,
Robert H. Young, Jr.
Senior Vice President, General Counsel and Secretary
Radnor, Pennsylvania
[•], 201[_]

i

ii

SUMMARY
This summary highlights selected information contained in this proxy statement, including with respect to the merger agreement and the merger. We encourage you to, and you should, read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement, as this summary may not contain all of the information that may be important to you in determining how to vote. We have included page references to direct you to a more complete description of the topics presented in this summary. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under the section entitled “Where You Can Find More Information.”
The Companies (page 19)
Airgas, Inc.
Airgas, Inc., referred to as “Airgas,” the “Company,” “we,” “our” or “us,” is a Delaware corporation. Airgas is one of the nation’s leading suppliers of industrial, medical and specialty gases, and hardgoods, such as welding equipment and related products. Airgas is a leading U.S. producer of atmospheric gases, carbon dioxide, dry ice and nitrous oxide, one of the largest U.S. suppliers of safety products, and a leading U.S. supplier of refrigerants, ammonia products and process chemicals. Airgas’ production network and supply agreements, full range of gas supply modes (from cylinders to truckload quantities to on-site pipeline supply) and national footprint make it one of the few fully-integrated industrial gas companies in the United States. The Company also offers supply chain management services and solutions, and product and process technical support across many diverse customer segments.
Additional information about Airgas is contained in its public filings, which are incorporated by reference herein. See the section entitled “Where You Can Find Additional Information.”
L’Air Liquide, S.A.
L’Air Liquide, S.A., referred to as “Air Liquide,” is a société anonyme organized under the laws of France. Air Liquide is a world leader in gases, technologies and services for industry and health. Air Liquide is present in 80 countries, with more than 50,000 employees and serves more than 2 million customers and patients. Oxygen, nitrogen and hydrogen have been at the core of Air Liquide’s activities since its creation in 1902. Air Liquide’s ambition is to be the leader in its industry, delivering long-term performance and acting responsibly. See the section entitled “The Companies — L’Air Liquide, S.A..”
AL Acquisition Corporation
AL Acquisition Corporation, referred to as “Merger Sub,” is a Delaware corporation and an indirect wholly owned subsidiary of Air Liquide that was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. See the section entitled “The Companies — AL Acquisition Corporation.”
The Merger (page 25)
You will be asked to consider and vote upon the proposal to adopt the Agreement and Plan of Merger, dated as of November 17, 2015, by and among the Company, Air Liquide and Merger Sub, which, as it may be amended from time to time, is referred to in this proxy statement as the “merger agreement.” The merger agreement provides, among other things, that at the effective time of the merger (the “effective time”), Merger Sub will be merged with and into the Company, with the Company surviving the merger (the “surviving corporation”) as an indirect wholly owned subsidiary of Air Liquide, and each outstanding share of common stock, par value $0.01 per share, of the Company (referred to in this proxy statement as the “common stock,” the “Company common stock” or the “Airgas common stock”), other than shares for which the holders thereof have properly demanded appraisal under Delaware law (such shares, “dissenting shares”) and shares owned by the Company, Air Liquide or Merger Sub or any of their subsidiaries, will be converted into the right to receive $143.00 in cash, without interest, and subject to any applicable withholding tax.

The Company will thereby become an indirect wholly owned subsidiary of Air Liquide, the common stock will no longer be publicly traded and the Company’s existing stockholders will cease to have any ownership interest in the Company.
The Special Meeting (page 20)
The special meeting will be held at [•], on [•], at [•] local time (the “special meeting”).
Record Date and Quorum (page 21)
The holders of record of the common stock as of the close of business on [•], 201[_] (the record date for determination of stockholders entitled to notice of and to vote at the special meeting) are entitled to receive notice of and to vote at the special meeting.
The presence at the special meeting, in person or by proxy, of the holders of record of a majority of the common stock outstanding at the close of business on the record date will constitute a quorum, permitting the Company to conduct its business at the special meeting.
Required Vote (page 21)
Each share of common stock outstanding at the close of business on the record date is entitled to one vote at the special meeting.
For the Company to complete the merger, stockholders holding a majority of the shares of common stock outstanding at the close of business on the record date must vote “FOR” the proposal to adopt the merger agreement. A failure to vote your shares of common stock or an abstention from voting for the proposal to adopt the merger agreement will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
As of the record date, there were [•] shares of common stock outstanding.
We currently expect that the Company’s directors and executive officers will vote their shares, representing [•]% of the outstanding shares of Airgas common stock, in favor of the proposal to adopt the merger agreement and the other proposals to be considered at the special meeting; although, except as described in the following sentence, they have no obligation to do so. Mr. Peter McCausland, our Executive Chairman, his wife, Ms. Bonnie McCausland and certain trusts of which their family members are beneficiaries, have signed a voting and support agreement pursuant to which they have agreed to vote 6,735,975 shares of Airgas common stock, or approximately 9.3% of the outstanding shares of Airgas common stock, and any other shares of Airgas common stock they own at the record date in favor of the proposal to adopt the merger agreement.
Conditions to Completion of the Merger (page 66)
Each party’s obligation to complete the merger is subject to the satisfaction or waiver of the following conditions:
•
the adoption of the merger agreement by the required vote of the Company’s stockholders;

•
no injunction by any court or other tribunal of competent jurisdiction shall have been entered and shall continue to be in effect and no law shall have been adopted that remains in effect or be effective, in each case that prevents, enjoins, prohibits or makes illegal the consummation of the merger;

•
all waiting periods applicable to the merger under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) shall have expired or been terminated; and

•
Committee on Foreign Investment in the United States (“CFIUS”) clearance shall have been obtained, as described in the section entitled “The Merger Agreement — Other Covenants and Agreements — Efforts to Complete the Merger.”

The respective obligations of Air Liquide and Merger Sub to complete the merger are subject to the satisfaction or waiver of the following additional conditions:
•
the accuracy of the representations and warranties of the Company both at and as of November 17, 2015 and at and as of the closing date of the merger (the “closing date”) (except for any such representations and warranties made as of a particular date or period, which representations and warranties must be true and correct only as of that date or period), subject to a material adverse effect standard or other materiality standard provided in the merger agreement;

•
the Company having performed and complied in all material respects with all covenants required by the merger agreement to be performed or complied with by it prior to the effective time; and

•
the delivery of an officer’s certificate by the Company certifying that the conditions described in the two preceding bullet points have been satisfied.

The obligation of the Company to complete the merger is subject to the satisfaction or waiver of the following additional conditions:
•
the accuracy of the representations and warranties of Air Liquide and Merger Sub both at and as of November 17, 2015 and at and as of the closing date (except for any such representations and warranties made as of a particular date or period, which representations and warranties must be true and correct only as of that date or period), subject to a material adverse effect standard or other materiality standard provided in the merger agreement;

•
Air Liquide and Merger Sub having performed and complied in all material respects with all covenants required by the merger agreement to be performed or complied with by them prior to the effective time; and

•
the delivery of an officer’s certificate by Air Liquide and Merger Sub certifying that the conditions described in the two preceding bullet points have been satisfied.

When the Merger Becomes Effective (page 53)
The completion of the merger is subject to the adoption of the merger agreement by the Company’s stockholders and the satisfaction of the other closing conditions.
Reasons for the Merger; Recommendation of the Airgas Board of Directors (page 30)
The Airgas board of directors unanimously recommends that the stockholders of the Company vote “FOR” the proposal to adopt the merger agreement. For a description of the reasons considered by the Airgas board of directors in deciding to recommend adoption of the merger agreement, see the section entitled “The Merger (Proposal 1) — Reasons for the Merger; Recommendation of the Airgas Board of Directors.”
Opinion of Airgas’ Financial Advisors (page 32)
BofA Merrill Lynch.   On November 17, 2015, Merrill Lynch, Pierce, Fenner & Smith Incorporated (which we refer to as “BofA Merrill Lynch”) rendered to the Airgas board of directors its oral opinion, subsequently confirmed in writing, to the effect that, as of November 17, 2015 and based upon and subject to the assumptions made, procedures followed, factors considered and limitations and qualifications described in BofA Merrill Lynch’s written opinion, the merger consideration to be received in the merger by the holders of shares of Airgas common stock was fair, from a financial point of view, to such holders.
The full text of the written opinion of BofA Merrill Lynch, dated November 17, 2015, to the Airgas board of directors, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement. BofA Merrill Lynch delivered its opinion for the benefit and use of the Airgas board of directors (in its capacity as such) in connection with and for purposes of its evaluation of the merger. BofA Merrill Lynch’s opinion did not address any other term or aspect of the merger and no opinion or view was expressed by BofA Merrill Lynch as to the relative merits of the merger in comparison to other strategies or transactions that might be available to Airgas or in which Airgas might engage or as to the underlying business decision of Airgas to proceed with or effect the merger. BofA Merrill Lynch expressed no opinion or recommendation as to how any Airgas stockholder should vote or act in connection with the merger or any related matter. BofA Merrill Lynch’s opinion speaks as of the date rendered and not as of any subsequent date, including the date on which the merger is completed. Although subsequent developments may affect its opinion, BofA Merrill Lynch does not have any obligation to update, revise or reaffirm its opinion.
Goldman, Sachs & Co.   On November 17, 2015, at a meeting of the Airgas board of directors, Goldman, Sachs & Co. (which we refer to as “Goldman Sachs”) rendered to the Airgas board of directors its oral opinion, subsequently confirmed in writing, to the effect that, as of November 17, 2015 and based upon and subject to the factors and assumptions set forth in Goldman Sachs’ written opinion, the merger consideration to be paid to the holders (other than Air Liquide and its affiliates) of the shares of Airgas common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.
The full text of the written opinion of Goldman Sachs, dated November 17, 2015, which sets forth the assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement as Annex C. The summary of the Goldman Sachs opinion contained in this proxy statement is qualified in its entirety by reference to the full text of Goldman Sachs’ written opinion. Goldman Sachs’ advisory services and opinion were provided for the information and assistance of the Airgas board of directors in connection with its consideration of the merger and the opinion does not constitute a recommendation as to how any holder of Airgas common stock should vote with respect to the merger or any other matter.
For further information, see the sections of this proxy statement entitled “The Merger — Opinion of BofA Merrill Lynch” and “The Merger — Opinion of Goldman Sachs” and Annexes B and C.
Treatment of Company Equity Awards (page 54)
Under the merger agreement, the Company’s equity awards outstanding as of the effective time will be treated as follows:
Stock Options.   As of the effective time, the Company’s equity incentive plans will terminate and each Company stock option that is outstanding immediately before the effective time, whether vested or unvested, will be canceled in consideration for the right to receive a cash payment equal to the product of (x) the number of shares of Company common stock subject to such stock option as of the effective time and (y) the excess, if any, of the merger consideration over the exercise price of such stock option (the “option cash payment”). The option cash payment will be payable, without interest and subject to applicable withholding requirements, in a lump sum promptly (but in no event more than five business days) following the closing date.
Company Deferred Compensation Plans.   As of the effective time, all notional investments denominated in Company common stock in the Company’s deferred compensation plans will be converted into notional investments in cash, based on a price per share of Company common stock equal to the merger consideration. This notional cash will be deemed reinvested in other investment funds available under deferred compensation plans. At and after the effective time, no notional investments in Company common stock will be permitted under the Company’s deferred compensation plans.
Company Employee Stock Purchase Plan (the “ESPP”).   Before the effective time, the Company’s board of directors will take action to (1) cause the option period under the ESPP ongoing as of the date of the merger agreement to be the final such period and cause the options under the ESPP and the currently outstanding purchase rights under the ESPP to be exercised on the earlier of the (x) next regularly scheduled purchase date under the ESPP or (y) the trading day that is seven business days before the closing date, (2) cause no additional options to be granted upon the final exercise date, (3) prohibit participants in the ESPP from increasing their payroll deductions from those in effect on the date of the merger agreement, and (4) terminate the ESPP effective immediately before the closing date.
Interests of the Company’s Directors and Executive Officers in the Merger (page 44)
In considering the recommendation of the Company’s board of directors with respect to the merger agreement, you should be aware that some of the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of the Company’s stockholders generally. Interests of executive officers and directors that may be different from, or in addition to, the interests of the Company’s stockholders include:
•
the vesting and cash-out of all unvested Company stock options, as provided under the merger agreement;

•
severance payments and benefits in the event of certain qualifying terminations of employment in connection with the merger; and

•
continued indemnification and insurance coverage under the merger agreement.

Based on the assumptions set forth in the sections entitled “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger” and “— Quantification of Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger,” the estimated aggregate amount that would become payable to the Company’s 16 current executive officers (including the Company’s named executive officers) (i) in respect of their unvested Company stock options, is approximately $26,828,620, and (ii) in the form of severance payments and benefits under individual severance agreements and/or the Company’s generally applicable severance plan (in each case, as applicable), assuming that each such Company executive officer experiences a qualifying termination of employment immediately following the assumed effective time of the merger, is approximately $15,326,309. Non-employee directors of the Company do not hold unvested Company stock options, nor are they entitled to payments or benefits upon their termination of service. For a detailed description of the derivation of these aggregate amounts, please refer to the sections entitled “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger” and “— Quantification of Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger.”
The Company’s board of directors was aware of these different or additional interests and considered such interests along with other matters in approving the merger agreement and the transactions contemplated thereby, including the merger.
Financing (page 44)
The merger is not conditioned upon receipt of financing by Air Liquide. In connection with the financing for the merger, on December 17, 2015, Air Liquide entered into a $12.0 billion bridge loan agreement with third-party financing sources.
Material U.S. Federal Income Tax Consequences of the Merger (page 49)
If you are a U.S. holder (as defined under “The Merger (Proposal 1) — Material U.S. Federal Income Tax Consequences of the Merger”), the receipt of cash in exchange for shares of common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. You should consult your own tax advisor regarding the particular tax consequences to you of the exchange of shares of common stock for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).
Regulatory Clearances (page 51)
HSR Clearance.   Under the HSR Act and related rules, certain transactions, including the merger, may not be completed until notifications have been given and information furnished to the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) and the United States Federal Trade Commission (the “FTC”) and all statutory waiting period requirements have been satisfied. On November 23, 2015, both the Company and Air Liquide filed their respective Notification and Report Forms with the Antitrust Division and the FTC. On December 23, 2015, the FTC issued a Request for Additional Information and Documentary Material (“Second Request”) to each of the Company and Air Liquide. The Second Request extends the waiting period for 30 calendar days following the date both parties have substantially complied with the Second Request.

CFIUS Clearance.   CFIUS clearance requires that:
•
CFIUS (1) has determined that the transaction is not a covered transaction and not subject to review under the Defense Production Act of 1950, as amended (the “DPA”), (2) has determined that there are no unresolved national security concerns with respect to the merger and the other transactions contemplated by the merger agreement, or (3) has sent a report to the President of the United States requesting the President’s decision on the CFIUS notice submitted by Airgas and Air Liquide and either (A) the 15-day period under the DPA, during which the President may announce his decision to take action to suspend, prohibit or place any limitations on the merger or the other transactions contemplated by the merger agreement has expired without any such action being threatened, announced or taken or (B) the President has announced a decision not to take any action to suspend, prohibit or place any limitations on the merger or the other transactions contemplated by the merger agreement; and

•
Neither CFIUS nor the President shall have, pursuant to their authority under the DPA, imposed any “burdensome condition” (as defined in “The Merger Agreement — Other Covenants and Agreements — Efforts to Complete the Merger”).

Commitments to Obtain Approvals.    Airgas and Air Liquide have agreed to use their respective reasonable best efforts to obtain all regulatory approvals required to complete the merger. In addition, to permit the merger to occur as promptly as reasonably practicable, in connection with obtaining HSR approval, Air Liquide has agreed to divest businesses, assets, properties, product lines, and equity interests of, and to changes to the relationships, ventures, contractual rights, obligations or conduct of business of, Airgas, Air Liquide and their respective subsidiaries and to take such action or actions that would in the aggregate have a similar effect provided that any such actions are conditioned upon and become effective only from and after the effective time and under no circumstances shall Air Liquide be required to propose, negotiate, commit to, effect and agree to such actions relating to the businesses, assets, properties, product lines, equity interests, relationships, ventures, contractual rights, or obligations of Air Liquide and its subsidiaries (including, prior to the closing, the company and its subsidiaries, and following the closing, the surviving corporation and its subsidiaries) that, directly or indirectly, generated in the aggregate more than $500,000,000 in gross revenue during the 12 calendar months ended December 31, 2014.
In addition, Airgas and Air Liquide shall use reasonable best efforts to make an appropriate notification under the DPA so as to permit the closing to occur as promptly as reasonably practicable, and in any event before the end date, and shall use their reasonable best efforts to provide CFUIS with any additional or supplemental information requested by CFIUS as promptly as practicable. Airgas and Air Liquide shall take all steps advisable, necessary or desirable to obtain CFIUS clearance. However, Air Liquide shall not be obligated to (and Airgas shall not without the prior written consent of Air Liquide) consent to or take certain actions to obtain CFIUS clearance that would, or would reasonably be expected to be, individually or in the aggregate, material and adverse to Airgas and its subsidiaries together with the U.S. industrial bulk and industrial cylinder business of Air Liquide, on a combined basis, taken as a whole (any such action, a “burdensome condition”).
Appraisal Rights (page 77)
Under the General Corporation Law of the State of Delaware (the “DGCL”), Airgas stockholders who do not vote for the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares in cash as determined by the Delaware Court of Chancery, but only if they comply fully with all of the applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the merger consideration. Any stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to the Company before the vote on the adoption of the merger agreement and must not vote or otherwise submit a proxy in favor of adoption of the merger agreement. Failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel. The discussion of appraisal rights contained in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached to this proxy statement as Annex E.
Delisting and Deregistration of Company Common Stock (page 52)
If the merger is completed, the Company common stock will be delisted from the New York Stock Exchange (the “NYSE”), and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Alternative Proposals; No Solicitation (page 59)
Pursuant to the merger agreement, neither the Company nor its affiliates nor its or their officers, directors, employees, agents, financial advisors, investment bankers, attorneys, accountants or other representatives (collectively, “representatives”) may, directly or indirectly:
•
solicit, initiate, knowingly encourage or knowingly facilitate any inquiries regarding, or the making of, any proposal or offer, including any proposal or offer to its stockholders, that constitutes, or would reasonably be expected to lead to a “company takeover proposal,” as described in the section entitled “The Merger Agreement — Other Covenants and Agreements — Alternative Proposals; No Solicitation”;

•
engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any information in connection with or for the purpose of encouraging or facilitating, any inquiry, proposal or offer (whether written or oral, binding or nonbinding) that constitutes, or would reasonably be expected to lead to, a company takeover proposal; or

•
approve, recommend or enter into, or propose to approve, recommend or enter into, any letter of intent or similar document, agreement, commitment or agreement in principle (whether written or oral, binding or nonbinding) with respect to a company takeover proposal.

However, if at any time after November 17, 2015 and before obtaining the adoption of the merger agreement by holders of a majority of the outstanding shares of common stock (which approval is referred to in this proxy statement as the “Airgas stockholder approval”), the Company receives a bona fide, unsolicited written company takeover proposal from a third party (that did not result from a breach of the no solicitation provisions of the merger agreement) that the Airgas board of directors reasonably determines (after consultation with the Company’s independent financial advisors and outside legal counsel) constitutes or would reasonably be expected to lead to a “company superior proposal,” as described in the section entitled “The Merger Agreement — Other Covenants and Agreements — Alternative Proposals; No Solicitation,” the Company may:
•
furnish, pursuant to an acceptable confidentiality agreement, information (including non-public information) with respect to Airgas and its subsidiaries to the person who has made such company takeover proposal and its representatives, provided that Airgas must substantially concurrently provide to Air Liquide any non-public information concerning Airgas or any of its subsidiaries that is provided to such person or its representatives unless such non-public information has previously been provided to Air Liquide; and

•
engage or otherwise participate in discussions or negotiations with the person making such company takeover proposal and its representatives regarding such company takeover proposal.

Furthermore, at any time before the Airgas stockholder approval is obtained, but not after, if  (1) the Airgas board of directors determines in good faith, after consultation with its independent financial advisors and outside legal counsel, that a bona fide, unsolicited written company takeover proposal made after November 17, 2015 that did not result from a breach of the no solicitation provisions in the merger agreement constitutes a company superior proposal, and (2) the Airgas board of directors first gives Air Liquide at least four business days’ prior written notice and if Air Liquide wishes to negotiate, Airgas shall have afforded Air Liquide and its representatives the opportunity to negotiate to enable Air Liquide to propose revisions to the merger agreement that would cause such company superior proposal to no longer constitute a company superior proposal and upon the end of such notice period, the Airgas board of directors has considered in good faith any revisions to the terms of the merger agreement proposed in writing by Air Liquide and determines, after consultation with its independent financial advisors and outside legal counsel, that the company superior proposal would nevertheless continue to constitute a company superior proposal if the revisions proposed by Air Liquide were to be given effect, the Airgas board of directors may cause the Company to terminate the merger agreement in order to enter into a definitive agreement relating to such company superior proposal upon, and subject to, paying the $400 million termination fee due to Air Liquide under the terms of the merger agreement, which will be paid before or concurrently with such termination, as described in the section entitled “The Merger Agreement — Termination — Termination Fee.”
In the event of any change to any of the financial or other material terms of the company superior proposal, Airgas must satisfy the notice requirement described above with a new written notice to Air Liquide and the negotiation requirements described above (provided that any such subsequent notice period will only be two business days).
At any time before the Airgas stockholder approval is obtained, but not after, the Airgas board of directors may change, qualify, withhold, withdraw or modify its recommendation of the merger agreement (or authorize or resolve or publicly propose or announce its intention to do so), solely in response to an intervening event (and not in response to a company takeover proposal) if  (1) the Airgas board of directors determines in good faith, after consultation with its independent financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, and (2) the Airgas board of directors first gives Air Liquide at least four business days’ prior written notice of its intention to take such action, specifying the reasons therefor, and has considered in good faith any revisions to the terms of the Merger Agreement proposed in writing by Air Liquide as described in the section entitled “The Merger Agreement — Other Covenants and Agreements — Alternative Proposals; No Solicitation.”
Termination (page 66)
The merger agreement may be terminated and may be abandoned at any time before the effective time, whether before or after Airgas’ stockholders have adopted the merger agreement:
•
by mutual written consent of Airgas and Air Liquide;

•
by either Airgas or Air Liquide if:

◦
an order by a governmental authority of competent jurisdiction shall have been issued permanently restraining, enjoining or otherwise prohibiting the consummation of the merger and such order shall have become final and nonappealable, except that the right to terminate is not available to a party if the order resulted due to a material breach by such party of any representation, warranty, covenant or other agreement of such party set forth in the merger agreement;

◦
if the Airgas stockholders meeting (as it may be adjourned or postponed) at which a vote was taken on the approval of the adoption of the merger agreement shall have concluded and the Airgas stockholder approval has not been obtained; or

◦
the merger has not been completed by August 17, 2016 (as it may be extended to November 17, 2016 or further extended to February 17, 2017 under specified circumstances, the “end date,” as described in the section entitled “The Merger Agreement — Termination,” except that the right to terminate or extend the merger agreement is not available to a party if the failure to close by the end date is due to a material breach by such party of any representation, warranty, covenant or other agreement of such party set forth in the merger agreement;

•
by Air Liquide if:

◦
Airgas has breached or there is any inaccuracy in any of its representations or warranties, or Airgas has breached or failed to perform any of its covenants or other agreements contained in the merger agreement that (1) would give rise to a failure of the conditions to the obligations of Air Liquide to effect the merger and (2) either is not curable or is not cured by the earlier of the end date and the date that is 30 days following written notice describing such breach or failure, except that Air Liquide may not terminate the merger agreement as a result of such breach or failure if it is in breach of any representation, warranty, covenant or other agreement that would give rise to a failure of specified conditions to the obligations of Airgas to effect the merger; or
◦
prior to the receipt of the Airgas stockholder approval, (1) a “company adverse recommendation change” has occurred, as described in the section entitled “The Merger Agreement — Other Covenants and Agreements — Alternative Proposals; No Solicitation,” (2)  a tender offer or exchange offer that constitutes a company takeover proposal has been commenced by a person unaffiliated with Air Liquide or Merger Sub and Airgas shall not have published, sent or given to its stockholders, pursuant to Rule 14e-2 under the Exchange Act, within the 10 business day period after such tender offer or exchange offer is first published, sent or given, or within 10 business days after such tender offer or exchange offer is subsequently amended in any material respect, or, if sooner, not later than four business days prior to the expiration of such offer, a statement recommending that Airgas stockholders reject such tender offer or exchange offer or (3) Airgas shall have materially breached the no solicitation provisions of the merger agreement or specified provisions of the merger agreement related to obtaining the Airgas stockholder approval of the merger agreement; or

•
by Airgas:

◦
in accordance with the provisions regarding its fiduciary termination right in connection with a company superior proposal; or

◦
if Air Liquide has breached or there is any inaccuracy in any of its representations or warranties, or Air Liquide has breached or failed to perform any of its covenants or other agreements contained in the merger agreement that (1) would give rise to a failure of the conditions to the obligations of Airgas to effect the merger and (2) either is not curable or is not cured by the earlier of the end date and the date that is 30 days following written notice describing such breach or failure, except that Airgas may not terminate the merger agreement as a result of such breach or failure if it is in breach of any representation, warranty, covenant or other agreement that would give rise to a failure of specified conditions to the obligations of Air Liquide to effect the merger.

Termination Fee (page 68)
Airgas will pay Air Liquide a termination fee of  $400 million in immediately available funds in accordance with the timing provisions applicable to such payment in the merger agreement if the merger agreement is terminated in the following circumstances:
•
if the merger agreement is terminated by Airgas in accordance with the provisions regarding its fiduciary termination right in connection with a company superior proposal;

•
if the merger agreement is terminated by Air Liquide prior to receipt of the Airgas stockholder approval because (1) a “company adverse recommendation change” has occurred, as described in the section entitled “The Merger Agreement — Other Covenants and Agreements — Alternative Proposals; No Solicitation,” (2) a tender offer or exchange offer that constitutes a company takeover proposal has been commenced by a person unaffiliated with Air Liquide or Merger Sub and Airgas shall not have published, sent or given to its stockholders, pursuant to Rule 14e-2 under the Exchange Act, within the 10 business day period after such tender offer or exchange offer is first published, sent or given, or within 10 business days after such tender offer or exchange offer is subsequently amended in any material respect, or, if sooner, not later than four business days prior to the expiration of such offer, a statement recommending that Airgas stockholders reject such tender offer or exchange offer or (3) Airgas shall have materially breached the no solicitation provisions of the merger agreement or specified provisions of the merger agreement related to obtaining stockholder approval of the merger agreement; or

•
(1) a “pre-termination takeover proposal” (as defined below) has been made and not publicly and definitively withdrawn at least five business days before the Airgas stockholders meeting and thereafter the merger agreement is terminated by Air Liquide or Airgas because the Airgas stockholder approval is not obtained and (2) at any time on or before the 12 month anniversary of such termination, Airgas or any of its subsidiaries enters into a definitive agreement with respect to any transaction included within the definition of company takeover proposal (but substituting “50%” for references to “20%” in such definition) whether or not involving the same company takeover proposal as that which was the subject of the pre-termination takeover proposal event.
A “pre-termination takeover proposal” will be deemed to occur if, after November 17, 2015, (1) a company takeover proposal (or an intention to make a company takeover proposal) is made and publicly disclosed or (2) any person or their representative has publicly announced a company takeover proposal (or an intention to make a company takeover proposal) with respect to Airgas.
Air Liquide will pay Airgas a termination fee of  $400 million in immediately available funds in accordance with the timing provisions applicable to such payment in the merger agreement if the merger agreement is terminated by either Airgas or Air Liquide in the following circumstances:
•
(1) the merger has not been consummated by the end date due to a failure to satisfy a condition to closing as a result of an order or injunction arising under antitrust laws or a failure of the waiting periods under the HSR Act to have expired or been terminated, (2) all other conditions to the obligations of Air Liquide to effect the merger have been satisfied (other than receipt of CFIUS clearance and those conditions that can only be satisfied at the closing and which are capable of being satisfied), and (3) any failure to receive CFIUS clearance by the end date resulted from a material breach by Air Liquide of its obligations related to CFIUS approval under the merger agreement; or

•
an order by a governmental authority of competent jurisdiction shall have been issued permanently restraining, enjoining or otherwise prohibiting the consummation of the merger and such order shall have become final and nonappealable (solely to the extent such order or injunction arises under antitrust laws and did not arise from a material breach by Airgas of its obligations related to regulatory approvals).

Gas Supply Agreement (page 65)
Air Liquide and Merger Sub have agreed that, if so requested by Airgas, Air Liquide will (or will cause its subsidiaries to) enter into new gas supply agreements with Airgas (substantially in a pre-negotiated form) prior to expiration of certain specified gas supply agreements between Airgas and certain third party gas suppliers. Air Liquide’s obligation to provide supply will survive even if the merger agreement is terminated (except in certain agreed upon circumstances); however in that situation, Airgas will be required to negotiate in good faith with the applicable counterparties to seek to renew or extend the gas supply agreements prior to their expiration.
Voting and Support Agreement (page 70)
In connection with entering into the merger agreement, Air Liquide entered into a voting and support agreement dated as of November 17, 2015 (which as amended and restated as of December 17, 2015 is referred to in this proxy statement as the “voting and support agreement”), with Peter McCausland and Bonnie McCausland and certain trusts of which their family members are beneficiaries, which we refer to together with Mr. and Mrs. McCausland as the “supporting stockholders.” Under the voting and support agreement, the supporting stockholders have agreed, among other things, that until the earlier of the effective time and the termination of the merger agreement in accordance with its terms, they will vote their shares of Airgas common stock (1) in favor of the adoption of the merger agreement and approval of the merger, (2) in favor of any proposal to adjourn a meeting of the stockholders of Airgas to solicit additional proxies to be voted in favor of the adoption of the merger agreement and approval of the merger, (3) against any company takeover proposal and (4) against any other action, agreement or transaction that is intended to, or could reasonably be expected to, materially impede the merger. As of the most recent practicable date, [•], 201[_], the voting and support agreement covered [•] shares of Airgas common stock, or approximately [•]% of the outstanding shares of Airgas common stock. The full text of the voting and support agreement is attached to this proxy statement as Annex D.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers address briefly some questions you may have regarding the special meeting, the merger agreement and the merger. These questions and answers may not address all of the questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under the section entitled “Where You Can Find More Information.”
Q:
Why am I receiving this proxy statement?

A:
On November 17, 2015, the Company entered into the merger agreement providing for the merger of Merger Sub, an indirect wholly owned subsidiary of Air Liquide, with and into the Company, with the Company surviving the merger as an indirect wholly owned subsidiary of Air Liquide. You are receiving this proxy statement in connection with the solicitation of proxies by the Airgas board of directors in favor of the proposal to adopt the merger agreement and to approve the other proposals to be voted on at the special meeting.

Q:
Who is entitled to vote at the special meeting?

A:
Only holders of record of Airgas common stock as of the close of business on [•], the record date for the special meeting, are entitled to receive these proxy materials and to vote their shares at the special meeting. As of the close of business on the record date, there were [•] shares of common stock outstanding and entitled to vote at the special meeting, held by [•] holders of record. Each share of Airgas common stock issued and outstanding as of the record date will be entitled to one vote on each matter submitted to a vote at the special meeting.

Q:
What is the proposed transaction?

A:
The proposed transaction is the acquisition of the Company by Air Liquide through the merger of Merger Sub with and into the Company pursuant to the merger agreement. Following the effective time, the Company will be privately held as an indirect wholly owned subsidiary of Air Liquide, and you will no longer own shares of Airgas common stock, only the right to receive the merger consideration.

Q:
What will I receive in the merger?

A:
If the merger is completed, you will be entitled to receive $143.00 in cash, without interest, and subject to any applicable withholding taxes, for each share of Airgas common stock that you own as of immediately prior to the effective time of the merger. For example, if you own 100 shares of Airgas common stock, you will be entitled to receive $14,300 in cash in exchange for your shares of Airgas common stock (less any amount that may be withheld with respect to any applicable withholding taxes). You will not be entitled to receive shares in the surviving corporation or in Air Liquide.

Q:
What will happen to the Company’s outstanding equity awards?

A:
For information regarding the treatment of the Company’s outstanding equity awards, see the section entitled “The Merger Agreement — Treatment of Company Equity Awards” beginning on page 54.

Q:
Where and when is the special meeting?

A:
The special meeting will take place on [•], starting at [•] local time at [•].

Q:
What matters will be voted on at the special meeting?

A:
You will be asked to consider and vote on the following proposals:

•
to adopt the merger agreement;

•
to approve, on an advisory (non-binding) basis, specified compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger;

•
to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement; and

•
to act upon other business that may properly come before the special meeting or any adjournment or postponement thereof by or at the direction of the Airgas board of directors.

Q:
How do I attend the special meeting?

A:
You must have an admission ticket, as well as a form of government-issued photo identification, in order to be admitted to the special meeting. If you are a stockholder of record and received a printed copy of the proxy materials, you must bring the admission ticket portion of your proxy card to be admitted to the special meeting. If you are a beneficial owner and your shares are held in the name of a broker, bank or other nominee, you must request an admission ticket in advance by mailing a request, along with proof of your ownership of Airgas common stock as of the close of business on the record date of  [•], 201[_] to Airgas, Inc., 259 North Radnor-Chester Road, Suite 100, Radnor, Pennsylvania 19087, Attention: Corporate Secretary. Proof of ownership would be a bank or brokerage account statement in your name showing the number of shares of Airgas common stock held by you on the record date or a letter from your broker, bank or other nominee certifying the amount of your beneficial ownership interest as of the close of business on the record date.

If you wish to appoint a representative to attend the special meeting in your place, you must provide to Airgas, Inc., 259 North Radnor-Chester Road, Suite 100, Radnor, Pennsylvania 19087, Attention: Corporate Secretary the name of your representative, in addition to the admission ticket portion of your proxy card if you are a stockholder of record, or your proof of ownership if you are a beneficial owner, and the address where the admission ticket should be sent. A stockholder may only appoint one representative. Requests from stockholders which are legal entities must be signed by an authorized officer or other person legally authorized to act on behalf of the legal entity.
Requests received after [•], may not be able to be processed in time to allow you to receive your admission ticket before the date of the special meeting so you should mail your request early.
Q:
How many shares are needed to constitute a quorum?

A:
A quorum will be present if holders of record of a majority of the shares of common stock outstanding on the close of business on the record date are present in person or represented by proxy at the special meeting. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed from time to time until a quorum is obtained.

As of  [•], the record date for the special meeting, there were [•] shares of common stock outstanding.
If you submit a proxy but fail to provide voting instructions or abstain on any of the proposals listed on the proxy card, your shares will be counted for the purpose of determining whether a quorum is present at the special meeting.
If your shares are held in “street name” by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, these shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting.
Q:
What vote of Airgas stockholders is required to adopt the merger agreement?

A:
Adoption of the merger agreement would require stockholders holding a majority of the shares of common stock outstanding at the close of business on the record date for the special meeting to vote “FOR” the proposal to adopt the merger agreement. A failure to vote your shares of common stock or an abstention from voting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If your shares are held in “street name” by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise and will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
Q:
What vote of Airgas stockholders is required to approve the other proposals to be voted upon at the special meeting?

A:
Each of the advisory (non-binding) proposal to approve specified compensation that may be paid or become payable to the named executive officers in connection with the merger and the proposal regarding adjournment of the special meeting requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. An abstention, a “broker non-vote” or a failure to vote your shares of common stock will have no effect on such proposals.

Q:
How does the Airgas board of directors recommend that I vote?

A:
The Airgas board of directors unanimously recommends that our stockholders vote (1) “FOR” the proposal to adopt the merger agreement, (2) “FOR” the advisory (non-binding) proposal to approve specified compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger, and (3) “FOR” the proposal regarding adjournment of the special meeting.

For a discussion of the factors that the Airgas board of directors considered in determining to recommend the adoption of the merger agreement, please see the section entitled “The Merger — Reasons for the Merger; Recommendation of the Airgas Board of Directors.” In addition, in considering the recommendation of the Airgas board of directors with respect to the merger agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of Airgas stockholders generally. For a discussion of these interests, please see the section entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.”
Q:
How do Airgas’ directors and officers intend to vote?

A:
We currently expect that the Company’s directors and executive officers will vote their shares in favor of the proposal to adopt the merger agreement and the other proposals to be considered at the special meeting; although, except as described in the following sentence, they have no obligation to do so. Mr. Peter McCausland, our Executive Chairman, his wife, Bonnie McCausland, and certain trusts of which their family members are beneficiaries have signed a voting and support agreement pursuant to which they have agreed to vote 6,735,975 shares of Airgas common stock, or approximately 9.3% of the outstanding shares of Airgas common stock, and any other shares of Airgas common stock they own at the record date in favor of the proposal to adopt the merger agreement.

Q:
What effects will the merger have on the Company?

A:
Our common stock is currently registered under the Exchange Act, and is listed on the NYSE under the symbol “ARG.” As a result of the merger, the Company will cease to be a publicly traded company and will become an indirect wholly owned subsidiary of Air Liquide. Following the consummation of the merger, our common stock will be delisted from the NYSE and deregistered under the Exchange Act.

Q:
When is the merger expected to be completed?

A:
We and Air Liquide are working toward completing the merger as quickly as possible. We cannot be certain when or if the conditions to the merger will be satisfied (or, to the extent permitted, waived). The merger cannot be completed until the conditions to closing are satisfied (or, to the extent permitted, waived), including the adoption of the merger agreement by Airgas stockholders and the receipt of certain regulatory clearances. Assuming timely receipt of the required regulatory clearances and satisfaction of other closing conditions, we currently expect to complete the merger [•].

Q:
What happens if the merger is not completed?

A:
If the merger agreement is not adopted by the Company’s stockholders, or if the merger is not completed for any other reason, the Company’s stockholders will not receive any payment for their shares of common stock in connection with the merger. Instead, the Company will remain a public company, and shares of our common stock will continue to be registered under the Exchange Act, as well as listed and traded on the NYSE. In the event that either Airgas or Air Liquide terminates the merger agreement, then, in certain circumstances, a termination fee of  $400 million will be due and payable by one of Airgas or Air Liquide. See the section entitled “The Merger Agreement — Termination Fee.”

Q:
What will happen if stockholders do not approve the advisory (non-binding) proposal on executive compensation payable to the Company’s named executive officers in connection with the merger?

A:
The inclusion of this proposal is required by the Securities and Exchange Commission (the “SEC”) rules; however, the approval of this proposal is not a condition to the completion of the merger and the vote on this proposal is an advisory vote and will not be binding on the Company or Air Liquide. If the merger agreement is adopted by the Company’s stockholders and the merger is completed, the merger-related compensation may be paid to the Company’s named executive officers even if stockholders fail to approve this proposal.

Q:
What do I need to do now? How do I vote my shares of common stock?

A:
We urge you to, and you should, read this entire proxy statement carefully, including its annexes and the documents incorporated by reference in this proxy statement, and to consider how the merger affects you. Your vote is important, regardless of the number of shares of common stock you own.

Voting in Person
Stockholders of record will be able to vote in person at the special meeting. If you are not a stockholder of record but instead hold your shares of common stock in “street name” through a broker, bank or other nominee, you must provide a proxy executed in your favor from your broker, bank or other nominee in order to be able to vote in person at the special meeting.
It is not necessary to attend the special meeting in order to vote your shares. To ensure that your shares of common stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.
Shares of Common Stock Held by Record Holder
You can also ensure that your shares are voted at the special meeting by submitting your proxy via:
•
mail, by completing, signing and dating the proxy card and returning it in the enclosed postage-paid envelope;

•
telephone, by using the toll-free number listed on each proxy card; or

•
the Internet, at the Internet address provided on each proxy card.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of  (1) the proposal to adopt the merger agreement, (2) the advisory (non-binding) proposal to approve specified compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger and (3) the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies.
Shares of Common Stock Held in “Street Name”
If you hold your shares in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement and which, assuming a quorum is present, will have no effect on the advisory (non-binding) proposal to approve specified compensation that may be paid or become payable to the named executive officers in connection with the merger or the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies.
Shares of Common Stock Held through a 401(k) Retirement Plan
If you hold your shares through a 401(k) retirement plan, you should follow the directions provided by your 401(k) retirement plan administrator regarding how to instruct your 401(k) retirement plan administrator to vote your shares.
Q:
Can I revoke my proxy?

A:
Yes. You can revoke your proxy at any time before the vote is taken at the special meeting. If you are a stockholder of record, you may revoke your proxy by notifying the Company’s Secretary in writing at Airgas, Inc., 259 North Radnor-Chester Road, Suite 100, Radnor, Pennsylvania 19087, Attention: Corporate Secretary, or by submitting a new proxy by telephone, the Internet or mail, in each case, in accordance with the instructions on the enclosed proxy card and dated after the date of the proxy being revoked. In addition, you may revoke your proxy by attending the special meeting and voting in person; however, simply attending the special meeting will not cause your proxy to be revoked. Please note that if you hold your shares in “street name” and you have instructed a broker, bank or other nominee to vote your shares, you should instead follow the instructions received from your broker, bank or other nominee to revoke your voting instructions. If you hold your shares in “street name,” you may also vote in person at the special meeting if you obtain a proxy executed in your favor from your broker, bank or other nominee in order to be able to vote in person at the special meeting.

Q:
What happens if I do not vote or if I abstain from voting on the proposals?

A:
The requisite number of shares to approve the proposal to adopt the merger agreement is based on the total number of shares of common stock outstanding on the record date, not just the shares that are voted. If you do not vote or abstain from voting on the proposal to adopt the merger agreement, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement and will have no effect on the advisory (non-binding) proposal to approve specified compensation that may be paid or become payable to the named executive officers in connection with the merger and the proposal regarding adjournment of the special meeting.

Q:
Will my shares of common stock held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A:
No. Because any shares of common stock you may hold in “street name” will be deemed to be held by a different stockholder than any shares of common stock you hold of record, any shares of common stock held in “street name” will not be combined for voting purposes with shares of common stock you hold of record. Similarly, if you own shares of common stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares of common stock because they are held in a different form of record ownership. Shares of common stock held by a corporation or business entity must be voted by an authorized officer of the entity. Shares of common stock held in an individual retirement account must be voted under the rules governing the account.

Q:
What happens if I sell my shares of common stock before completion of the merger?

A:
In order to receive the merger consideration, you must hold your shares of common stock through completion of the merger. Consequently, if you transfer your shares of common stock before completion of the merger, you will have transferred your right to receive the merger consideration in the merger.

The record date for stockholders entitled to vote at the special meeting is earlier than the consummation of the merger. If you transfer your shares of common stock after the record date but before the closing of the merger, you will have the right to vote at the special meeting although you will have transferred your right to receive the merger consideration in the merger.

Q:
Should I send in my stock certificates or other evidence of ownership now?

A:
No. After the merger is completed, you will receive a letter of transmittal and related materials from the paying agent for the merger with detailed written instructions for exchanging your shares of common stock evidenced by stock certificates for the merger consideration. If your shares of common stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the merger consideration. Do not send in your certificates now.

Q:
I do not know where my stock certificates are — how will I get the merger consideration for my shares?

A:
If the merger is completed, the transmittal materials you will receive after the completion of the merger will include the procedures that you must follow if you cannot locate your stock certificates. This will include an affidavit that you will need to sign attesting to the loss of your stock certificates. You may also be required to post a bond as indemnity against any potential loss.

Q:
Am I entitled to exercise dissenters’ or appraisal rights instead of receiving the merger consideration for my shares of common stock?

A:
Under Section 262 of the DGCL, stockholders who do not vote for the adoption of the merger agreement have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery, but only if they comply fully with all applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the merger consideration. Any stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to the Company before the vote on the proposal to adopt the merger agreement and such stockholder must not vote or otherwise submit a proxy in favor of adoption of the merger agreement. Failure to comply with exactly the procedures and requirements specified under the DGCL will result in the loss of appraisal rights. The discussion of appraisal rights contained in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached to this proxy statement as Annex E. For additional information, see the section entitled “Appraisal Rights.” Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel.

Q:
Will I have to pay taxes on the merger consideration I receive?

A:
If you are a U.S. holder (as defined under the section entitled “The Merger (Proposal 1) — Material U.S. Federal Income Tax Consequences of the Merger”), the receipt of cash in exchange for shares of common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. See the section entitled “The Merger (Proposal 1) — Material U.S. Federal Income Tax Consequences of the Merger” for a more detailed discussion of certain material U.S. federal income tax consequences of the merger to U.S. holders. You should consult your own tax advisor regarding the particular tax consequences to you of the exchange of shares of common stock for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).

Q:
What does it mean if I get more than one proxy card or voting instruction card?

A:
If your shares of common stock are registered differently or are held in more than one account, you will receive more than one proxy or voting instruction card. Please complete and return all of the proxy cards and voting instruction cards you receive (or submit each of your proxies by telephone or the Internet, if available to you) to ensure that all of your shares of common stock are voted.

Q:
What is householding and how does it affect me?

A:
The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of common stock held through brokerage firms. If your family has multiple accounts holding common stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.
Q:
Where can I find more information about Airgas?

A:
You can find more information about us from various sources described in the section entitled “Where You Can Find Additional Information.”

Q:
Can I access these materials on the Internet?

A:
These proxy materials are available at [•] in PDF and HTML format.

Q:
Who can help answer my other questions?

A:
If you have more questions about the merger, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact Innisfree M&A Incorporated, which is acting as the proxy solicitation agent and information agent for the Company in connection with the merger, or the Company.

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Banks and Brokers Call: (877) 825-8621
All Others Call Toll Free: (212) 750-5833
Or
Airgas, Inc.
Radnor Court
259 North Radnor-Chester Road, Suite 100
Radnor, Pennsylvania 19087-5283
Attention: Investor Relations
(610) 687-5253
If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This proxy statement, and the documents incorporated by reference in this proxy statement, includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that is not based on historical fact, including statements containing the words “believe,” “may,” “could,” “would,” “might,” “possible,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” and similar expressions. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved. Airgas assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. In addition to other factors and matters contained in or incorporated by reference in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:
•
the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require Airgas to pay a termination fee;

•
the failure to obtain the required vote of the Company’s stockholders to adopt the merger agreement, the failure to obtain required regulatory clearances, or the failure to satisfy any of the other closing conditions to the merger, and any delay in connection with the foregoing;

•
risks related to disruption of management’s attention from the Company’s ongoing business operations due to the pendency of the merger;

•
the effect of the announcement of the merger on the ability of the Company to retain and hire key personnel, maintain relationships with its customers and suppliers, and maintain its operating results and business generally;

•
the outcome of any legal proceedings that have been or may be instituted against the Company and others relating to the merger agreement;

•
the possible adverse effect on Airgas’ business and the price of Airgas common stock if the merger is not completed in a timely manner or at all;

•
the parties’ ability to complete the transactions contemplated by the merger agreement in a timely manner or at all;

•
limitations placed on Airgas’ ability to operate its business under the merger agreement and other risks detailed in our filings with the SEC, including our most recent Annual Report on Form 10-K and later filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. See the section entitled “Where You Can Find Additional Information.” Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements.

THE COMPANIES
Airgas, Inc.
Airgas, Inc., referred to as “Airgas,” the “Company,” “we,” “our” or “us,” is a Delaware corporation. Airgas is one of the nation’s leading suppliers of industrial, medical and specialty gases, and hardgoods, such as welding equipment and related products. Airgas is a leading U.S. producer of atmospheric gases, carbon dioxide, dry ice and nitrous oxide, one of the largest U.S. suppliers of safety products, and a leading U.S. supplier of refrigerants, ammonia products and process chemicals. Airgas’ production network and supply agreements, full range of gas supply modes (from cylinders to truckload quantities to on-site pipeline supply) and national footprint make it one of the few fully-integrated industrial gas companies in the United States. The Company also offers supply chain management services and solutions, and product and process technical support across many diverse customer segments. Airgas trades on the NYSE under the symbol “ARG.”
Airgas’ principal executive offices are located at 259 North Radnor-Chester Road, Suite 100, Radnor, Pennsylvania 19087, and its telephone number is (610) 687-5253.
A detailed description of the Company’s business is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015, which is incorporated by reference into this proxy statement. See the section entitled “Where You Can Find Additional Information.”
L’Air Liquide, S.A.
L’Air Liquide, S.A., referred to as “Air Liquide,” is a société anonyme organized under the laws of France. Air Liquide is a world leader in gases, technologies and services for industry and health. Air Liquide is present in 80 countries, with more than 50,000 employees and serves more than 2 million customers and patients. Oxygen, nitrogen and hydrogen have been at the core of Air Liquide’s activities since its creation in 1902. Air Liquide’s ambition is to be the leader in its industry, delivering long-term performance and acting responsibly. Air Liquide trades in France on Paris Euronext under the symbol “AI”.
Air Liquide’s principal executive offices are located at 75 quai d’Orsay, 75321 Paris Cedex 07, and its telephone number is +33 1 40 62 55 55.
AL Acquisition Corporation
AL Acquisition Corporation, referred to as “Merger Sub,” is a Delaware corporation and an indirect wholly owned subsidiary of Air Liquide that was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Merger Sub has not carried on any activities on or prior to the date of this proxy statement except for activities incidental to its formation and activities in connection with Air Liquide’s acquisition of Airgas. Upon completion of the merger, Merger Sub will merge with and into Airgas and Merger Sub will cease to exist.
AL Acquisition Corporation’s principal executive offices are located at 9811 Katy Freeway, Suite 100, Houston, Texas 77024, and its telephone number is (713) 624-8000.

THE SPECIAL MEETING
We are furnishing this proxy statement to the Company’s stockholders as part of the solicitation of proxies by the Airgas board of directors for use at the special meeting or any adjournment or postponement thereof. This proxy statement provides the Company’s stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting or any adjournment or postponement thereof.
Date, Time and Place of the Special Meeting
This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Airgas board of directors for use at the special meeting to be held on [•], starting at [•] local time at [•], or at any adjournment or postponement thereof.
You must have an admission ticket, as well as a form of government-issued photo identification, in order to be admitted to the special meeting. If you are a stockholder of record and received a printed copy of the proxy materials, you must bring the admission ticket portion of your proxy card to be admitted to the special meeting. If you are a beneficial owner and your shares are held in the name of a broker, bank or other nominee, you must request an admission ticket in advance by mailing a request, along with proof of your ownership of Airgas common stock as of the close of business on the record date of  [•], 201[_] to Airgas, Inc., 259 North Radnor-Chester Road, Suite 100, Radnor, Pennsylvania 19087, Attention: Corporate Secretary. Proof of ownership would be a bank or brokerage account statement in your name showing the number of shares of Airgas common stock held by you on the record date or a letter from your broker, bank or other nominee certifying the amount of your beneficial ownership interest as of the close of business on the record date.
If you wish to appoint a representative to attend the special meeting in your place, you must provide to Airgas, Inc., 259 North Radnor-Chester Road, Suite 100, Radnor, Pennsylvania 19087, Attention: Corporate Secretary the name of your representative, in addition to the admission ticket portion of your proxy card if you are a stockholder of record, or your proof of ownership if you are a beneficial owner, and the address where the admission ticket should be sent. A stockholder may only appoint one representative. Requests from stockholders which are legal entities must be signed by an authorized officer or other person legally authorized to act on behalf of the legal entity.
Purposes of the Special Meeting
One purpose of the special meeting is for our stockholders to consider and vote upon the proposal to adopt the merger agreement. Our stockholders must adopt the merger agreement for the merger to occur. If our stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A, and the material provisions of the merger agreement are described in the section of this proxy statement entitled “The Merger Agreement.”
In addition, in accordance with Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation that may be paid or become payable to its named executive officers in connection with the merger, the value of which is disclosed in the table in the section of this proxy statement entitled “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger” on page [•]. The vote on executive compensation payable in connection with the merger is a vote separate and apart from the vote to adopt the merger agreement. Accordingly, a stockholder may vote to approve the executive compensation and vote not to adopt the merger agreement and vice versa. Because the vote on executive compensation is advisory in nature only, it will not be binding on either the Company or Air Liquide. Accordingly, if the merger agreement is adopted by the Company’s stockholders and the merger is completed, the merger-related compensation may be paid to the Company’s named executive officers even if stockholders fail to approve the proposal.
Our stockholders are also being asked to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about [•], 201[_].
Record Date and Quorum
The holders of record of common stock as of the close of business on [•], 201[_], the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. On the record date, [•] shares of common stock were outstanding.
The presence at the special meeting, in person or by proxy, of the holders of record of a majority of the common stock outstanding at the close of business on the record date will constitute a quorum, permitting the Company to conduct its business at the special meeting. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting. However, if a new record date is set for an adjourned special meeting, then a new quorum will have to be established. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the special meeting. Broker non-votes, described below under the sub-heading “— Voting; Proxies; Revocation — Providing Voting Instructions by Proxy,” will not be included in the calculation of the number of shares considered to be present at the special meeting.
Required Vote
Each share of common stock outstanding at the close of business on the record date is entitled to one vote on each of the proposals to be considered at the special meeting.
For the Company to complete the merger, Airgas stockholders holding a majority of the shares of common stock outstanding at the close of business on the record date must vote “FOR” the proposal to adopt the merger agreement. A failure to vote your shares of common stock or an abstention from voting will have the same effect as a vote against the proposal to adopt the merger agreement.
Approval of each of the advisory (non-binding) proposal on executive compensation payable to the Company’s named executive officers in connection with the merger and the adjournment proposal requires the affirmative vote of the holders of a majority of the votes cast by the holders of shares entitled to vote thereon, present in person or by proxy. An abstention, a “broker non-vote” or a failure to vote your shares of common stock will have no effect on these proposals.
As of the record date, there were [•] shares of common stock outstanding.
Voting by the Company’s Directors and Executive Officers
At the close of business on the record date, directors and executive officers of the Company and their subsidiaries were entitled to vote [•] shares of common stock, or approximately [•]% of the shares of common stock issued and outstanding on that date. We currently expect that the Company’s directors and executive officers will vote their shares representing [•]% of the outstanding shares of Airgas common stock in favor of the proposal to adopt the merger agreement and the other proposals to be considered at the special meeting, although, except as described in the following sentence, they have no obligation to do so. In addition, Mr. Peter McCausland, our Executive Chairman, his wife, Ms. Bonnie McCausland and certain trusts of which their family members are beneficiaries, have signed a voting and support agreement pursuant to which they have agreed to vote 6,735,975 shares of Airgas common stock, or approximately 9.3% of the outstanding shares of Airgas common stock, and any other shares of Airgas common stock they own at the record date, in favor of the proposal to adopt the merger agreement. See the section entitled “The Merger Agreement — Voting and Support Agreement.”
Voting; Proxies; Revocation
Attendance
All holders of shares of common stock as of the close of business on [•] 201[_], the record date, including stockholders of record and beneficial owners of common stock registered in the “street name” of a broker, bank or other nominee, are invited to attend the special meeting. If you are a stockholder of record, please be prepared to provide proper identification, such as a driver’s license. If you hold your shares in “street name,” you will need to provide proof of ownership, such as a recent account statement or voting instruction form provided by your broker, bank or other nominee or other similar evidence of ownership, along with proper identification.
Voting in Person
Stockholders of record will be able to vote in person at the special meeting. If you are not a stockholder of record, but instead hold your shares of common stock in “street name” through a broker, bank or other nominee, you must provide a proxy executed in your favor from your broker, bank or other nominee in order to be able to vote in person at the special meeting.
Providing Voting Instructions by Proxy
To ensure that your shares of common stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.
Shares of Common Stock Held by Record Holder
If you are a stockholder of record, you may provide voting instructions by proxy using one of the methods described below.
Submit a Proxy by Telephone or via the Internet.   This proxy statement is accompanied by a proxy card with instructions for submitting voting instructions. You may vote by telephone by calling the toll-free number or via the Internet by accessing the Internet address as specified on the enclosed proxy card. Your shares of common stock will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below.
Submit a Proxy Card.   If you complete, sign, date and return the enclosed proxy card by mail so that it is received in time for the special meeting, your shares of common stock will be voted in the manner directed by you on your proxy card.
If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the proposal to adopt the merger agreement, the advisory (non-binding) proposal to approve specified compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger, and the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies. If you fail to return your proxy card and you are a holder of record on the record date, unless you attend the special meeting and vote in person, the effect will be that your shares of common stock will not be considered present at the special meeting for purposes of determining whether a quorum is present at the special meeting, will have the same effect as a vote against the proposal to adopt the merger agreement and, assuming a quorum is present, will not affect the advisory (non-binding) proposal to approve specified compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger, or the vote regarding the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies.
Shares of Common Stock Held in “Street Name”
If your shares of common stock are held by a broker, bank or other nominee on your behalf in “street name,” your broker, bank or other nominee will send you instructions as to how to provide voting instructions for your shares. Many brokerage firms and banks have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by a voting instruction form.
In accordance with the rules of the NYSE, brokers, banks and other nominees who hold shares of common stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to the proposal to adopt the merger agreement, the advisory (non-binding) proposal to approve specified compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger, or the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies. Accordingly, if brokers, banks or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they may not vote such shares with respect to these proposals. Under such circumstance, a “broker non-vote” would arise. Broker non-votes, if any, will not be considered present at the special meeting for purposes of determining whether a quorum is present at the special meeting, will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement and, assuming a quorum is present, will have no effect on the advisory (non-binding) proposal on executive compensation payable to the Company’s named executive officers in connection with the merger or the adjournment proposal. Thus, for shares of common stock held in “street name,” only shares of common stock affirmatively voted “FOR” the proposal to adopt the merger agreement will be counted as a vote in favor of such proposal.
Revocation of Proxies
Any person giving a proxy pursuant to this solicitation has the power to revoke and change it at any time before it is voted. If you are a stockholder of record, you may revoke your proxy at any time before the vote is taken at the special meeting by:
•
submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above, or by completing, signing, dating and returning a new proxy card by mail to the Company;

•
attending the special meeting and voting in person; or

•
delivering to the Corporate Secretary of the Company a written notice of revocation by mail to Airgas, Inc., 259 North Radnor-Chester Road, Suite 100, Radnor, Pennsylvania 19087, Attention: Corporate Secretary.

Please note, however, that only your last-dated proxy will count. Attending the special meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the special meeting.
If you hold your shares in “street name” through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee in order to revoke your proxy or submit new voting instructions.
Abstentions
An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of common stock present or represented at the special meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement and will have no effect on the advisory (non-binding) proposal on executive compensation payable to the Company’s named executive officers in connection with the merger or the adjournment proposal.
Adjournments and Postponements
Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. In the event that a sufficient number of shares of common stock is present or represented, in person or by proxy, and voted in favor of the proposal to adopt the merger agreement at the special meeting such that the Airgas stockholder approval shall have been obtained, the Company does not anticipate that it will adjourn or postpone the special meeting unless it is advised by outside counsel that failure to do so could reasonably be expected to result in a violation of applicable law.
The special meeting may be adjourned by the affirmative vote of the holders of a majority of the votes cast in respect of shares of common stock present in person or represented by proxy at the special meeting and entitled to vote at the special meeting or as otherwise permitted by law. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time before their use at the special meeting as adjourned or postponed.

Solicitation of Proxies
The Airgas board of directors is soliciting your proxy, and the Company will bear the cost of this solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of Airgas’ outstanding common stock. The Company has retained Innisfree M&A Incorporated, a proxy solicitation firm, to assist the Airgas board of directors in the solicitation of proxies for the special meeting, and we will pay Innisfree M&A Incorporated approximately $20,000, plus reimbursement of out-of-pocket expenses. Proxies may be solicited by mail, personal interview, e-mail, telephone, or via the Internet by Innisfree M&A Incorporated or, without additional compensation, by certain of the Company’s directors, officers and employees.
Other Information
You should not return your stock certificate or send documents representing common stock with the proxy card. If the merger is completed, the paying agent for the merger will send you a letter of transmittal and related materials and instructions for exchanging your shares of common stock for the merger consideration.

THE MERGER (PROPOSAL 1)
The description of the merger in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. You are encouraged to read the merger agreement carefully and in its entirety.
Certain Effects of the Merger
If the merger agreement is adopted by the Company’s stockholders and certain other conditions to the closing of the merger are either satisfied or waived, Merger Sub will be merged with and into the Company with the Company being the surviving corporation in the merger.
Upon the consummation of the merger, each share of common stock issued and outstanding immediately before the effective time (other than shares owned by the Company, Air Liquide or Merger Sub or any of their subsidiaries, which will be canceled, and other than dissenting shares) will be converted into the right to receive $143.00 in cash, without interest, and subject to any applicable withholding taxes.
Our common stock is currently registered under the Exchange Act and is listed on the NYSE under the symbol “ARG.” As a result of the merger, the Company will cease to be a publicly traded company and will be an indirect wholly owned subsidiary of Air Liquide. Following the consummation of the merger, our common stock will be delisted from the NYSE and deregistered under the Exchange Act, in each case, in accordance with applicable law, rules and regulations.
Background of the Merger
On November 21, 2014, Mr. Peter McCausland, Airgas’ Executive Chairman, met in Philadelphia with the chief executive officer of a company that participates in Airgas’ industry (“Company 1”) to discuss resolution of a commercial dispute between Airgas and Company 1. Mr. McCausland had met with Company 1’s chief executive officer on several occasions over the preceding 12 months, and, at some of these prior meetings, Company 1’s chief executive officer had raised the possibility of a business combination between Airgas and Company 1. At the November 21, 2014 meeting, Company 1’s chief executive officer communicated Company 1’s interest in combining the two companies in a stock-for-stock, “merger of equals” transaction in which no premium would be paid to Airgas’ stockholders, he stressed his belief that combining with Company 1 would be the best course of action for Airgas and its stockholders. As he had at earlier meetings, Mr. McCausland responded that he did not view such a transaction as attractive to Airgas stockholders and that he believed the Airgas board of directors would react similarly were a proposal for such a transaction to be made. Mr. McCausland reported Company 1’s communication to the Airgas board of directors.
On March 23, 2015, Mr. McCausland met in Philadelphia with Mr. Pierre Dufour, the Senior Executive Vice President and a director of Air Liquide. At this meeting, Mr. McCausland and Mr. Dufour discussed potential strategic joint ventures outside the United States between Airgas and Air Liquide.
On April 3, 2015, at the request of Company 1’s chief executive officer, Mr. McCausland met with Company 1’s chief executive officer in Philadelphia. At this meeting, Company 1’s chief executive officer expressed Company 1’s continuing interest in combining the two companies on a no-premium, stock-for-stock basis, stressed his continuing belief that combining with Company 1 would be the most beneficial course of action for Airgas and would very much be welcomed by the Airgas stockholders, and stated that Company 1’s board of directors was highly supportive of such a transaction. Mr. McCausland responded that he did not view such a transaction as attractive to Airgas stockholders and that he believed the Airgas board of directors held a similar view and would react similarly were a proposal for such a transaction to be made.
The Airgas board discussed Company 1’s communications at regularly scheduled board meetings following both the November 21, 2014, and April 3, 2015, meetings between Mr. McCausland and the Company 1 chief executive officer. In light of the Company 1 communications and the risk that Company 1 would make a public acquisition proposal or proceed on an unsolicited basis, Mr. McCausland suggested, and the Airgas directors concurred, that Mr. McCausland should, as and when the opportunities presented themselves, seek to have conversations with other potentially interested parties to determine their respective levels of interest in a transaction with Airgas in the event Airgas were to receive an acquisition proposal from Company 1 or another party.
On June 26, 2015, Mr. McCausland met again in Philadelphia with Mr. Dufour. At this meeting, Messrs. McCausland and Dufour discussed general strategic trends in the industry as well as the possibility of a strategic transaction between Air Liquide and Airgas should Airgas receive an acquisition proposal from another party. In addition, Mr. McCausland provided Mr. Dufour with presentation materials, based solely on publicly available information, regarding certain aspects of Airgas’ business.
On July 10, 2015, Mr. McCausland spoke by telephone with the chief executive officer of another industry participant (“Company 2”) to discuss general strategic trends in the industry and the possibility of a strategic transaction between Company 2 and Airgas should Airgas receive an acquisition proposal from another party. The chief executive officer of Company 2 indicated that he believed a combination of the two companies could be an attractive opportunity and that Company 2 would engage in some preliminary analysis of Airgas and of a potential transaction. He encouraged Mr. McCausland to contact Company 2 should Airgas receive a proposal from another party.
On July 13, 2015, Mr. McCausland spoke by telephone with Mr. Dufour. Mr. Dufour informed Mr. McCausland that Air Liquide was working to evaluate a potential transaction with Airgas and hoped to complete its evaluation in the near future.
On July 21, 2015, Mr. McCausland met in Philadelphia with the chief executive officer of Company 1. At this meeting, Company 1’s chief executive officer again proposed an all-stock “merger-of-equals” structure with no premium to be paid to the Airgas stockholders. Mr. McCausland responded that he did not view such a transaction as in the best interests of Airgas or its stockholders and said that it was unlikely to be viewed favorably by the Airgas board of directors. Mr. McCausland did indicate, however, that if Company 1 were to make a proposal for a business combination, the Airgas board of directors would evaluate it. Company 1’s chief executive officer proposed that another meeting occur in a few months.
On September 10, 2015, Mr. McCausland spoke by telephone with the chief executive officer of another industry participant (“Company 3”). The chief executive officer of Company 3 informed Mr. McCausland that Company 3 had heard from an investor in Company 3 about a potential transaction between Company 1 and Airgas. Mr. McCausland and the chief executive officer of Company 3 discussed Company 3’s potential interest in a transaction with Airgas, and the chief executive officer of Company 3 indicated that Company 3 would consider whether it might make an offer for Airgas, either in response to an offer from Company 1 or otherwise.
On September 25, 2015, Mr. McCausland spoke by telephone with the chief executive officer of Company 2. The Company 2 chief executive officer indicated that Company 2 was continuing to consider and analyze a potential transaction between Company 2 and Airgas. Mr. McCausland regularly reported his communications with Company 1, Company 2 and Company 3 at meetings of the Airgas board of directors.
On October 6, 2015, Mr. McCausland met in Philadelphia with the chief executive officer of Company 1, at the latter’s request. At this meeting, Company 1’s chief executive officer made a proposal to Mr. McCausland for the acquisition of Airgas by Company 1 in an all-stock transaction with a fixed exchange ratio having a market value of approximately $114.00 per Airgas share (based on the then-current trading price of Company 1’s common stock). Company 1’s chief executive officer stated that Company 1 expected the value of the transaction to benefit from the increase in the market price of Company 1’s shares that the chief executive officer anticipated based on his perception of Company 1’s performance, as well as from cost synergies expected to result from the transaction, which the chief executive officer believed would be significant and identifiable. Company 1’s chief executive officer also stated that the proposal represented Company 1’s best offer, was not subject to further negotiation, and that Airgas should not expect the indicated exchange ratio to be increased. Company 1’s chief executive officer said that Company 1’s board of directors was strongly in favor of a transaction and would be willing to attempt to proceed with a transaction whether or not the Airgas board of directors was supportive. At the conclusion of the meeting, Mr. McCausland informed Company 1’s chief executive officer that the Airgas board of directors would discuss Company 1’s proposal at a previously scheduled board meeting in November.

Later on October 6, 2015, Mr. McCausland called Mr. Dufour to inform him that a specific proposal had been made by another party, and summarized the financial terms of that proposal. Mr. Dufour responded that he would update the Air Liquide board of directors. Mr. McCausland and Mr. Dufour also began initial discussions with regard to the valuation of Airgas and potential synergies that would result from a combination of the two companies.
On October 8, 2015, Mr. McCausland and Company 1’s chief executive officer spoke by telephone. During this call, the Company 1 chief executive officer reiterated Company 1’s proposal, conveyed Company 1’s sense of urgency that the parties commence negotiations and diligence, and urged Airgas to respond sooner than November.
On October 13, 2015, the Airgas board of directors met telephonically, together with members of Airgas’ senior management and representatives from BofA Merrill Lynch and Goldman Sachs, Airgas’ financial advisors, and Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”), Airgas’ legal advisor. At this meeting, Mr. McCausland updated the board of directors on his conversations with Mr. Dufour of Air Liquide and with the senior executives of each of Company 1, Company 2 and Company 3, and reviewed the proposal from Company 1 and the conversations with Company 1’s chief executive officer. Following discussion and consideration of numerous factors, including Airgas’ alternatives and its prospects as an independent company, it was the unanimous view of the Airgas board of directors that Company 1’s proposal was insufficiently attractive to warrant commencement of negotiations or sharing of confidential information with a competitor and that Mr. McCausland should attempt to obtain further information from Company 1 as to the nature, amount and achievability of synergies it believed could be obtained in a transaction between the two companies. In addition, the Airgas directors considered the possibility that Company 1 would make its proposal public or proceed on an unsolicited basis at a time when the industrial economy was growing weaker. The Airgas board was concerned that an unattractive offer made at such time could result in a change of control in which the Airgas stockholders would not receive appropriate value for their shares, a situation which the Airgas board confronted when Air Products and Chemicals made a hostile offer for the Company commencing five years before. In light of the foregoing, the Airgas board was of the view that it should seek to control any process to explore the value that might be obtained in a transaction with a third party. Accordingly, it was the unanimous view of the Airgas board of directors that Mr. McCausland should continue his contacts and conversations with other potentially interested parties to determine their respective levels of interest in a transaction with Airgas.
On October 14, 2015, Mr. McCausland spoke to Company 1’s chief executive officer to inform him of the Airgas board of directors’ determination concerning Company 1’s proposal made on October 6 and to request additional information about potential cost synergies outlined in the October 6 proposal. The parties agreed to arrange a meeting within two or three weeks.
On October 20, 2015, Airgas and Air Liquide entered into a non-disclosure agreement in order to facilitate confidential discussions and a due diligence investigation.
On October 21, 2015, representatives of Airgas and of Air Liquide met at Erdenheim Farm, Pennsylvania to discuss preliminary terms of a potential acquisition of Airgas by Air Liquide. On the following day, representatives of Air Liquide visited an Airgas facility, and Air Liquide commenced its business due diligence with respect to Airgas.
On October 26, 2015, a senior executive of Airgas contacted the chief financial officer of Company 2. During this call, the Airgas executive informed the Company 2 executive that Airgas may be in the position of considering a strategic transaction in the near future and that if Company 2 were to have any interest, Company 2 should make its interest known soon. Subsequent to this call, Company 2 did not contact Airgas regarding a strategic transaction.
On October 27, 2015, Mr. McCausland spoke by telephone with Mr. Dufour. Mr. Dufour informed Mr. McCausland that Air Liquide was prepared to move forward with a potential acquisition of Airgas and suggested that Mr. McCausland and Mr. Dufour meet in New York to negotiate the financial terms of such a transaction.
On October 29, 2015, Mr. McCausland and Mr. Dufour met in New York. At this meeting, Mr. Dufour, on behalf of Air Liquide, presented a draft letter setting forth a proposal for the acquisition of Airgas by Air Liquide in an all-cash transaction, at a per share price to be negotiated. The letter specified that the transaction would not be subject to any financing contingencies. Mr. Dufour indicated that in order for Air Liquide to offer its best price, Air Liquide would require that Airgas agree in the definitive transaction agreement to pay a termination fee to Air Liquide equal to 4.0% of Airgas’ equity value in the event that after entering into a definitive transaction agreement with Air Liquide, Airgas were to terminate the Air Liquide agreement in order to enter into an alternative transaction with another party. In addition, the proposal letter requested that, concurrent with the execution of definitive transaction documents between the parties, Mr. McCausland enter into an agreement in which he would commit to vote his shares in favor of the Air Liquide transaction, subject to customary exceptions. Mr. Dufour informed Mr. McCausland of Air Liquide’s desire to engage in exclusive negotiations, and indicated that if Airgas were to engage with other potential acquirors, Air Liquide’s offer would not be available on the proposed terms. Mr. McCausland and Mr. Dufour discussed possible prices, with Mr. McCausland urging Mr. Dufour to put forward Air Liquide’s best offer and to do so at a price which the Airgas board of directors would regard as compelling. The meeting broke for lunch, during which time Mr. McCausland met with the Company’s financial and legal advisors.
The meeting between Messrs. McCausland and Dufour resumed in the afternoon. After several rounds of price negotiation, Mr. Dufour expressed Air Liquide’s willingness to offer $143.00 per share in cash. Mr. Dufour stated that $143.00 per share was the highest price Air Liquide would offer. Mr. Dufour again indicated that Air Liquide would not be willing to participate in a multi-party sales process and that its $143.00 per share offer would not remain available in the event Airgas decided to engage in a multi-party process. Mr. McCausland informed Mr. Dufour that he would be supportive of a transaction at that price and that he would discuss the proposal with the Airgas board of directors. Later that day, Mr. Dufour delivered an executed version of the proposal letter, which specified the price of  $143.00 per share in cash.
On October 30, 2015, representatives from Airgas met with representatives from Company 1 to receive a presentation from Company 1 regarding potential synergies that might be achievable from a business combination involving Company 1 and Airgas. During the meeting, it was noted that nearly one-third of the synergies expected by Company 1 were revenue synergies rather than identifiable cost synergies. The Airgas representatives informed the Company 1 representatives that Airgas would continue to consider Company 1’s proposal with Airgas’ management and board of directors, but that, in the view of the Airgas representatives present at the meeting, the information presented by Company 1 would not be expected to alter in any positive regard the Airgas board of directors’ previous evaluation of Company 1’s proposal.
On October 31, 2015, the Airgas board of directors met telephonically, together with members of senior management and Airgas’ financial and legal advisors. At this meeting, Mr. McCausland updated the board of directors on the proposal from Air Liquide and the conversations with Mr. Dufour, and provided an update of conversations with Company 1 since the October 13, 2015 meeting of the board of directors. At the conclusion of the meeting, the Airgas board of directors authorized Mr. McCausland to continue negotiating with, and to continue providing due diligence materials to, Air Liquide with a view to developing Air Liquide’s proposal into an actionable transaction.
On November 3, 2015, Cleary Gottlieb Steen & Hamilton LLP (“Cleary Gottlieb”), legal advisor to Air Liquide, sent a draft merger agreement to Wachtell Lipton.
On November 4, 2015 and November 5, 2015, representatives of each of Airgas and Air Liquide met at the offices of Cleary Gottlieb in New York to discuss the results of Air Liquide’s ongoing business due diligence.
On November 7, 2015, Mr. McCausland met, as previously scheduled, with the chief executive officer of Company 3 at an industry conference that both were attending. Mr. McCausland and Company 3’s chief executive officer discussed a possible transaction for the acquisition of Airgas by Company 3. Company 3’s chief executive officer stated that he believed his board of directors would support a transaction that valued Airgas at a price of approximately $125.00 per share, with the consideration to be paid in a mix of cash and Company 3 stock. He suggested that some improvement above $125.00 per share might be possible depending on the results of due diligence of certain key issues. The two executives discussed potential challenges to a transaction between the two companies, including the possible need for substantial divestitures in order to obtain regulatory clearances, as well as the potential levels of synergies that might be obtained as a result of a transaction. Mr. McCausland indicated that the Airgas board of directors would likely view a proposal at the level suggested by Company 3’s proposal as insufficient, but that he would discuss his conversation with Company 3’s chief executive officer with the Airgas board of directors.
From November 7 through 9, 2015, Mr. McCausland discussed with members of Air Liquide management the potential terms of the transaction, including the commitments Air Liquide would be required to make concerning antitrust and regulatory clearances (and potential limitations to those commitments), and the ability of Airgas to continue to pay regular quarterly dividends to Airgas’ stockholders until completion of the proposed transaction.
On November 8, 2015, Cleary Gottlieb sent a draft of a voting and support agreement to be entered into by Mr. McCausland and his spouse.
From November 4 through November 16, 2015, Airgas, Air Liquide and their respective legal counsels negotiated the terms of the merger agreement and voting agreement, and Air Liquide completed its due diligence review of Airgas. As part of these negotiations, the parties and their respective legal counsel negotiated whether, as proposed by Airgas, Air Liquide should be required to pay a termination fee in the event the transaction would not be completed for antitrust-related reasons and, if so, what the size of the fee should be. The parties and their legal counsel also negotiated regarding Airgas’ proposal that Air Liquide agree to enter into a gas supply agreement with Airgas in certain circumstances following execution of the merger agreement.
On November 16, 2015, the Airgas board of directors convened in person for a regularly scheduled meeting, with members of management and representatives of Airgas’ financial and legal advisors participating. At this meeting, representatives of Airgas management presented the Company’s proposed five-year plan. Work on the plan had been underway as part of Airgas’ regular planning process, and the plan had been previously scheduled to be presented at this meeting of the board. Mr. McCausland then updated the board of directors on the current status of negotiations with Air Liquide and reviewed the history of his conversations with the other potentially interested parties, including his recent discussions with Company 3’s chief executive officer. Representatives of BofA Merrill Lynch and Goldman Sachs made a financial presentation concerning Airgas, including its standalone valuation, and the proposed transaction with Air Liquide, and representatives of Wachtell Lipton discussed the directors’ fiduciary duties and reviewed the terms of the draft merger agreement and the voting and support agreement, as well as the financing commitment that had been obtained by Air Liquide. Mr. McCausland then presented management’s recommendation that the board of directors authorize the proposed transaction with Air Liquide, assuming satisfactory resolution of the remaining open issues. After further discussions, including as to the matters discussed in the section entitled “Reasons for the Merger; Recommendation of the Airgas Board of Directors,” the Airgas board of directors authorized Mr. McCausland and Airgas’ advisors to seek to resolve the remaining open issues and finalize the merger agreement with a view to enabling the companies to announce a transaction within 24 hours.
During the evening of November 16 and the morning of November 17, 2015, representatives of Airgas and Air Liquide and their respective legal advisors continued to negotiate the terms of the merger agreement and voting and support agreement.
Later in the morning of November 17, 2015, the Airgas board of directors met in person, together with members of management and Airgas’ financial and legal advisors. At this meeting, Mr. McCausland reviewed the principal issues that had remained unresolved between the parties, including (1) the size of the termination fee to be paid by Airgas in the event Airgas were to terminate the Air Liquide transaction in order to accept an alternative transaction with another party, (2) the commitments to be required of Air Liquide in connection with obtaining antitrust and CFIUS clearances and the limitations on those commitments and (3) the size of the termination fee to be paid by Air Liquide in the event the transaction is not completed for antitrust-related reasons. Mr. McCausland reported on the extensive negotiations that had taken place between the parties with respect to these terms, and Mr. McCausland and representatives of Wachtell Lipton described the proposed resolutions of those issues. Representatives of BofA Merrill Lynch and Goldman Sachs reviewed the financial analyses supporting their proposed fairness opinions. After discussion among the board of directors and its advisors, each of BofA Merrill Lynch and Goldman Sachs delivered an oral opinion, confirmed by delivery of a written opinion dated November 17, 2015, to the board of directors of Airgas to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken described in each financial advisor’s written opinion, the consideration to be received in the merger by holders of Airgas common stock, consisting of  $143.00 per share in cash, was fair, from a financial point of view, to such holders. Following the delivery of such oral opinions, the Airgas board of directors unanimously determined that the merger agreement and the merger were advisable, fair to and in the best interests of Airgas and its stockholders and unanimously approved the merger agreement and the merger.
Also on November 17, 2015, following approval of the Airgas board of directors, the parties executed the merger agreement and voting and support agreement and issued a joint press release announcing the transaction.
Reasons for the Merger; Recommendation of the Airgas Board of Directors
The Airgas board of directors, with the assistance of its financial and legal advisors, evaluated the merger agreement and the merger and unanimously determined that the merger agreement and the merger are advisable, fair to and in the best interests of Airgas and its stockholders and unanimously approved the merger agreement and the merger. The Airgas board of directors has unanimously recommended that the stockholders of Airgas vote “FOR” the proposal to adopt the merger agreement.
In the course of reaching its unanimous recommendation, the Airgas board of directors considered the following positive factors relating to the merger agreement, the merger and the other transactions contemplated thereby, each of which the directors believed supported their decision:
•
Attractive Value.   The Airgas board of directors considered the current and historical market prices of Airgas common stock, including the market performance of the common stock relative to those of other participants in Airgas’ industry and general market indices, and the fact that the merger consideration of  $143.00 in cash per share represented a premium of approximately 50.6% to Airgas’ one month average share price, prior to the announcement of the transaction, and of 20.3% over Airgas’ 52-week high share price.

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Best Alternative for Maximizing Stockholder Value.   The Airgas board of directors considered that the merger consideration of  $143.00 in cash per share was more favorable to Airgas’ stockholders than the potential value that might result from other alternatives reasonably available to Airgas, including, but not limited to, the continued operation of Airgas on a standalone basis, in light of a number of factors, including the following:

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the Airgas board of directors’ assessment of Airgas’ business, assets and prospects, its competitive position and historical and projected financial performance, its short-term and long-term capital needs and the nature of the industry in which Airgas competes;

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the strategic and other alternatives reasonably available to Airgas, including the alternative of remaining a standalone public company, in light of a number of factors and the risks and uncertainty associated with those alternatives, none of which were deemed likely to result in value to Airgas’ stockholders that would exceed, on a present-value basis, the value of the merger consideration;

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that Air Liquide was the most logical acquiror of Airgas and, in light of Air Liquide’s strong balance sheet and financial position, that Air Liquide was the potential transaction partner most likely to offer the highest value to Airgas’ stockholders;

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the Airgas board of directors believed, based on Air Liquide’s positions during such negotiations, that the $143.00 per share merger consideration was at or very close to the maximum amount that Air Liquide would be willing to pay to acquire Airgas; and

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the Airgas board of directors was aware of the results of Airgas’ conversations with multiple other potential acquirors, none of which indicated a willingness, after consideration of price, antitrust risk, financing and other matters, to propose a transaction competitive with Air Liquide’s proposal of  $143.00 per share in cash.

•
Greater Certainty of Value.   The Airgas board of directors considered that the proposed merger consideration is all cash, so that the transaction provides stockholders certainty of value and liquidity for their shares, especially when viewed against the risks and uncertainties inherent in Airgas’ business, including the internal and external risks associated with Airgas’ standalone strategy.

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High Likelihood of Completion.   The Airgas board of directors considered the likelihood of completion of the merger to be high, particularly in light of the terms of the merger agreement and the closing conditions, including:

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the absence of a financing condition in the merger agreement and the representation of Air Liquide in the merger agreement that as of the effective time of the merger it will have sufficient available funds to consummate the merger; and

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the commitment of Air Liquide in the merger agreement to use its reasonable best efforts to satisfy conditions and complete the merger, and the commitments of Air Liquide to take certain specified actions (subject to agreed limitations) to avoid antitrust impediments and to obtain CFIUS clearance, including its commitment to divest or take other actions relating to assets that generated up to $500 million in revenue in calendar year 2014.

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Opportunity to Receive Alternative Proposals and to Terminate the Air Liquide Transaction in Order to Accept a Superior Proposal.   The Airgas board of directors considered the terms of the merger agreement permitting Airgas to receive unsolicited alternative proposals, and the other terms and conditions of the merger agreement, including:

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Airgas’ right, subject to certain conditions, to respond to and negotiate unsolicited acquisition proposals made before the time Airgas’ stockholders approve the proposal to adopt the merger agreement; and

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the provision of the merger agreement allowing the Airgas board of directors to terminate the merger agreement, in specified circumstances relating to a superior proposal subject, in specified cases, to payment of a termination fee of  $400 million, which amount the directors believed to be reasonable under the circumstances and taking into account the range of such termination fees in similar transactions, and the unlikelihood that a fee of such size would be a meaningful deterrent to alternative acquisition proposals.

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Receipt of Fairness Opinions from BofA Merrill Lynch and Goldman Sachs.   The Airgas board of directors considered the financial analysis presentations of BofA Merrill Lynch and Goldman Sachs and the opinions of BofA Merrill Lynch and Goldman Sachs rendered to the Airgas board of directors to the effect that, as of November 17, 2015 and on the basis of and subject to the factors and assumptions set forth therein, the $143.00 per share in cash to be paid to the holders of shares of common stock in the merger agreement was fair, from a financial point of view, to such holders, as more fully described below in the sections entitled “— Opinion of BofA Merrill Lynch” and “— Opinion of Goldman Sachs.”

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Other Factors.   The Airgas board of directors also considered:

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that stockholders of Airgas who do not vote to adopt the merger agreement and who follow certain prescribed procedures are entitled to dissent from the merger and receive the appraised fair value of their Airgas shares, as and to the extent provided under Delaware law; and

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the fact that the transaction with Air Liquide would also ameliorate potential gas supply disruptions that could pose a risk to the standalone Airgas business.

In the course of reaching the determinations and decisions and making the recommendation described above, the Airgas board of directors also considered the following risks and potentially negative factors relating to the merger agreement, the merger and the other transactions contemplated thereby:

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that Airgas’ stockholders will have no ongoing equity participation in Airgas following the merger, and that such stockholders will cease to participate in Airgas’ future earnings or growth, if any, or to benefit from increases, if any, in the value of the common stock, and will not participate in any potential future sale of Airgas to a third party;

•
the risks and costs to Airgas if the merger does not close, including uncertainty about the effect of the proposed merger on Airgas’ employees, customers, potential customers, suppliers and other parties, which may impair Airgas’ ability to attract, retain and motivate key personnel and could cause customers, potential customers, suppliers and others to seek to change or not enter into business relationships with Airgas, and the risk that the trading price of the common stock of Airgas could be materially adversely affected;

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the merger agreement’s restrictions on the conduct of Airgas’ business before the completion of the merger, generally requiring Airgas to conduct its business only in the ordinary course and subject to specific limitations, which may (but are not likely to) delay or prevent Airgas from undertaking business opportunities that may arise pending completion of the merger;

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the possibility that, under certain circumstances under the merger agreement, Airgas may be required to pay a termination fee of  $400 million, as more fully described under “The Merger Agreement — Termination Fee”;

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the risk of incurring substantial expenses related to the merger, including in connection with any litigation that may result from the announcement or pendency of the merger; and

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that the receipt of cash by stockholders in exchange for shares of common stock pursuant to the merger will be a taxable transaction to Airgas stockholders for U.S. federal income tax purposes.

The foregoing discussion of the information and factors considered by the Airgas board of directors includes the material factors considered by the board of directors. In view of the variety of factors considered in connection with its evaluation of the merger, the Airgas board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Airgas board of directors unanimously recommended the merger agreement and the merger based upon the totality of the information it considered.
Opinion of BofA Merrill Lynch
On November 17, 2015, Merrill Lynch, Pierce, Fenner & Smith Incorporated, which we refer to as “BofA Merrill Lynch,” Airgas’ financial advisor, rendered to the Airgas board of directors an oral opinion, which was confirmed by delivery of a written opinion, dated November 17, 2015, to the effect that, as of that date and based on and subject to the assumptions made, procedures followed, factors considered and limitations and qualifications described in the written opinion, the merger consideration to be received in the merger by holders of shares of Airgas common stock was fair, from a financial point of view, to such holders.
The full text of the written opinion of BofA Merrill Lynch to the Airgas board of directors, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement. BofA Merrill Lynch delivered its opinion for the benefit and use of the Airgas board of directors (in its capacity as such) in connection with and for purposes of its evaluation of the merger. BofA Merrill Lynch’s opinion did not address any other term or aspect of the merger and no opinion or view was expressed by BofA Merrill Lynch as to the relative merits of the merger in comparison to other strategies or transactions that might be available to Airgas or in which Airgas might engage or as to the underlying business decision of Airgas to proceed with or effect the merger. BofA Merrill Lynch expressed no opinion or recommendation as to how any Airgas stockholder should vote or act in connection with the merger or any related matter. BofA Merrill Lynch’s opinion speaks as of the date rendered and not as of any subsequent date, including the date on which the merger is completed. Although subsequent developments may affect its opinion, BofA Merrill Lynch does not have any obligation to update, revise or reaffirm its opinion.

In connection with its opinion, BofA Merrill Lynch, among other things:
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reviewed certain publicly available business and financial information relating to Airgas;

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reviewed certain internal financial and operating information with respect to the business, operations and prospects of Airgas furnished to or discussed with BofA Merrill Lynch by the management of Airgas, including certain financial forecasts relating to Airgas prepared by the management of Airgas reflecting, among other things, the financial impact of acquisitions, and related synergies from such acquisitions, anticipated by the management of Airgas to be made by Airgas, which we refer to as collectively, as the “Forecasts;”

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discussed the past and current business, operations, financial condition and prospects of Airgas with members of senior management of Airgas;

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reviewed the trading history for the shares of Airgas common stock and a comparison of that trading history with the trading histories of shares of other companies BofA Merrill Lynch deemed relevant;

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compared certain financial and stock market information of Airgas with similar information of other companies BofA Merrill Lynch deemed relevant;

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compared certain financial terms of the merger to financial terms, to the extent publicly available, of other transactions BofA Merrill Lynch deemed relevant;

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reviewed the merger agreement; and

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performed such other analyses and studies and considered such other information and factors as BofA Merrill Lynch deemed appropriate.

In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with BofA Merrill Lynch and relied upon the assurances of the management of Airgas that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Forecasts, BofA Merrill Lynch was advised by the management of Airgas, and assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Airgas as to the future financial performance of Airgas.
BofA Merrill Lynch did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Airgas, nor did BofA Merrill Lynch make any physical inspection of the properties or assets of Airgas. BofA Merrill Lynch did not evaluate the solvency or fair value of Airgas under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch assumed, at the direction of Airgas, that the proposed transaction would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the proposed transaction, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on the contemplated benefits of the merger.
BofA Merrill Lynch expressed no view or opinion as to any terms or other aspects of the proposed transaction (other than the merger consideration to the extent expressly specified in its written opinion), including, without limitation, the form or structure of the merger. BofA Merrill Lynch’s opinion was limited to the fairness, from a financial point of view, of the merger consideration to be received by holders of Airgas common stock and no opinion or view was expressed with respect to any consideration received in connection with the merger by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the merger, or class of such persons, relative to the merger consideration. Furthermore, no opinion or view was expressed as to the relative merits of the proposed transaction in comparison to other strategies or transactions that might be available to Airgas or in which

Airgas might engage or as to the underlying business decision of Airgas to proceed with or effect the merger. In addition, BofA Merrill Lynch expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the proposed merger or any related matter.
BofA Merrill Lynch’s opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. It should be understood that subsequent developments may affect BofA Merrill Lynch’s opinion, and BofA Merrill Lynch does not have any obligation to update, revise, or reaffirm its opinion. The issuance of BofA Merrill Lynch’s opinion was approved by BofA Merrill Lynch’s Americas Fairness Opinion Review Committee.
In connection with BofA Merrill Lynch’s services as Airgas’ financial advisor, Airgas has agreed to pay BofA Merrill Lynch an aggregate fee of approximately $37.5 million, $5 million of which was paid in connection with the public announcement of the merger and the balance of which is contingent upon completion of the merger. In addition, Airgas has agreed to reimburse BofA Merrill Lynch for its expenses, including fees and expenses of BofA Merrill Lynch’s legal counsel, incurred in connection with BofA Merrill Lynch’s engagement and to indemnify BofA Merrill Lynch and related persons against liabilities, including liabilities under the federal securities laws, arising out of BofA Merrill Lynch’s engagement.
BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of its businesses, BofA Merrill Lynch and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Airgas, Air Liquide and certain of their respective affiliates.
BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Airgas and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as administrative agent, book runner and/or arranger for, and lender under, certain credit facilities, lease facilities and letters of credit of Airgas and certain of its affiliates, (ii) having acted as a book runner on certain debt offerings for Airgas, (iii) having acted or acting as a dealer under Airgas’ commercial paper program and (iv) having provided or providing certain treasury and management services and products to Airgas. From October 1, 2013 through September 30, 2015, BofA Merrill Lynch and its affiliates received aggregate revenues from Airgas and certain of its affiliates of approximately $8 million for corporate, commercial and investment banking services.
In addition, BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Air Liquide and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as lender under certain credit and lease facilities of Air Liquide and (ii) having acted or acting as a dealer under Air Liquide’s commercial paper program. From October 1, 2013 through September 30, 2015, BofA Merrill Lynch and its affiliates received aggregate revenues from Air Liquide and certain of its affiliates of less than $1 million for corporate, commercial and investment banking services.
BofA Merrill Lynch is an internationally recognized investment banking firm which is regularly engaged in providing financial advisory services in connection with mergers and acquisitions. Airgas selected BofA Merrill Lynch as its financial advisor in connection with the proposed transaction on the basis of BofA Merrill Lynch’s experience in similar transactions, its reputation in the investment community and its familiarity with Airgas and its business.
Opinion of Goldman Sachs
At the meeting of the board of directors of Airgas on November 17, 2015, Goldman Sachs rendered its oral opinion to the board of directors of Airgas, subsequently confirmed in writing, to the effect that, as of November 17, 2015, and based upon and subject to the factors and assumptions set forth in Goldman Sachs’ written opinion, the merger consideration to be paid to holders of Airgas common stock pursuant to the merger agreement was fair from a financial point of view to such holders.
The full text of the written opinion of Goldman Sachs, dated November 17, 2015, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this proxy statement. The summary of the Goldman Sachs opinion contained in this proxy statement is qualified in its entirety by reference to the full text of the Goldman Sachs’ written opinion. Goldman Sachs’ advisory services and opinion were provided for the information and assistance of the Board of Directors of Airgas in connection with its consideration of the merger and such opinion does not constitute a recommendation as to how any holder of Airgas common stock should vote with respect to the merger or any other matter.
In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:
•
the merger agreement;

•
annual reports to stockholders and Annual Reports on Form 10-K of Airgas for the five fiscal years ended March 31, 2015;

•
certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Airgas;

•
certain other communications from Airgas to its stockholders;

•
certain publicly available research analyst reports for Airgas; and

•
the Forecasts prepared by its management, which were approved by Airgas for use by Goldman Sachs.

Goldman Sachs also held discussions with members of the senior managements of Airgas regarding their assessment of the past and current business operations, financial condition and future prospects of Airgas; reviewed the reported price and trading activity for the shares of Airgas common stock; compared certain financial and stock market information for Airgas with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the industrial gas industry and in other industries; and performed such other studies and analyses and considered such other factors, as it deemed appropriate.
For purposes of rendering its opinion, Goldman Sachs, with the consent of Airgas, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed, with the consent of Airgas, that the Forecasts had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of Airgas’ management. Goldman Sachs had not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Airgas and Goldman Sachs had not been furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any adverse effect on the expected benefits of the merger in any way meaningful to its analysis. Goldman Sachs assumed that the merger will be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.
Goldman Sachs’ opinion did not address the underlying business decision of Airgas to engage in the merger, or the relative merits of the merger as compared to any strategic alternatives that may have been available to Airgas; nor did it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to the holders (other than Air Liquide and its affiliates) of shares of Airgas common stock, as of November 17, 2015, of the merger consideration to be paid to those holders pursuant to the merger agreement. Goldman Sachs did not express any view on, and its opinion did not address, any other term or aspect of the merger agreement or the merger or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the merger, including the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of Airgas; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Airgas, or class of such persons, in connection with the merger, whether relative to the merger consideration to be paid to the holders (other than Air Liquide and its affiliates) of shares of Airgas common stock pursuant to the merger agreement or otherwise. Goldman Sachs did not express any opinion as to the impact as to the prices at which the shares of Airgas common stock will trade at any time or as to the impact of the merger on the solvency or viability of Airgas or Air Liquide or the ability of Airgas or Air Liquide to pay their respective obligations when they come due. Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, November 17, 2015, the date of its opinion, and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after November 17, 2015. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.
Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Airgas, Air Liquide, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the merger. Goldman Sachs has acted as a financial advisor to the Company in connection with, and participated in certain of the negotiations leading to, the merger. Goldman Sachs has provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which its Investment Banking Division has received, and may receive, compensation, including having acted as a bookrunner on the issuance of Airgas’ 3.650% Notes due July 2024 (aggregate principal amount $300,000,000) in June 2014; and as bookrunner on the issuance of Airgas’ 3.05% Senior Unsecured Notes due August 2020 (aggregate principal amount $400,000,000) in August 2015. During the two year period ended November 17, 2015, the Investment Banking Division of Goldman Sachs has received compensation for financial advisory and/or underwriting services provided to Airgas, Inc. and/or its affiliates of approximately $950,000. Goldman Sachs has also provided certain financial advisory and/or underwriting services to Air Liquide and/or its affiliates from time to time for which its Investment Banking Division has received, and may receive, compensation. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to Airgas, Air Liquide and their respective affiliates for which its Investment Banking Division may receive compensation. During the two year period ended November 17, 2015, the Investment Banking Division of Goldman Sachs has received compensation for financial advisory and/or underwriting services provided to Air Liquide and/or its affiliates of approximately $90,000.
Airgas selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transaction contemplated by the merger agreement. Under an engagement letter between Airgas and Goldman Sachs, for services rendered in connection with the merger, Goldman Sachs will be entitled to receive a fee of approximately $37.5 million, $5 million of which was paid in connection with the public announcement of the merger and the balance of which is contingent upon completion of the merger. In addition, Airgas agreed to reimburse Goldman Sachs for certain of its expenses and to indemnify Goldman Sachs and related persons against certain liabilities that may arise out of its engagement, including certain liabilities under federal securities laws.
Summary of Material Financial Analyses
The following is a summary of the material financial analyses contained in the joint presentation that was made by BofA Merrill Lynch and Goldman Sachs, who we refer to together as the “Financial Advisors,” to the Airgas board of directors in connection with the rendering of their respective opinions described above. As indicated below, certain of the financial analyses summarized below were prepared separately by BofA Merrill Lynch or Goldman Sachs. The following summary, however, does not purport to be a complete description of the financial analyses performed by either of the Financial Advisors, nor does the order of analyses described represent relative importance or weight given to those analyses by either of the Financial Advisors.
The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by the Financial Advisors, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by either of the Financial Advisors. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by either of the Financial Advisors. Except as otherwise noted, the following quantitative information is based on data as it existed, or was publicly available, on or before November 17, 2015, and is not necessarily indicative of current market conditions.
Implied Premia and Multiple Analysis
The Financial Advisors calculated the premium (or discount) represented by both the closing price per share of Airgas common stock on November 13, 2015 and the merger consideration of  $143.00 in cash per share in relation to:
•
the closing price per share of Airgas common stock as of November 13, 2015,

•
the closing price per share of Airgas common stock four weeks prior to November 13, 2015,

•
the highest price per share of Airgas common stock over the 52 week period ended November 13, 2015 (which the Financial Advisors noted was the all-time high closing price for the shares of Airgas common stock),

•
the lowest price per share of Airgas common stock over the 52 week period ended November 13, 2015,

•
the volume weighted average price for the shares of Airgas common stock over the 3 month period ended November 13, 2015, and

•
the volume weighted average price for the shares of Airgas common stock over the 6 month period ended November 13, 2015.

The results of those calculations are as follows:
	Implied premium (discount) represented by the November 13, 2015 closing price	Implied premium represented by the merger consideration of $143.00 per share
November 13, 2015	—	40.4%
4-weeks prior	10.8%	55.6%
52-week high	(14.4)%	20.3%
52-week low	15.7%	62.6%
3-month VWAP	7.1%	50.4%
6-month VWAP	2.7%	44.2%
In addition, the Financial Advisors calculated implied equity values for Airgas based on the closing price per share of Airgas common stock as of November 13, 2015, which we refer to as the “Implied November 13 Equity Value,” and based on the merger consideration of  $143.00 per share in the merger, which we refer to as the “Implied Transaction Equity Value,” by multiplying those prices per share by the number of fully diluted outstanding shares of Airgas common stock, calculated based on information provided by Airgas management. The Financial Advisors also calculated implied enterprise values for Airgas based on the closing price per share of Airgas common stock as of November 13, 2015, which we refer to as the “Implied November 13 Enterprise Value,” and based on the merger consideration of  $143.00 per share, which we refer to as the “Implied Transaction Enterprise Value,” by adding to Airgas

November 13 Equity Value and Airgas Transaction Equity Value, respectively, Airgas’ net debt (defined as total debt less cash and cash equivalents) as of September 30, 2015, as reflected in Airgas’ Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015.
Based on the foregoing, the Financial Advisors calculated the following implied multiples for Airgas:
•
Implied November 13 Enterprise Value and Implied Transaction Enterprise Value as multiples of:

◦
Airgas’ EBITDA for the four quarter period ended September 30, 2015, which we refer to as “LTM EBITDA,” as provided by Airgas management;

◦
the estimate of Airgas’ EBITDA for the 2015 calendar year reflected in the Forecasts;

◦
the estimate of Airgas’ EBITDA for the 2016 calendar year reflected in the Forecasts;

◦
the estimate of Airgas’ EBITDA for the 2017 calendar year reflected in the Forecasts; and

•
the closing price per share of Airgas common stock as of November 13, 2015 and the merger consideration of  $143.00 in cash per share as multiples of:

◦
the estimate of Airgas’ diluted earnings per share, which we refer to as “EPS,” for the 2015 calendar year reflected in the Forecasts;

◦
the estimate of Airgas’ EPS for the 2016 calendar year reflected in the Forecasts; and

◦
the estimate of Airgas’ EPS for the 2017 calendar year as reflected in the Forecasts.

The results of these calculations were as follows:
	Multiples Based on the closing price as of November 13, 2015	Multiples Based on the merger consideration of $143.00 in Cash Per Share
Enterprise Value as a multiple of:
LTM EBITDA	10.4x	13.7x
Calendar Year 2015E EBITDA	10.2	13.5
Calendar Year 2016E EBITDA	9.5	12.6
Calendar Year 2017E EBITDA	8.5	11.2
Price Per Share of Airgas Common Stock as a Multiple of:
Calendar Year 2015E EPS	20.6	28.9
Calendar Year 2016E EPS	18.9	26.5
Calendar Year 2017E EPS	16.5	23.2
Selected Publicly Traded Companies Analysis
BofA Merrill Lynch
Using publicly available information and consensus estimates published by Institutional Broker Estimate System, which we refer to as “IBES,” BofA Merrill Lynch compared financial and operating information and ratios for Airgas with the corresponding information for a selected group of publicly traded companies. For purposes of its analysis, BofA Merrill Lynch selected all the publicly traded industrial gas companies that, in the professional judgment of BofA Merrill Lynch, have businesses that for purposes of analysis may be considered similar to those of Airgas. The selected companies were:
•
Praxair, Inc.

•
Air Products and Chemicals, Inc.

•
Air Liquide

•
The Linde Group

•
Taiyo Nippon Sanso Corporation

BofA Merrill Lynch calculated an implied equity value for each of these companies based on their respective closing share prices as of November 13, 2015 and the number of fully diluted shares of each, calculated based on its most recent publicly available SEC filings. BofA Merrill Lynch calculated an implied enterprise value for each company by adding to the implied equity value it calculated for the company the amount of each company’s net debt as reflected in its most recent publicly available balance sheet.
Using estimates of 2016 EBITDA and EPS for each of these companies derived from IBES consensus estimates, the implied enterprise values it calculated for each company as described above and the company’s closing share price as of November 13, 2015, BofA Merrill Lynch calculated the following implied multiples for each company:
•
implied enterprise value as a multiple of 2016 estimated EBITDA, which we refer to as the “2016 enterprise value/EBITDA Multiple;” and

•
the closing share price as a multiple of 2016 estimated EPS, which we refer to as the “2016 P/E Multiple.”

A summary of the results of these calculations are reflected in the following table:
	Enterprise Value/2016 EBITDA Multiple	2016 P/E Multiple
High	11.4x	20.9x
Median (excluding Airgas)	10.9x	18.2x
Low	8.3x	18.1x
Airgas	9.9x	19.6x
None of the selected comparable companies is identical to Airgas. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of the results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the selected comparable companies and other factors that could affect the public trading dynamics of the selected comparable companies, as well as those of Airgas.
Based on the information in the table above and BofA Merrill Lynch’s analyses of the various comparable companies and its professional judgment and experience:
•
BofA Merrill Lynch applied a reference range of 2016 enterprise value/EBITDA Multiples of 9.0x to 10.5x to the estimate of Airgas’ 2016 EBITDA reflected in the Forecasts to derive a reference range of implied per share values for Airgas of  $94.25 to $114.75 (rounded to the nearest $0.25); and

•
BofA Merrill Lynch applied a reference range of 2016 P/E multiples of 17.0x to 21.0x to the estimate of the Airgas’ 2016 EPS reflected in the Forecasts to derive a range of implied enterprise values, subtracted from the range of implied enterprise values the amount of Airgas’ net debt as of September 30, 2015 and divided the result by the number of fully diluted shares of Airgas common stock to derive a reference range of implied per share values for Airgas of  $91.75 to $113.25 (rounded to the nearest $0.25) based on the 2016 EPS estimate.

Selected Precedent Transactions Analysis
The Financial Advisors analyzed certain publicly available information relating to the selected acquisition transactions listed below. For purposes of their analyses, the Financial Advisors selected all industrial gas acquisition transactions identified by the Financial Advisors that were announced since 1999 involving strategic acquirers and target companies with an enterprise value (based on the transaction consideration paid) of  $1 billion or more that, in the professional judgment of the Financial Advisors, have businesses that for purposes of analysis may be considered similar to those of Airgas.

Date Announced	Acquiror(s)	Target
13-Jul-99	Air Liquide and Air Products and Chemicals, Inc.	The BOC Group plc
16-Aug-99	The Linde Group	AGA S.A. de C.V.
20-Jan-04	Air Liquide	Messer Griesheim
6-Mar-06	The Linde Group	The BOC Group plc
19-Jun-12	Air Products and Chemicals, Inc.	Indura S.A.
5-Feb-13	Praxair, Inc.	NuCo2 Inc.
The Financial Advisors calculated the enterprise value for each target company by multiplying the amount of the announced per share consideration paid or payable in the applicable transaction by the number of fully diluted outstanding shares of the target company based upon publicly available information for the target company and adding to the result the amount of the target company’s net debt as of the date of the target company’s most recent balance sheet prior to the announcement of the transaction.
For each of the transactions, the Financial Advisors calculated the transaction value as a multiple of EBITDA of the target company for the most recently reported 12 months prior to the date of announcement of the transaction, which we refer to as the “LTM EBITDA Multiple.” The LTM EBITDA Multiples for the selected transactions ranged from approximately 10x to 12.9x.
Although none of the selected transactions are directly comparable to the proposed merger, the target companies in the selected transactions were companies with operations that, for the purposes of analysis, may be considered similar to certain of Airgas’ financial results, and as such, for purposes of analysis, the selected transactions may be considered similar to the merger.
BofA Merrill Lynch
Based on the foregoing and BofA Merrill Lynch’s analyses of the various transactions and its professional judgment and experience, BofA Merrill Lynch applied a reference range of LTM EBITDA Multiples of 10.0x to 12.0x to Airgas’ last twelve months EBITDA as of September 30, 2015 as provided by Airgas management, to derive a range of implied enterprise values for Airgas. BofA Merrill Lynch subtracted from the range of implied enterprise values the amount of Airgas’ net debt as of September 30, 2015 and divided the result by the number of fully diluted shares of Airgas common stock to derive a reference range of implied per share values for Airgas of  $97.00 to $122.25 (rounded to the nearest $0.25).
Goldman Sachs
Based on the foregoing and Goldman Sachs’s analyses of the various transactions and its professional judgment and experience, Goldman Sachs applied a reference range of LTM EBITDA Multiples of 10.0x to 12.9x to Airgas’ last twelve months EBITDA as of September 30, 2015 as provided by Airgas management, to derive a range of implied enterprise values for Airgas. Goldman Sachs subtracted from the range of implied enterprise values the amount of Airgas’ net debt as of September 30, 2015 and divided the result by the number of fully diluted shares of Airgas common stock to derive a reference range of implied per share values for Airgas of  $97 to $134.
Historical Transaction Premia
Goldman Sachs
In addition, using publicly available information, Goldman Sachs calculated the median of the premiums paid in cash acquisition transactions announced during each of 2010, 2011, 2012, 2013, 2014 and 2015 (through November 13) involving U.S. targets and over $1 billion, with the premium in each transaction calculated based on the target company’s share price four weeks prior to announcement. The annual median premium ranged from 29% to 40%. Goldman Sachs applied this range of premium to the Airgas closing share price as of November 13, 2015 to derive a reference range of per share values for Airgas of  $131 to $143.

Illustrative Present Value of Future Stock Price Analysis — EBITDA Methodology
Each of the Financial Advisors derived illustrative ranges of implied present values per share of Airgas common stock as of September 30, 2015 based on (i) theoretical future values for the Airgas common stock as of December 31 of each of 2016 through 2019 calculated using the estimated EBITDA for the following year as reflected in the Forecasts and (ii) the dividends per share forecasted to be paid through each such December 31 as reflected in the Forecasts.
Using the Forecasts, each of the Financial Advisors derived a range of theoretical future values for the shares of Airgas common stock as of December 31, of each of 2016 through 2019, by:
•
applying, with respect to each December 31, illustrative one year forward enterprise value/EBITDA multiples ranging from 9.0x to 10.5x, in the case of BofA Merrill Lynch, and 8.5x to 10.5x, in the case of Goldman Sachs, to estimates of Airgas’ EBITDA for the following year, as reflected in the Forecasts to derive a range of implied enterprise values for Airgas as of such December 31;

•
subtracting estimated net debt as of such December 31 as reflected in the forecasts provided by Airgas management from the resulting range of implied enterprise values, to yield a range of implied equity values for Airgas as of such December 31; and

•
dividing the resulting range of implied equity values by the estimated fully diluted weighted average shares of Airgas common stock outstanding for the year following such December 31 as reflected in the Forecasts.

BofA Merrill Lynch
By applying a discount rate of 8.50%, reflecting BofA Merrill Lynch’s estimate of Airgas’ cost of equity, BofA Merrill Lynch discounted to present value as of September 30, 2015 the range of theoretical future values it derived as of December 31 of each of 2016 through 2019 and the dividends per share forecasted to be paid through each such December 31 as reflected in the Forecasts to yield illustrative present values per share of Airgas ranging from $100.75 to $145.75 (rounded to the nearest $0.25).
Goldman Sachs
By applying a discount rate of 9.17%, reflecting Goldman Sachs’ estimate of Airgas’ cost of equity, Goldman Sachs discounted to present value as of September 30, 2015 the range of theoretical future values it derived as of December 31 of each of 2016 through 2019 and the dividends per share forecasted to be paid through each such December 31 as reflected in the Forecasts to yield illustrative present values per share of Airgas ranging from $93 to $142.
Illustrative Present Value of Future Stock Price Analysis — P/E Methodology
Each of the Financial Advisors also derived illustrative ranges of implied present values per share of Airgas common stock as of September 30, 2015 based on (i) theoretical future values for the Airgas common stock as of December 31 as of each of 2016 through 2019 calculated by that Financial Advisor using estimated EPS for the following year as reflected in the Forecasts and (ii) the dividends per share forecasted to be paid through each such December 31 as reflected in the Forecasts. Using the Forecasts, each of the Financial Advisors derived a range of theoretical future values for the shares of Airgas common stock as of December 31, of each of 2016 through 2019, by applying illustrative one year forward P/E multiples ranging from 17.0x to 21.0x to estimates of Airgas’ EPS for the following year, as reflected in the Forecasts.
BofA Merrill Lynch
By applying a discount rate of 8.50%, reflecting BofA Merrill Lynch’s estimate of Airgas’ cost of equity, BofA Merrill Lynch discounted to present value as of September 30, 2015 the range of theoretical future values it derived as of December 31 of each of 2016 through 2019 and the dividends per share forecasted by Airgas management to be paid through each such December 31 to yield illustrative present values per share of Airgas ranging from $97.75 to $147.50 (rounded to the nearest $0.25).

Goldman Sachs
By applying a discount rate of 9.17%, reflecting Goldman Sachs’ estimate of Airgas’ cost of equity, Goldman Sachs discounted to present value as of September 30, 2015 the range of theoretical future values it derived as of December 31 of each of 2016 through 2019 and the dividends per share forecasted by Airgas management to be paid through each such December 31 as reflected in the Forecasts to yield illustrative present values per share of Airgas ranging from $97 to $144.
Illustrative Discounted Cash Flow Analysis
Using the Forecasts each of the Financial Advisors performed a discounted cash flow analysis of Airgas to derive a range of illustrative present values per share of Airgas common stock.
BofA Merrill Lynch
Using discount rates ranging from 6.25% to 7.50%, reflecting BofA Merrill Lynch’s estimate of Airgas’ weighted average cost of capital, or “WACC,” BofA Merrill Lynch discounted to present value as of September 30, 2015, (i) estimates of the unlevered free cash for Airgas during the period from September 30, 2015 through December 31, 2020, as reflected in the Forecasts, and (ii) a range of illustrative terminal values for Airgas as of December 31, 2020 calculated by applying to estimated terminal year normalized EBITDA for Airgas, as reflected in the Forecasts, implied enterprise value/EBITDA multiples ranging from 9.5x to 11.0x. BofA Merrill Lynch derived ranges of illustrative enterprise values for Airgas by adding the ranges of present values it derived based on the estimated unlevered free cash flows of Airgas for the period from September 30, 2015 through December 31, 2020 and the ranges of present values it derived based on the illustrative terminal values for Airgas as of December 31, 2020. BofA Merrill Lynch subtracted from the range of illustrative enterprise values it derived, Airgas’ net debt as of September 30, 2015, and divided the results by the number of fully diluted outstanding shares of Airgas common stock, calculated based on information provided by Airgas management, to derive illustrative present values per share of Airgas ranging from $124.25 to $155.75 (rounded to the nearest $0.25).
Goldman Sachs
Using discount rates ranging from 7.125% to 7.625%, reflecting Goldman Sachs’ estimate of Airgas’ WACC, Goldman Sachs discounted to present value as of September 30, 2015, (i) estimates of the unlevered free cash for Airgas during the period from September 30, 2015 through December 31, 2020, as reflected in the Forecasts, and (ii) a range of illustrative terminal values for Airgas as of December 31, 2020 calculated by applying implied perpetuity growth rates ranging from 2.0% to 3.0% to estimated terminal year unlevered free cash flow for Airgas, as reflected in the Forecasts. Goldman Sachs derived ranges of illustrative enterprise values for Airgas by adding the ranges of present values it derived based on the estimated unlevered free cash flows of Airgas for the period from September 30, 2015 through December 31, 2020 and the ranges of present values it derived based on the illustrative terminal values for Airgas as of December 31, 2020. Goldman Sachs subtracted from the range of illustrative enterprise values it derived, Airgas’ net debt as of September 30, 2015, and divided the results by the number of fully diluted outstanding shares of Airgas common stock, calculated based on information provided by Airgas management, to derive illustrative present values per share of Airgas ranging from $105.00 to $152.00.
General
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying the Financial Advisors’ respective opinion. In arriving at their respective fairness determinations, each of the Financial Advisors considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, each Financial Advisor made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses.
No company or transaction used in the above analyses as a comparison is directly comparable to Airgas or the merger.

The analyses by the Financial Advisors do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Airgas, BofA Merrill Lynch, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecasts.
Projected Financial Information
In connection with the Company’s regular strategic planning process and with the merger, the Company’s management prepared financial projections of revenue, EBITDA and EPS for fiscal years 2016 through 2021 (such projections, the “projections”). These projections were provided to the Company’s board of directors and to its financial advisors, Goldman Sachs and BofA Merrill Lynch, in connection with their respective analyses of the merger. A summary of the projections is included below to give the Company’s stockholders access to certain nonpublic information provided to the Company’s financial advisors for purposes of considering and evaluating the merger. The inclusion of the projections should not be regarded as an indication that the Company’s board of directors, the Company, Goldman Sachs, BofA Merrill Lynch or any other recipient of this information considered, or now considers, it to be an assurance of the achievement of future results.
The Company advised the recipients of the projections that its internal financial forecasts upon which the projections were based are subjective in many respects. The projections reflect numerous assumptions with respect to company performance, industry performance, general business, economic, market and financial conditions and other matters, many of which are difficult to predict, subject to significant economic and competitive uncertainties and beyond the Company’s control. As a result, there can be no assurance that the projections will be realized or that actual results will not be significantly higher or lower than projected.
The projections were prepared for internal use and to assist the Company’s financial advisors and Air Liquide with their respective due diligence investigations of the Company. The projections were not prepared with a view toward public disclosure or toward compliance with United States generally accepted accounting principles (“GAAP”), published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The prospective financial information included in this proxy statement (including the projections) has been prepared by, and is the responsibility of, the Company’s management. KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm, has neither examined, compiled nor performed any procedures with respect to the accompanying prospective financial information (including the projections), and accordingly, KPMG does not express an opinion or any other form of assurance with respect thereto. The KPMG report incorporated by reference in this proxy statement relates to the Company’s historical financial information. It does not extend to the prospective financial information contained herein and should not be read to do so.
Projections of this type are based on estimates and assumptions that are inherently subject to factors such as company performance, industry performance, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operations of the Company, including the factors described under “Cautionary Statement Concerning Forward-Looking Statements,” which factors may cause the projections or the underlying assumptions to be inaccurate. In addition, the projections are based on certain assumptions regarding Airgas’ ongoing business, including, among others, certain levels of acquisition activity, the benefits of certain business process improvement initiatives and that there have been no share repurchases. Since the projections cover multiple years, such information by its nature becomes less reliable with each successive year.

The following is a summary of the projections:
Summary of the Projections
(dollars in millions, except per share data)
	Projected Periods
	For the fiscal year ended March 31,
	2016	2017	2018	2019	2020	2021
Revenue	$5,440	$5,777	$6,252	$6,722	$7,196	$7,613
EBITDA(1)	$998	$1,084	$1,223	$1,369	$1,506	$1,620
Earnings Per Share	$4.98	$5.53	$6.38	$7.34	$8.43	$9.49

(1)
For purposes of the projections, “EBITDA” is defined as earnings before interest, taxes, depreciation and amortization.

Readers of this proxy statement are cautioned not to place undue reliance on the specific portions of the projections set forth above. No one has made or makes any representation to any stockholder regarding the information included in the projections.
For the foregoing reasons, as well as the basis and assumptions on which the projections were compiled, the inclusion of specific portions of the projections in this proxy statement should not be regarded as an indication that such projections will be an accurate prediction of future events, and they should not be relied on as such. Except as required by applicable securities laws, the Company does not intend to update or otherwise revise the projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. In addition, the projections have not been updated or revised to reflect information or results after the date the projections were prepared or as of date of this proxy statement.
Financing
The merger is not conditioned upon receipt of financing by Air Liquide. In connection with the financing for the merger, on December 17, 2015, Air Liquide entered into a $12.0 billion bridge loan agreement with third-party financing sources.
Interests of the Company’s Directors and Executive Officers in the Merger
In considering the recommendation of the Airgas board of directors that you vote to adopt the merger agreement, you should be aware that aside from their interests as stockholders of the Company, the Company’s directors and executive officers may have interests in the merger that are different from, or in addition to, those of other stockholders of the Company generally. The members of the Airgas board of directors were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending to the stockholders of the Company that the merger agreement be adopted. See the section entitled “The Merger (Proposal 1) — Background of the Merger” and the section entitled “The Merger (Proposal 1) — Reasons for the Merger; Recommendation of the Airgas Board of Directors.”
The Company’s stockholders should take these interests into account in deciding whether to vote “FOR” the proposal to adopt the merger agreement. These interests are described in more detail below, and certain of them are quantified within the narrative disclosure and the table below. The transactions contemplated by the merger agreement will be a “change in control,” “change of control,” or term of similar meaning for purposes of the Company’s executive compensation and benefit plans described below.
Certain Assumptions
Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions, as well as those described in the footnotes to the table in the section titled “— Quantification of Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger” below, were used:

•
The relevant price per share of the Company’s common stock is $143.00, which is the fixed dollar amount per share of the Company’s common stock to be received by Company stockholders in the merger;

•
The effective time of the merger is December 4, 2015, which is the assumed date of the effective time of the merger solely for purposes of the disclosure in this section; and

•
The employment of each Company executive officer is terminated without “cause” or for “good reason” (as such terms are defined in the relevant plans and agreements), in each case, immediately following the assumed effective time of the merger on December 4, 2015.

Treatment of Company Equity Awards
Under the merger agreement, the Company’s equity-based awards held by the Company’s non-employee directors and executive officers as of the effective time will be treated at the effective time as follows:
Stock Options.   As of the effective time, the Company’s equity incentive plans will terminate and each Company stock option that is outstanding immediately before the effective time, whether vested or unvested, will be cancelled and exchanged for the right to receive a cash payment equal to the product of the number of shares of Company common stock subject to such stock option as of the effective time and (y) the excess, if any, of the merger consideration over the exercise price of such stock option (the “option cash payment”). The option cash payment will be payable, subject to applicable withholding requirements, in a lump sum promptly (but in no event more than five business days) following the closing date.
See the section entitled “— Quantification of Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger” for an estimate of the amounts that would become payable to each Company named executive officer in respect of his unvested stock options. Based on the assumptions described above under “— Certain Assumptions,” the estimated aggregate amount that would become payable to the Company’s 11 executive officers who are not named executive officers in respect of their unvested Company stock options, less the applicable option exercise price (if positive), is approximately $9,474,041.
All stock options granted to the Company’s non-employee directors are immediately vested upon grant; accordingly, the Company’s non-employee directors hold no unvested stock options.
Company Deferred Compensation Plans.   As of the effective time, all notional investments denominated in Company common stock in the Company’s deferred compensation plans will be converted into notional investments in cash, based on a price per share of Airgas’ common stock equal to the merger consideration. This notional cash will be deemed reinvested in other investment funds available under the deferred compensation plans. After the effective time, no notional investments in Company common stock will be permitted under the Company’s deferred compensation plans. All amounts deferred under the Company’s deferred compensation plans are fully vested.
Company ESPP.   Before the effective time, the Company’s board of directors will take action to (1) cause the option period under the ESPP ongoing as of the date of the merger agreement to be the final such period and cause the options under the ESPP and the currently outstanding purchase rights under the ESPP to be exercised on the earlier of the (x) next regularly scheduled purchase date under the ESPP or (y) the trading day that is seven business days before the closing date, (2) cause no additional options to be granted upon the final exercise date, (3) prohibit participants in the ESPP from increasing their payroll deductions from those in effect on the date of the merger agreement, and (4) terminate the ESPP effective immediately before the closing date.
Payments Upon Termination of Employment
Executive Severance Agreement with Mr. Peter McCausland.   Mr. McCausland is party to an individual Amended and Restated Executive Severance Agreement with the Company, which provides for a lump sum cash severance payment equal to two times base salary as in effect immediately prior to termination or, if greater, at the time of the change in control upon a termination of employment without “cause” or for “good reason” (as defined under Mr. McCausland’s Change of Control Agreement, described below) in connection with a change of control. The severance payment pursuant to Mr. McCausland’s Amended and Restated Executive Severance Agreement is in addition to, and not in lieu of, the severance and benefits that he may be entitled to under his Change of Control Agreement, which is described below under the section titled “— Payments Upon Termination of Employment Under Individual Agreements — Change of Control Agreements.”
See the section entitled “— Quantification of Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger” for an estimate of the amounts that would become payable to Mr. McCausland under his Amended and Restated Executive Severance Agreement, based on the assumptions set forth therein.
Change of Control Agreements.   The Company has entered into Change of Control Agreements with some of its executive officers, including all of its named executive officers.
The Change of Control Agreements provide for the following severance payments and benefits upon a qualifying termination of employment without “cause” or for “good reason” within the three years following a change of control:
•
a lump sum cash severance payment equal to two times the sum of base salary (as in effect immediately prior to termination or, if greater, at the time of the change in control) and the executive’s most recent annual bonus;

•
reimbursement of all expenses related to medical, dental and prescription drug coverage for the executive and the executive’s eligible dependents for three years following the date of termination; and

•
full vesting of all outstanding stock options, with all such stock options to remain exercisable for the remainder of their applicable term.

In the event that payments and benefits due to an executive trigger an excise tax under Sections 280G and 4999 of the Code, the Change of Control Agreements provide that payments and benefits payable under the Change of Control Agreements will be reduced (but not below zero) until no payments or benefits trigger such excise tax. If all payments and benefits payable under the Change of Control Agreements are reduced to zero and the executive would still be subject to excise tax under Sections 280G and 4999 of the Code, the Change of Control Agreements provide that any remaining payments and benefits due to the executive will be reduced to the maximum amount that does not trigger the excise tax unless the executive officer would be better off  (on an after-tax basis) receiving all payments and benefits due and paying all applicable excise and income taxes.
The Change of Control Agreements provide that, upon a change of control, the Company will fund a rabbi trust with an amount equal to 120% of the payments and benefits that could become payable to all individuals under the Change of Control Agreements.
The Change of Control Agreements further provide that the Company will pay all legal fees incurred before the second anniversary of the executive officer’s termination of employment by an executive officer with a Change of Control Agreement, in good faith to enforce the executive officer’s rights under his Change of Control Agreement. In addition, during each of such two years (or, if earlier, until a settlement or final adjudication is reached in the dispute), the Company will continue to pay the executive officer’s annual base salary as in effect immediately prior to termination or, if greater, at the time of the change in control and will provide the executive officer with health and welfare benefit continuation.
Under the Change of Control Agreements, (1) “cause” is generally defined as a termination of employment if one of the following events occur: (a) an executive officer’s willful misconduct or gross negligence in the performance of the executive officer’s duties, (b) an executive officer’s commission of any act of fraud or embezzlement against the Company, or an executive officer’s commission of a felony or any other offense involving moral turpitude, or (c) an executive officer’s unauthorized dissemination of confidential information, observations, and data concerning the business plans, financial data, customer lists, trade secrets and acquisition strategies of the Company and its subsidiaries which has a material adverse effect on the Company or its subsidiaries, and (2) “good reason” is generally defined as (a) a material diminution in base compensation, (b) a material diminution in authorities, duties or responsibilities, (c) a material diminution in the authority, duties or responsibilities of the supervisor to whom the executive officer is required to report (including a requirement that the executive officer report to a Company officer or employee instead of reporting to the Company board), (d) a material diminution in the budget over which the executive officer retains authority, (e) a material change in geographic location at which the executive officer must provide services, or (f) any action or inaction that constitutes a material breach of any employment agreement between the executive officer and the Company.
See the section entitled “— Quantification of Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger” for an estimate of the amounts that would become payable to the Company’s named executive officers under the Change of Control Agreements, based on the assumptions set forth therein. Based on the assumptions described above under “— Certain Assumptions,” the estimated aggregate value of the amounts that would become payable and the benefits that would be provided under the Change in Control Agreements (excluding the value of full vesting of unvested stock options, which is described above under “— Treatment of Company Equity Awards — Stock Options”) to the Company’s 3 executive officers who have Change of Control Agreements and are not named executive officers is approximately $2,878,272. For purposes of this estimate, it is assumed that no executive officer incurs legal fees in enforcing his or her rights under the Change of Control Agreements and that no executive officer receives payments or benefits that trigger an excise tax under Sections 280G and 4999 of the Code.
Supplemental Severance Letter Agreements.   The Company has entered into a supplemental severance letter agreement with one executive officer, who is not a named executive officer. The supplemental severance letter agreement provides that, upon an involuntary termination of employment other than for “cause” or a resignation for “good reason,” in each case, within one year following a merger or acquisition of the Company, the executive officer will be entitled to receive a lump sum payment equal to six months of his base salary (as in effect immediately prior to termination or, if greater, at the time of the change in control). Under the supplemental severance letter agreement, (1) “cause” is generally defined in the same manner as under the Change in Control Agreements and (2) “good reason” is generally defined as (a) a material diminution in base salary, (b) a material diminution in authorities, duties or responsibilities, or (c) a material relocation. Based on the assumptions described above under “— Certain Assumptions,” the estimated aggregate value of the amounts that would become payable under the supplemental severance letter agreement to the Company’s 1 executive officer who has a supplemental severance letter agreement and is not a named executive officer is approximately $145,000. Severance under the supplemental severance letter agreement is in addition to, and not in lieu of, any severance payments or benefits for which an executive officer may be eligible under an applicable severance plan of the Company (see the section entitled “— Severance Plan” below).
The Company has also reserved the right, prior to the consummation of the transactions contemplated by the merger agreement, to enter into additional supplemental severance letter agreements with employees of the Company and its subsidiaries who are not otherwise party to an individual severance agreement with the Company or its subsidiaries and who are identified by the chief executive officer of the Company. The aggregate amount of severance payments and benefits provided under such additional supplemental severance letter agreements may not exceed $5 million. As of the date of this proxy statement, the Company has not entered into any such additional supplemental severance letter agreements with its executive officers.
Severance Plan.   Eight Company executive officers, none of whom are named executive officers and none of whom have Change of Control Agreements, are eligible for severance payments and benefits under the Company’s generally-applicable severance plan. Under the severance plan, upon a qualifying termination of employment and subject to the executive officer’s execution of a release of claims, an executive officer will be entitled to (1) a cash severance payment equal to a multiple of weeks of base salary (determined based on the number of full years of service with the Company, up to a maximum of 24 weeks of base salary and in any event not to exceed two times the lesser of the maximum amount that may be taken into account under a qualified retirement plan pursuant to Section 401(a)(17) of the Code or the executive officer’s annual compensation) and paid according to the Company’s regularly-scheduled payroll periods, and (2) a COBRA subsidy for the lesser of three months and the period that severance benefits are payable pursuant to the severance plan. In the event of an involuntary termination as a result of certain internal business function restructuring events, the severance plan provides for an enhanced severance benefit of twelve weeks of base salary (in addition to severance pay otherwise provided under the severance plan) and COBRA subsidy continuation for the lesser of six months and the period that severance benefits are payable pursuant to the severance plan. A qualifying termination of employment under the severance plan is generally defined as termination of employment due to lack of work, reorganization, or economic conditions, or the closing of all or a portion of the employee’s principal work place (subject to certain listed exceptions, including an exception for any termination of employment following the sale of the Company where the employee is offered continued employment on any terms and conditions with the purchaser or resulting entity). Based on the assumptions described above under “— Certain Assumptions,” the estimated aggregate value of the payments and benefits under the severance plan to the Company’s 8 executive officers eligible to participate in the severance plan is approximately $682,985.
No Company non-employee director is entitled to payments or benefits upon their termination of service.
Indemnification and Insurance
Pursuant to the terms of the merger agreement, the Company’s directors and executive officers will be entitled to certain ongoing indemnification from the surviving corporation and coverage under directors’ and officers’ liability insurance policies for acts or omissions occurring before the effective time. Such indemnification and insurance coverage is further described in the section entitled “The Merger Agreement — Other Covenants and Agreements — Indemnification of Directors and Officers; Insurance.”
Quantification of Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger
The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for each “named executive officer” of the Company that is based on, or otherwise related to, the merger. For additional details regarding the terms of the payments and benefits described below, see the discussion in the section entitled “— Interests of the Company’s Directors and Executive Officers in the Merger” above.
The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and in the footnotes to the table, and do not reflect certain compensation actions that may occur before the effective time of the merger. For purposes of calculating the below amounts, in addition to the assumptions described in the footnotes to the table below, the following assumptions were used:
•
The relevant price per share of the Company’s common stock is $143.00, which is the fixed dollar amount per share of Company common stock to be received by Company stockholders in the merger;

•
The effective time of the merger is December 4, 2015, which is the assumed date of the effective time of the merger solely for purposes of the disclosure in this section;

•
The employment of each named executive officer is terminated without “cause” or for “good reason” (as such terms are defined in the relevant plans and agreements), in each case, immediately following the assumed effective time of the merger on December 4, 2015; and

•
That no named executive officer receives payments or benefits that trigger an excise tax under Sections 280G and 4999 of the Code.

Golden Parachute Compensation
Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Andrew R. Cichocki Senior Vice President; President-Airgas USA, LLC	1,180,128	3,149,679	54,360	4,384,167
Peter McCausland Executive Chairman	4,821,840	2,426,651	52,380	7,300,871
Robert M. McLaughlin Senior Vice President and Chief Financial Officer	1,317,238	2,325,129	39,969	3,682,336
Michael L. Molinini President and Chief Executive Officer	2,939,580	8,348,500	39,969	11,328,049
Robert H. Young, Jr. Senior Vice President and General Counsel	1,112,334	1,104,620	62,254	2,279,208
B. Shaun Powers* Division President

*
Mr. Powers announced his retirement effective August 2015. No payments, distributions or benefits that are based on, or otherwise relate to, the merger will be due to Mr. Powers.

(1)
Cash.   Consists of the following: (i) under Mr. McCausland’s Amended and Restated Executive Severance Agreement, a lump sum cash severance payment equal to two times his base salary as of December 4, 2015, and (ii) under the Change of Control Agreements with Messrs. Cichocki, McCausland, McLaughlin, Molinini and Young, a lump sum cash severance payment equal to two times the sum of the named executive officer’s base salary as of December 4, 2015 and the named executive officer’s most recent annual bonus. All such amounts are “double trigger” and payable only upon a qualifying termination of employment within three years following the effective time of the merger.

(2)
Equity.   Consists of the value of unvested Company stock options held by each of the named executive officers that will be cancelled in exchange for a cash amount, in respect of each share of Company common stock subject to such Company stock option, equal to $143.00, which is the fixed dollar amount per share of Company common stock to be received by Company stockholders in the merger, less the applicable option exercise price (if positive). All such amounts are “single trigger,” with payment triggered by the merger with no requirement or condition that the named executive officer’s employment terminate.

(3)
Perquisites/Benefits.   Consists of amounts reflecting the estimated expenses related to medical, dental and prescription drug coverage for each named executive officer and his eligible dependents for three years following the date of termination, as provided under the terms of the named executive officers’ Change of Control Agreements. These amounts are based on the assumptions used for financial reporting purposes under generally accepted accounting principles. All such amounts are “double trigger” and payable only upon a qualifying termination of employment within three years following the effective time of the merger.

Material U.S. Federal Income Tax Consequences of the Merger
The following is a general discussion of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of common stock whose shares are exchanged for cash pursuant to the merger. This discussion does not address U.S. federal income tax consequences with respect to holders other than U.S. holders. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury Regulations, judicial opinions and administrative rulings and published positions of the Internal Revenue Service (the “IRS”), each as in effect as of the date hereof. These authorities are subject to change or differing interpretations, possibly on a retroactive basis, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion is for general information purposes only and does not purport to be a complete analysis of all potential tax consequences. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax. This discussion is not binding on the IRS or the courts and, therefore, could be subject to challenge, which could be sustained. No ruling is intended to be sought from the IRS with respect to the merger.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of common stock that is for U.S. federal income tax purposes:
•
a citizen or individual resident of the United States;

•
a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
a trust if  (1) a court within the United States is able to exercise primary supervision over the trust’s administration, and one or more U.S. persons are authorized to control all substantial decisions of the trust or (2) such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•
an estate the income of which is subject to U.S. federal income tax regardless of its source.

This discussion applies only to U.S. holders of shares of common stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a U.S. holder in light of its particular circumstances, or that may apply to a U.S. holder that is subject to special treatment under U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting, holders subject to the alternative minimum tax, U.S. holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, tax-qualified retirement plans, banks and other financial institutions, mutual funds, certain expatriates, partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes), S corporations, or other pass-through entities or investors in such partnerships, S corporations or other pass-through entities, real estate investment trusts, regulated investment companies, U.S. holders who hold shares of common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction, U.S. holders who will hold, directly, indirectly or constructively, an equity interest in the surviving corporation, and U.S. holders who acquired their shares of common stock through the exercise of employee stock options or other compensation arrangements). This discussion also does not address the U.S. federal income tax consequences to holders of shares of common stock who exercise appraisal rights in connection with the merger under the DGCL.
If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partnership. If you are, for U.S. federal income tax purposes, a partner in a partnership holding shares of common stock, you should consult your tax advisor.
This summary of the material U.S. federal income tax consequences is for general information purposes only and is not tax advice. Holders of common stock are urged to consult their own tax advisors to determine the particular tax consequences to them of the merger, including the applicability and effect of the alternative minimum tax, the unearned income Medicare contribution tax and any U.S. federal, state, local, foreign or other tax laws.
The receipt of cash by U.S. holders in exchange for shares of common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of common stock pursuant to the merger will recognize gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received and (2) the U.S. holder’s adjusted tax basis in such shares.

Any such gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the shares of common stock surrendered in the merger is greater than one year as of the date of the merger. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of common stock at different times and different prices, such U.S. holder must determine its adjusted tax basis, gain or loss and holding period separately with respect to each block of common stock.
Information Reporting and Backup Withholding
Payments made in exchange for shares of common stock pursuant to the merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 28%). To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should complete and return to the applicable withholding agent a properly completed and executed IRS Form W-9, certifying that such U.S. holder is a U.S. person, that the taxpayer identification number provided is correct, and that such U.S. holder is not subject to backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.
Regulatory Clearances
Antitrust Clearance in the United States
Under the HSR Act and related rules, certain transactions, including the merger, may not be completed until notifications have been given and information furnished to the Antitrust Division and the FTC and all statutory waiting period requirements have been satisfied. On November 23, 2015, the Company and Air Liquide filed their respective Notification and Report Forms with the Antitrust Division and the FTC. On December 23, 2015, the FTC issued a Second Request to each of the Company and Air Liquide. The Second Request extends the waiting period for 30 calendar days following the date both parties have substantially complied with the Second Request.
At any time before or after the expiration of the statutory waiting periods under the HSR Act, or before or after the effective time, the Antitrust Division or the FTC may take action under the antitrust laws, including seeking to enjoin the completion of the merger, to rescind the merger or to conditionally permit completion of the merger subject to regulatory conditions or other remedies. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the merger or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances. Although neither the Company nor Air Liquide believes that the merger will violate the antitrust laws, there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.
CFIUS Clearance
CFIUS clearance requires that:
•
CFIUS (1) has determined that the transaction is not a covered transaction and not subject to review under the DPA, (2) has determined that there are no unresolved national security concerns with respect to the merger and the other transactions contemplated by the merger agreement, or (3) has sent a report to the President of the United States requesting the President’s decision on the CFIUS notice submitted by Airgas and Air Liquide and either (A) the 15 day period under the DPA, during which the President may announce his decision to take action to suspend, prohibit or place any limitations on the merger or the other transactions contemplated by the merger agreement has expired without any such action being threatened, announced or taken or (B) the President has announced a decision not to take any action to suspend, prohibit or place any limitations on the merger or the other transactions contemplated by the merger agreement, and

•
Neither CFIUS nor the President shall have, pursuant to their authority under the DPA, imposed any “burdensome condition” (as defined in “The Merger Agreement — Other Covenants and Agreements — Efforts to Complete the Merger”).

Russian FAS Approval
Airgas and Air Liquide intend to submit a pre-merger notification to the Russian Federal Antimonopoly Services as soon as reasonably practicable.
Commitments to Obtain Approvals
Airgas and Air Liquide have agreed to use their respective reasonable best efforts to obtain all regulatory approvals required to complete the merger. In addition, to permit the merger to occur as promptly as reasonably practicable, in connection with obtaining HSR approval, Air Liquide has agreed to divest businesses, assets, properties, product lines, and equity interests of, and to changes to the relationships, ventures, contractual rights, obligations or conduct of business of, Airgas, Air Liquide and their respective subsidiaries and to take such action or actions that would in the aggregate have a similar effect provided, that any such actions are conditioned upon and become effective only from and after the effective time and under no circumstances shall Air Liquide be required to propose, negotiate, commit to, effect and agree to such actions relating to the businesses, assets, properties, product lines, equity interests, relationships, ventures, contractual rights, or obligations of Air Liquide and its subsidiaries (including, prior to the closing, the company and its subsidiaries, and following the closing, the surviving corporation and its subsidiaries) that, directly or indirectly, generated in the aggregate more than $500,000,000 in gross revenue during the 12 calendar months ended December 31, 2014.
In addition, Airgas and Air Liquide shall use reasonable best efforts to make an appropriate notification under the DPA so as to permit the closing to occur as promptly as reasonably practicable, and in any event before the end date, and shall use their reasonable best efforts to provide CFUIS with any additional or supplemental information requested by CFIUS as promptly as practicable. Airgas and Air Liquide shall take all steps advisable, necessary or desirable to obtain CFIUS clearance. However, Air Liquide shall not be obligated to (and Airgas shall not without the prior written consent of Air Liquide) consent to or take certain actions to obtain CFIUS clearance that would, or would reasonably be expected to be, individually or in the aggregate, material and adverse to Airgas and its subsidiaries together with the U.S. industrial bulk and industrial cylinder business of Air Liquide, on a combined basis, taken as a whole (any such action, a “burdensome condition”).
Litigation
Airgas and its board of directors are named as defendants in a putative class action lawsuit challenging the merger. The lawsuit was filed by a purported shareholder of Airgas in the United States District Court for the Eastern District of Pennsylvania on December 23, 2015 and is captioned Jason Wojcicki v. Airgas, Inc. et al., 15-cv-06787. The complaint alleges, among other things, that the defendants violated Section 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), Rule 14a-9 promulgated thereunder, and Section 20(a) of the Exchange Act by issuing or causing to be issued an allegedly materially misleading and incomplete preliminary proxy statement in connection with the proposed transaction. The plaintiff seeks as relief, among other things, an injunction against the merger, rescission of the merger to the extent it is already implemented, damages, costs and attorneys’ fees.
Delisting and Deregistration of Company Common Stock
If the merger is completed, the common stock of the Company will be delisted from the NYSE and deregistered under the Exchange Act.

THE MERGER AGREEMENT
The following is a summary of the material provisions of the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.
Explanatory Note Regarding the Merger Agreement
The following summary of the merger agreement, and the copy of the merger agreement attached as Annex A to this proxy statement, are intended to provide information regarding the terms of the merger agreement and are not intended to provide any factual information about Airgas or modify or supplement any factual disclosures about Airgas in its public reports filed with the SEC. In particular, the merger agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Airgas. The merger agreement contains representations and warranties by and covenants of Airgas, Air Liquide and Merger Sub which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Airgas’ public disclosures. Investors are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, the description of the merger agreement below does not purport to describe all of the terms of such agreement and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Annex A and is incorporated herein by reference.
Additional information about Airgas may be found elsewhere in this proxy statement and Airgas’ other public filings. See the section entitled “Where You Can Find Additional Information.”
Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers
At the effective time, Merger Sub will merge with and into Airgas and the separate corporate existence of Merger Sub will cease. Airgas will be the surviving corporation in the merger and will continue its corporate existence as a Delaware corporation and an indirect wholly owned subsidiary of Air Liquide after the merger. The certificate of incorporation and bylaws of merger sub that are in effect immediately before the effective time will become the certificate of incorporation and bylaws of the surviving company, although the certificate of incorporation and bylaws will be amended to reflect the name of the surviving company as Airgas, Inc.
The individuals holding positions as directors of merger sub and, except as otherwise determined by Air Liquide prior to the effective time, the individuals holding positions as officers of merger sub, in each case immediately before the effective time will become the initial directors and officers of the surviving company.
When the Merger Becomes Effective
The closing of the merger will take place at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006 at 8:00 a.m., local time as promptly as practicable (but no later than the fifth business day) after the satisfaction or waiver of all of the closing conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of such conditions), unless another date or place is agreed to in writing by the parties.

On the closing date, Airgas and Merger Sub shall file a certificate of merger with the Secretary of State of the State of Delaware. The merger shall become effective at such time as the certificate of merger has been filed with the Secretary of State of the State of Delaware or at such time as is agreed between the parties and specified in the certificate of merger.
Effect of the Merger on the Common Stock
As of the effective time, each share of Company common stock outstanding immediately before the effective time (other than shares owned by Airgas, Air Liquide or Merger Sub or any of their subsidiaries, which will be canceled, and other than dissenting shares) will be converted into the right to receive $143.00 in cash, without interest, and subject to any applicable withholding taxes.
As of the effective time, any shares of Company common stock that are owned or held in treasury by Airgas or any of its direct or indirect subsidiaries and any shares of Company common stock owned by Air Liquide, Merger Sub or any other direct or indirect subsidiary of Air Liquide will be canceled, and no consideration will be delivered in exchange for such cancellation.
As of the effective time, each outstanding share of common stock of Merger Sub will be converted into and become one fully paid and nonassessable share of common stock of the surviving corporation and such shares will constitute the only outstanding shares of capital stock of the surviving corporation.
Treatment of Company Equity Awards
Under the merger agreement, Airgas’ equity awards that are outstanding as of the effective time will be treated at the effective time as follows:
Stock Options.   As of the effective time, Airgas’ equity incentive plans will terminate and each Company stock option that is outstanding immediately before the effective time, whether vested or unvested, will be canceled in consideration for the right to receive a cash payment equal to the product of (x) the number of shares of Company common stock subject to such stock option as of the effective time and (y) the excess, if any, of the merger consideration over the exercise price of such stock option (the “option cash payment”). The option cash payment will be payable, without interest and subject to applicable withholding requirements, in a lump sum promptly (but in no event more than five business days) following the closing date.
Company Deferred Compensation Plans.   As of the effective time, all notional investments denominated in Company common stock in Airgas’ deferred compensation plans will be converted into notional investments in cash, based on a price per share of Company common stock equal to the merger consideration. This notional cash will be deemed reinvested in other investment funds available under the deferred compensation plans. At and after the effective time, no notional investments in Company common stock will be permitted under Airgas’ deferred compensation plans.
Company ESPP.   Before the effective time, the Airgas board of directors will take action to (1) cause the option period under the ESPP ongoing as of the date of the merger agreement to be the final such period and cause the options under the ESPP and the currently outstanding purchase rights under the ESPP to be exercised on the earlier of the (x) next regularly scheduled purchase date under the ESPP or (y) the trading day that is seven business days before the closing date, (2) cause no additional options to be granted upon the final exercise date, (3) prohibit participants in the ESPP from increasing their payroll deductions from those in effect on the date of the merger agreement, and (4) terminate the ESPP effective immediately before the closing date.
Payment for Common Stock in the Merger
At or before the effective time, Air Liquide will deposit, or cause to be deposited, with a paying agent (reasonably acceptable to Airgas) cash in an amount sufficient to pay the aggregate merger consideration required to be paid under the merger agreement. As soon as reasonably practicable (and no later than the third business day) after the effective time, the paying agent will mail to each holder of shares of common stock that were converted into the right to receive the merger consideration (1) a letter of transmittal and (2) instructions for effecting the surrender of certificates or book-entry shares formerly representing shares of the common stock in exchange for payment of the merger consideration. Upon surrender of a certificate or book-entry share, as applicable, to the paying agent together with the letter of transmittal, duly completed and validly executed, the holder of such certificate or book-entry share will be entitled to receive the merger consideration (less any amount that may be withheld with respect to any applicable withholding taxes) for each share of common stock formerly represented by the certificate or book-entry share.
Representations and Warranties
The merger agreement contains representations and warranties of Airgas, subject to certain exceptions in the merger agreement, in the disclosure schedules delivered in connection with the merger agreement and in Airgas’ public filings, as to, among other things:
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organization, good standing and qualification to do business;

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capital stock and indebtedness;

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corporate authority, consents and approvals relating to the execution, delivery and performance of the merger agreement;

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the reports, forms, documents and financial statements of Airgas required by the SEC;

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the establishment and maintenance of certain disclosure controls and procedures and internal control over financial reporting;

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the absence of undisclosed liabilities;

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compliance with applicable laws and permits;

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the absence of lawsuits against Airgas pertaining to environmental laws and Airgas’ compliance with such laws;

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certain details with respect to Airgas’ employee benefit plans;

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the absence of certain material changes or events in the business of Airgas, including that there has not been a material adverse effect;

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the receipt of notice or pendency of any investigations or litigation;

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the accuracy and completion of the information supplied for the purposes of this proxy statement;

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certain details pertaining to Airgas’ tax returns, filings and other tax matters;

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certain details with respect to Airgas’ employee relations, labor matters and compliance with workplace safety and workers’ compensation laws;

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certain details pertaining to Airgas’ intellectual property;

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certain details pertaining to the real estate owned and leased by Airgas;

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certain details pertaining to the insurance plans maintained and used by Airgas;

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the receipt by the Airgas board of directors of the opinion from each of Goldman Sachs and BofA Merrill Lynch as to the fairness from a financial point of view, as of the date of each such opinion, of the consideration to be received by the holders of shares of Airgas common stock pursuant to the merger;

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material contracts;

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products and product safety;

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broker’s and finder’s fees;

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state takeover statutes; and

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the stockholder rights agreement between Airgas and Wells Fargo Shareholder Services (which we refer to in this proxy statement as the “Airgas rights agreement”).

The merger agreement also contains representations and warranties of Air Liquide and Merger Sub, subject to certain exceptions in the merger agreement and the disclosure schedules delivered in connection with the merger agreement, as to, among other things:
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organization, good standing and qualification to do business;

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corporate authority, consents and approvals relating to the execution, delivery and performance of the merger agreement;

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the receipt of notice or pendency of any investigations or litigation;

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the accuracy and completion of the information supplied for the purposes of this proxy statement;

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broker’s and finder’s fees;

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the delivery to Airgas by Air Liquide of evidence of debt commitments for the financing required to consummate the transaction and the enforceability of such commitments;

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the ownership and operations of merger sub;

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any ownership of Airgas common stock; and

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the absence of a need for a vote of Air Liquide stockholders on the merger.

Some of the representations and warranties in the merger agreement are qualified by materiality qualifications or a “material adverse effect” qualification with respect to Airgas or Air Liquide, as discussed below.
For purposes of the merger agreement, a “material adverse effect” with respect to Airgas means any fact, change, circumstance, event, occurrence, condition or development which, individually or in the aggregate, has or has had a material adverse effect on the business, operations or financial condition of Airgas and its subsidiaries taken as a whole. However, a material adverse effect is not deemed to include the impact of:
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any changes or developments in domestic or any foreign market or economic conditions generally, including (1) any changes or developments in or affecting the domestic or any foreign securities, equity, credit or financial markets, or (2) any changes or developments in or affecting domestic or any foreign interest or exchange rates;

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changes in GAAP or any official interpretation or enforcement thereof;

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changes in applicable laws of general applicability to companies in the industries in which Airgas and its subsidiaries operate or any official interpretation or enforcement thereof by governmental entities;

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changes or developments in global or national political conditions (including the outbreak or escalation of war, military actions, or acts of terrorism) affecting the industries in which Airgas and its subsidiaries operate, including any worsening of such conditions threatened or existing on the date of the merger agreement;

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changes or developments in the business conditions affecting the industries in which Airgas or any of its subsidiaries operate;

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the existence, announcement or performance of the merger agreement or the transactions contemplated hereby (including the impact thereof on the relationships, contractual or otherwise, of Airgas or any of its subsidiaries with employees, labor unions customers, suppliers or partners) (provided, that this exception will not apply to any representation or warranty of Airgas regarding corporate authority and approvals relating to the execution, delivery and performance of the merger agreement by Airgas);

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changes in weather conditions or other acts of God (including storms, earthquakes, tornados, floods or other natural disasters);

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(1) a decline in the trading price or trading volume of Airgas common stock, (2) any ratings downgrade or change in ratings outlook for Airgas or any of its subsidiaries, or (3) the failure to meet any projections, guidance, budgets, forecasts or estimates, provided, in the case of any of  (1), (2) or (3) of this clause, not including the underlying causes thereof;

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any action taken or omitted to be taken by Airgas or any of its subsidiaries at the written request of Air Liquide;

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any stockholder or derivative litigation arising from allegations of a breach of fiduciary duty or other violation of applicable law relating to this merger agreement or the transactions contemplated hereby; and

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any loss or changes of supply under any of the supply agreements contemplated by the merger agreement;

however, with respect to the matters described in the second, third, fourth and seventh bullet points above, such impact will be taken into account to the extent that it is disproportionately adverse to Airgas and its subsidiaries, taken as a whole, relative to others in the industry or industries in which Airgas and its subsidiaries operate.
For the purpose of the merger agreement, a “material adverse effect” with respect to Air Liquide means any fact, change, circumstance, event, occurrence, condition or development which, individually or in the aggregate, prevents Air Liquide from timely consummating, or materially impairs or delays Air Liquide’s ability to timely consummate, the transactions contemplated hereby (including obtaining the financing necessary to pay the merger consideration).
Conduct of Business Pending the Merger
The merger agreement provides that, subject to certain exceptions in the merger agreement and in the disclosure schedules delivered by Airgas to Air Liquide in connection with the merger agreement, and except as may be required by law, expressly required by the merger agreement or as consented to by Air Liquide in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the period from the signing of the merger agreement to the earlier of the termination of the merger agreement in accordance its terms and the effective time, Airgas, among other things, will conduct the business of Airgas in the ordinary course of business in all material respects, will use its reasonable best efforts to maintain and preserve intact, in all material respects, its business organization, assets, key employees, present lines of business, rights, franchises, permits and business relationships with its customers (generally) and suppliers, will not take any action intended to or that would reasonably be expected to adversely affect or materially delay the ability of Airgas to obtain any required governmental approvals for the transactions contemplated by the merger agreement, including the merger, and will not take, and will cause its subsidiaries not to take, any of the following actions (subject to specified exceptions in the merger agreement):
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amend its governing documents;

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split, combine or reclassify any of its capital stock, voting securities or other equity interests;

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make, declare or pay any dividend on, or redeem, purchase or otherwise acquire, any shares of its capital stock (other than quarterly cash dividends paid by Airgas in respect of its common stock in amounts permitted by the merger agreement);

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grant any options or any other equity or equity-based awards or interests;

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issue or sell any additional shares of capital stock or securities convertible or exchangeable into capital stock or any options, warrants or other rights of any kind to acquire any shares of capital stock;

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adopt any plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

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incur, assume, endorse, guarantee or otherwise become liable for, or modify in any material respect, the terms of any indebtedness for borrowed money or issue or sell any debt securities or any rights to acquire any debt securities (directly, contingently or otherwise);

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make any loans or advances in excess of  $5,000,000 individually to any other person, except for loans among Airgas and/or any of its consolidated or wholly owned subsidiaries;

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except as otherwise permitted or required by the merger agreement or for transactions between or among Airgas and its subsidiaries or among Airgas’ subsidiaries, prepay, redeem, repurchase, defease, cancel or otherwise terminate any Indebtedness for borrowed money of Airgas or any subsidiary;

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sell, transfer, mortgage, encumber or otherwise dispose of Airgas properties or assets having a value in excess of  $5,000,000 individually or $15,000,000 in the aggregate to any third party;

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acquire any assets (other than acquisitions of assets in the ordinary course of business) of any other person or business of any other person or make any investment in any person other than acquisitions or investments consistent with past practice not to exceed $20,000,000 individually or $100,000,000 in the aggregate;

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make any capital expenditures or capital commitments other than (1) those contemplated in Airgas’ capital expenditure budget for the fiscal year ending March 31, 2016 or (2) in any fiscal quarter commencing after March 31, 2016, capital expenditures or capital commitments that do not exceed $20,000,000 individually or 105% of 25% of the capital expenditures and capital commitments set forth in the capital expenditure budget for the fiscal year ending March 31, 2016 in the aggregate;

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terminate, amend or waive any right under or extend or fail to exercise an expiring extension option with respect to certain categories of Airgas’ material contracts (including any gas supply contract relating to the supply of CO2 gas), or enter into any contract (1) that would constitute a material contract that would fall into any such category of material contracts if it were in effect as of November 17, 2015, (2) that would result in payment by Airgas and its subsidiaries in excess of $2,000,000 or (3) any “requirements” contract that would require the purchase of any product or service by Airgas or any of its subsidiaries and would result in a payment by Airgas and its subsidiaries in excess of  $5,000,000;

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(1) establish, adopt, materially amend or terminate any material collective bargaining agreement or Airgas benefit plan or create or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be an Airgas benefit plan if it were in existence as of November 17, 2015, (2) enter into any third-party contract with respect to any Airgas benefit plan, (3) increase the compensation or benefits of any current or former directors, officers, employees, consultants, independent contractors or other service providers of Airgas or any of its subsidiaries, (4) pay or award, or commit to pay or award, any bonuses or incentive compensation, (5) accelerate any rights or benefits or make any material determinations or interpretations with respect to any Airgas benefit plan, (6) increase the time of funding or payment or amount required to fund any Airgas benefit plan, or fund any rabbi trust or similar arrangement associated with or intended to satisfy liabilities under any Airgas benefit plan, or (7) hire or terminate the employment or services of  (other than for cause) any officer, employee, consultant, independent contractor or other service provider, in each case, whose gross base salary exceeds $175,000;

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implement or adopt any change in its financial accounting principles or its methods, other than as may be required by GAAP or applicable law;

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commence, settle or compromise any litigation, claim, suit, action or proceeding (subject to certain exceptions);

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make, change or revoke any material tax election, change any material tax accounting method, file any material amended tax return or claim for a material tax refund, enter into any material closing agreement within the meaning of Section 7121 of the Code (or any comparable provision of state, local or foreign law), request any material tax ruling, settle or compromise any material tax proceeding or surrender any claim for a material refund of taxes;
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other than in the ordinary course of business consistent with past practice, materially reduce the amount of insurance coverage or fail to renew any material existing insurance policies unless replaced with a policy with comparable coverage;

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conduct its cash management practices other than in the ordinary course of business consistent with past practice;

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amend, terminate or intentionally permit to lapse any material permits;

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abandon, cancel or permit to lapse or fail to defend any material intellectual property of Airgas, disclose any trade secret to any third party in a way that results in a loss of material trade secret protection or transfer, license or otherwise encumber any material intellectual property of Airgas; or

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agree to take, or make any commitment to take, any of the foregoing actions.

Air Liquide has also agreed that, subject to certain exceptions or unless Airgas approves in writing (such approval not to be unreasonably withheld, conditioned or delayed), during the period from November 17, 2015 until the earlier of the termination of the merger agreement in accordance with its terms and the effective time, Air Liquide will not, and will not permit any of its subsidiaries to:
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knowingly take any action that would prevent, materially delay or materially impede the consummation of the financing to fund the merger, including refinancing of certain Airgas indebtedness, or

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acquire or agree to acquire by merging or consolidating with, or by purchasing a material portion of the assets of or equity in, any person located in the United States and principally operating in the same industries as Airgas and its subsidiaries, if such agreement or acquisition would reasonably be expected to (1) prevent, materially delay or materially impede the obtaining of, or adversely affect in any material respect the ability of Air Liquide to procure necessary regulatory consents to complete the merger or (2) materially increase the risk of any governmental authority prohibiting the consummation of the transactions contemplated by the merger agreement.

Other Covenants and Agreements
Access
Subject to certain exceptions and limitations, Airgas must afford Air Liquide and its controlled affiliates and their representatives reasonable access, during normal business hours, to all of Airgas’ and its subsidiaries’ personnel, properties, contracts, commitments, books and records and any report, schedule or other document (other than certain highly confidential information or information that would jeopardize the attorney-client privilege or conflict with any law or contract to which Airgas or its subsidiaries are bound).
Alternative Proposals; No Solicitation
Except as expressly permitted by the merger agreement, Airgas will, and Airgas will cause its affiliates and its and their respective officers, directors, employees and agents to, and Airgas will, and will cause its affiliates to, use its reasonable best efforts to cause its representatives to:
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immediately cease and cause to be terminated any discussions or negotiations with (and provision of information to) any persons (other than Air Liquide) that may be ongoing with respect to any company takeover proposal (as defined below);

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not, directly or indirectly, solicit, initiate, knowingly encourage or knowingly facilitate any inquiries regarding, or the making of any proposal or offer, including any proposal or offer to its stockholders that constitutes, or would reasonably be expected to lead to, a company takeover proposal;

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not, directly or indirectly, engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any information in connection with or for the purpose of encouraging or facilitating, any inquiry, proposal or offer (whether written or oral, binding or nonbinding) that constitutes, or would reasonably be expected to lead to, a company takeover proposal (other than, solely in response to an unsolicited inquiry, to ascertain facts from the person making such company takeover proposal for the sole purpose of the Airgas board of directors informing itself about such company takeover proposal and the person that made it and to refer the inquiring person to the no solicitation provisions of the merger agreement and to limit its conversation or other communication exclusively to such referral and such ascertaining of facts); or

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not, directly or indirectly, approve, recommend or enter into, or propose to approve, recommend or enter into, any letter of intent or similar document, agreement, commitment or agreement in principle (whether written or oral, binding or nonbinding) with respect to a company takeover proposal.

Under the merger agreement, a “company takeover proposal” means any inquiry, proposal or offer, including any change after November 17, 2015 to the financial terms or the other material terms of any inquiry, proposal or offer initially made before November 17, 2015, from any person or group of persons from any person (other than Air Liquide and its subsidiaries) relating to, in a single transaction or a series of related transactions, (1) a merger, consolidation, business combination, recapitalization, binding share exchange, liquidation, dissolution or other similar transaction involving Airgas, (2) any acquisition of 20% or more of the outstanding Airgas common stock or securities of Airgas representing more than 20% of the voting power of Airgas, (3) any acquisition (including the acquisition of stock in any subsidiary of Airgas) of assets or businesses of Airgas or its subsidiaries, including pursuant to a joint venture, representing 20% or more of the consolidated assets, revenues or net income of Airgas, (4) any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of the outstanding Airgas common stock or securities of Airgas representing more than 20% of the voting power of Airgas or (v) any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, consolidated revenues or earnings and Airgas common stock (or voting power of securities of Airgas other than Airgas common stock) involved is 20% or more of the consolidated assets, revenues or net income of Airgas.
Existing Discussions or Negotiations
Under the terms of the merger agreement, Airgas has agreed to, and to cause its affiliates to, promptly request (to the extent it has not already done so before November 17, 2015) any person that has executed a confidentiality or non-disclosure agreement that remains in effect as of November 17, 2015 in connection with any actual or potential company takeover proposal to return or destroy all confidential information of Airgas or its affiliates in the possession of such person or its representatives. Airgas has also agreed not to, and to cause its affiliates not to, release any third party from, or waive, amend or modify any provision of, or grant permission under (1) any standstill provision in any agreement to which Airgas or any of its affiliates is a party or (2) any confidentiality provision in any agreement to which Airgas or any of its affiliates is a party. However, if the Airgas board of directors determines in good faith, after consultation with its outside legal counsel that the failure to take such action would be inconsistent with the fiduciary duties of the board of directors under applicable law, Airgas may waive any such standstill provision solely to the extent necessary to permit a third party to make a company takeover proposal on a confidential basis to the Airgas board of directors. Airgas also agreed not to, except as otherwise provided in the merger agreement, (A) take any action to exempt any person from the restrictions on “business combinations” or any similar provision contained in any applicable takeover statute or Airgas’ organizational documents or otherwise cause such restrictions not to apply or (B) terminate, waive or amend the Airgas rights agreement or redeem any rights under the Airgas rights agreement or (C) take any action with respect to, or make any determination under, the Airgas rights agreement that would interfere with Air Liquide consummating the merger, in each case without the prior written consent of Air Liquide.
Receipt of Company Takeover Proposals
Notwithstanding the provisions of the merger agreement described above, if at any time after November 17, 2015 and before obtaining the Airgas stockholder approval, Airgas receives a bona fide,

unsolicited written company takeover proposal from a third party (that did not result from a breach of the no solicitation provisions of the merger agreement) that the Airgas board of directors reasonably determines (after consultation with Airgas’ independent financial advisors and outside legal counsel) constitutes or would reasonably be expected to lead to a company superior proposal (as defined below), then Airgas may take the following actions:
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furnish, pursuant to an acceptable confidentiality agreement, information (including non-public information) with respect to Airgas and its subsidiaries to the person who has made such company takeover proposal and its representatives, provided that Airgas must substantially concurrently provide to Air Liquide any non-public information concerning Airgas or any of its subsidiaries that is provided to such person or its representatives unless such non-public information has previously been provided to Air Liquide; and

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engage or otherwise participate in discussions or negotiations with the person making such company takeover proposal and its representatives regarding such company takeover proposal.

Airgas will promptly (and in any event within 24 hours) notify Air Liquide and Merger Sub in writing if Airgas furnishes such information or engages or otherwise participates in discussions or negotiations with a person making a company takeover proposal or such person’s representatives regarding such company takeover proposal.
Under the merger agreement, a “company superior proposal” means a bona fide, unsolicited written company takeover proposal (1) that if consummated would result in a person or group of persons other than Air Liquide or its subsidiaries (or in the case of a direct merger between such person and Airgas, the stockholders of such person) acquiring, directly or indirectly, more than 50% of the outstanding Airgas common stock or more than 50% of the assets of Airgas and its subsidiaries, taken as a whole and (2) that the Airgas board of directors determines in good faith, after consultation with its independent financial advisors and outside legal counsel, taking into account all of the terms of the company takeover proposal (including the financial, legal, regulatory and other aspects of such proposal) and including all conditions contained therein and the person making such company takeover proposal and (taking into account any changes to the merger agreement proposed by Air Liquide in response to such company takeover proposal), is more favorable to the stockholders of Airgas than the merger.
Airgas will promptly (and, in any event, within 24 hours) notify Air Liquide in writing in the event that Airgas or any of its representatives receives a company takeover proposal or any offer, proposal, inquiry or request for information or discussions relating to Airgas or its subsidiaries that would be reasonably likely to lead to or that contemplates a company takeover proposal, including the identity of the person making the company takeover proposal, offer, proposal, inquiry or request and the material terms and conditions thereof  (including an unredacted copy of such company takeover proposal or, where such company takeover proposal, offer, proposal, inquiry or request is not in writing, a description of the terms thereof). Airgas will keep Air Liquide reasonably informed, on a current basis (but in no event more often than once every 24 hours), as to the status of  (including material developments, discussions or negotiations) such company takeover proposal, offer, proposal, inquiry or request (including by promptly, and in no event later than 24 hours after receipt, providing to Air Liquide copies of any written correspondence, proposals, indications of interest and/or draft agreements relating to such company takeover proposal, offer, proposal, inquiry or request). Airgas agrees that it and its affiliates will not enter into any agreement with any person after November 17, 2015 which prohibits Airgas from complying with these obligations.
Fiduciary Exception
Except as expressly permitted by the merger agreement, neither the Airgas board of directors nor any committee thereof will:
•
(1) change, qualify, withhold, withdraw or modify (or authorize or resolve to or publicly propose or announce its intention to change, qualify, withhold, withdraw or modify), in each case in a manner adverse to Air Liquide, its recommendation to the stockholders of Airgas that they adopt the merger agreement or (2) adopt, approve or recommend to the stockholders of Airgas, or resolve to publicly propose or announce its intention to adopt, approve or recommend to the stockholders of Airgas, a company takeover proposal (any such action under (1) or (2) referred to in this proxy statement as a “company adverse recommendation change”); or
•
authorize, cause or permit Airgas or any of its subsidiaries to enter into any letter of intent, memorandum of understanding, agreement (including an acquisition agreement, merger agreement, joint venture agreement or other agreement), commitment or agreement in principle with respect to, or that is intended or would reasonably be expected to lead to, a company takeover proposal (any such agreement referred to in this proxy statement as a “company acquisition agreement”).

However, at any time before the Airgas stockholder approval is obtained, but not after, the Airgas board of directors may make a company adverse recommendation change (of the type described in (1)  above), solely in response to an intervening event (and not in response to a company takeover proposal) if (1) the Airgas board of directors determines in good faith, after consultation with its independent financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, and (2) the Airgas board of directors first gives Air Liquide at least four business days’ prior written notice and upon the end of such notice period the Airgas board of directors will have considered in good faith any revisions to the terms of the merger agreement proposed in writing by Air Liquide and shall have determined, after consultation with its independent financial advisors and outside legal counsel, that the Airgas board of directors’ fiduciary duties continue to require the Airgas board of directors to make a company adverse recommendation change. Under the merger agreement, an “intervening event” means a material event, fact, circumstance, development or occurrence that is not known to or reasonably foreseeable by the Airgas board of directors as of November 17, 2015 and does not constitute a company takeover proposal or relate to Air Liquide or its subsidiaries, and becomes known to or by the Airgas board of directors before obtaining the Airgas stockholder approval.
Furthermore, at any time before the Airgas stockholder approval is obtained, but not after, if  (1) the Airgas board of directors determines in good faith, after consultation with its independent financial advisors and outside legal counsel, that a bona fide, unsolicited written company takeover proposal that did not result from a breach of the no solicitation provisions in the merger agreement constitutes a company superior proposal, and (2) the Airgas board of directors first gives Air Liquide at least four business days’ prior written notice and, if Air Liquide wishes to negotiate, affords Air Liquide and its representatives the opportunity to negotiate during such notice period to enable Air Liquide to propose revisions to the merger agreement that would cause such company superior proposal to no longer constitute a company superior proposal and upon the end of such notice period, the Airgas board of directors has considered in good faith any revisions to the terms of the merger agreement proposed in writing by Air Liquide and determines after consultation with its independent financial advisors and outside legal counsel, that the company superior proposal would nevertheless continue to constitute a company superior proposal if the revisions proposed by Air Liquide were to be given effect, then the Airgas board of directors may cause Airgas to terminate the merger agreement in order to enter into a definitive agreement relating to such company superior proposal upon, and subject to, paying the $400 million termination fee due to Air Liquide under the terms of the merger agreement, which will be paid before or concurrently with such termination. We refer to this termination right as the “fiduciary termination right.”
In the event of any change to any of the financial or other material terms of the company superior proposal, Airgas must satisfy the notice requirement described above with a new written notice to Air Liquide and the negotiation requirements described above (provided that any such subsequent notice period will only be two business days).
The no solicitation provisions of the merger agreement do not prohibit Airgas or the Airgas board of directors from (1) taking and disclosing to the holders of shares of Airgas common stock a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or (2) making any “stop, look and listen” communication to the holders of shares of Airgas common stock pursuant to Rule 14d-9(f) under the Exchange Act.

Airgas Stockholders Meeting
Subject to the fiduciary termination right in the merger agreement and Airgas’ right to adjourn or postpone the Airgas stockholders meeting (as defined below), Airgas will take all action necessary in accordance with applicable laws and its organizational documents to set a record date for, duly give notice of, convene and, not later than 30 business days following the date of resolution of any comments to this proxy statement from the SEC, hold a meeting of its stockholders (which meeting, and any adjournment or postponement thereof, is referred to in this proxy statement as the “Airgas stockholders meeting”) for the purpose of obtaining the Airgas stockholder approval. Except as expressly permitted by the no solicitation provisions in the merger agreement, the Airgas board of directors (or any committee thereof) may not make any company adverse recommendation change and, unless Airgas will have made a company adverse recommendation change in accordance with the terms of the merger agreement, must include the recommendation of the Airgas board of directors to the stockholders of Airgas that they adopt the merger agreement and will solicit, and use its reasonable best efforts to obtain, the Airgas stockholder approval at the Airgas stockholders meeting.
Airgas may adjourn or postpone the Airgas stockholders meeting (1) to allow time for the filing and dissemination of any supplemental or amended disclosure document that the Airgas board of directors has determined in good faith (after consultation with its outside legal counsel) is required to be filed and disseminated under applicable laws, (2) if there are insufficient shares of Airgas common stock present to constitute a quorum at the Airgas stockholders meeting, (3) if at any time following the mailing of the proxy statement, Airgas reasonably determines in good faith that the Airgas stockholders are unlikely to adopt the merger agreement at the Airgas stockholders meeting, or (4) with the prior written consent of Air Liquide; provided that in the case of clauses (2) and (3), each such adjournment or postponement will be for a period of no more than 10 business days from the most recent scheduled meeting date and (x) without the consent of Air Liquide (not to be unreasonably withheld, conditioned or delayed), no such adjournment or postponement will be to a date that is later than seven months from the date of November 17, 2015 but (y) in any event, no such adjournment or postponement will be to a date that is later than eight months from November 17, 2015.
Financing
In connection with signing the merger agreement, Air Liquide has delivered to Airgas a true, complete and correct copy of the fully executed debt commitment letter, dated as of November 17, 2015, providing for debt financing as described by such debt commitment letter, pursuant to which, upon the terms and subject to the conditions set forth therein, the financing sources party thereto have agreed to lend the amounts set forth therein, which total approximately $12.0 billion, for the purpose of financing the merger, including refinancing of certain Airgas indebtedness. Air Liquide shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, advisable or proper to obtain the financing contemplated by the commitment letter on or prior to the closing date. Airgas shall, and shall cause its subsidiaries to, use reasonable best efforts to provide all customary cooperation reasonably requested by Air Liquide that is necessary, proper or advisable in connection with the financing. On December 17, 2015, Air Liquide entered into a $12.0 billion bridge loan agreement with third-party financing sources, replacing the commitments under the commitment letter.
Employee Matters
Effective as of the effective time and until the first anniversary of the effective time (which we refer to as the continuation period), Air Liquide will provide, or will cause the surviving company to provide, to employees of Airgas and its subsidiaries who continue to be employed by Air Liquide or the surviving company or their subsidiaries following the effective time (which we refer to as the “continuing employees”), other than any continuing employees who are covered by collective bargaining agreements, with (1) an annual base salary or wage rate and target incentive compensation opportunities (including cash incentive compensation opportunities but excluding equity-based incentive compensation opportunities) that, in each case, are no less than those provided to each such continuing employee immediately before the effective time, and (2) employee benefits that are no less favorable in the aggregate than the employee benefits provided to each such continuing employee immediately before the effective time, with certain qualifications. In addition, during the continuation period, Air Liquide will generally provide, or will cause the surviving company to provide, to the continuing employees severance payments and benefits that are no less favorable than the severance payments or benefits that such continuing employee would have received under the Airgas severance plan applicable to such continuing employee immediately before the effective time. Airgas has also agreed that, before and effective upon the effective time, Airgas will amend the terms of the Airgas Supplemental Severance Program Administrative Procedure to provide for its administration by a committee comprised of the chief executive officer of Airgas (or his successor) and up to two additional persons designated by Air Liquide.
Air Liquide will, or will cause the surviving company to, cause any employee benefit plans in which the continuing employees participate following the effective time to recognize such continuing employees’ service with Airgas before the effective time for purposes of eligibility, vesting and level of benefits, subject to customary exceptions. Further, Air Liquide will use commercially reasonable efforts to cause any such employee benefit plans that provide medical, dental or vision insurance benefits to waive any preexisting condition limitations or eligibility waiting periods and to credit each continuing employee for any co-payments or deductibles incurred by such employee in the plan year during which the effective time occurs (or, if later, the year in which the continuing employee first participates in any such employee benefit plan), subject to certain qualifications.
Efforts to Complete the Merger
The merger agreement requires each of the parties to the merger agreement to use its reasonable best efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, all reasonable things necessary, proper or advisable under any applicable laws and regulations to consummate and make effective the merger and the other transactions contemplated by the merger agreement as promptly as practicable, including (1) the preparation and filing of all forms, registrations and notices required to be filed to consummate the merger, (2) using reasonable best efforts to satisfy the conditions to consummating the merger, (3) using their reasonable best efforts to obtain any consent, authorization, expiration or termination of a waiting period, permit, order or approval of, waiver or any exemption by any governmental entity in connection with the merger (including furnishing all information and documentary material required under the HSR Act), (4) using reasonable best efforts to defend any lawsuits or other legal proceedings brought by any governmental entity challenging the merger agreement or the consummation of the merger, (5) using reasonable best efforts to obtain any consent, approval of, waiver or any exemption by, or notice to any non-governmental third party, in each case, to the extent necessary, proper or advisable and (6) the execution and delivery of any reasonable additional instruments necessary to consummate the merger and fully carry out the purposes of the merger agreement.
Pursuant to the merger agreement, the parties are required to use their reasonable best efforts to make by December 2, 2015 any notifications required pursuant to, and thereafter, make any other required submissions under, the HSR Act with respect to the merger and the other transactions contemplated by the merger agreement.
To permit the merger to occur as promptly as reasonably practicable, and in any event before the end date, Air Liquide shall (1) propose, negotiate, commit to, effect and agree to, by consent decree, hold separate order, or otherwise, the sale, divestiture, license, holding separate, and other disposition of and restriction on the businesses, assets, properties, product lines, and equity interests of, or changes to the conduct of business of, Airgas, Air Liquide and their respective subsidiaries and take such action or actions that would in the aggregate have a similar effect, (2) terminate or divest relationships, ventures, contractual rights or obligations of Airgas or Air Liquide or their respective subsidiaries, and (3) otherwise take or commit to take any action that would limit Air Liquide’s freedom of action with respect to, or its ability to retain or hold, directly or indirectly, any businesses, assets, equity interests, product lines or properties of Air Liquide or Airgas (including any of their respective subsidiaries); provided, that any such actions are conditioned upon and become effective only from and after the effective time and under no circumstances shall Air Liquide be required to propose, negotiate, commit to, effect and agree to such actions relating to the businesses, assets, properties, product lines, equity interests, relationships, ventures, contractual rights, or obligations of Air Liquide and its subsidiaries (including prior to the closing, the company and its subsidiaries, and following the closing, the surviving corporation and its subsidiaries) that, directly or indirectly, generated in the aggregate more than $500,000,000 in gross revenue during the 12 calendar months ended December 31, 2014.

If any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by the merger agreement as violative of any antitrust law, each of Air Liquide and Airgas is required to use reasonable best efforts to contest and resist the action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the merger.
Airgas and Air Liquide shall use reasonable best efforts to make an appropriate notification under the DPA so as to permit the closing to occur as promptly as reasonably practicable, and in any event before the end date, and shall use their reasonable best efforts to provide CFUIS with any additional or supplemental information requested by CFIUS as promptly as practicable. Airgas and Air Liquide shall take all steps advisable, necessary or desirable to obtain CFIUS clearance. However, Air Liquide shall not be obligated to (and Airgas shall not without the prior written consent of Air Liquide) consent to or take certain actions to obtain CFIUS clearance that would, or would reasonably be expected to be, individually or in the aggregate, material and adverse to Airgas and its subsidiaries together with the U.S. industrial bulk and industrial cylinder business of Air Liquide, on a combined basis, taken as a whole (any such action, a “burdensome condition”).
Indemnification and Insurance
Air Liquide and Merger Sub have agreed that all rights to exculpation and indemnification for acts or omissions occurring at or before the effective time, whether asserted or claimed before, at or after the effective time (including any matters arising in connection with the transactions contemplated by the merger agreement), now existing in favor of the current or former directors, officers or employees, as the case may be, of Airgas or any of its subsidiaries (which we refer to as the “indemnified parties”) as provided in the Airgas organizational documents and the certificate of incorporation, bylaws, limited partnership agreement, limited liability company agreement or comparable constituent or organizational documents for each subsidiary of Airgas or in any agreement set forth in the disclosure schedule in the merger agreement, each as in effect on November 17, 2015, will survive the merger and will continue in full force and effect in accordance with their terms. For a period of not less than six years after the effective time, Air Liquide will, and will cause the surviving company to indemnify, defend and hold harmless, and advance expenses to the indemnified parties with respect to all acts or omissions by them in their capacities as such at any time before the effective time, to the fullest extent provided by: (1) the Airgas organizational documents or the certificate of incorporation, bylaws, limited partnership agreement, limited liability company agreement or comparable constituent or organizational documents for each subsidiary of Airgas as in effect on November 17, 2015; (2) any such agreement between any such indemnified party on the one hand and Airgas or any of its subsidiaries on the other hand, as in effect on November 17, 2015; and (3) applicable law.
In addition, Air Liquide will provide, or cause the surviving company to provide, for a period of not less than six years after the effective time, the indemnified parties who are insured under Airgas’ directors’ and officers’ insurance and indemnification policy with an insurance and indemnification policy that provides coverage for events occurring at or before the effective time that is no less favorable than the existing policy of Airgas, with certain qualifications.
Gas Supply Agreement
Air Liquide and Merger Sub have agreed that, if so requested by Airgas, Air Liquide will (or will cause its subsidiaries to) enter into new gas supply agreements with Airgas (substantially in a pre-negotiated form) prior to expiration of certain specified gas supply agreements between Airgas and certain third-party gas suppliers. Air Liquide’s obligation to provide supply will survive even if the merger agreement is terminated (except in certain agreed upon circumstances); however in that situation, Airgas will be required to negotiate in good faith with the applicable counterparties to seek to renew or extend the gas supply agreements prior to their expiration.
Certain Additional Covenants
The merger agreement also contains additional covenants, including, among others, covenants relating to the filing of this proxy statement, covenants relating to regulatory filings and approvals (which are described under the section entitled “The Merger — Regulatory Clearances”), reporting requirements under Section 16 of the Exchange Act, the treatment of certain indebtedness, delisting and deregistration of the Airgas common stock, coordination with respect to litigation relating to the merger, and public announcements with respect to the transactions contemplated by the merger agreement.
Conditions to Completion of the Merger
Each party’s obligation to complete the merger is subject to the satisfaction or waiver of the following conditions:
•
the adoption of the merger agreement by the required vote of Airgas’ stockholders;

•
no injunction by any court or other tribunal of competent jurisdiction shall have been entered and shall continue to be in effect and no law shall have been adopted that remains in effect or be effective, in each case that prevents, enjoins, prohibits or makes illegal the consummation of the merger;

•
all waiting periods applicable to the merger under the HSR Act shall have expired or been terminated; and

•
CFIUS clearance shall have been obtained, as described in the section entitled “The Merger Agreement — Other Covenants and Agreements — Efforts to Complete the Merger.”

The respective obligations of Air Liquide and Merger Sub to complete the merger are subject to the satisfaction or waiver of the following additional conditions:
•
the accuracy of the representations and warranties of Airgas both at and as of November 17, 2015 and at and as of the closing date (except for any such representations and warranties made as of a particular date or period, which representations and warranties must be true and correct only as of that date or period), subject to a material adverse effect standard or other materiality standard provided in the merger agreement;

•
Airgas’ having performed and complied in all material respects with all covenants required by the merger agreement to be performed or complied with by it prior to the effective time; and

•
the delivery of an officer’s certificate by Airgas certifying that the conditions described in the two preceding bullet points have been satisfied.

The obligation of Airgas to complete the merger is subject to the satisfaction or waiver of the following additional conditions:
•
the accuracy of the representations and warranties of Air Liquide and Merger Sub both at and as of November 17, 2015 and at and as of the closing date (except for any such representations and warranties made as of a particular date or period, which representations and warranties must be true and correct only as of that date or period), subject to a material adverse effect standard or other materiality standard provided in the merger agreement;

•
Air Liquide and Merger Sub having performed and complied in all material respects with all covenants required by the merger agreement to be performed or complied with by them prior to the effective time; and

•
the delivery of an officer’s certificate by Air Liquide certifying that the conditions described in the two preceding bullet points have been satisfied.

Termination
The merger agreement may be terminated and abandoned at any time before the effective time, whether before or after Airgas’ stockholders have adopted the merger agreement:
•
by mutual written consent of Airgas and Air Liquide;

•
by either Airgas or Air Liquide if:

◦
an order by a governmental authority of competent jurisdiction shall have been issued permanently restraining, enjoining or otherwise prohibiting the consummation of the merger and such order shall have become final and nonappealable, except that the right to terminate is not available to a party if the order resulted due to a material breach by such party of any representation, warranty, covenant or other agreement of such party set forth in the merger agreement;
◦
if the Airgas stockholders meeting (as it may be adjourned or postponed) at which a vote was taken on the approval of the adoption of the merger agreement shall have concluded and the Airgas stockholder approval has not been obtained; or

◦
the merger has not been completed by 5:00 p.m. Eastern Time on August 17, 2016 (such date, as it may be extended as described below, referred to in this proxy statement as the “end date”), provided that (1) if all of the conditions to closing, other than those pertaining to an injunction under antitrust or CFIUS laws, waiting periods under the HSR Act or CFIUS clearance, have been satisfied or are capable of being satisfied at such time, the end date may be extended by either Airgas or Air Liquide to 5:00 p.m. Eastern Time on November 17, 2016, and (2) following the initial extension of the end date, if all of the conditions to closing, other than those pertaining to an injunction under antitrust or CFIUS laws, waiting periods under the HSR Act or CFIUS clearance, have been satisfied or are capable of being satisfied at such time, the end date may be extended further by either Airgas or Air Liquide to 5:00 p.m. Eastern Time on February 17, 2017, except that the right to terminate or extend the merger agreement is not available to a party if the failure to close by the end date is due to a material breach by such party of any representation, warranty, covenant or other agreement of such party set forth in the merger agreement;

•
by Air Liquide if:

◦
Airgas has breached or there is any inaccuracy in any of its representations or warranties, or Airgas has breached or failed to perform any of its covenants or other agreements contained in the merger agreement that (1) would give rise to a failure of the conditions to the obligations of Air Liquide to effect the merger and (2) which either is not curable or is not cured by the earlier of the end date and the date that is 30 days following written notice describing such breach or failure, except that Air Liquide may not terminate the merger agreement as a result of such breach or failure if it is in breach of any representation, warranty, covenant or other agreement that would give rise to a failure of specified conditions to the obligations of Airgas to effect the merger; or

◦
prior to the receipt of the Airgas stockholder approval, (1) a company adverse recommendation change has occurred, (2) a tender offer or exchange offer that constitutes a company takeover proposal has been commenced by a person unaffiliated with Air Liquide or Merger Sub and Airgas shall not have published, sent or given to its stockholders, pursuant to Rule 14e-2 under the Exchange Act, within the 10 business day period after such tender offer or exchange offer is first published, sent or given, or within 10 business days after such tender offer or exchange offer is subsequently amended in any material respect, or, if sooner, not later than four business days prior to the expiration of such offer, a statement recommending that Airgas stockholders reject such tender offer or exchange offer or (3) Airgas shall have materially breached the no solicitation provisions of the merger agreement or specified provisions of the merger agreement related to obtaining the Airgas stockholder approval of the merger agreement; or

•
by Airgas:

◦
in accordance with the provisions regarding its fiduciary termination right in connection with a company superior proposal; or

◦
if Air Liquide has breached or there is any inaccuracy in any of its representations or warranties, or Air Liquide has breached or failed to perform any of its covenants or other agreements contained in the merger agreement that (1) would give rise to a failure of the conditions to the obligations of Airgas to effect the merger and (2) which either is not curable or is not cured by the earlier of the end date and the date that is 30 days following written notice describing such breach or failure, except that Airgas may not terminate the merger agreement as a result of such breach or failure if it is in breach of any representation, warranty, covenant or other agreement that would give rise to a failure of specified conditions to the obligations of Air Liquide to effect the merger.
Termination Fee
Airgas will pay Air Liquide a termination fee of  $400 million in immediately available funds in accordance with the timing provisions applicable to such payment in the merger agreement if the merger agreement is terminated in the following circumstances:
•
if the merger agreement is terminated by Airgas in accordance with the provisions regarding its fiduciary termination right in connection with a company superior proposal;

•
if the merger agreement is terminated by Air Liquide prior to receipt of the Airgas stockholder approval because (1) a company adverse recommendation change has occurred, (2) a tender offer or exchange offer that constitutes a company takeover proposal has been commenced by a person unaffiliated with Air Liquide or Merger Sub and Airgas shall not have published, sent or given to its stockholders, pursuant to Rule 14e-2 under the Exchange Act, within the 10 business day period after such tender offer or exchange offer is first published, sent or given, or within 10 business days after such tender offer or exchange offer is subsequently amended in any material respect, or, if sooner, not later than four business days prior to the expiration of such offer, a statement recommending that Airgas stockholders reject such tender offer or exchange offer or (3) Airgas shall have materially breached the no solicitation provisions of the merger agreement or specified provisions of the merger agreement related to obtaining the Airgas stockholder approval of the merger agreement; or

•
(1) a pre-termination takeover proposal (as defined below) has been made and not publicly and definitively withdrawn at least five business days before the Airgas stockholders meeting and thereafter the merger agreement is terminated by Air Liquide or Airgas because the Airgas stockholder approval is not obtained and (2) at any time on or before the 12 month anniversary of such termination, Airgas or any of its subsidiaries enters into a definitive agreement with respect to any transaction included within the definition of company takeover proposal (but substituting “50%” for references to “20%” in such definition) whether or not involving the same company takeover proposal as that which was the subject of the pre-termination takeover proposal event, then Airgas will pay Air Liquide the termination fee in immediately available funds pursuant to the timing provisions of such payment in the merger agreement.

For the purposes of the merger agreement, a pre-termination takeover proposal will be deemed to occur if, after November 17, 2015, (1) a company takeover proposal (or an intention to make a company takeover proposal) is made and publicly disclosed or (2) any person or their representative has publicly announced a company takeover proposal (or an intention to make a company takeover proposal) with respect to Airgas.
Air Liquide will pay Airgas a termination fee of  $400 million in immediately available funds in accordance with the timing provisions applicable to such payment in the merger agreement if the merger agreement is terminated by either Airgas or Air Liquide in the following circumstances:
•
(1) the merger has not been consummated by the end date due to a failure to satisfy a condition to closing as a result of an order or injunction arising under antitrust laws or a failure of the waiting periods under the HSR Act to have expired or been terminated, (2) all other conditions to the obligations of Air Liquide to effect the merger have been satisfied (other than receipt of CFIUS clearance) and those conditions that can only be satisfied at the closing and which are capable of being satisfied, and (3) any failure to receive CFIUS clearance by the end date resulted from a material breach by Parent of its obligations related to regulatory approvals under the merger agreement; or

•
an order by a governmental authority of competent jurisdiction shall have been issued permanently restraining, enjoining or otherwise prohibiting the consummation of the merger and such order shall have become final and nonappealable (solely to the extent such order or injunction arises under antitrust laws and did not arise from a material breach by Airgas of its obligations related to regulatory approvals).

Limitation on Remedies
In the event of the termination of the merger agreement pursuant to the provisions described under “— Termination” above, the merger agreement will be terminated and there will be no further liability on the part of Airgas, Air Liquide or Merger Sub except that the confidentiality agreements, certain sections of the merger agreement relating to the financing, the sections of the merger agreement relating to the termination thereof and Article VIII of the merger agreement will survive such termination. However, no such termination will relieve any party from liability for failure to consummate the merger, including due to Air Liquide’s failure to obtain adequate financing, if such party is required to do so pursuant to the merger agreement or from liability for fraud or for a willful breach of its covenants or agreements prior to termination of the merger agreement.
If a termination fee shall become due and payable by either Airgas or Air Liquide, from and after the termination of the agreement and payment of the termination fee in full pursuant to the merger agreement, the party paying such termination fee shall have no further liability of any kind for any reason in connection with the merger agreement or its termination except as expressly contemplated by the merger agreement. Under no circumstances will either termination fee be payable more than once.
Expenses; Transfer Taxes
Except as otherwise provided in the merger agreement, whether or not the merger is consummated, all costs and expenses incurred in connection with the merger, the merger agreement and the transactions contemplated hereby will be paid by the party incurring or required to incur such expenses. Except as otherwise provided in the merger agreement, all transfer taxes with respect to the transfer of Airgas common stock shall be borne by Air Liquide or Merger Sub and are expressly not a liability of Airgas stockholders.
Amendment and Modification
Any provision of the merger agreement may be amended or waived only if such amendment or waiver is in writing and signed, in the case of an amendment, by Airgas, Air Liquide and Merger Sub. However, after the receipt of the Airgas stockholder approval, if any such amendment or waiver will by applicable law or in accordance with the rules and regulations of the NYSE require further approval of the holders of Airgas common stock, the effectiveness of such amendment or waiver will be subject to such further approval. Furthermore, certain provisions of the merger agreement may not be amended, supplemented, waived or otherwise modified in any manner that is materially adverse in any respect to the financing sources in their capacities as such without the prior written consent of the adversely affected financing sources.
Jurisdiction; Specific Enforcement
The parties have agreed that irreparable damage would occur in the event that any of the provisions of the merger agreement are not performed or are threatened to not be performed, and that money damages would not be an adequate remedy in such a situation. Accordingly, the parties have agreed that, in addition to any other remedy available, including monetary damages, each of the parties will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). The parties irrevocably waived, and agreed not to assert as a defense, counterclaim or otherwise, (1) any claim that such party is not personally subject to the jurisdiction of the above named courts and (2) any claim that such party or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts, among other things.
Voting and Support Agreement
In connection with entering into the merger agreement, Air Liquide entered into a voting and support agreement dated as of November 17, 2015 and amended and restated December 17, 2015, with Peter McCausland, Bonnie McCausland and certain trusts of which their family members are beneficiaries (who are referred to in this proxy statement as the “supporting stockholders”). The following summary of the voting and support agreements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the voting and support agreement as Annex D.
Pursuant to the voting and support agreement, each supporting stockholder agreed to, among other things, vote his, her or its beneficially owned shares of Airgas common stock:
•
in favor of the adoption of the merger agreement;

•
in favor of any proposal to adjourn a meeting of the Airgas stockholders in the event there are not sufficient votes to adopt the merger agreement;

•
against any company takeover proposal; and

•
against any other action, agreement or transaction that is intended to, or could reasonably be expected to, materially impede the merger and the other transactions contemplated by the merger agreement.

As of the most recent practicable date, [•], 201[•], the voting and support agreement covered [•] shares of Airgas common stock, or approximately [•]% of the outstanding shares of Airgas common stock.
Each supporting stockholder also agreed to comply with certain restrictions on the disposition of his, her or its beneficially owned shares of Airgas before the earlier of the expiration date of the voting and support agreement and the date that stockholders of Airgas adopt the merger agreement.
The voting and support agreement will terminate upon the earlier to occur of  (1) the date on which the merger agreement is terminated and (2) the effective time.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION
(PROPOSAL 2)
As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, the Company is required to submit a proposal to the Company’s stockholders for a non-binding, advisory vote to approve the payment by the Company of certain compensation to the named executive officers of the Company that is based on or otherwise relates to the merger. This proposal, commonly known as “say-on-golden parachutes,” and which we refer to as the advisory vote on named executive officer merger-related compensation proposal, gives the Company’s stockholders the opportunity to vote, on a non-binding, advisory basis, on the compensation that the named executive officers may be entitled to receive from the Company that is based on or otherwise relates to the merger. This compensation is summarized in the table entitled “Golden Parachute Compensation” under “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger,” including the footnotes to the table.
The Airgas board of directors encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement.
The Airgas board of directors unanimously recommends that the Company’s stockholders approve the following resolution:
“RESOLVED, that the stockholders of Airgas, Inc. hereby approve, on a non-binding, advisory basis, the compensation to be paid or become payable by Airgas, Inc. to its named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation table and the footnotes to that table.”
The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to adopt the merger agreement and vote not to approve the named executive officer merger-related compensation proposal and vice versa. Because the vote on the named executive officer merger-related compensation proposal is advisory only, it will not be binding on either the Company or Air Liquide. Accordingly, if the merger agreement is adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of the Company’s stockholders.
The above resolution approving the merger-related compensation of the Company’s named executive officers on an advisory basis requires the affirmative vote of the holders of a majority of the votes cast.
The Airgas board of directors unanimously recommends a vote “FOR” the named executive officer merger-related compensation proposal.

VOTE ON ADJOURNMENT (PROPOSAL 3)
The Company’s stockholders are being asked to approve a proposal that will give the Airgas board of directors authority to adjourn the special meeting, if necessary or appropriate, including for the purpose of soliciting additional proxies in favor of the proposal to adopt the merger agreement, if there are not sufficient votes at the time of the special meeting to adopt the merger agreement. If this adjournment proposal is approved, the special meeting could be adjourned by the Airgas board of directors to any date. In addition, the Airgas board of directors could postpone the special meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time before their use. If you sign and return a proxy and do not indicate how you wish to vote on any proposal, or if you sign and return a proxy and you indicate that you wish to vote in favor of the proposal to adopt the merger agreement but do not indicate a choice on the adjournment proposal, your shares of common stock will be voted in favor of the adjournment proposal.
The Company does not intend to call a vote on this proposal if Proposal 1 is approved by the requisite number of shares of common stock at the special meeting.
The vote on the adjournment proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to approve the proposal to approve and adopt the merger agreement and vote not to approve the adjournment proposal and vice versa.
Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the votes cast.
The Airgas board of directors unanimously recommends a vote “FOR” the adjournment proposal.

MARKET PRICE OF THE COMPANY’S COMMON STOCK
Our common stock is traded on the NYSE under the symbol “ARG.”
As of the close of business on [•], 201[•], the latest practicable trading date before the filing of this proxy statement, there were [•] shares of common stock outstanding and entitled to vote, held by approximately [•] holders of record of common stock. The following table sets forth during the periods indicated the high and low sales prices of common stock as reported on the NYSE, and the cash dividends declared per share for the periods indicated:
	Market Price		Dividend Declared
	High	Low
Fiscal 2014
First Quarter	$104.40	$92.86	$0.48
Second Quarter	$107.72	$94.37	$0.48
Third Quarter	$112.60	$104.60	$0.48
Fourth Quarter	$113.16	$99.32	$0.48
Fiscal 2015
First Quarter	$110.00	$101.36	$0.55
Second Quarter	$113.74	$106.22	$0.55
Third Quarter	$118.75	$102.49	$0.55
Fourth Quarter	$119.00	$102.67	$0.55
Fiscal 2016
First Quarter	$108.00	$99.61	$0.60
Second Quarter	$107.10	$88.02	$0.60
Third Quarter	$139.22	$86.09	$0.60
Fourth Quarter (through January 7, 2016)	$138.50	$137.54	—
The closing sale price of our common stock on November 16, 2015, which was the last trading day before the merger was publicly announced, was $106.18 per share. On [•], 201[•], the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for our common stock was $[•] per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our common stock as of November 30, 2015 by: (1) each director and nominee; (2) each of our named executive officers; (3) all of our directors, nominees and current executive officers as a group; and (4) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock. Unless otherwise indicated, the persons or entities identified in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Information with respect to beneficial ownership has been furnished by each director, nominee and executive officer. With respect to beneficial owners of more than 5% of our common stock, information is based on information filed with the SEC. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules require inclusion of shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable within 60 days after November 30, 2015, which is January 29, 2016. These shares are deemed to be outstanding and beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Shares Outstanding
Peter McCausland	7,062,710(3)(4)(5)(6)	9.8%
Bonnie F. McCausland	6,935,438(6)(7)	9.6%
John P. Clancey	32,182(3)	*
James W. Hovey	127,915(3)(8)	*
Richard C. Ill	23,300(3)	*
Ted B. Miller, Jr.	41,682(3)	*
Paula A. Sneed	90,643(3)	*
David M. Stout	80,080(3)	*
Lee M. Thomas	98,930(3)(9)	*
John C. van Roden, Jr.	57,267(3)(10)	*
Ellen C. Wolf	27,549(3)	*
Andrew R. Cichocki	177,323(3)(11)	*
Robert M. McLaughlin	116,151(3)(5)	*
Michael L. Molinini	348,283(3)(12)	*
B. Shaun Powers(13)	59,213(3)	*
Robert H. Young, Jr.	77,191(3)	*
FMR LLC 245 Summer Street Boston, MA 02210	4,358,181(14)	5.8%
L’Air Liquide, S.A. 75 quai d’Orsay 75321 Paris Cedex 07 France	6,796,187(15)	9.4%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	5,691,851(16)	7.6%
All directors, nominees for director and current executive officers as a group (25 persons)	8,862,024(3)(4)(5)(6)(8)(9)(10)(11)(12)(17)	12.1%

*
Less than 1% of our outstanding common stock.

(1)
The address for all of the directors and executive officers set forth above and Mrs. McCausland is c/o Airgas, Inc., 259 North Radnor-Chester Road, Suite 100, Radnor, Pennsylvania 19087.

(2)
Includes all options and other rights to acquire shares exercisable on or within 60 days of November 30, 2015.

(3)
Includes the following number of shares of our common stock which may be acquired by certain directors, executive officers and 5% stockholders through the exercise of options that were exercisable as of November 30, 2015 or became exercisable within 60 days of that date: Mr. McCausland, 61,250 shares; Mr. Clancey, 31,682 shares; Mr. Hovey, 45,182 shares; Mr. Ill, 15,800 shares; Mr. Miller, 31,682 shares; Ms. Sneed, 45,182 shares; Mr. Stout, 45,182 shares; Mr. Thomas, 38,682 shares; Mr. van Roden, 45,182 shares; Ms. Wolf, 20,400 shares; Mr. Cichocki, 90,875 shares; Mr. McLaughlin, 85,150 shares; Mr. Molinini, 295,250 shares; Mr. Powers, 58,200 shares; Mr. Young, 63,400 shares; and all directors, nominees for director and current executive officers as a group,1,334,535 shares.

(4)
Investment and/or voting power with respect to 6,629,535 of such shares are shared with, or under the control of, Mr. McCausland’s spouse, Bonnie McCausland, 304,403 shares are held by a charitable foundation of which Mr. McCausland is an officer and director, and 15,700 shares are held in Mr. McCausland’s individual IRA account.

(5)
Includes the following shares of our common stock held under our 401(k) Plan as of November 30, 2015: Mr. McCausland, 51,822 shares; Mr. McLaughlin, 743 shares; and all executive officers as a group, 66,663 shares.

(6)
2,173,913 of such shares, together with other non-Airgas marketable securities, having an approximate aggregate value of  $300 million as of November 30, 2015, are pledged as collateral for a $150 million line of credit (which had, on November 30, 2015, an approximate principal balance of approximately $125 million) with a brokerage firm.

(7)
Investment and/or voting power with respect to 6,629,535 of such shares are shared with, or under the control of, Mrs. McCausland’s spouse, Peter McCausland, 304,403 shares are held by a charitable foundation of which Mrs. McCausland is an officer and director, and 1,500 shares are held in Mrs. McCausland’s individual IRA account.

(8)
Includes 69,240 shares held by an irrevocable defective grantor trust under which he holds voting and dispositive power and 10 shares held in two accounts under the Pennsylvania Uniform Transfer to Minors Act, for which Mr. Hovey is the custodian.

(9)
Includes 5,000 shares held by a charitable foundation of which Mr. Thomas and his spouse are directors/trustees and over which Mr. Thomas and his spouse share investment and voting power.

(10)
Includes 3,000 shares owned by a general partnership of which Mr. van Roden is a 0.5% owner and a general partner.

(11)
Investment and/or voting power with respect to 70,369 of such shares are shared with, or under the control of, Mr. Cichocki’s spouse.

(12)
49,159 of such shares are pledged as collateral for a $2,578,000 line of credit in a loan management account (which had, on November 30, 2015, an approximate balance of  $510,573.08) with a brokerage firm.

(13)
Mr. Powers, who was a named executive officer, retired effective August 1, 2015.

(14)
FMR LLC, as a parent holding company, Edward C Johnson 3d (director and chairman of FMR LLC), and Abigail O. Johnson (director, vice chairman, chief executive officer and president of FMR LLC) filed a Schedule 13G/A on June 30, 2015, upon which Airgas has relied in making this disclosure, reflecting the securities beneficially owned, or deemed beneficially owned, by FMR LLC and certain of its subsidiaries and affiliates. These include Fidelity Management Trust Company, Inc., Pyramis Global Advisors Trust Company and Strategic Advisers, Inc. (collectively, along with various other investment companies advised by Fidelity Management & Research Company, the “Fidelity Funds”). FMR LLC, as a parent holding company, may be deemed to have sole voting power as to 74,310 shares and sole dispositive power as to 4,358,181 shares. However, the report states that such power resides with the Fidelity Funds’ Board of Trustees.
(15)
On November 25, 2015, Air Liquide filed a Schedule 13D reporting that, in connection with entering into the voting and support agreement with Peter McCausland and Bonnie McCausland on November 17, 2015, Air Liquide may be deemed to have acquired beneficial ownership of 6,796,187 shares of our common stock, which are either owned directly by the Peter McCausland and Bonnie McCausland or over which they have the power to vote or dispose. Air Liquide disclaims that it constitutes a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with Peter and Bonnie McCausland and, pursuant to Rule 13d-4 under the Exchange Act, disclaims beneficial ownership of any shares of our common stock beneficially owned by Peter and Bonnie McCausland or any of their affiliates including, without limitation, the shares of common stock subject to the voting and support agreement.

(16)
Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc. (“VFTC”), Vanguard Investments Australia, Ltd. a wholly-owned subsidiary of The Vanguard Group, Inc. (“VIA”) and The Vanguard Group, Inc. jointly filed a Schedule 13G/A on February 11, 2015. Airgas has relied upon the beneficial ownership disclosed therein in making this disclosure. VFTC is the beneficial owner of 92,108 shares of Airgas common stock as a result of its serving as an investment manager of Vanguard-related collective trust accounts and VIA is the beneficial owner of 43,600 shares of Airgas common stock as a result of its serving as investment manager of Vanguard-related Australian investment offerings. The Vanguard Group, Inc. has sole voting power as to 114,808 shares, sole dispositive power as to 5,578,843 shares and shared dispositive power as to 113,008 shares. In addition to shares pledged by named executive officers and beneficial owners of more than 5% of our common stock, 32,280 of such shares are pledged as collateral for outstanding loans under cash management (margin) accounts with brokerage firms.

(17)
In addition to shares pledged by named executive officers and beneficial owners of more than 5% of our common stock, 39,372 of such shares are pledged as collateral for outstanding loans under cash management (margin) accounts with brokerage firms.

APPRAISAL RIGHTS
Under the DGCL, you have the right to dissent from the merger and to receive payment in cash for the fair value of your shares of common stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the Court, in lieu of the consideration you would otherwise be entitled to pursuant to the merger agreement. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Strict compliance with the statutory procedures is required to perfect appraisal rights under Delaware law.
The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex E to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in the loss or waiver of your appraisal rights. All references in this summary to a “stockholder” are to the record holder of shares of common stock of the Company unless otherwise indicated.
Beneficial owners of shares of common stock who do not also hold such shares of record may have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares. If shares of common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity, and if the shares of common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal on behalf of a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. In the event a record owner, such as a broker, who holds shares of common stock as a nominee for others, exercises his or her right of appraisal with respect to the shares of common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners, we recommend that the written demand state the number of shares of common stock as to which appraisal is sought. Where no number of shares is expressly mentioned, we will presume that the demand covers all shares held in the name of the record owner. If you hold your shares of common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.
Section 262 of the DGCL requires that stockholders for whom appraisal rights are available be notified not less than 20 days before the stockholders’ meeting to vote on the merger in connection with which appraisal rights will be available. A copy of Section 262 of the DGCL must be included with such notice. This proxy statement constitutes our notice to the Company’s stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 of the DGCL and a copy of the full text of Section 262 of the DGCL is attached hereto as Annex E. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 of the DGCL contained in Annex E to this proxy statement since failure to timely and properly comply with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights under the DGCL.
If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:
•
You must deliver to us a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption and approval of the merger agreement and the merger. Voting against or failing to vote for the adoption and approval of the merger agreement and the merger by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares. A stockholder’s failure to make a written demand before the vote with respect to the merger is taken will constitute a waiver of appraisal rights.

•
You must not vote in favor of, or consent in writing to, the adoption and approval of the merger agreement and the merger. A vote in favor of the adoption and approval of the merger agreement and merger, by proxy submitted by mail, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the adoption and approval of the merger agreement and the merger. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement and the merger or abstain from voting on the merger agreement and the merger.

•
You must continue to hold your shares of common stock from the date of making the demand through the effective date of the merger. Therefore, a stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made but who thereafter transfers the shares before the effective date of the merger will lose any right to appraisal with respect to such shares.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the aggregate consideration, but you will have no appraisal rights with respect to your shares of common stock.
All demands for appraisal pursuant to Section 262 of the DGCL should be addressed to Airgas, Inc., 259 North Radnor-Chester Road, Suite 100, Radnor, Pennsylvania 19087, Attention: Corporate Secretary, and must be delivered before the vote on the merger agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of common stock.
Within ten days after the effective date of the merger, the surviving corporation (i.e., Airgas, Inc.) must give written notice that the merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement and the merger. At any time within 60 days after the effective date of the merger, any stockholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw such stockholder’s demand for appraisal and to accept the aggregate consideration specified by the merger agreement for his or her shares of common stock; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the surviving corporation. Within 120 days after the effective date of the merger, any stockholder who has complied with Section 262 of the DGCL will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the merger agreement and the merger and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 of the DGCL and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the Company, as the surviving corporation. The surviving corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal. There is no present intent on the part of the Company to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that the Company will file such a petition or that the Company will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. The Register in Chancery, if so ordered by the Delaware Court of Chancery, must give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to the stockholders shown on the list at the addresses therein stated. Such notice must also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Delaware Court of Chancery deems advisable. The forms of the notices by mail and by publication must be approved by the Delaware Court of Chancery, and the costs thereof will be borne by the surviving corporation. At the hearing on such petition, the Delaware Court of Chancery will determine the stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.
After determination of the stockholders entitled to appraisal of their shares of common stock, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal before the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving corporation and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under Section 262 of the DGCL. When the fair value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, by the surviving corporation to the stockholders entitled to receive the same, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the surviving corporation of the certificates representing such stock.
In determining the fair value of the shares of common stock and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.”
The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

You should be aware that the fair value of your shares of common stock as determined under Section 262 of the DGCL could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement and that an opinion of an investment banking firm as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to, and does not otherwise address, fair value under Section 262 of the DGCL.
Moreover, we do not anticipate offering more than the per share aggregate consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of common stock is less than the per share aggregate consideration.
Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date before the effective time; however, if no petition for appraisal is filed within 120 days after the effective date of the merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective date of the merger or thereafter with the written approval of the Company, then the right of that stockholder to appraisal will cease. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the aggregate consideration that such holder would have received pursuant to the merger agreement within 60 days after the effective date of the merger.
In view of the complexity of Section 262 of the DGCL, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS
In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless the Company has received contrary instructions from one or more of the stockholders. Each stockholder will receive a separate proxy card. The Company will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement should be directed to Airgas, Inc., 259 North Radnor-Chester Road, Suite 100, Radnor, Pennsylvania 19087, Attention: Corporate Secretary, or by calling (610) 687-5253. In addition, stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.
SUBMISSION OF STOCKHOLDER PROPOSALS
If the merger is completed, we will not hold an annual meeting of stockholders in 2016. If the merger is not completed, you will continue to be entitled to attend and participate in our annual meetings of stockholders, and we will hold a 2016 annual meeting of stockholders, in which case we will provide notice of or otherwise publicly disclose the date on which such 2016 annual meeting will be held. If the 2016 meeting is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2016 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act and our bylaws, as described below.
Stockholder Proposals for Inclusion in Next Year’s Proxy Statement
Under the rules of the SEC, if a stockholder wants to submit a proposal for inclusion in the proxy statement and presentation at the 2016 annual meeting, the proposal must be received by us, attention: Robert H. Young, Jr., Secretary, at our principal offices, by March 3, 2016.
Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting
For any proposal, including a nomination for election to the Airgas board of directors, that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at our 2016 annual meeting, our bylaws require, and the SEC rules permit, that the proposal be received at our principal executive offices not earlier than April 6, 2016 and not later than May 6, 2016. However, if the date of the annual meeting is more than 30 days before or more than 60 days after August 4, 2016, the notice must be received not earlier than 120 days before the annual meeting and not later than the later of 90 days before the annual meeting or the 10th day following public announcement of the date of the meeting. Our By-Laws also provide that the notice must contain certain information regarding the proposal and the nomination.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:
Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549
Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Company’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.
The Company will make available a copy of its public reports, without charge, on its website at www.airgas.com as soon as reasonably practicable after the Company files the reports electronically with the SEC. In addition, you may obtain a copy of the reports, without charge, by contacting the Company at the following address and phone number: Airgas, Inc., 259 North Radnor-Chester Road, Suite 100, Radnor, Pennsylvania 19087, Attention: Corporate Secretary, telephone (610) 687-5253. Each such request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of common stock entitled to vote at the special meeting. In order to ensure timely delivery of such documents before the special meeting, any such request should be made promptly to the Company. A copy of any exhibit to a filing may be obtained upon request by a stockholder (for a fee limited to the Company’s reasonable expenses in furnishing the exhibit) to Airgas, Inc., 259 North Radnor-Chester Road, Suite 100, Radnor, Pennsylvania 190877, Attention: Corporate Secretary, telephone (610) 687-5253.
The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference into this proxy statement. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, and before the date of the special meeting:
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Annual Report on Form 10-K for the Fiscal Year Ended March 31, 2015;

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Quarterly Reports on Form 10-Q for the Periods Ended June 30, 2015 and September 30, 2015;

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Definitive Proxy Statement for the Company’s 2015 Annual Meeting, filed July 1, 2015; and

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Current Reports on Form 8-K, filed May 28, 2015, July 24, 2015, August 5, 2015, August 11, 2015, August 13, 2015, November 17, 2015, November 19, 2015 and December 4, 2015.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement, and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated [•], 201[_]. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders does not and will not create any implication to the contrary.

Annex A
EXECUTION VERSION

Agreement and plan of merger
by and among
AIRGAS, INC.,
L’AIR LIQUIDE, S.A.
and
AL ACQUISITION CORPORATION
Dated as of November 17, 2015

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of November 17, 2015, is by and among Airgas, Inc., a Delaware corporation (the “Company”), L’Air Liquide, S.A., a société anonyme organized under the laws of France (“Parent”), and AL Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”).
WITNESSETH:
WHEREAS, the parties intend that Merger Sub shall be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;
WHEREAS, the Board of Directors of the Company (the “Company Board of Directors”) has (a) unanimously determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and (c) resolved to recommend adoption of this Agreement by the stockholders of the Company;
WHEREAS, the Boards of Directors of each of Parent and Merger Sub have approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger;
WHEREAS, Parent has caused American Air Liquide Holdings, Inc., as the sole stockholder of Merger Sub, to approve the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and adopted this Agreement;
WHEREAS, as a condition and inducement to Parent’s willingness to enter into this Agreement, certain persons, in their capacity as stockholders of the Company, have simultaneously herewith entered into a Voting and Support Agreement (the “Voting and Support Agreement”) in connection with the Merger; and
WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements specified herein in connection with this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:
Article I.
THE MERGER
Section 1.1   The Merger. At the Effective Time, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”), Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall continue its existence under Delaware law as the surviving company in the Merger (the “Surviving Company”) and an indirect wholly owned subsidiary of Parent.
Section 1.2   Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006 at 8:00 a.m., local time, as promptly as practicable but in no event later than the fifth Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other place, date and time as the Company and Parent may agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”
Section 1.3   Effective Time. On the Closing Date, the Company and Merger Sub shall file with the Secretary of State of the State of Delaware a certificate of merger (the “Certificate of Merger”), executed in accordance with, and containing such information as is required by, the relevant provisions of the DGCL in order to effect the Merger. The Merger shall become effective at such time as the Certificate of Merger has been filed with the Secretary of State of the State of Delaware or at such time as is agreed between the parties and specified in the Certificate of Merger in accordance with the relevant provisions of the DGCL (such time is hereinafter referred to as the “Effective Time”).
Section 1.4   Effects of the Merger. The effects of the Merger shall be as provided in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company, all as provided under the DGCL.
Section 1.5   Organizational Documents of the Surviving Company.
(a)   Subject to the requirements set forth in Section 5.9, at the Effective Time, the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Company until thereafter amended in accordance with the provisions thereof and applicable Law, except that the name of the Surviving Company shall be “Airgas, Inc.”.
(b)   Subject to the requirements set forth in Section 5.9, at the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Company until thereafter amended in accordance with the provisions thereof and applicable Law, except that the name of the Surviving Company shall be “Airgas, Inc.”.
Section 1.6   Directors. Subject to applicable Law, the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Company and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.
Section 1.7   Officers. Except as otherwise determined by Parent prior to the Effective Time, the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Company and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.
Article II.
CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES
Section 2.1   Effect on Capital Stock.
(a)   At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company, Merger Sub or the holder of any shares of Company Common Stock or common stock of Merger Sub:
(i)   Common Stock of Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Company. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Company into which they were converted in accordance with the immediately preceding sentence.
(ii)   Cancellation of Certain Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned or held in treasury by the Company or any of its Subsidiaries and each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned by Parent or any of its Subsidiaries (including Merger Sub) shall no longer be outstanding and shall automatically be cancelled and shall cease to exist (the “Cancelled Shares”), and no consideration shall be delivered in exchange therefor.
(iii)   Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares, any Dissenting Shares, and any shares of Company Common Stock held by any Subsidiary of the Company) shall be automatically converted into the right to receive $143.00 in cash (the “Merger Consideration”).

All of the shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to this Article II shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and uncertificated shares of Company Common Stock represented by book-entry form (“Book-Entry Shares”) and each certificate that, immediately prior to the Effective Time, represented any such shares of Company Common Stock (each, a “Certificate”) shall thereafter represent only the right to receive the Merger Consideration into which the shares of Company Common Stock represented by such Book-Entry Share or Certificate have been converted pursuant to this Section 2.1.
(b)   Shares of Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of Company Common Stock held by a person (a “Dissenting Stockholder”) who has not voted in favor of, or consented to, the adoption of this Agreement and has complied with all the provisions of the DGCL concerning the right of holders of shares of Company Common Stock to require appraisal of their shares (the “Appraisal Provisions”) of Company Common Stock (“Dissenting Shares”), to the extent the Appraisal Provisions are applicable, shall not be converted into the right to receive the Merger Consideration as described in Section 2.1(a)(iii), but shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the procedures set forth in Section 262 of the DGCL. If such Dissenting Stockholder withdraws its demand for appraisal or fails to perfect or otherwise loses its right of appraisal, in any case pursuant to the DGCL, each of such Dissenting Stockholder’s shares of Company Common Stock shall thereupon be treated as though such shares of Company Common Stock had been converted into the right to receive the Merger Consideration pursuant to Section 2.1(a)(iii). The Company shall give Parent prompt notice of any demands for appraisal of shares of Company Common Stock received by the Company, withdrawals of such demands and any other instruments served pursuant to Section 262 of the DGCL and shall give Parent the opportunity to participate in all negotiations and proceedings with respect thereto. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.
(c)   Certain Adjustments. If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, or any similar event shall have occurred, then the Merger Consideration shall be equitably adjusted, without duplication, to proportionally reflect such change; provided, that nothing in this Section 2.1(c) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.
Section 2.2   Exchange of Certificates.
(a)   Appointment of Paying Agent. Prior to the Effective Time, Parent shall appoint a bank or trust company reasonably acceptable to the Company to act as payment agent (the “Paying Agent”) for the payment of the Merger Consideration and shall enter into a paying agent agreement reasonably acceptable to the Company relating to the Paying Agent’s responsibilities under this Agreement.
(b)   Deposit of Merger Consideration. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, in trust for the benefit of the holders of Company Common Stock, cash sufficient to pay the aggregate Merger Consideration (such aggregate Merger Consideration, the “Payment Fund”).
(c)   Exchange Procedures. As soon as reasonably practicable (and no later than the third Business Day) after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of shares of Company Common Stock whose shares of Company Common Stock were converted pursuant to Section 2.1(a)(iii) into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon delivery of the Certificates or transfer of the Book-Entry Shares to the Paying Agent and shall be in such form and have such other provisions as Parent shall reasonably designate) (the “Letter of Transmittal”) and (ii) instructions for use in effecting the surrender of Certificates or Book-Entry Shares in exchange for the Merger Consideration.

(d)   Surrender of Certificates or Book-Entry Shares. Upon surrender of Certificates or Book-Entry Shares to the Paying Agent together with the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor the Merger Consideration into which the shares represented by such Certificates or Book-Entry Shares have been converted pursuant to this Agreement. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer or stock records of the Company, any cash to be paid upon due surrender of the Certificate or Book-Entry Share formerly representing such shares of Company Common Stock may be paid or issued, as the case may be, to such a transferee if such Certificate or Book-Entry Share is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer or other similar Taxes have been paid or are not applicable. No interest shall be paid or shall accrue on the Merger Consideration payable upon surrender of any Certificate or Book-Entry Share.
(e)   No Further Ownership Rights in Company Common Stock. From and after the Effective Time, subject to applicable Law in the case of Dissenting Shares, (i) all holders of Certificates and Book-Entry Shares shall cease to have any rights as stockholders of the Company other than the right to receive the Merger Consideration into which the shares represented by such Certificates or Book-Entry Shares have been converted pursuant to this Agreement upon the surrender of such Certificate or Book-Entry Share in accordance with Section 2.2(d), without interest, and (ii) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. From and after the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Company of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates or Book-Entry Shares formerly representing shares of Company Common Stock are presented to the Surviving Company, Parent or the Paying Agent for any reason, such Certificates or Book-Entry Shares shall be cancelled and exchanged as provided in this Article II, subject to applicable Law in the case of Dissenting Shares.
(f)   Investment of Payment Fund. The Paying Agent shall invest any cash included in the Payment Fund as directed by Parent; provided, that no such investment or loss thereon shall affect the amounts payable to holders of Certificates or Book-Entry Shares pursuant to this Article II, and following any losses from any such investment, Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of shares of Company Common Stock at the Effective Time in the amount of such losses, which additional funds will be deemed to be part of the Payment Fund. Any interest or other income resulting from such investments shall be paid to Parent, upon demand.
(g)   Termination of Payment Fund. Any portion of the Payment Fund (including any interest or other amounts received with respect thereto) that remains unclaimed by, or otherwise undistributed to, the holders of Certificates and Book-Entry Shares for 12 months after the Effective Time shall be delivered to Parent, upon demand, and any holder of Certificates or Book-Entry Shares who has not theretofore complied with this Article II shall thereafter look only to Parent or the Surviving Company (subject to abandoned property, escheat or other similar Laws), as general creditors thereof, for satisfaction of its claim for Merger Consideration which such holder has the right to receive pursuant to this Article II without any interest thereon.
(h)   No Liability. Subject to applicable Law, none of Parent, the Company, Merger Sub or the Paying Agent shall be liable to any person in respect of any portion of the Payment Fund or the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Subject to applicable Law, notwithstanding any other provision of this Agreement, any portion of the Merger Consideration or the cash to be paid in accordance with this Article II that remains undistributed to the holders of Certificates and Book-Entry Shares as of immediately prior to the date on which the Merger Consideration or such cash would otherwise escheat to or become the property of any Governmental Entity, shall, to the extent permitted by applicable Law, become the property of the Surviving Company, free and clear of all claims or interest of any person previously entitled thereto.
(i)   Withholding Rights. Each of the Surviving Company, Parent, Merger Sub and the Paying Agent (without duplication) shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement, any amounts required to be deducted or withheld with respect to the making of such payment under applicable Tax Law; it being understood that, no withholding or deduction shall be required under the Laws of France from any amounts otherwise payable pursuant to this Agreement solely as a result of the fact that Parent is organized under the Laws of France rather than the United States, any State thereof or the District of Columbia, except to the extent that any such deduction or withholding shall be required by a change in Law (or official interpretation thereof announced by the French taxing authorities) after the date hereof. Any amounts so deducted, withheld and paid over to the appropriate Taxing Authority shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction or withholding was made.
(j)   Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such person of a bond in such amount as Parent or the Paying Agent may determine is reasonably necessary as indemnity against any claim that may be made against it or the Surviving Company with respect to such Certificate, the Paying Agent (or, if subsequent to the termination of the Payment Fund and subject to Section 2.2(g), Parent) shall deliver, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration in accordance with the terms of this Agreement.
Section 2.3   Company Options; Company Employee Stock Purchase Plan.
(a)   As of the Effective Time, each option to purchase shares of Company Common Stock granted pursuant to a Company Stock Plan or otherwise granted to an employee or other individual service provider for compensatory purposes (each, a “Company Option”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be cancelled by virtue of the Merger and without any action on the part of the holder thereof, in consideration for the right to receive a cash payment with respect thereto equal to the product of  (x) the number of shares of Company Common Stock subject to such Company Option as of the Effective Time and (y) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock subject to such Company Option as of the Effective Time (the “Option Cash Payment”). The Option Cash Payment shall be payable (without interest and less applicable withholding Taxes) in a lump sum promptly (but in no event more than five Business Days) following the Closing Date. Prior to the Effective Time, the Company Board of Directors and/or the appropriate committee thereof shall take all reasonable actions to provide that (i) no holder of Company Options shall have any rights in respect of the Company Options other than the right to receive the Option Cash Payment contemplated by this Section 2.3(a) and (ii) the Company Stock Plans shall be terminated as of the Effective Time.
(b)   As of the Effective Time, notional investments in Company Common Stock under the Company Deferred Compensation Plan II and the Company Deferred Compensation Plan (each, a “Company Deferred Compensation Plan”) shall be converted into notional investments in cash based on a price per share of Company Common Stock equal to the Merger Consideration, and such notional cash shall be deemed reinvested in other available investment funds under the applicable Company Deferred Compensation Plan as determined by the “Committee” (as defined in each Company Deferred Compensation Plan) including, if so determined by the Committee, in accordance with the directions of affected participants in the Company Deferred Compensation Plans. At and following the Effective Time, no further notional investments in Company Common Stock shall be allowed under the Company Deferred Compensation Plans.
(c)   Prior to the Effective Time, the Company Board of Directors and/or the appropriate committee thereof shall take all reasonable actions, including adopting any necessary resolutions or amendments with respect to the Company Employee Stock Purchase Plan (the “ESPP”) to effectuate the following: (i) to cause the option period ongoing as of the date of this Agreement to be the final option period under the ESPP and the currently outstanding purchase rights under the ESPP to be exercised on the earlier of  (x) the scheduled Enrollment Date (as defined in the ESPP) on which the shares underlying such outstanding purchase rights are to be purchased under the ESPP or (y) the Trading Date (as defined in the ESPP) that is seven Business Days prior to the Closing Date (in each case, the “Final Enrollment Date”), (ii) to cause that no additional options shall be granted upon such Final Enrollment Date and any options outstanding as of immediately following such Final Enrollment Date shall be terminated immediately upon completion of the purchase of Company Common Stock on such Final Enrollment Date (with any participant payroll deductions not applied to the purchase of Company Common Stock returned to the participant), (iii) to prohibit participants in the ESPP from increasing their payroll deductions from those in effect on the date of this Agreement, (iv) to terminate the ESPP effective immediately prior to the Closing Date, and (v) to provide that no participant in the ESPP shall have any rights in respect of the ESPP and options thereunder other than as provided in this Section 2.3(c).
(d)   Prior to the Effective Time, the Company Board of Directors (or, if appropriate, any committee administering the Company Options, the Deferred Compensation Plans or the ESPP, as applicable) shall adopt such resolutions that are necessary to effectuate the provisions of this Section 2.3.
Section 2.4   Further Assurances. Subject to Section 5.6(d) and Section 5.6(f), if at any time before or after the Effective Time, Parent or the Company reasonably believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Merger or to carry out the purposes and intent of this Agreement at or after the Effective Time, then Parent, Merger Sub, the Company and the Surviving Company and their respective officers and directors shall execute and deliver all such proper instruments, deeds, assignments or assurances and do all other things reasonably necessary or desirable to consummate the Merger and to carry out the purposes and intent of this Agreement.
Article III.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (i) as disclosed in the Company SEC Documents since March 31, 2014 and prior to the date hereof  (excluding any disclosures set forth in any such Company SEC Document in any risk factor section or any disclosure in any section relating to forward-looking statements) or (ii) as disclosed in the disclosure schedule delivered by the Company to Parent concurrently with the execution of this Agreement (the “Company Disclosure Schedule”) (provided, that disclosure in any section of such Company Disclosure Schedule shall apply to any other section of the Company Disclosure Schedule to the extent that it is reasonably apparent on the face of such disclosure that such disclosure applies to another representation or warranty in this Article III), the Company represents and warrants to Parent as follows:
Section 3.1   Organization.
(a)   The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Company’s Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of the Company and its Subsidiaries is duly qualified or licensed, and has all necessary governmental approvals, to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly approved, qualified or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)   The Company has made available to Parent prior to the date of this Agreement a true and complete copy of the Company’s certificate of incorporation and bylaws (collectively, the “Company Organizational Documents”), in each case, as amended through the date hereof, and the Company Organizational Documents are in full force and effect and the Company is not in violation of any of their provisions. The certificate of incorporation, bylaws, limited partnership agreement, limited liability company agreement or comparable constituent or organizational documents for each Subsidiary of the Company (collectively, the “Company Subsidiary Organizational Documents”) are in full force and effect and none of the Subsidiaries is in material violation of any of their provisions. Section 3.1(b) of the Company Disclosure Schedule sets forth a true and complete list of all Subsidiaries of the Company and any joint ventures, partnerships or similar arrangements in which the Company or its Subsidiaries has a limited liability, partnership or other equity interest (and the amount and percentage of any such interest).
Section 3.2   Capital Stock and Indebtedness.
(a)   The authorized capital stock of the Company consists of 200,000,000 shares of common stock, par value $0.01 per share (the “Company Common Stock”), and 20,030,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”), of which 30,000 shares are Non-Voting Preferred Stock. As of November 13, 2015 (the “Specified Date”), (i) 72,069,366 shares of Company Common Stock were issued and outstanding (not including shares held in treasury), (ii) 15,654,852 shares of Company Common Stock were held in treasury, (iii) 200,000 shares of Company Preferred Stock were designated as Series A Junior Participating Preferred Stock, 200,000 shares of Company Preferred Stock were designated as Series B Junior Participating Preferred Stock and 200,000 shares of Company Preferred Stock were designated as Series C Junior Participating Preferred Stock but no shares of Company Preferred Stock were issued or outstanding, (iv) 5,578,976 shares of Company Common Stock were reserved for issuance under the Company Stock Plans, of which 5,578,976 shares of Company Common Stock were issuable upon the exercise of outstanding Company Options, (v) 200,000 shares of Series C Junior Participating Preferred Stock were reserved for issuance in accordance with the Rights Agreement, pursuant to which the Company has issued rights to purchase Series C Junior Participating Preferred Stock (the “Rights”) and (vi) no other shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of Company Common Stock are, and shares of Company Common Stock reserved for issuance with respect to Company Options, when issued in accordance with the respective terms thereof, will be, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except (A) as set forth in this Section 3.2(a) and Section 3.2(b) or (B) as expressly permitted by Section 5.1(b)(E), there are no outstanding subscriptions, options, warrants, calls, puts, convertible securities, exchangeable securities or other similar rights, agreements or commitments to which the Company or any of its Subsidiaries is a party (1) obligating the Company or any of its Subsidiaries to (I) issue, transfer, exchange, sell or register for sale any shares of capital stock or other equity interests of the Company or any Subsidiary of the Company or securities convertible into or exchangeable for such shares or equity interests, (II) grant, extend or enter into any such subscription, option, warrant, call, put, convertible securities, exchangeable securities or other similar right, agreement or commitment relating to the capital stock or other equity interest of the Company or any Subsidiary of the Company, (III) redeem or otherwise acquire any such shares of capital stock or other equity interests, (IV) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or (V) make any payment to any person the value of which is derived from or calculated based on the value of Company Common Stock or Company Preferred Stock, or (2) granting any preemptive or antidilutive or similar rights with respect to any security issued by the Company or its Subsidiaries. No Subsidiary of the Company owns any shares of capital stock of the Company. Neither the Company nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting or registration of the capital stock or other equity interest of the Company or any of its Subsidiaries. Since the Specified Date through the date hereof, the Company has not issued or repurchased any shares of its capital stock (other than in connection with the exercise, settlement or vesting of Company Stock Awards in accordance with their respective terms) or granted any Company Options.
(b)   Section 3.2(b) of the Company Disclosure Schedule sets forth a true and complete list of all Company Options outstanding as of the Specified Date, specifying, on a holder-by-holder basis, (i) the name of each holder, (ii) the number of shares subject to each such Company Option, (iii) the grant date of each such Company Option, (iv) the vesting schedule of each such Company Option, (v) the exercise price for each such Company Option, (vi) the expiration date of each such Company Option, and (vii) whether such Company Option is intended to qualify as an “incentive stock option” under Section 422 of the Code.

(c)   The Company or a Subsidiary of the Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of the Company, free and clear of any preemptive rights and any Liens other than Permitted Liens or transfer restrictions imposed by applicable Law, and all of such shares of capital stock or other equity interests are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights in favor of any person other than the Company or a wholly owned Subsidiary of the Company. Except for equity interests in the Company’s Subsidiaries, as of the date hereof, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any equity interest in any person (or any security or other right, agreement or commitment convertible or exercisable into, or exchangeable for, any equity interest in any person). As of the date hereof, neither the Company nor any of its Subsidiaries has any obligation to acquire any material equity interest, security, right, agreement or commitment or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.
(d)   As of November 13, 2015, the Company and its Subsidiaries have no outstanding Indebtedness for borrowed money (other than intercompany Indebtedness owed by the Company or any wholly owned Subsidiary to any other wholly owned Subsidiary, or by any wholly owned Subsidiary to the Company or by Radnor Funding Corp. to the Company) in a principal amount in excess of  $15,000,000 in the aggregate, other than as set forth in Section 3.2(d) of the Company Disclosure Schedule.
Section 3.3   Corporate Authority Relative to this Agreement; Consents and Approvals; No Violation.
(a)   The Company has the requisite corporate power and authority to enter into this Agreement and, subject to adoption of this Agreement by holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon (the “Company Stockholder Approval”), to consummate the transactions contemplated hereby, including the Merger. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by the Company Board of Directors and, except for the Company Stockholder Approval and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of the Company or vote of the Company’s stockholders are necessary to authorize the consummation of the transactions contemplated hereby, including the Merger. The Company Board of Directors has unanimously (i) resolved to recommend that the Company’s stockholders adopt this Agreement (the “Company Recommendation”), (ii) declared it advisable to enter into the Merger Agreement, (iii) determined that this Agreement and the Merger and the other transactions contemplated by this Agreement are fair to and in the best interests of the Company and the Company’s stockholders, (iii) approved this Agreement and the Merger and the other transactions contemplated by this Agreement and (iv) directed that the adoption of this Agreement be submitted for consideration by the Company’s stockholders at a meeting thereof. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the legal, valid and binding agreement of Parent and Merger Sub, this Agreement constitutes the legal, valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as such enforcement may be subject to applicable bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium or other similar Laws affecting creditor’s rights generally and the availability of equitable relief and any implied covenant of good faith and fair dealing (the “Enforceability Exceptions”).
(b)   Other than in connection with or in compliance with (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the filing of the Proxy Statement with the U.S. Securities and Exchange Commission (the “SEC”) and any amendments or supplements thereto, (iii) the U.S. Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the “Exchange Act”), (iv) the rules and regulations of the New York Stock Exchange, (v) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) and (vi) CFIUS Approval (collectively, the “Company Approvals”), and subject to the accuracy of Parent’s and Merger Sub’s representations and warranties set forth in Section 4.2(b), no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity is required to be made or obtained, under applicable Law, for the consummation by the Company of the transactions contemplated by this Agreement, except for such authorizations, consents, orders, licenses, permits, approvals, registrations, declarations, notices and filings that the failure to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(c)   The execution and delivery by the Company of this Agreement does not, and (assuming the Company Approvals are obtained) the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not (i) result in any loss, or suspension, limitation or impairment of any right of the Company or any of its Subsidiaries to own or use any assets required for the conduct of their business or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, first offer, first refusal, modification or acceleration of, or trigger the grant of any material rights or material change to the payment terms under, any obligation or to the loss of a benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, Contract, instrument, permit, concession, franchise, right or license binding upon the Company or any of its Subsidiaries or by which or to which any of their respective properties, rights or assets are bound or subject, or result in the creation of any liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (each, a “Lien”) other than Permitted Liens, in each case, upon any of the properties or assets of the Company or any of its Subsidiaries, except for any of the foregoing as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) conflict with or result in any violation of any provision of the Company Organizational Documents or (iii) conflict with or violate any applicable Laws except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.4   Reports and Financial Statements.
(a)   The Company has timely filed or furnished all forms, documents and reports required to be filed or furnished by it with the SEC since March 31, 2013 (all such forms, documents and reports filed or furnished by the Company or any of its Subsidiaries, the “Company SEC Documents”). As of their respective dates or, if amended, as of the date of the last such amendment (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), the Company SEC Documents complied in all material respects with the applicable requirements of the U.S. Securities Act of 1933, as amended, and the rules promulgated thereunder (the “Securities Act”), the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is, or at any time since March 31, 2013 has been, required to file any forms, reports or other documents with the SEC. As of the date hereof, there are no outstanding or unresolved comments in any comment letters of the staff of the SEC received by the Company relating to the Company SEC Documents.
(b)   The consolidated financial statements (including all related notes and schedules) of the Company included in or incorporated by reference into the Company SEC Documents (the “Company Financial Statements”) (i) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended, (ii) were prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) (except, in the case of the unaudited statements, subject to normal year-end audit adjustments, non-GAAP financial measures accompanied by any reconciliation to GAAP that is required by the applicable rules and regulations of the SEC, and the absence of footnote disclosure) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), and (iii) comply as to form in all material respects with the applicable accounting requirements under the Securities Act, the Exchange Act and the applicable rules and regulations of the SEC. As of the date of this Agreement, KPMG LLP has not resigned (or informed the Company that it intends to resign) or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. There are no unconsolidated Subsidiaries of the Company.

(c)   Neither the Company nor any of its Subsidiaries is a party to, nor does it have any commitment to become a party to, any material joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company or one of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand) or any material “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act).
Section 3.5   Internal Controls and Procedures. The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are designed to ensure that all information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended March 31, 2015, and such assessment concluded that such controls were effective. Based on its most recent evaluation of internal controls over financial reporting prior to the date hereof, management of the Company has disclosed to the Company’s auditors and the audit committee of the Company Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to report financial information and (ii) any fraud or allegations of fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting, and each such deficiency, weakness and fraud so disclosed to auditors, if any, has been disclosed to Parent prior to the date hereof. Each of the Company and its Subsidiaries has substantially addressed any such deficiency, material weakness or fraud.
Section 3.6   No Undisclosed Liabilities. There are no Liabilities of the Company or any of its Subsidiaries of any nature whatsoever (whether accrued, absolute, determined, contingent or otherwise and whether due or to become due), except for (i) Liabilities that are reflected or reserved against on the consolidated balance sheet of the Company and its Subsidiaries included in its Annual Report on Form 10-K for the annual period ended March 31, 2015 (including any notes thereto), (ii) Liabilities arising in connection with the transactions contemplated hereby, (iii) Liabilities arising from an existing Contract, or a Contract entered into in compliance with this Agreement, except to the extent such Liabilities arose or resulted from a breach or a default of such Contract, (iv) Liabilities incurred in the ordinary course of business since March 31, 2015 and (v) Liabilities that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.7   Compliance with Law; Permits.
(a)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and each of its Subsidiaries are, and since September 30, 2012 have been, in compliance with all applicable federal, state, local and foreign laws, statutes, ordinances, rules, regulations, judgments, orders, injunctions, decrees or agency requirements of Governmental Entities (collectively, “Laws” and each, a “Law”). Since September 30, 2012, neither the Company nor any of its Subsidiaries has received any written notice or, to the Company’s knowledge, other communication from any Governmental Entity regarding any actual or possible failure to comply with any material Law in a material respect.
(b)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries hold, and have at all times since September 30, 2012 held, all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances, permissions, qualifications and registrations and orders of all applicable Governmental Entities, and all rights under any Company Material Contract with all Governmental Entities, and have filed all tariffs, reports, notices and other documents with all

Governmental Entities necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as they are now being conducted (the “Company Permits”) and have paid all fees and assessments due and payable in connection therewith. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all Company Permits are valid and in full force and effect, are not subject to any administrative or judicial proceeding that could result in any material modification, termination or revocation thereof, the Company and its Subsidiaries are in compliance with the terms and requirements of all such Company Permits and, to the Company’s knowledge, no suspension or cancellation of any such Company Permit is threatened.
(c)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, none of the Company or its Subsidiaries, or to the Company’s knowledge, any director, officer, employee, agent of the Company or any of its Subsidiaries, in each case, acting on behalf of the Company or any of its Subsidiaries, has, directly or indirectly, (i) used any funds of the Company or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of the Company or any of its Subsidiaries; (iii) violated or is in violation of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or is in violation of any similar Law or other applicable Bribery Legislation; (iv) established or maintained any unlawful fund of monies or other assets of the Company or any of its Subsidiaries; (v) made, promised or authorized any fraudulent entry on the books or records of the Company or any of its Subsidiaries; (vi) made any unlawful bribe, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for the Company or any of its Subsidiaries; or (vii) violated any provision of the USA PATRIOT Act applicable to the Company and its Subsidiaries. The Company has instituted policies and procedures that reasonably address compliance with the FCPA and other applicable Bribery Legislation by the Company and its Subsidiaries and maintains such policies and procedures in force, except for failures to have such policies or maintain such policies and procedures in force as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(d)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, none of the Company or its Subsidiaries, or to the Company’s knowledge, any director, officer, employee or agent of the Company or any of its Subsidiaries, (i) is a Sanctioned Person, (ii) has in the past five years engaged in, has any plan or commitment to engage in, direct or indirect dealings with any Sanctioned Person or in any Sanctioned Country on behalf of the Company or any of its Subsidiaries, except pursuant to a license from the United States, or (iii) has in the past five years violated, or engaged in any conduct sanctionable under, any Sanctions Law, nor to the Company’s knowledge, been the subject of an investigation or allegation of such a violation or sanctionable conduct.
(e)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since September 30, 2012 through the date of this Agreement, none of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding accounting, internal accounting controls or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or any material complaint, allegation, assertion, claim or concerns from employees of the Company or any of its Subsidiaries regarding questionable accounting or auditing matters with respect to the Company or any of its Subsidiaries.
(f)   Notwithstanding anything contained in this Section 3.7, no representation or warranty shall be deemed to be made in this Section 3.7 in respect of the matters referenced in Section 3.8, Section 3.9, Section 3.13, or Section 3.14.
Section 3.8   Environmental Laws and Regulations. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) there are no suits, actions, claims, proceedings, arbitrations, or, to the knowledge of the Company, investigations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, alleging non-compliance with or other Liability under any Environmental Law or arising from the Release or presence of or exposure to Hazardous Materials, (b) the Company and its Subsidiaries are and have since September 30, 2012 been, in compliance with all Environmental Laws (which compliance includes the possession by the Company and each of its Subsidiaries of all Company Permits required under applicable Environmental Laws to conduct their respective business and operations, and compliance with the terms and conditions thereof), (c) there has been no Release or presence of or exposure to Hazardous Materials by the Company or any of its Subsidiaries, (i) whether on or off any Company Leased Real Property, Company Owned Real Property or, to the knowledge of the Company, any property formerly owned or operated by the Company or any of its Subsidiaries or (ii) to the knowledge of the Company, as a result of any operations or activities of the Company or any of its Subsidiaries, in each case that would reasonably be expected to give rise to any Liability to the Company or its Subsidiaries, (d) neither the Company nor any of its Subsidiaries has been identified as potentially responsible or liable for or has received an information request relating to any off-site storage, treatment, recycling or disposal of Hazardous Materials under Environmental Laws including CERCLA, (e) none of the Company and its Subsidiaries is subject to any Order or any indemnity obligation or other Contract with any person that would reasonably be expected to result in Liabilities to the Company or any of its Subsidiaries under applicable Environmental Laws or concerning Hazardous Materials or Releases, (f) neither the Company nor any of its Subsidiaries has received any written notice the subject matter of which remains unresolved from any Governmental Entity alleging non-compliance by the Company or any of its Subsidiaries with respect to any Environmental Law or Company Permit required by applicable Environmental Law in connection with the ownership or operation of their respective businesses, and (g) no Liens pursuant to Environmental Laws have been or are imposed on the property owned or operated by the Company or its Subsidiaries, and to the Company’s knowledge, no such Liens have been threatened. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will require any investigation or remediation activities or notice to or consent of any Governmental Entity or third party pursuant to any Environmental Law.
Section 3.9   Employee Benefit Plans.
(a)   Section 3.9(a) of the Company Disclosure Schedule sets forth a correct and complete list, as of the date hereof, of each material U.S. Company Benefit Plan. With respect to each material U.S. Company Benefit Plan, to the extent applicable, correct and complete copies of the following have been delivered or made available to Parent by the Company: (i) all plan documents (including all material written amendments thereto) (which, for the avoidance of doubt, with respect to any material U.S. Company Benefit Plan for which a form agreement is used, shall consist of a copy of such form); (ii) all related trust documents; (iii) all insurance contracts or other funding arrangements; (iv) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the “IRS”); (v) the most recent determination letter from the IRS for any U.S. Company Benefit Plan that is intended to qualify under Section 401(a) of the Code; and (vi) the most recent summary plan description.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each U.S. Company Benefit Plan has been established, operated and administered in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all contributions required to be made to any U.S. Company Benefit Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any U.S. Company Benefit Plan, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of the Company. With respect to each grant of Company Options, each such grant was made in all material respects in accordance with the terms of the Company Stock Plan, the Exchange Act and all other applicable Laws, including the rules of the New York Stock Exchange.
(c)   Section 3.9(c) of the Company Disclosure Schedule identifies each U.S. Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code (each, a “Qualified Plan”). With respect to each Qualified Plan, (i) the IRS has issued a favorable determination letter with respect to each Qualified

Plan and its related trust, for the most recent cycle applicable to such Qualified Plan), and such determination letter has not been revoked (nor has revocation been threatened in writing), and (ii) to the knowledge of the Company, there are no existing circumstances and no events have occurred that would reasonably be expected to result in disqualification of any Qualified Plan or the related trust. No trust funding any U.S. Company Benefit Plan is intended to meet the requirements of Code Section 501(c)(9).
(d)   None of the Company and its Subsidiaries nor any of their respective ERISA Affiliates has, in the past three years, maintained, established, contributed to or been obligated to contribute to any plan that is (i) a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”) or (ii) subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, no circumstance exists that would reasonably be expected to result in any Liability to the Company or to any of its Subsidiaries or, to the knowledge of the Company, any of its ERISA Affiliates, under Title IV or Section 302 of ERISA or under Section 412, 430 or 4971 of the Code.
(e)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there are no pending or, to the knowledge of the Company, threatened material claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and, to the Company’s knowledge, no set of circumstances exists which would reasonably be expected to give rise to a claim or lawsuit, against the Company, the Company Benefit Plans, any fiduciaries thereof with respect to their duties to the Company Benefit Plans and for whom the Company has an obligation to indemnify, or the assets of any of the trusts under any of the Company Benefit Plans.
(f)   No U.S. Company Benefit Plan or, except as would not reasonably be expected to result in a material Liability to the Company and its Subsidiaries, Non-U.S. Company Benefit Plan provides for any post-employment or post-retirement medical or life insurance benefits for retired, former or current employees or beneficiaries or dependents thereof, except as required by Section 4980B of the Code.
(g)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each U.S. Company Benefit Plan that is a nonqualified deferred compensation plan subject to Section 409A of the Code has been since September 30, 2012 in documentary and operational compliance with Section 409A of the Code. The Company is not party to, or otherwise obligated under, any contract, agreement, plan or arrangement that provides for the gross-up of Taxes imposed by Section 409A(a)(1)(B) of the Code.
(h)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Non-U.S. Company Benefit Plan (i) if intended to qualify for special tax treatment, meets all the requirements for such treatment, (ii) if required to be funded, book-reserved or secured by an insurance policy, is funded, book-reserved, or secured by an insurance policy, as applicable, based on reasonable actuarial assumptions in accordance with applicable accounting principles, and (iii) has been maintained in compliance with all applicable Laws.
(i)   The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event (i) entitle any current or former employee, director, consultant or officer of the Company or any of its Subsidiaries (who is a natural person or a personal services entity) to severance pay, accrued pension benefit or any other payment under a U.S. Company Benefit Plan or, except as would not reasonably be expected to result in a material Liability to the Company and its Subsidiaries, any Non-U.S. Company Benefit Plan, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee, director, consultant or officer (who is a natural person or a personal services entity) under a U.S. Company Benefit Plan or, except as would not reasonably be expected to result in a material Liability to the Company and its Subsidiaries, any Non-U.S. Company Benefit Plan, (iii) trigger any funding obligation under, or impose any restrictions or limitations on the Company’s rights to administer, amend or terminate, a U.S. Company Benefit Plan or, except as would not reasonably be expected to result in a material Liability to the Company and its Subsidiaries, any Non-U.S. Company Benefit Plan, or (iv) result in any payment (whether in cash or property or the vesting of property) to any

“disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) that would, individually or in combination with any other such payment, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code or Section 4999 of the Code). No Company Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 4999 of the Code. No Company Benefit Plan provides for, and neither the Company nor any of its Subsidiaries has any obligation to pay, any gross-up or reimbursement of Taxes under Section 4999 of the Code.
Section 3.10   Absence of Certain Changes or Events.
(a)   Since March 31, 2015 and through the date of this Agreement, the businesses of the Company and its Subsidiaries have been conducted in all material respects in the ordinary course of business.
(b)   Since March 31, 2015, there has not been any fact, change, circumstance, event, occurrence, condition or development that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.11   Investigations; Litigation. There is no suit, action, claim, proceeding, arbitration or investigation pending or, to the knowledge of the Company, threatened (a) against the Company or any of its Subsidiaries or any other person for whom the Company or any of its Subsidiaries may be liable before (or, if threatened, that would be before) or by any Governmental Entity or (b) to which any of the properties or assets of the Company or any of its Subsidiaries are subject, in each case that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against or, to the knowledge of the Company, investigation by any Governmental Entity involving, the Company or any of its Subsidiaries or any of their respective properties or assets, except for those that have not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. As of the date hereof, to the knowledge of the Company, there is no suit, action, claim, proceeding, arbitration or investigation pending or threatened that seeks equitable, declaratory or injunctive relief that would reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.
Section 3.12   Information Supplied. The information supplied or to be supplied by the Company for inclusion in the proxy statement relating to the Company Stockholders’ Meeting (together with any amendments or supplements thereto, in each case in the form or forms mailed to the Company’s stockholders, the “Proxy Statement”) will not, at the time the Proxy Statement is first mailed to the stockholders of the Company and at the time of any meeting of Company stockholders to be held in connection with the Merger (including the Company Stockholders’ Meeting), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent in writing expressly for inclusion therein.
Section 3.13   Tax Matters. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:
(a)   (i) The Company and each of its Subsidiaries have prepared and timely filed (taking into account any valid extension of time within which to file) all Tax Returns required to be filed by any of them and all such Tax Returns are true, complete and accurate in all respects, and (ii) the Company and each of its Subsidiaries have timely paid all Taxes that are required to be paid by any of them or that the Company or any of its Subsidiaries are obligated to withhold (including, in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, stockholders or other third party), in each case, whether or not shown on any Tax Return, except, in each case of clauses (i) and (ii), with respect to matters for which adequate reserves have been established, in accordance with GAAP, in the Company Financial Statements.
(b)   The federal income Tax Returns of the Company and its Subsidiaries have been examined through the Tax year ending March 31, 2006. There are currently no (i) effective waivers of any statute of limitations with respect to Taxes of the Company or any of its Subsidiaries or (ii) extensions of time with respect to a Tax assessment or deficiency of the Company or any of its Subsidiaries.

(c)   All assessments for Taxes due with respect to completed and settled examinations or any concluded litigation have been paid in full.
(d)   There is no deficiency for any amount of Taxes which has been proposed, asserted or assessed, in each case, in writing, by any Taxing Authority against the Company or any of its Subsidiaries that has not been paid or for which adequate reserves have not been established, in accordance with GAAP, in the Company Financial Statements. There are no audits, suits, proceedings, examinations, investigations or other administrative or judicial proceedings ongoing, pending or, threatened in writing in respect of Taxes or Tax matters of the Company or any of its Subsidiaries.
(e)   There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens.
(f)   No claim has been made in writing in the past five years by any Taxing Authority in a jurisdiction where the Company and its Subsidiaries do not file income or franchise Tax Returns that the Company or any of its Subsidiaries is or may be subject to income or franchise Tax in that jurisdiction.
(g)   Neither the Company nor any of its Subsidiaries is bound by any private letter ruling, technical advice memorandum or similar ruling or memorandum with any Taxing Authority with respect to any Taxes, nor is any request for such ruling or memorandum outstanding.
(h)   None of the Company or any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution that was purported or intended to be governed by Section 355 of the Code occurring during the two-year period ending on the date hereof.
(i)   Neither the Company nor any of its Subsidiaries (i) is a party to any agreement or arrangement relating to the apportionment, sharing, assignment or allocation of any Tax or Tax asset (other than (x) an agreement or arrangement solely among the Company and/or its Subsidiaries or (y) pursuant to ordinary course commercial contracts not primarily relating to Taxes) or (ii) has any Liability for Taxes of any person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any analogous or any similar provision of state, local or foreign Tax Law), as transferee, successor, or otherwise.
(j)   None of the Company or any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulation 1.6011-4(b) (or any similar provision of state Tax Law).
Section 3.14   Employment and Labor Matters. Except as set forth in Section 3.14 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, labor union contract, or trade union agreement (each, a “Collective Bargaining Agreement”). Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries are in compliance with the terms and conditions of the Collective Bargaining Agreements and applicable Laws pertaining to the Collective Bargaining Agreements. To the knowledge of the Company, as of the date hereof, there are no material activities or proceedings of any labor or trade union to organize any employees of the Company or any of its Subsidiaries. Except as set forth in Section 3.14 of the Company Disclosure Schedule, as of the date hereof, no Collective Bargaining Agreement is being negotiated by the Company or any of its Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no strike, lockout, slowdown, or work stoppage against the Company or any of its Subsidiaries pending or, to the Company’s knowledge, threatened. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) there is no pending charge or complaint against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable Governmental Entity, and (ii) none of the Company and its Subsidiaries are a party, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries have complied with all Laws regarding employment and employment practices (including anti-discrimination), terms and conditions of employment and wages and hours (including classification of employees and equitable pay practices) and other Laws in respect of any reduction in force (including notice, information and consultation requirements), and no claims relating to non-compliance with the foregoing are pending or, to the Company’s knowledge, threatened. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, to the knowledge of the Company, there are no outstanding assessments, penalties, fines, Liens, charges, surcharges, or other amounts required to be paid that are due or owing by the Company pursuant to any workplace safety and insurance/workers’ compensation Laws.
Section 3.15   Intellectual Property.
(a)   The United States and foreign issued Patents, pending Patent applications, registered Marks, pending applications for registration of Marks and registered Copyrights owned by the Company or any of its Subsidiaries are referred to collectively as the “Company Registered Intellectual Property”. No registrations or applications for Company Registered Intellectual Property have expired or been cancelled or abandoned except in accordance with the expiration of the term of such rights, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)   The Company and its Subsidiaries own all right, title, and interest, free and clear of all Liens (except for Permitted Liens) to, or otherwise have a valid and enforceable right to use all Intellectual Property necessary for or used in the conduct of the business of the Company and its Subsidiaries as currently conducted, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, none of the Intellectual Property owned by the Company or its Subsidiaries is owned jointly with a third party.
(c)   To the Company’s knowledge, the conduct of the business of the Company and its Subsidiaries does not infringe, violate or constitute misappropriation, and since September 30, 2012, has not infringed, violated or constituted misappropriation, of any Intellectual Property of any third person except for such infringements, violations and misappropriations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Company’s knowledge, no third person is infringing, violating or misappropriating any Intellectual Property owned by the Company or its Subsidiaries except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There is no (i) pending claim or (ii) asserted or threatened claim in writing (including any “cease and desist” letters and invitations to license), asserting or threatening that the Company or any Subsidiary has infringed, violated or misappropriated, or is infringing, violating or misappropriating any Intellectual Property rights of any third person, except for any such claims that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(d)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have implemented (i) commercially reasonable measures to protect the confidentiality, integrity and security of the Company’s and its Subsidiaries’ material Trade Secrets and material IT Assets (and the information and transactions stored or contained therein or transmitted thereby); and (ii) commercially reasonable data backup, data storage, system redundancy and disaster avoidance and recovery procedures, as well as a commercially reasonable business continuity plan. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (x) the IT Assets used by the Company and its Subsidiaries perform the functions necessary to carry on the conduct of their respective businesses, (y) there has been no material failure or other material substandard performance of any IT Assets since September 30, 2012 which has caused any material disruption to the to the business of the Company and its Subsidiaries, and (z) there have been no material unauthorized intrusions or breaches of the security of such IT Assets.
(e)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have taken commercially reasonable measures to protect the confidentiality of the material Trade Secrets of the Company and its Subsidiaries and third party confidential information provided to the Company or any Subsidiary that the Company or such Subsidiary is obligated to maintain in confidence. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries comply in all material respects with their internal policies, and procedures, and in all material respects with the Payment Card Industry Data Security Standard and any other legally binding credit card company and other legal requirements, to the extent applicable, relating to privacy, data protection, and the collection, retention, protection and use of Sensitive Data and personal information collected, used, or held for use by (or on behalf of) the Company and its Subsidiaries. There are no claims pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries alleging a violation of any third person’s privacy or personal information or data rights except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole. Since September 30, 2012, there has been no unauthorized access, unauthorized acquisition or disclosure, or any loss or theft, of Sensitive Data of the Company, its Subsidiaries or its customers, or any employee’s or third party’s personal information, while such Sensitive Data or other personal data is in the possession or control of the Company, its Subsidiaries or third-party vendors, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(f)   The consummation by the Company and its Subsidiaries of the transactions contemplated hereby will not, as a result of any contract or other obligation binding on Company or its Subsidiaries, cause Parent or any of its Affiliates (other than the Company, to the same extent prior to the Closing): (i) to grant to any third person any right to any material Intellectual Property or (ii) to be bound by any material non-compete or material other restriction on the operation or scope of their respective businesses, in each case, related to Intellectual Property.
Section 3.16   Property.
(a)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company has good and valid title to, or in the case of leased personal property assets, valid leasehold interests in, all tangible personal property currently used in the operation of the business of the Company and its Subsidiaries free and clear of any Liens, except Permitted Liens. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, either the Company or a Subsidiary of the Company has a good and valid leasehold (or, as applicable, license or other) interest in each lease, sublease and other agreement under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property (such property subject to a lease, sublease or other agreement, collectively, the “Company Leased Real Property” and such leases, subleases and other agreements are, collectively and including all amendments thereto, the “Company Real Property Leases”), in each case, free and clear of all Liens other than any Permitted Liens. Section 3.16(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of all Company Leased Real Property. A true and complete copy of the Company Real Property Leases which relates that certain Company Leased Real Property located in Radnor, Pennsylvania, which serves as the Company’s global headquarters has been made available to Parent. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Company Real Property Lease (A) is a valid and binding obligation of the Company or the Subsidiary of the Company that is party thereto and, to the knowledge of the Company, of each other party thereto, and is in full force and effect, subject to the Enforceability Exceptions, (B) no uncured material default on the part of the Company or, if applicable, its Subsidiary or, to the knowledge of the Company, the landlord or licensor or comparable party thereunder, exists under any such Company Real Property Lease, and (C) to the knowledge of the Company, no event has occurred or circumstance exists which, with the giving of notice, the passage of time, or both, would constitute a material breach or default by any party under any such Company Real Property Lease. Section 3.16(a) of the Company Disclosure Schedule sets forth a list, as of the date hereof, of all material real property owned by the Company and its Subsidiaries (“Company Owned Real Property”). Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company or its Subsidiaries, has valid and marketable title to the Company Owned Real Property free and clear of any and all Liens except Permitted Liens. Neither the Company nor any of its Subsidiaries is currently leasing, licensing or otherwise granting any person any right to use or occupy Company Owned Real Property, which lease, license or other grant is material to the Company and its Subsidiaries, taken as a whole.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries has received written notice of any proceedings in eminent domain, condemnation or other similar proceedings that are pending, and, to the knowledge of the Company, there are no such proceedings threatened or affecting any of the Company Owned Real Property or Company Leased Real Property.

Section 3.17   Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) the Company and its Subsidiaries maintain insurance in such amounts and against such risks as is customary for the industries in which it and its Subsidiaries operate and as the management of the Company has in good faith determined to be adequate, (b) all insurance policies maintained by or on behalf of the Company or any of its Subsidiaries as of the date of this Agreement are in full force and effect, all premiums and other payments due on such policies have been paid by the Company or its Subsidiaries and all claims thereunder have been filed in due and timely fashion, (c) the Company and its Subsidiaries are in compliance with the terms and provisions of all insurance policies maintained by or on behalf of the Company or any of its Subsidiaries as of the date of this Agreement, and neither the Company nor any of its Subsidiaries is in breach or default under, or has taken any action that could permit termination or material modification of, any insurance policies, and (d) as of the date of this Agreement, there is (i) no threatened termination of, or threatened premium increase with respect to, any of such policies other than increases in connection with the Company’s annual renewal process and (ii) no claim pending regarding the Company or any of its Subsidiaries under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies.
Section 3.18   Opinion of Financial Advisor. The Company Board of Directors has received the opinion of each of Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated each dated the date of this Agreement to the effect that, as of the date of such opinion and subject to the assumptions, limitations, qualifications and other matters considered in the preparation thereof as set forth in such opinion, the Merger Consideration to be received by the holders of shares of the Company Common Stock in the Merger pursuant to this Agreement is fair, from a financial point of view, to such holders. The Company shall, promptly following the execution of this Agreement by all parties, or, if later, upon receipt of the written copy of each said opinion, furnish an accurate and complete copy of such opinion to Parent solely for informational purposes. On and subject to the terms of any engagement letter entered into by the Company, the Company has been authorized by each of Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated to permit the inclusion of each opinion in its entirety and references thereto in the Proxy Statement.
Section 3.19   Material Contracts.
(a)   As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by:
(i)   any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) (other than any Company Benefit Plan);
(ii)   any Contract with any of its directors or officers (other than any Company Benefit Plan);
(iii)   any material Contract that expressly imposes any material restriction on the right or ability of the Company or any of its Subsidiaries to compete with any other person or solicit any client or customer and, in each case, that, following the Closing, will materially restrict the ability of Parent or its Subsidiaries (including the Surviving Company and its Subsidiaries) in respect of any of the foregoing;
(iv)   (A) any Contract that expressly obligates the Company or its Subsidiaries (or following the Closing, Parent or its Subsidiaries) to conduct business with any third party on a preferential or exclusive basis; (B) any Contract that contains “most favored nation” or similar covenants; or (C) any Contract that requires the Company or any of its Subsidiaries to “take or pay” with respect to the purchase of any goods or services, in each of cases (A), (B) and (C), where such obligation, covenant or requirement, respectively, is material to the Company and its Subsidiaries, taken as a whole;
(v)   any Contract relating to Indebtedness (other than intercompany Indebtedness owed by the Company or any wholly owned Subsidiary to any other wholly owned Subsidiary, by any wholly owned Subsidiary to the Company or by Radnor Funding Corp. to the Company) of the Company or any of its Subsidiaries having an outstanding principal amount in excess of  $5,000,000;
(vi)   any Contract that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of the Company or its Subsidiaries;

(vii)   any Contract that provides for the acquisition or disposition of any assets (other than acquisitions or dispositions of assets in the ordinary course of business) or business (whether by merger, sale of stock, sale of assets or otherwise) and with any outstanding obligations as of the date of this Agreement, (A) in the case of any such acquisition or disposition which has not been consummated as of the date hereof, with a value in excess of  $5,000,000, and (B) in the case of any such acquisition or disposition which has been consummated within five years prior to the date hereof, with a value in excess of  $20,000,000;
(viii)   any material joint venture, partnership or limited liability company agreement or other similar Contract relating to the formation, creation, operation, management or control of any joint venture, partnership or limited liability company, other than any such Contract solely between the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries;
(ix)   any Contract expressly limiting or restricting the ability of the Company or any of its Subsidiaries to make distributions or declare or pay dividends in respect of their capital stock, partnership interests, membership interests or other equity interests, as the case may be;
(x)   any Contract that obligates the Company or any of its Subsidiaries to make any loans, advances or capital contributions to, or investments in excess of  $2,000,000 in, any person (other than the Company or any of its Subsidiaries);
(xi)   any settlement agreement of the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries has ongoing material obligations thereunder, other than agreements or releases immaterial in nature or amount entered into in the ordinary course of business consistent with past practice with former employees of the Company or its Subsidiaries or independent contractors in connection with the routine cessation of such employee’s or independent contractor’s employment;
(xii)   any material Contract with a Top Customer or Top Supplier;
(xiii)   any material software Contract granted to the Company or any of its Subsidiaries that involves fees payable by the Company or any of its Subsidiaries of more than $1,500,000 annually;
(xiv)   any Contract with an affiliate or other person that would be required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Exchange Act; and
(xv)   any material wholesale purchasing gas Contract, including gases in the following forms: bulk, cylinder, and tube trailers.
All contracts of the types referred to in clauses (i) through (xv) above (whether or not set forth on Section 3.19(a) of the Company Disclosure Schedule) are referred to herein as “Company Material Contracts.”
(b)   Neither the Company nor any Subsidiary of the Company is in breach of or default in any respect under the terms of any Company Material Contract and, to the knowledge of the Company no other party to any Company Material Contract is in breach of or default in any respect under the terms of any Company Material Contract and no event has occurred or not occurred through the Company’s or any of its Subsidiaries’ action or inaction or, to the Company’s knowledge, through the action or inaction of any third party, that with notice or the lapse of time or both would constitute a breach of or default or result in the termination of or a right of termination or cancelation thereunder, accelerate the performance or obligations required thereby, or result in the loss of any benefit under the terms of any Company Material Contract, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Company, each Company Material Contract (i) is a valid and binding obligation of the Company or the Subsidiary of the Company that is party thereto and of each other party thereto, and (ii) is in full force and effect, subject to the Enforceability Exceptions, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There are no disputes pending or, to the Company’s knowledge, threatened with respect to any Company Material Contract and neither the Company nor any of its Subsidiaries has received any written notice of the intention of any other party to a Company Material Contract to terminate for default, convenience or otherwise any Company Material Contract, nor to the Company’s knowledge, is any such party threatening to do so, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.20   Products. Since September 30, 2012, there has not been, and there is no pending or, to the knowledge of the Company, threatened recall or, to the knowledge of the Company, investigation of, or with respect to, any of the Company’s or its Subsidiaries’ product offerings required by the Consumer Product Safety Commission or any other Governmental Entity that individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Since September 30, 2012, the Company has not received any written notice or, to the Company’s knowledge, other communication from the Consumer Product Safety Commission or any other Governmental Entity of any actual or alleged violation of any applicable Law governing product recalls, product safety, product defects, or the content of product materials or packaging and labeling of products that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
Section 3.21   Finders or Brokers. Except for Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, neither the Company nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who would be entitled to any fee or any commission in connection with or upon consummation of the Merger.
Section 3.22   State Takeover Statutes. Assuming the accuracy of the Parent’s representations and warranties set forth in Section 4.8, no state “fair price”, “moratorium”, “control share acquisition”, “supermajority”, “affiliate transactions” or “business combination statute or regulation” or other anti-takeover or similar Laws (including Section 203 of the DGCL) is applicable to this Agreement, the Voting and Support Agreement, the Merger or any of the other transactions contemplated by this Agreement or the Voting and Support Agreement. The Company Board of Directors has taken all actions necessary to render all potentially applicable Takeover Statutes and provisions of the Company Organizational Documents inapplicable to this Agreement, the Voting and Support Agreement, the Merger and the other transactions contemplated by this Agreement and the Voting and Support Agreement.
Section 3.23   Rights Agreement. The Company or the Company Board of Directors, as the case may be, has (a) taken all necessary actions so that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a “Distribution Date” (as defined in the Rights Agreement) or in Parent or Merger Sub being an “Acquiring Person” (as defined in the Rights Agreement) and (b) amended the Rights Agreement (such amendment, the “Rights Agreement Amendment”) to (i) render it inapplicable to this Agreement and the transactions contemplated hereby, including the Merger and (ii) provide that the “Final Expiration Date” (as defined in the Rights Agreement) shall occur immediately prior to the Effective Time. To the Company’s knowledge, no person is an “Acquiring Person” and no “Stock Acquisition Date” or “Distribution Date” (each as defined in the Rights Agreement) has occurred.
Section 3.24   No Other Representations. Except for the representations and warranties contained in this Article III or in any certificates delivered by the Company in connection with the Closing, each of Parent and Merger Sub acknowledges that neither the Company nor any person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided or made available to Parent or Merger Sub in connection with the transactions contemplated by this Agreement, including information conveyed at management presentations, in virtual data rooms, or in due diligence sessions and, without limiting the foregoing, including any estimates, projections, predictions, or other forward-looking information.

Article IV.
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except as disclosed in the disclosure schedule delivered by Parent to the Company concurrently with the execution of this Agreement (the “Parent Disclosure Schedule”) (provided that disclosure in any section of such Parent Disclosure Schedule shall apply to any other section of the Parent Disclosure Schedule to the extent that it is reasonably apparent on the face of such disclosure that such disclosure applies to another representation or warranty in this Article IV), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:
Section 4.1   Organization. Parent is a French société anonyme, and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent and Merger Sub is duly qualified or licensed, and has all necessary governmental approvals, to do business and (where such concept is recognized) is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly approved, qualified or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.2   Corporate Authority Relative to this Agreement; Consents and Approvals; No Violation.
(a)   Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and, with respect to Parent, the Commitment Letter and the Bridge Term Loan Facility Agreement (“BFA”) contemplated by the Commitment Letter and to consummate the transactions contemplated hereby, including the Merger and, with respect to Parent, the BFA. The execution, delivery and performance by Parent and Merger Sub of this Agreement and, with respect to Parent, the BFA and the consummation by each of them of the transactions contemplated hereby, including the Merger and, with respect to Parent, the Financing contemplated by the BFA, have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate action or proceedings on the part of either Parent or Merger Sub, or other vote of Parent’s or Merger Sub’s stockholders, is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement, the Commitment Letter and, with respect to Parent, the BFA and the consummation of the transactions contemplated hereby, including the Merger and, with respect to Parent, the Financing contemplated by the BFA. The Board of Directors of Merger Sub has unanimously (i) determined that this Agreement and the Merger are fair to and in the best interests of Merger Sub’s stockholders and (ii) approved this Agreement and the Merger. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the legal, valid and binding agreement of the Company, this Agreement constitutes the legal, valid and binding agreement of Parent and Merger Sub and is enforceable against Parent and Merger Sub in accordance with its terms, except as such enforcement may be subject to the Enforceability Exceptions.
(b)   Other than in connection with or in compliance with (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the Exchange Act, (iii) the HSR Act, (iv) the approvals set forth in Section 4.2(b) of the Parent Disclosure Schedule, and (v) CFIUS Approval (collectively, the “Parent Approvals”), and subject to the accuracy of the Company’s representations and warranties set forth in Section 3.3(b), no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity is required to be made or obtained, under applicable Law, for the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement, including the Financing contemplated by the BFA, except for such authorizations, consents, orders, licenses, permits, approvals, registrations, declarations, notices and filings that the failure to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(c)   The execution and delivery by Parent and Merger Sub of this Agreement does not, and (assuming the Parent Approvals are obtained) the consummation of the transactions contemplated hereby, including the Financing contemplated by the BFA, and compliance with the provisions hereof will not (i) result in any loss, or suspension, limitation or impairment of any right of Parent or Merger Sub to own or use any assets required for the conduct of their business or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of, any obligation or to the loss of a benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, Contract, instrument, permit, concession, franchise, right or license binding upon Parent or Merger Sub or by which or to which any of their respective properties, rights or assets are bound or subject, in each case, upon any of the properties or assets of the Parent or Merger Sub, except for such losses, suspensions, limitations, impairments, conflicts, violations, defaults, terminations, cancellation, or accelerations or Liens as would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect, (ii) conflict with or result in any violation of any provision of the charter or bylaws or other equivalent organizational document, of Parent or Merger Sub or (iii) conflict with or violate any applicable Laws except as would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect.
Section 4.3   Investigations; Litigation. There is no suit, action, claim, proceeding, arbitration, or investigation pending or, to the knowledge of Parent, threatened, as of the date of this Agreement, that challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement. There is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against or, to the knowledge of Parent, investigation by any Governmental Entity involving, Parent or Merger Sub or any of their respective properties or assets, except as would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect.
Section 4.4   Proxy Statement. The information supplied by Parent in writing expressly for inclusion in the Proxy Statement will not, at the time the Proxy Statement is first mailed to the stockholders of the Company and at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
Section 4.5   Finders or Brokers. Except for persons entitled to fees or commissions that are payable solely by Parent or any of Parent’s Subsidiaries, neither Parent nor any of Parent’s Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who would be entitled to any fee or any commission in connection with or upon consummation of the Merger.
Section 4.6   Financing.
(a)   Parent has delivered to the Company a true, complete and correct copy of the fully executed debt commitment letter, dated as of the date of this Agreement, by and among the Financing Sources, Finance Sub and Parent providing for debt financing as described by such commitment letter (such commitment letter, including all exhibits, schedules, annexes and amendments thereto and each fully executed fee letter (redacted for provisions related to fees, flex terms and other economic terms, none of which could materially and adversely affect the conditionality, enforceability, availability, termination or aggregate principal amount of the Financing contemplated thereby), collectively, the “Commitment Letter”), pursuant to which, upon the terms and subject to the conditions set forth therein, the Financing Sources party thereto have agreed to lend the amounts set forth therein, for the purpose of financing the Merger.
(b)   As of the date of this Agreement, the Commitment Letter is in full force and effect and constitutes the valid, binding and enforceable obligation of Parent, Finance Sub and, to the knowledge of Parent, the other parties thereto, enforceable in accordance with its terms (subject to the Enforceability Exceptions). There are no conditions precedent related to the funding of the full amount of the Financing contemplated by the Commitment Letter, other than the conditions precedent set forth in Section 3 of the Commitment Letter and in the term sheet attached to the Commitment Letter and Clauses 4.1, 4.2 and 4.5 and parts 1 and 2 of Schedule 2 of the BFA (such conditions precedent, the “Financing Conditions”).
(c)   As of the date of this Agreement, the Commitment Letter has not been amended or modified in any manner, and the respective commitments contained therein have not been terminated, reduced, withdrawn or rescinded in any respect by Parent or Finance Sub or, to the knowledge of Parent, any other party thereto, and no such termination, reduction, withdrawal or rescission is contemplated by Parent or Finance Sub or, to the knowledge of Parent, any other party thereto; provided, that the Parent is currently contemplating the refinancing of the bridge loans provided pursuant to the Commitment Letter with debt or equity financing.
(d)   Assuming the accuracy of the representations and warranties of the Company set forth in this Agreement such that the condition set forth in Section 6.3(a) is satisfied and performance by the Company of its obligations hereunder in all material respects, as of the date of this Agreement, Parent has no reason to believe that (i) any of the Financing Conditions will not be satisfied on or prior to the Closing Date or (ii) the Financing contemplated by the Commitment Letter will not be made available to Parent or Finance Sub on the Closing Date.
(e)   As of the date of this Agreement, Parent and Finance Sub are not in default or breach under the terms and conditions of the Commitment Letter and no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach or a failure to satisfy a condition by Parent or Finance Sub or, to the knowledge of Parent, any other party thereto, under the terms and conditions of the Commitment Letter.
(f)   As of the date of this Agreement, there are no side letters, understandings or other agreements or arrangements relating to the Commitment Letter or the Financing to which Parent, Finance Sub or any of their Affiliates is a party that could affect the availability of the Financing contemplated by the Commitment Letter on the Closing Date, other than those set forth in the Commitment Letter.
(g)   Parent or an Affiliate thereof on its behalf has fully paid any and all commitment or other fees and amounts required by the Commitment Letter to be paid prior to the date of this Agreement.
(h)   Assuming the satisfaction or waiver of the conditions set forth in Section 6.3(a) and 6.3(b) and that the Financing is received in the amounts contemplated by the Commitment Letter, Parent will have at Closing sufficient funds available to consummate the Merger, including the making of all required payments in connection with the Merger, including payment of the Merger Consideration, any payments made in respect of equity compensation obligations to be paid in connection with the transactions contemplated hereby, the payment of any Indebtedness of the Company and its Subsidiaries required to be repaid, redeemed, retired, cancelled, terminated or otherwise satisfied or discharged in connection with the Merger, including premiums and fees incurred in connection therewith and all other amounts to be paid pursuant to this Agreement and associated costs and expenses of the Merger (such amounts, collectively, the “Merger Amounts”). In no event shall the receipt or availability of any funds or financing (including the Financing contemplated by the Commitment Letter) by or to Parent, Finance Sub, Merger Sub, or any of their Affiliates or any other financing transaction be a condition to any of the obligations of Parent or Merger Sub hereunder.
Section 4.7   Merger Sub. Merger Sub is an indirect wholly owned subsidiary of Parent. As at the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value of  $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent. Merger Sub has outstanding no option, warrant, right, or any other agreement pursuant to which any person other than Parent may acquire any equity security of Merger Sub. Since its date of incorporation, Merger Sub has not and prior to the Effective Time will not have carried on any business nor conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto and has and prior to the Effective Time will have no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.
Section 4.8   Ownership of Company Common Stock. Neither Parent nor any of its Subsidiaries is, or has been at any time during the period commencing three years prior to the date hereof through the date hereof, an “interested stockholder” of the Company, as such term is defined in Section 203 of the DGCL.
Section 4.9   No Vote of Parent Stockholders. No vote of the stockholders of Parent or the holders of any other securities of Parent (equity or otherwise) is required by Law, the organizational documents of Parent or the applicable rules of any exchange on which securities of Parent are traded in order for Parent to consummate the transactions contemplated by this Agreement, including the Merger and the Financing contemplated by the Commitment Letter.
Section 4.10   No Other Representations. Except for the representations and warranties contained in this Article IV or in any certificates delivered by Parent or Merger Sub in connection with the Closing, the Company acknowledges that neither Parent, Merger Sub nor any person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent, Merger Sub or any of their respective Subsidiaries or with respect to any other information provided or made available to the Company in connection with the transactions contemplated by this Agreement, including information conveyed at management presentations, in virtual data rooms, or in due diligence sessions and, without limiting the foregoing, including any estimates, projections, predictions, or other forward-looking information.
Article V.
COVENANTS AND AGREEMENTS
Section 5.1   Conduct of Business.
(a)   During the period from the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, except (i) as may be required by applicable Law, (ii) with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), (iii) as may be expressly required by this Agreement or (iv) as set forth in Section 5.1(a) of the Company Disclosure Schedule, the Company shall and shall cause each of its Subsidiaries to, (x) conduct its business in all material respects in the ordinary course, (y) subject to compliance with the other restrictions in this Section 5.1, use reasonable best efforts to maintain and preserve intact, in all material respects, its business organization, assets, key employees, present lines of business, rights, franchises, permits and business relationships with customers (generally) and suppliers and (z) take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of the Company to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated by this Agreement, perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby.
(b)   During the period from the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, except (i) as may be required by applicable Law, (ii) with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), (iii) as may be expressly required by this Agreement, or (iv) as set forth in Section 5.1(b) of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to:
(A)   amend the Company Organizational Documents or the Company Subsidiary Organizational Documents, or otherwise take any action to exempt any person from any provision of the Company Organizational Documents or the Company Subsidiary Organizational Documents;
(B)   split, combine or reclassify any of its capital stock, voting securities or other equity interests;
(C)   make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock, or any other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (1) dividends paid by any of the Subsidiaries of the Company to the Company or any of their wholly owned Subsidiaries, respectively to the extent such dividends would not result in a material Tax Liability to the Company, or (2) the acceptance of shares of Company Common Stock as payment for the exercise price of Company Options or for withholding Taxes incurred in connection with the exercise of Company Options; provided, that the Company may make, declare and pay quarterly cash dividends in an amount per share not in excess of  $0.60 in any quarter; provided that, beginning with the first quarterly dividend to be declared after March 31, 2016, such $0.60 limitation may be increased to the amount determined by applying the Payout Ratio against the midpoint of the Company’s guidance for fiscal year 2017, but in no event to exceed $0.66 per share, and all dividends thereafter shall be in the same amount, and in all cases with record dates consistent with the record dates customarily used by the Company for the payment of quarterly cash dividends, including with respect to the quarter in which the Effective Time occurs unless the Effective Time precedes the record date for such quarter. For purposes of this Agreement, “Payout Ratio” means 2.40 divided by diluted earnings per share for the fiscal year ended March 31, 2016;
(D)   grant any Company Options or other equity or equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock;
(E)   (i) issue, sell or otherwise permit to become outstanding any additional shares of its capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of its capital stock, except pursuant to the due exercise of Company Options outstanding as of the date hereof in accordance with their terms, or pursuant to the ESPP to the extent provided in Section 2.3 or in transactions solely among the Company and its Subsidiaries or among the Company’s Subsidiaries, or (ii) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock or equity interests;
(F)   adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, other than the Merger and other than any mergers, consolidations, restructurings or reorganizations solely among the Company and its Subsidiaries or among the Company’s Subsidiaries;
(G)   incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respects the terms of any Indebtedness for borrowed money or issue or sell any debt securities or any rights to acquire any debt securities, except for (1) any Indebtedness for borrowed money among the Company and/or its wholly owned Subsidiaries or among wholly owned Subsidiaries of the Company, (2) guarantees by the Company of Indebtedness for borrowed money of wholly owned Subsidiaries of the Company or guarantees by wholly owned Subsidiaries of the Company of Indebtedness for borrowed money of the Company or any of its wholly owned Subsidiaries, which Indebtedness is incurred in compliance with this clause (G) or is outstanding on the date hereof, (3) Indebtedness for commercial paper programs or similar facilities and other Indebtedness under working capital facilities (including Indebtedness under revolving credit facilities, receivables facilities, and local working capital facilities) (all such programs, facilities and Indebtedness, “Working Capital Facilities”); provided, that any such Indebtedness shall be drawn solely in the ordinary course of business consistent with past practice and under Working Capital Facilities existing as of the date hereof or refinancings of such facilities with other Working Capital Facilities in a principal amount not in excess of the replaced Working Capital Facilities, (4) capital leases and other asset-level financings relating to truck leases incurred in the ordinary course of business consistent with past practice, (5) Indebtedness incurred in consultation with Parent to refinance Indebtedness existing on the date hereof or permitted by this clause (G) within 90 days of such Indebtedness becoming due in a principal amount not in excess of an amount equal to the sum of  (X) the principal amount of the replaced Indebtedness plus (Y) any premiums, accrued and unpaid interest, expenses, defeasance costs and fees in connection therewith, and (6) the increase in additional outstanding Indebtedness for borrowed money not to exceed $15,000,000 in aggregate principal amount outstanding incurred by the Company or any of its Subsidiaries other than in accordance with clauses (1) through (5); provided, that, any Indebtedness that would constitute an “investment in United States property” under section 956 of the Code and would result in a material Tax Liability to the Company is not Indebtedness described in clauses (1) through (6);
(H)   make any loans or advances in excess of  $5,000,000 individually to any other person, except for loans among the Company and/or any of its consolidated or wholly owned Subsidiaries;
(I)   except as otherwise permitted or required by this Agreement or for transactions between or among the Company and its Subsidiaries or among the Company’s Subsidiaries, prepay, redeem, repurchase, defease, cancel or otherwise terminate any Indebtedness for borrowed money of the Company or any Subsidiary other than (1) Indebtedness under the Company’s revolving credit facilities, receivables facilities, commercial paper arrangements and any other working capital facilities and (2) prepayments of Indebtedness made within 90 days of the same becoming due;

(J)   (1) other than in accordance with contracts or agreements in effect on the date hereof, sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets having a value in excess of  $5,000,000 individually or $15,000,000 in the aggregate to any person other than to the Company or a wholly owned Subsidiary of the Company (other than (w) sales of inventory, (x) sales of rental equipment in the ordinary course or obsolete or worthless equipment, (y) commodity, purchase, sale or hedging agreements which can be terminated upon 90 days or less notice without penalty, and power hedging contracts which can be terminated upon 180 days or less notice without penalty, in each case in the ordinary course of business consistent with past practice or (z) sales of unused real estate with a market value, individually, no greater than $5,000,000), or (2) other than in accordance with contracts or agreements in effect on the date hereof, cancel, release or assign any material indebtedness for borrowed money of any such person owed to it or any claims held by it against any such person other than in the ordinary course of business consistent with past practice, and other than Indebtedness by the Company or any Subsidiary to any other Subsidiary, or by any Subsidiary to the Company;
(K)   acquire any assets (other than acquisitions of assets in the ordinary course of business) or any other person or business of any other person (whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise) or make any investment in any person, in each case other than a wholly owned Subsidiary of the Company, either by purchase of stock or securities, contributions to capital, property transfers or purchase of property or assets of any person other than a wholly owned Subsidiary of the Company, other than acquisitions or investments consistent with past practice not to exceed $20,000,000 individually or $100,000,000 in the aggregate;
(L)   make any capital expenditures or capital commitments, other than (1) during the fiscal year ending March 31, 2016, capital expenditures or capital commitments that are contemplated in its capital expenditure budget for the fiscal year ending March 31, 2016, as disclosed to Parent prior to the date hereof or (2) in any fiscal quarter commencing after March 31, 2016, capital expenditures or capital commitments not to exceed $20,000,000 individually (other than with respect to projects that are in progress under the FY2016 budget or disclosed on Section 5.1(b) of the Company Disclosure Schedule) or, in the aggregate, 105% of 25% of the aggregate amount of capital expenditures and capital commitments set forth in the capital expenditure budget for the fiscal year ending March 31, 2016;
(M)   except in the ordinary course of business consistent with past practice, (1) terminate, amend, waive any right under, extend or fail to exercise an expiring extension option with respect to (x) any Company Material Contract of a type referred to in Sections 3.19(a)(i), (viii), or (xiii), or to which any of the persons set forth on Appendix 5.1(b)(M) of the Company Disclosure Schedule (or any of such persons’ respective Subsidiaries or Affiliates) is a counterparty, or (y) any gas supply Contract relating to the supply of CO2 gas, (2) enter into any contract that would constitute a Company Material Contract of a type referred to in Sections 3.19(a)(iii), (iv), (vi), (viii), (ix) if it were in effect on the date of this Agreement, (3) other than with respect to capital expenditures or commitments that are the subject of Section 5.1(b)(L), without prior consultation with Parent, enter into any contract expected to result in payment by the Company and its Subsidiaries in excess of $2,000,000 that (x) will not expire by its terms in 12 months or fewer and (y) cannot be terminated by the Company or any of its Subsidiaries without material penalty upon no more than 12 months’ notice, or (4) enter into any “requirements” Contract that would require the purchase of any product or service by the Company or any of its Subsidiaries and which is expected to result in payment by the Company and its Subsidiaries in excess of  $5,000,000;
(N)   except as required by applicable Law, any Collective Bargaining Agreement in effect as of the date hereof, or the terms of any Company Benefit Plan as in effect as of the date hereof, shall not, and shall not permit any of its Subsidiaries to, (1) establish, adopt, materially amend or terminate any material Collective Bargaining Agreement or Company Benefit Plan or create or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Benefit Plan if it were in existence as of the date of this Agreement, except for adoptions, amendments or terminations in the ordinary course of business that do not result in a more than a de minimis increase in the cost of such Company Benefit Plan to the Company and its Subsidiaries and that do not solely affect or disproportionally benefit the executive officers, (2) enter into any third-party Contract with respect to a Company Benefit Plan (including contracts for the provision of services to such Company Benefit Plan, including benefits administration) having a term of greater than one year, (3) increase in any manner the compensation (including severance, change-in-control and retention compensation) or benefits of any current or former directors, officers, employees, consultants, independent contractors or other service providers of the Company or its Subsidiaries who are individuals, (4) pay or award, or commit to pay or award, any bonuses or incentive compensation, (5) accelerate any rights or benefits, or, other than in the ordinary course of business consistent with past practice, make any material determinations or interpretations with respect to any Company Benefit Plan, (6) increase the time of funding or payment or amount required to fund any Company Benefit Plan, or fund any rabbi trust or similar arrangement associated with or intended to satisfy liabilities under any Company Benefit Plan, or (7) hire or terminate the employment or services of  (other than for cause) any officer, employee, consultant, independent contractor or other service provider, in each case, whose gross base salary exceeds $175,000;
(O)   implement or adopt any change in its financial accounting principles or its methods, other than as may be required by GAAP or applicable Law;
(P)   except as otherwise provided in Section 5.13, commence, settle or compromise any litigation, claim, suit, action or proceeding, except for (1) settlements or compromises of civil litigation, claims, suits, actions or proceedings that (w) involve monetary remedies with a value not in excess of, with respect to any individual litigation, claim, suit, action or proceeding, $2,000,000 (net of any insurance and indemnity, contribution and similar obligations for the benefit of the Company or any of its Subsidiaries in respect thereof) or, in the aggregate with respect to all litigation, claims, suits, actions and proceedings, $7,500,000 (net of any insurance and indemnity, contribution and similar obligations for the benefit of the Company or any of its Subsidiaries in respect thereof), (x) do not impose any material restriction on its business or the business of its Subsidiaries, (y) provide for a complete release of the Company and its Subsidiaries of all claims, and (z) do not involve the admission of wrongdoing by the Company or any of its Subsidiaries, (2) settlements of any (x) worker’s compensation claims or (y) U.S. Equal Employment Opportunity Commission charges or ordinary course U.S. Department of Labor matters or (3) the commencement of any litigation, claim, suit, action or proceeding in the ordinary course of business consistent with past practice;
(Q)   make, change or revoke any material Tax election, change any material tax accounting method, file any material amended Tax Return or claim for a material Tax refund, enter into any material closing agreement within the meaning of Section 7121 of the Code (or any comparable provision of state, local or foreign Law), request any material Tax ruling, settle or compromise any material Tax proceeding, or surrender any claim for a material refund of Taxes;
(R)   other than in the ordinary course of business consistent with past practice, materially reduce the amount of insurance coverage or fail to renew any material existing insurance policies unless replaced with a policy with comparable coverage;
(S)   conduct its cash management practices (including the collection of receivables and payment of payables and management of working capital), other than in the ordinary course of business consistent with past practice;
(T)   amend, terminate or intentionally permit to lapse any material Company Permits, in each case, in a manner that adversely impacts in any material respect the ability to conduct its business;
(U)   (1) other than in the ordinary course of business consistent with past practice, abandon, cancel or permit to lapse or fail to defend any material Intellectual Property of the Company or its Subsidiaries, (2) disclose to any third party, other than representatives of Parent or under a confidentiality agreement, any Trade Secret included in the Intellectual Property of the Company or its Subsidiaries in a way that results in loss of material Trade Secret protection, or (3) transfer, license or otherwise encumber any material Intellectual Property of the Company or its Subsidiaries other than non-exclusive licenses ancillary to products or services entered into in the ordinary course of business consistent with past practice; or

(V)   agree to take, or make any commitment to take, any of the foregoing actions that are prohibited pursuant to this Section 5.1(b).
(c)   During the period from the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, Parent shall not, and shall not permit any of its Subsidiaries to, (i) knowingly take any action that would prevent, materially delay or materially impede the consummation of the Financing, or (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing a material portion of the assets of or equity in, any person located in the United States and principally operating in the same industries as the Company and its Subsidiaries operate on the date hereof (a “Specified Acquisition”), if the entering into of a definitive agreement relating to or the consummation of such a Specified Acquisition would reasonably be expected to (A) prevent, materially delay or materially impede the obtaining of, or adversely affect in any material respect the ability of Parent to procure, any authorizations, consents, orders, declarations or approvals of any Governmental Entity or the expiration or termination of any applicable waiting period necessary to consummate the transactions contemplated hereby or (B) materially increase the risk of any Governmental Entity entering an order, ruling, judgment or injunction prohibiting the consummation of the transactions contemplated hereby.
Section 5.2   Access.
(a)   For purposes of furthering the transactions contemplated hereby, the Company shall afford Parent and its controlled Affiliates and its and their employees, accountants, consultants, legal counsel, financial advisors, financing sources and agents and other representatives reasonable access during normal business hours upon reasonable advance notice to the Company, throughout the period prior to the Effective Time, to its and its Subsidiaries’ personnel, properties, contracts, commitments, books and records and any report, schedule or other document filed or received by it pursuant to the requirements of applicable Laws and, during such period, the Company shall, and shall cause its Subsidiaries to, without limitation to the preceding obligations, make available to Parent and its controlled Affiliates, its and their employees and such representatives (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws (other than reports or documents that such party is not permitted to disclose under applicable Law), (ii) a copy of all correspondence between such party or any of its Subsidiaries and any party to a Contract with regard to any action, consent, approval or waiver that is required to be taken or obtained with respect to such Contract in connection with the consummation of the Merger or the other transactions contemplated by this Agreement and (iii) all other information concerning its business, properties and personnel as Parent may reasonably request; provided, however, until the condition in Section 6.1(c) is satisfied, the Clean Team Confidentiality Agreement between the Company and Parent, dated as of November 10, 2015 (the “Clean Team Confidentiality Agreement”) shall govern access to “Highly Confidential Information” as defined therein. Notwithstanding anything to the contrary contained in this Section 5.2(a), any document, correspondence or information provided pursuant to this Section 5.2(a) may be redacted to remove references concerning the valuation of the Company and the Merger or other similarly confidential information. All access pursuant to this Section 5.2(a) shall be (A) conducted in such a manner as not to interfere unreasonably with the normal operations of the Company or any of its Subsidiaries and (B) coordinated through the General Counsel of the Company or a designee thereof.
(b)   Notwithstanding anything to the contrary contained in this Section 5.2, no party to this Agreement nor any of its Subsidiaries shall be required to provide any access, or make available any document, correspondence or information, if doing so would, in such party’s and its outside legal counsel’s reasonable judgment, (i) jeopardize the attorney-client privilege of such party or any of its Subsidiaries or (ii) conflict with any (A) Law applicable to such party or any of its Subsidiaries or the assets, or operation of the business, of such party or any of its Subsidiaries or (B) Contract to which such party or any of its Subsidiaries is a party or by which any of their assets or properties are bound; provided, however, that in such instances such party shall inform the other party of the general nature of the information being withheld and, upon the other party’s request, reasonably cooperate with the other party to provide such information, in whole or in part, in a manner that would not result in any of the outcomes described in the foregoing clauses (i) and (ii).
(c)   No investigation by Parent or its representatives shall affect or be deemed to modify or waive the representations and warranties of the Company set forth in this Agreement.

(d)   The parties hereto hereby agree that all information provided to them or their respective officers, directors, employees or representatives in connection with this Agreement and the consummation of the transactions contemplated hereby shall be governed in accordance with the confidentiality agreement, dated as of October 20, 2015, between the Company and Parent (the “Confidentiality Agreement”), which shall continue in full force and effect in accordance with its terms and the Clean Team Confidentiality Agreement.
Section 5.3   No Solicitation.
(a)   Except as expressly permitted by this Section 5.3, the Company shall, and shall cause each of its Affiliates and its and their respective officers, directors, employees and agents, and shall use reasonable best efforts to cause each of its financial advisors, investment bankers, attorneys, accountants and other representatives (collectively, with its Affiliates and its and their respective officers, directors, employees and agents, “Representatives”) to: (i) immediately cease and cause to be terminated any discussions or negotiations with (and provision of information to) any persons (other than Parent) that may be ongoing with respect to a Company Takeover Proposal and (ii) not, directly or indirectly, (A) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries regarding, or the making of any proposal or offer, including any proposal or offer to its stockholders, that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any information in connection with or for the purpose of encouraging or facilitating, any inquiry, proposal or offer (whether written or oral, binding or nonbinding) that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal (other than, solely in response to an unsolicited inquiry, to ascertain facts from the person making such Company Takeover Proposal for the sole purpose of the Company Board of Directors informing itself about such Company Takeover Proposal and the person that made it and to refer the inquiring person to this Section 5.3 and to limit its conversation or other communication exclusively to such referral and such ascertaining of facts), or (C) approve, recommend or enter into, or propose to approve, recommend or enter into, any letter of intent or similar document, agreement, commitment, or agreement in principle (whether written or oral, binding or nonbinding) with respect to a Company Takeover Proposal.
(b)   The Company shall, and shall cause its Affiliates to, promptly request (to the extent it has not already done so prior to the date of this Agreement) any person that has executed a confidentiality or non-disclosure agreement that remains in effect as of the date of this Agreement in connection with any actual or potential Company Takeover Proposal to return or destroy all confidential information of the Company or its Affiliates in the possession of such person or its Representatives. The Company shall not, and shall cause its Affiliates not to, release any third party from, or waive, amend or modify any provision of, or grant permission under, (i) any standstill provision in any agreement to which the Company or any of its Affiliates is a party or (ii) any confidentiality provision in any agreement to which the Company or any of its Affiliates is a party; provided, that if the Company Board of Directors determines in good faith, after consultation with its outside legal counsel that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law, the Company may waive any such standstill provision solely to the extent necessary to permit a third party to make, on a confidential basis to the Company Board of Directors, a Company Takeover Proposal. Except to the extent otherwise permitted by the proviso in the foregoing sentence, the Company shall, and shall cause its Affiliates to, enforce the confidentiality and standstill provisions of any such agreement. The Company shall not (A) except as expressly provided by this Agreement, take any action to exempt any Person from the restrictions on “business combinations” or any similar provision contained in any applicable Takeover Statute or the Company Organizational Documents or otherwise cause such restrictions not to apply, or (B) (x) except as provided in Section 3.23, terminate (or permit the termination of), waive or amend the Rights Agreement, (y) redeem any Rights under the Rights Agreement or (C) take any action with respect to, or make any determination under, the Rights Agreement that would interfere with Parent consummating the transactions contemplated by this Agreement, in each case without the prior written consent of Parent.
(c)   Notwithstanding anything to the contrary contained in Section 5.3(a) or (b), if at any time after the date of this Agreement and prior to obtaining the Company Stockholder Approval, the Company receives a bona fide, unsolicited written Company Takeover Proposal from any person that did not result from a breach of Section 5.3, and if the Company Board of Directors determines in good faith, after consultation with its independent financial advisors and outside legal counsel, that such Company Takeover Proposal constitutes or would reasonably be expected to lead to a Company Superior Proposal, then the Company and its Representatives may, (i) furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Company and its Subsidiaries to the person who has made such Company Takeover Proposal and its Representatives; provided, that the Company shall substantially concurrently with the delivery to such person provide to Parent any non-public information concerning the Company or any of its Subsidiaries that is provided or made available to such person or its Representatives unless such non-public information has been previously provided to Parent and (ii) engage in or otherwise participate in discussions or negotiations with the person making such Company Takeover Proposal and its Representatives regarding such Company Takeover Proposal. The Company shall promptly (and in any event within 24 hours) notify Parent and Merger Sub in writing if the Company takes any of the actions in clauses (i) and (ii) above.
(d)   The Company shall promptly (and in no event later than 24 hours after receipt) notify Parent in writing in the event that the Company or any of its Representatives receives a Company Takeover Proposal or any offer, proposal, inquiry or request for information or discussions relating to the Company or its Subsidiaries that would be reasonably likely to lead to or that contemplates a Company Takeover Proposal, including the identity of the person making the Company Takeover Proposal or offer, proposal, inquiry or request and the material terms and conditions thereof  (including an unredacted copy of such Company Takeover Proposal, offer, proposal, inquiry or request or, where such Company Takeover Proposal, offer, proposal, inquiry or request is not in writing, a description of the material terms thereof). The Company shall keep Parent reasonably informed, on a current basis (but in no event more often than once every 24 hours), as to the status of  (including any material developments, discussions or negotiations) such Company Takeover Proposal, offer, proposal, inquiry or request (including by promptly (and in no event later than 24 hours after receipt) providing to Parent copies of any written correspondence, proposals, indications of interest, and/or draft agreements relating to such Company Takeover Proposal, offer, proposal, inquiry or request). The Company agrees that it and its Affiliates will not enter into any agreement with any person subsequent to the date of this Agreement which prohibits the Company from providing any information to Parent in accordance with, or otherwise complying with, this Section 5.3.
(e)   Except as expressly permitted by this Section 5.3(e), neither the Company Board of Directors nor any committee thereof shall (i) (A) change, qualify, withhold, withdraw or modify, or authorize or resolve to or publicly propose or announce its intention to change, qualify, withhold, withdraw or modify, in each case in any manner adverse to Parent, the Company Recommendation, or (B) adopt, approve or recommend to stockholders of the Company, or resolve to or publicly propose or announce its intention to adopt, approve or recommend to stockholders of the Company, a Company Takeover Proposal (any action described in this clause (i) being referred to as a “Company Adverse Recommendation Change”), or (ii) authorize, cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement (including an acquisition agreement, merger agreement, joint venture agreement or other agreement), commitment or agreement in principle with respect to, or that is intended or would reasonably be expected to lead to, any Company Takeover Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 5.3(c)) (a “Company Acquisition Agreement”) or resolve, publicly propose or agree to do any of the foregoing. Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Company Stockholder Approval is obtained, but not after, the Company Board of Directors may make a Company Adverse Recommendation Change of the type described in clause (A) of such definition if and only if, both (1) such action is taken solely in response to an Intervening Event (and not in response to a Company Takeover Proposal) and (2) prior to taking such action, the Company Board of Directors has determined in good faith, after consultation with independent financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with the Company Board of Directors’ fiduciary duties under applicable Law; provided, however, that prior to making such Company Adverse Recommendation Change, (x) the Company has given Parent at least four Business Days prior written notice of its intention to take such action, and specifying, in reasonable detail, the reasons therefor, and (y) upon the end of such notice period, the Company Board of Directors shall have considered in good faith any revisions to the terms of this Agreement proposed in writing by Parent, and shall have determined, after consultation with independent financial advisors and outside legal counsel, that the Company Board of Directors’ fiduciary duties under applicable Law continue to require a Company Adverse Recommendation Change of the type described in clause (A) of such definition.
(f)   Notwithstanding the foregoing, prior to the time the Company Stockholder Approval is obtained, but not after, if the Company Board of Directors has determined in good faith, after consultation with independent financial advisors and outside legal counsel, that a bona fide, unsolicited, written Company Takeover Proposal made after the date hereof that did not result from a breach of this Section 5.3 constitutes a Company Superior Proposal, the Company Board of Directors may, subject to compliance with this Section 5.3(f), cause the Company to terminate this Agreement in accordance with Section 7.1(h) in order to enter into a definitive agreement relating to such Company Superior Proposal subject to paying the Company Termination Fee which shall be paid prior to or concurrently with such termination in accordance with Section 7.3; provided, however, that prior to so terminating this Agreement, (A) the Company has given Parent at least four Business Days’ prior written notice of its intention to take such action, including the material terms and conditions of, and the identity of the person making, any such Company Superior Proposal and has contemporaneously provided to Parent a copy of the Company Superior Proposal, an unredacted copy of any proposed Company Acquisition Agreements and a copy of any financing commitments relating thereto which are provided to the Company and which may include customary redactions (or, in each case, if not provided in writing to the Company, a written summary of the terms thereof), (B) if Parent wishes to negotiate, the Company shall have afforded Parent and its Representatives the opportunity to negotiate with the Company and its Representatives, during such notice period to enable Parent to propose revisions to the terms of this Agreement such that it would cause such Company Superior Proposal to no longer constitute a Company Superior Proposal, (C) upon the end of such notice period, the Company Board of Directors shall have considered in good faith any revisions to the terms of this Agreement proposed in writing by Parent, and shall have determined, after consultation with its independent financial advisors and outside legal counsel, that the Company Superior Proposal would nevertheless continue to constitute a Company Superior Proposal if the revisions proposed by Parent were to be given effect, and (D) in the event of any change to any of the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of such Company Superior Proposal, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described in clause (A) above of this proviso and a new notice period under clause (A) of this proviso shall commence (provided that the notice period thereunder shall only be two Business Days) during which time the Company shall be required to comply with the requirements of this Section 5.3(f) anew with respect to such additional notice, including clauses (A) through (D) above of this proviso; and provided, further, that the Company has complied in all material respects with its obligations under this Section 5.3. Notwithstanding anything to the contrary contained herein, neither the Company nor any Company Subsidiary shall enter into any Company Acquisition Agreement unless this Agreement has been terminated in accordance with its terms.
(g)   Nothing contained in this Section 5.3 shall prohibit the Company or the Company Board of Directors from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or (ii) from making any “stop, look and listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act. Nothing contained in this Section 5.3 shall be deemed to limit the proviso set forth in Section 5.8.
(h)   The Company shall use reasonable best efforts to ensure that its Representatives are aware of the provisions of this Section 5.3. Any violation of the restrictions contained in this Section 5.3 by any of the Company’s Representatives shall be deemed to be a breach of this Section 5.3 by the Company.
Section 5.4   Filings; Other Actions.
(a)   As promptly as reasonably practicable following the date of this Agreement, and in any event within 25 Business Days after the date hereof, the Company shall prepare and file with the SEC the preliminary Proxy Statement. Parent shall cooperate with the Company in the preparation of the Proxy Statement and furnish all information concerning Parent and Merger Sub that is required in connection with the preparation of the Proxy Statement. The Company will respond promptly to any comments from the SEC or the staff of the SEC. No filing of, or amendment or supplement to, the Proxy Statement, will be made by the Company without Parent’s prior consent (which shall not be unreasonably withheld, conditioned or delayed) and without providing Parent and its counsel a reasonable opportunity to review and comment thereon; provided, however, that the Company, in connection with a Company Adverse Recommendation Change, may amend or supplement the Proxy Statement to effect such change (it being understood that any such amendment or supplement shall solely contain (i) such Company Adverse Recommendation Change, (ii) a statement of the reasons of the Company Board of Directors for making such Company Adverse Recommendation Change and (iii) such other information as the Company believes is necessary to be included in such amendment or supplement and, in such event, the right of consent set forth in this Section 5.4(a) shall not apply). The Company shall notify Parent promptly of the receipt of any comments (whether written or oral) from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between the Company and any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement or the transactions contemplated by this Agreement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act. The Company shall use reasonable best efforts to cause the Proxy Statement, at and from the date it is first mailed to the stockholders of the Company until the Company Stockholders’ Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Company Stockholders’ Meeting (or any adjournment or postponement thereof) any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors, is discovered by Parent or the Company which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include a misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed by the Company with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company. The Company will cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as reasonably practicable (and in any event within five Business Days) after the date of the resolution of any comments of the SEC or the staff of the SEC with respect to the preliminary Proxy Statement (such date, the “Clearance Date”).
(b)   Subject to Section 5.3(f) and Section 5.4(c), the Company shall take all action necessary in accordance with applicable Laws and the Company Organizational Documents to set a record date for, duly give notice of, convene and, not later than 30 Business Days following the Clearance Date, hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval (the “Company Stockholders’ Meeting”). Except as expressly permitted by Section 5.3, the Company Board of Directors (or any committee thereof) shall not make any Company Adverse Recommendation Change and, unless the Company shall have made a Company Adverse Recommendation Change in accordance with the terms of this Agreement, shall include the Company Recommendation in the Proxy Statement and shall solicit, and use its reasonable best efforts to obtain, the Company Stockholder Approval at the Company Stockholders’ Meeting (including by soliciting proxies in favor of the adoption of the Merger and this Agreement and ensuring that all proxies so solicited are solicited in compliance with all applicable Laws and the rules of the New York Stock Exchange) and otherwise comply with all legal requirements applicable to the Company Stockholders’ Meeting.
(c)   The Company shall cooperate with and keep Parent informed on a current basis regarding its solicitation efforts and voting results following the dissemination of the Proxy Statement to its stockholders. The Company may adjourn or postpone the Company Stockholders’ Meeting (i) to allow time for the filing and dissemination of any supplemental or amended disclosure document that the Company Board of Directors has determined in good faith (after consultation with its outside legal counsel) is required to be filed and disseminated under applicable Laws, (ii) if as of the time which the Company Stockholders’ Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders’ Meeting, (iii) if the Company reasonably determines in good faith that the Company Stockholder Approval is unlikely to be obtained, or (iv) with the prior written consent of Parent; provided that in the case of clauses (ii) and (iii), each such adjournment or postponement shall be for a period of no more than 10 Business Days from the most recent scheduled meeting date and (x) without the consent of Parent (not to be unreasonably withheld, conditioned or delayed), no such adjournment or postponement shall be to a date that is later than seven months from the date of this Agreement but (y) in any event, no such adjournment or postponement shall be to a date that is later than eight months from the date of this Agreement. During any such period of adjournment or postponement, the Company shall continue in all respects to comply with its obligations under Section 5.3 and this Section 5.4. Without the prior written consent of Parent (not to be unreasonably withheld), the adoption of this Agreement shall be the only matter (other than matters of procedure and matters required by applicable Law to be voted on by the Company’s stockholders in connection with the adoption of this Agreement) that the Company shall propose to be acted on by the stockholders of the Company at the Company Stockholders’ Meeting.
Section 5.5   Employee Matters.
(a)   Effective as of the Effective Time and until the first anniversary of the Effective Time (the “Continuation Period”), Parent shall provide, or shall cause the Surviving Company to provide, to employees of the Company or its Subsidiaries who continue to be employed by Parent or the Surviving Company or any of their respective Subsidiaries following the Effective Time (the “Company Employees”), other than any Company Employees who are covered by Collective Bargaining Agreements, with (i) an annual base salary or wage rate and target incentive compensation opportunities (including cash incentive compensation opportunities but excluding equity-based incentive compensation opportunities) that, in each case, are no less than those provided to each such Company Employee immediately prior to the Effective Time, and (ii) employee benefits that are no less favorable in the aggregate than the employee benefits provided to each such Company Employee immediately prior to the Effective Time; provided, that with respect to each Company Employee who is covered by a Collective Bargaining Agreement, Parent shall, or shall cause the Surviving Company to, comply with the terms and conditions of the Collective Bargaining Agreements as in effect from time to time; provided, further, that in respect of any Company Employee who is based outside of the United States, Parent shall, or shall cause the Surviving Company to take any other additional actions as required by applicable Law. Notwithstanding anything contained herein to the contrary, during the Continuation Period, Parent shall provide, or shall cause the Surviving Corporation to provide, each Company Employee with severance payments and benefits that are no less favorable than the severance payments or benefits that such Company Employee would have received under the Company severance plan applicable to such Company Employee immediately prior to the Effective Time (provided, however, that if any such Company Employee is entitled to severance benefits under an individual severance, employment, or similar agreement, the terms of such agreement and not this Section 5.5(a) shall govern).
(b)   Following the Closing Date, Parent shall, or shall cause the Surviving Company to, cause any employee benefit plans sponsored or maintained by Parent or the Surviving Company or their Subsidiaries in which the Company Employees are eligible to participate following the Closing Date (collectively, the “Post-Closing Plans”) to recognize the service of each Company Employee with the Company prior to the Closing Date for purposes of eligibility, vesting and level of benefits under such Post-Closing Plans; provided, that such recognition of service shall not (i) apply for purposes of any Post-Closing Plan that is a defined benefit retirement plan or any Post-Closing Plan that provides retiree welfare benefits, (ii) operate to duplicate any benefits of a Company Employee with respect to the same period of service or (iii) apply for purposes of any plan, program or arrangement (x) under which similarly situated employees of Parent and its Subsidiaries do not receive credit for prior service or (y) that is grandfathered or frozen, either with respect to level of benefits or participation. With respect to any Post-Closing Plan that provides medical, dental or vision insurance benefits, for the plan year in which such Company Employee is first eligible to participate, Parent shall use commercially reasonable efforts to (A) cause any preexisting condition limitations or eligibility waiting periods under such plan to be waived with respect to such Company Employee to the extent such limitation would have been waived or satisfied under the Company Benefit Plan in which such Company Employee participated immediately prior to the Effective Time and (B) credit each Company Employee for any co-payments or deductibles incurred by such Company Employee in the Post-Closing Plan year that includes the Closing Date (or, if later, the year in which such Company

Employee first participates in such Post-Closing Plan) for purposes of any applicable deductible and annual out-of-pocket expense requirements under any such Post-Closing Plan, subject to the applicable information being provided to Parent in a form that Parent reasonably determines is administratively feasible to take into account under its plans. Such credited expenses shall also count toward any annual or lifetime limits, treatment or visit limits or similar limitations that apply under the terms of the applicable plan.
(c)   Unless the content of any such communication is consistent with information contained in any previously issued press release, public announcement or public filing or other communication previously made in accordance with this Section 5.5(c), the Company will provide Parent with a copy of any written communications intended for broad-based and general distribution to current or former employees of the Company or any of its Subsidiaries that relate to Parent or this Agreement and the transactions contemplated hereby, and will provide Parent with a reasonable opportunity to review and comment on such communications prior to distribution; provided that the foregoing shall not apply to any such communication that relates to any Company Takeover Proposal.
(d)   Parent hereby acknowledges that a “change in control” of the Company or other event with similar import, within the meaning of the Company Benefit Plans that contain such terms and are marked on the Company Disclosure Schedule as containing such provisions, will occur upon the Effective Time.
(e)   No later than 30 Business Days following the date of this Agreement, with respect to any individual that the Company reasonably determines in good faith to be a “disqualified individual” (as defined in Section 280G(c) of the Code), the Company shall furnish to Parent a schedule that sets forth (i) the Company’s reasonable, good faith estimate of the amount that could be paid to such disqualified individual as a result of any of the transactions contemplated by this Agreement (alone or in combination with any other event), (ii) the Company’s good faith calculations of the “base amount” (as defined in Section 280G(b)(3) of the Code) for each such disqualified individual and (iii) underlying documentation on which such calculations are based. The schedules and underlying documentation required by this Section 5.5(e) shall be updated and delivered to Parent not later than 15 Business Days prior to the anticipated Closing Date.
(f)   To the extent not made available as of the date hereof, no later than 30 Business Days following the execution of this Agreement, the Company shall make available to Parent copies of each material non-U.S. Company Benefit Plan, the most recent summary plan description, and the most recent actuarial valuation report, in each case, to the extent applicable.
(g)   Nothing in this Agreement shall confer upon any Company Employee or other service provider any right to continue in the employ or service of Parent, the Surviving Company or any Affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent, the Surviving Company or any of their Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of any Company Employee at any time for any reason whatsoever, with or without cause. In no event shall the terms of this Agreement be deemed to (i) establish, amend, or modify any Company Benefit Plan or any “employee benefit plan” as defined in Section 3(3) of ERISA, or any other benefit plan, program, agreement or arrangement maintained or sponsored by Parent, Surviving Company, the Company or any of their Subsidiaries (including, after the Closing Date, Company and its Subsidiaries) or Affiliates; or (ii) alter or limit the ability of Parent, the Surviving Company or any of their Subsidiaries (including, after the Closing Date, Company and its Subsidiaries) or Affiliates to amend, modify or terminate any Company Benefit Plan or any other compensation or benefit or employment plan, program, agreement or arrangement after the Closing Date. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 5.5 shall create any third-party beneficiary rights in any Company Employee or current or former service provider of the Company or its Affiliates (or any beneficiaries or dependents thereof).
(h)   Prior to and effective upon the Effective Time, the Company shall amend the terms of the Airgas, Inc. Supplemental Severance Program Administrative Procedure to provide for its administration, effective as of the Effective Time, by a committee comprised of the chief executive officer of the Company, or his successor, and up to two additional persons designated by Parent.

Section 5.6   Regulatory Approvals; Efforts.
(a)   Subject to the terms and conditions of this Agreement (including Section 5.6(d) and Section 5.6(f)), prior to the Closing, Parent, Merger Sub and the Company shall use their respective reasonable best efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, all reasonable things necessary, proper or advisable under any applicable Laws to consummate and make effective the Merger including (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger, (ii) using reasonable best efforts to satisfy the conditions to consummating the Merger, (iii) using reasonable best efforts to obtain (and to cooperate with each other in obtaining) any consent, authorization, expiration or termination of a waiting period, Permit, Order or approval of, waiver or any exemption by, any Governmental Entity (which actions shall include furnishing all information and documentary material required under the HSR Act) required to be obtained or made by Parent, Merger Sub, the Company or any of their respective Subsidiaries in connection with the Merger or the taking of any action contemplated by this Agreement, (iv) using reasonable best efforts to defend any lawsuits or other legal proceedings, whether judicial or administrative, brought by any Governmental Entity challenging this Agreement or the consummation of the Merger, (v) using reasonable best efforts to obtain (and to cooperate with each other in obtaining) any consent, approval of, waiver or any exemption by, or notice to any non-governmental third party, in each case, to the extent necessary, proper or advisable to consummate the Merger, and (vi) the execution and delivery of any reasonable additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement.
(b)   Parent and the Company shall each keep the other apprised of the status of matters relating to the completion of the Merger and work cooperatively in connection with obtaining all required consents, authorizations, Orders or approvals of, or any exemptions by, any Governmental Entity undertaken pursuant to the provisions of this Section 5.6. In that regard, prior to the Closing, each party shall promptly consult with the other parties to this Agreement with respect to and provide any necessary information and assistance as the other parties may reasonably request with respect to (and, in the case of correspondence, provide the other parties (or their counsel) copies of) all notices, submissions, or filings made by such party with any Governmental Entity or any other information supplied by such party to, or correspondence with, a Governmental Entity in connection with this Agreement and the Merger. Each party to this Agreement shall promptly inform the other parties to this Agreement, and if in writing, furnish the other parties with copies of  (or, in the case of oral communications, advise the other parties orally of) any communication from or to any Governmental Entity regarding the Merger, and permit the other parties to review and discuss in advance, and consider in good faith the views of the other parties in connection with, any proposed communication with any such Governmental Entity. Without limiting the foregoing or any of the other provisions of this Section 5.6, the parties agree that, it is Parent’s sole right, in consultation with the Company and subject to the other provisions of this Section 5.6, to devise the strategy for filings, notifications, submissions and communications with or to any antitrust regulatory authority. If any party to this Agreement or any Representative of such parties receives a request for additional information or documentary material from any Governmental Entity with respect to the Merger, then such party will use reasonable best efforts to make, or cause to be made, promptly and after consultation with the other parties to this Agreement, an appropriate response in substantial compliance with such request. No party shall participate in any meeting or teleconference with any Governmental Entity in connection with this Agreement and the Merger unless it consults with the other parties in advance and, to the extent not prohibited by such Governmental Entity, gives the other parties the opportunity to attend and participate thereat. Without limiting the foregoing obligations, each party shall promptly furnish the other parties with copies of all material correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and any such Governmental Entity with respect to this Agreement and the Merger, and furnish the other parties with such necessary information and reasonable assistance as the other parties may reasonably request in connection with its preparation of necessary filings or submissions of information to any such Governmental Entity; provided, however, that Parent and the Company may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 5.6(b) as “Antitrust Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Parent or the Company, as the case may

be) or its legal counsel. Notwithstanding anything to the contrary contained in this Section 5.6, materials provided pursuant to this Section 5.6 may be redacted (i) to remove references concerning the valuation of the Company and the Merger or other similarly confidential information, (ii) as necessary to comply with contractual arrangements, and (iii) as necessary to address reasonable privilege concerns.
(c)   The Company and Parent shall use reasonable best efforts to file, as promptly as practicable, but in any event no later than 10 Business Days after the date of this Agreement, all notifications required under the HSR Act. In the event that the parties receive a request for information or documentary material pursuant to the HSR Act (a “Second Request”), the parties will use their respective reasonable best efforts to certify compliance with such Second Request as promptly as practicable, and counsel for both parties will closely cooperate during the entirety of any such Second Request review process.
(d)   Notwithstanding anything to the contrary set forth in this Agreement, Parent shall, in order to permit the satisfaction of Section 6.1(b) and Section 6.1(c) so as to permit the Closing to occur as promptly as reasonably practicable and in any event before the End Date, (i) propose, negotiate, commit to, effect and agree to, by consent decree, hold separate order, or otherwise, the sale, divestiture, license, holding separate, and other disposition of and restriction on the businesses, assets, properties, product lines, and equity interests of, or changes to the conduct of business of, the Company, Parent and their Subsidiaries (including the Surviving Company and its Subsidiaries) and take such action or actions that would in the aggregate have a similar effect, (ii) terminate or divest relationships, ventures, contractual rights or obligations of the Company or Parent or their respective Subsidiaries, and (iii) otherwise take or commit to take any action that would limit Parent’s freedom of action with respect to, or its ability to retain or hold, directly or indirectly, any businesses, assets, equity interests, product lines or properties of Parent or the Company (including any of their respective Subsidiaries) (such actions in clauses (i) through (iii), “Antitrust Actions”); provided, that (A) any such Antitrust Actions are conditioned upon and become effective only from and after the Effective Time and (B) under no circumstances shall Parent, pursuant to its undertakings relating to the satisfaction of Section 6.1(b) and Section 6.1(c), or any other provision contained herein, be required to propose, negotiate, commit to, effect and agree to Antitrust Actions relating to the businesses, assets, properties, product lines, equity interests, relationships, ventures, contractual rights, or obligations of Parent and its Subsidiaries (including, prior to the Closing, the Company and its Subsidiaries, and following the Closing, the Surviving Company and its Subsidiaries) that, directly or indirectly, generated in the aggregate more than $500,000,000 in gross revenue during the 12 calendar months ended December 31, 2014 (the “Detriment Limit”). The parties agree that the calculation of revenue shall be measured by reference to the revenue of Parent and its Subsidiaries for each such business or asset of Parent and/or its Subsidiaries for which an Antitrust Action is taken. If Parent elects to take an Antitrust Action with respect to a business or asset of the Company and/or its Subsidiaries, the calculation of revenue for purposes of the Detriment Limit shall be the lower of the revenue for such business or asset and revenue of any such overlapping business or asset of Parent and/or its Subsidiaries. Without limiting the foregoing, in no event will the Company (and the Company will not permit any of its Subsidiaries to) propose, negotiate, effect or agree to any such actions without the prior written consent of Parent.
(e)   In furtherance and not in limitation of the covenants of the parties contained in this Section 5.6, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging the Merger or any other transaction contemplated by this Agreement as violative of any antitrust Law, each of the Company and Parent shall use reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger.
(f)   The Company and Parent shall use reasonable best efforts to make an appropriate notification under the DPA at such time as reasonably agreed by the Company and Parent in order to permit the satisfaction of Section 6.1(d) so as to permit the Closing to occur as promptly as reasonably practicable and in any event before the End Date. Parent and the Company shall use their respective reasonable best efforts to provide CFIUS with any additional or supplemental information requested by CFIUS as promptly as practicable, but in any event no later than as required under the DPA. Parent and the Company, in cooperation with each other, shall take all steps advisable, necessary, or desirable to obtain CFIUS Approval; provided, however, that notwithstanding anything to the contrary in this Agreement, in no event shall Parent, the Company or any of their respective Affiliates be obligated to consent to or take any action, and, without the prior written consent of Parent, neither the Company nor any of its Affiliates shall propose, negotiate, commit to, effect or agree to, including to sell, license, divest, hold separate or otherwise dispose of any assets, businesses, properties, product lines, equity interests, relationships, ventures, contractual rights, obligations, or interest, or agree to conditions relating to or changes in the conduct of its business, that would be, or would reasonably be expected to be, individually or in the aggregate, material and adverse to the Company and its Subsidiaries together with the U.S. industrial bulk and industrial cylinder business of Parent, on a combined basis, taken as a whole (any such measure, a “CFIUS Burdensome Condition”).
Section 5.7   Takeover Statutes. The Company and its Subsidiaries shall not take any action that would cause the transactions contemplated by this Agreement or the Voting and Support Agreement to be subject to requirements imposed by any takeover statute. If any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar state anti-takeover Laws (including Section 203 of the DGCL) and regulations (each, a “Takeover Statute”) may become, or may purport to be, applicable to this Agreement, the Voting and Support Agreement, the Merger or any other transactions contemplated by this Agreement or the Voting and Support Agreement, each of the Company and Parent shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.
Section 5.8   Public Announcements. The Company and Parent agree that (a) the initial press release to be issued with respect to the execution and delivery of this Agreement shall be in a form agreed to by the parties and (b) with respect to all other press releases and public announcements with respect to this Agreement and the transactions contemplated hereby, except as set forth in Section 5.5(c), the parties shall consult with each other before issuing any such press release or making any such public announcement with respect to this Agreement and the transactions contemplated hereby unless the content of such press release or public announcement shall be consistent with the initial press release agreed to by the parties, in which case, each of the parties shall use its reasonable best efforts to give the other party a copy of any such press release or public announcement prior to the issuance thereof; provided, however, that a party may, without the prior consent of the other party (but after prior consultation, to the extent practicable in the circumstances) issue such press release or make such public announcement to the extent required by applicable Law or the applicable rules of any stock exchange or by any regulatory authority; provided, further, that in the case of press releases or public announcements by the Company with respect to any Company Takeover Proposal, (i) the Company shall not be required to consult with Parent but shall give Parent a copy of any such press release or public announcement prior to the issuance thereof, and (ii) following any press release or public announcement by the Company with respect to a Company Takeover Proposal, Parent shall not be required to consult with the Company regarding any press releases or public announcements by Parent with respect to such Company Takeover Proposal, as it may be amended or modified from time to time, but it shall give the Company a copy of any such press release or public announcement prior to the issuance thereof.
Section 5.9   Indemnification and Insurance.
(a)   Parent and Merger Sub agree that all rights to exculpation and indemnification for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matters arising in connection with the transactions contemplated by this Agreement), now existing in favor of the current or former directors, officers or employees, as the case may be, of the Company or any of its Subsidiaries (the “Indemnified Parties”) as provided in the Company Organizational Documents and the certificate of incorporation, bylaws, limited partnership agreement, limited liability company agreement or comparable constituent or organizational documents for each Subsidiary of the Company or in any agreement set forth on Section 5.9(a) of the Company Disclosure Schedule and a copy of which shall have been made available to Parent (an “Indemnity Agreement”), each as in effect on the date of this Agreement, shall survive the Merger and shall continue in full force and effect in accordance with their terms. For a period of not less than six years after the Effective Time, Parent shall cause the Surviving Company to indemnify, defend and hold harmless, and advance expenses to the

Indemnified Parties with respect to all acts or omissions by them in their capacities as such at any time prior to the Effective Time, to the fullest extent provided by: (i) the Company Organizational Documents or the certificate of incorporation, bylaws, limited partnership agreement, limited liability company agreement or comparable constituent or organizational documents for each Subsidiary of the Company as in effect on the date of this Agreement; (ii) any Indemnity Agreement between any such Indemnified Party on the one hand and the Company or any of its Subsidiaries on the other hand, as in effect on the date of this Agreement; and (iii) applicable Law.
(b)   Without limiting the provisions of Section 5.9(a), from and after the Effective Time, Parent shall and shall cause the Surviving Company to, in each case, to the fullest extent permitted by applicable Law: (i) indemnify, defend and hold harmless, to the fullest extent permitted by applicable Law, each Indemnified Party from and against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, penalties, liabilities and amounts paid in settlement (including, in each case, any interest or assessments thereon) in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to any action or omission or alleged action or omission in such Indemnified Party’s capacity as a director, officer or employee of the Company or any of its Subsidiaries prior to the Effective Time; and (ii) pay the expenses (including reasonable attorneys’ fees) of any Indemnified Party incurred in connection with any such claim, action, suit, proceeding or investigation upon receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified, in each case, to the extent that such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by the Company or any of its Subsidiaries pursuant to the Company Organizational Documents, the certificate of incorporation, bylaws, limited partnership agreement, limited liability company agreement or comparable constituent or organizational documents for each Subsidiary of the Company, any Indemnity Agreement or applicable Law. Notwithstanding the foregoing, the Indemnified Parties as a group may retain only one law firm to represent them (and local counsel in each necessary jurisdiction) with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.
(c)   For a period of six years after the Closing and at all times subject to applicable Law, Parent shall not (and shall not cause or permit the Surviving Company or any its Subsidiaries or any of Parent’s other Subsidiaries or Affiliates to) amend or modify in a manner that would adversely affect the rights of the Indemnified Parties under the exculpation and indemnification provisions set forth in the organizational documents of the Surviving Company or its Subsidiaries to make them less favorable to the Indemnified Parties than the provisions which are currently provided by the Company and its Subsidiaries. In addition, Parent will provide, or cause the Surviving Company to provide, for a period of not less than six years after the Effective Time, the Indemnified Parties who are insured under the Company’s directors’ and officers’ insurance and indemnification policy with an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time (the “D&O Insurance”) that is no less favorable than the existing policy of the Company; provided that Parent and the Surviving Company shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the annual premium paid as of the date hereof by the Company for such insurance; provided, further, that if the annual premiums of such insurance coverage at any time exceed such amount, Parent or the Surviving Company shall obtain a policy which, in its good faith determination, provides the greatest coverage available for a cost not exceeding such amount. Notwithstanding anything in this Agreement to the contrary, the Company may and at Parent’s request shall purchase a “tail” directors’ and officers’ insurance and indemnification policy; provided that payment for insurance coverage provided by such “tail” directors’ and officers’ insurance policy shall not exceed 300% of the annual premium paid as of the date hereof by the Company. Any such “tail” directors’ and officers’ insurance policy will satisfy Parent’s obligations under this Section 5.9(c) to provide D&O Insurance.
(d)   The Indemnified Parties to whom this Section 5.9 applies shall be third-party beneficiaries of this Section 5.9. The provisions of this Section 5.9 are intended to be for the benefit of each Indemnified Party and his or her successors, heirs and representatives.
(e)   This Section 5.9 shall survive the consummation of the Merger and shall be binding, jointly and severally, on all successors and assigns of Parent, the Surviving Company and its Subsidiaries, and shall be enforceable by the Indemnified Parties and their successors, heirs or representatives. In the event that Parent, the Surviving Company or any of their respective successors or assigns consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or a majority of its properties and assets to any person, then, and in each such case, proper provision shall be made so that such other person or the successors and assigns of Parent or the Surviving Company, as the case may be, shall succeed to its obligations set forth in this Section 5.9.
Section 5.10   Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 5.11   Financing and Financing Cooperation.
(a)   Parent shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, advisable or proper to obtain the Financing contemplated by the Commitment Letter on or prior to the Closing Date on the terms and conditions described in the Commitment Letter, including using reasonable best efforts to: (i) maintain in effect and enforce the Commitment Letter and comply with its obligations thereunder (provided, that the Commitment Letter may be amended, supplemented, modified and replaced as permitted by clauses (b) and (c) of this Section 5.11); (ii) satisfy on a timely basis and in a manner that will not impede the ability of the parties to consummate the Merger in advance of the End Date all conditions applicable to Parent and Finance Sub to the funding of the Financing (including the Financing Conditions) set forth in the Commitment Letter and any definitive agreements executed in connection therewith within Parent’s control (other than any condition where the failure to be so satisfied is a direct result of the Company’s failure to furnish information to Parent or otherwise to comply with its obligations under this Agreement) and (iii) negotiate and enter into definitive agreements with respect thereto on the terms and conditions contemplated by the Commitment Letter (including, if necessary, any “flex” provisions). Parent shall keep the Company informed on a regular basis and in reasonable detail of the status of its efforts to arrange the Financing contemplated by the Commitment Letter and any other Financing and shall give the Company prompt notice of any fact, change, event or circumstance that is reasonably likely to have, individually or in the aggregate, a material adverse impact with respect to the Financing contemplated by the Commitment Letter.
(b)   Prior to the Closing, Parent shall not, and shall not permit Finance Sub to, agree to or permit any termination, amendment, replacement, supplement or other modification of, or waive any of its material rights under, the Commitment Letter without the Company’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that Parent and Finance Sub may, without the Company’s prior written consent, (x) enter into any amendment, replacement, supplement or other modification to or waiver of any provision of the Commitment Letter that would not (i) reduce the aggregate amount of the Financing contemplated by the Commitment Letter, (ii) adversely alter or expand the Financing Conditions contemplated by the Commitment Letter, (iii) impair the ability of Parent or Finance Sub to enforce their rights under the Commitment Letter, or (iv) otherwise reasonably be expected to prevent, materially delay or materially impede the consummation of the Financing contemplated by the Commitment Letter or the Merger; (y) amend, replace, supplement or otherwise modify the Commitment Letter to add lenders, lead arrangers, book runners, syndication agents or similar entities who had not executed the Commitment Letter as of the date of this Agreement so long as any such addition would not reasonably be expected to prevent, materially delay or materially impede the consummation of the Financing contemplated by the Commitment Letter or the Merger and (z) implement or exercise the “flex” provisions contained in one or more fee letters related to the Financing contemplated by the Commitment Letter. Upon any such amendment, replacement, supplement or modification, the term “Commitment Letter” shall mean the Commitment Letter as so amended, replaced, supplemented or modified. Parent shall promptly deliver to the Company copies of any such amendment, replacement, supplement or other modification or waiver of the Commitment Letter.
(c)   Parent shall have the right to substitute the proceeds of consummated equity offerings or debt offerings or other incurrences of debt (including unsecured notes) for all or any portion of the Financing contemplated by the Commitment Letter by reducing commitments under the Commitment Letter; provided, that to the extent any such debt has a scheduled special or mandatory redemption right, such right is not exercisable prior to the earlier of the consummation of the Merger on the Closing Date, the termination of this Agreement or the End Date (for the avoidance of doubt as it may be extended pursuant to the terms of this Agreement as in effect on the date hereof). Further, Parent shall have the right to substitute commitments in respect of other financing for all or any portion of the Financing contemplated by the Commitment Letter from the same and/or alternative bona fide, financially capable third-party financing sources so long as (i) all conditions precedent to effectiveness of definitive documentation for such financing have been satisfied, (ii) the conditions precedent to funding of such financing are in all respects (other than related to customary documentation and ministerial matters) no less favorable to Parent than the Financing Conditions and (iii) such substitution could not otherwise reasonably be expected to prevent, materially delay or materially impede the consummation of the Merger. For the purposes of this Agreement, the terms “Commitment Letter” and “Financing” shall be deemed to include any commitment letter (or similar agreement) or commitment with respect to any such replacement financing or such consummated replacement financing, as applicable, arranged in compliance with this Section 5.11(c) (and any Commitment Letter and Financing contemplated by the Commitment Letter remaining in effect at the time in question).
(d)   The Company shall, and shall cause its Subsidiaries to, and shall use reasonable best efforts to cause their respective Representatives to, use reasonable best efforts to provide all customary cooperation reasonably requested by Parent that is necessary, proper or advisable in connection with the Financing. Without limiting the generality of the foregoing, the Company shall, and shall cause its Subsidiaries to, and shall use reasonable best efforts to cause their respective Representatives to, use reasonable best efforts to:
(i)   cause the Company’s independent accountants to cooperate with the Financing and furnish the report of the Company’s independent accountants on the most recently available audited consolidated financial statements of the Company and its Subsidiaries and obtain the consent of such accountants to the use of such report in accordance with normal custom and practice and cause such accountants to provide customary comfort letters (including “negative assurance” comfort) to the underwriters, initial purchasers or placement agents, as applicable, in connection with the Financing;
(ii)   timely furnish such customary financial statements, schedules or other financial data or information relating to the Company and its Subsidiaries reasonably requested by Parent as may be necessary, proper or advisable to consummate the Financing, including financial statements, financial data and other information (excluding pro forma financial information, but not information Parent may reasonably require to prepare pro forma financial information) (x) that is customarily included in offering documents and syndication materials used to syndicate credit facilities of the type to be included in the Financing, (y) in the event that the Financing includes a Rule 144A private placement of debt securities by Parent (or a wholly-owned Subsidiary of Parent) or an equity offering by Parent, (A) that would be required by Regulation S-X and Regulation S-K under the Securities Act and other accounting rules and regulations of the SEC if the Financing were registered on Form S-1 or (B) that are customarily included in offering documents used in private placements of securities under Rule 144A of the Securities Act (it being understood that none of such information contemplated by this clause (ii) need include financial statements required by Rules 3-09, 3-10 or 3-16 of Regulation S-X under the Securities Act, Compensation Discussion and Analysis or other information required by Item 402 of Regulation S-K under the Securities Act and the executive compensation and related person disclosure rules related to SEC Release Nos. 33-8732A, 34-54302A and IC-2744A) and (z) that is otherwise necessary, proper or advisable in connection with the Financing or is otherwise necessary in order to assist in receiving customary “comfort” (including “negative assurance” comfort) from independent accountants in connection with any such offering(s) of debt or equity securities, as applicable;
(iii)   facilitate contact between (x) senior management and advisors, including auditors, of the Company and (y) the proposed lenders, underwriters, initial purchasers or placement agents, as applicable, and/or Parent’s or any of its Affiliate’s auditors in connection with, the Financing (including any due diligence activities, road shows, presentations and other marketing activities), at reasonable times and upon reasonable advance notice;

(iv)   provide reasonable assistance with the preparation of business projections and pro forma financial statements reasonably required in connection with the Financing by Parent and its Affiliates;
(v)   provide reasonable assistance in the preparation of one or more confidential information memoranda (including, to the extent necessary, a confidential information memoranda that does not include material non-public information), private placement memoranda, prospectuses, offering memoranda and other marketing and syndication materials reasonably requested by Parent in connection with the Financing;
(vi)   permit the reasonable use by Parent and its Affiliates of the Company’s and its Subsidiaries’ logos for syndication and underwriting, as applicable, of the Financing, provided, that such logos are used solely in a manner that is not intended to nor reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries and its or their marks;
(vii)   assist in preparing customary rating agency presentations and participating in a reasonable number of sessions with rating agencies in connection with the Financing;
(viii)   assist in the preparation and negotiation of and execute and deliver definitive financing documents, customary authorization and representation letters, certificates or other documents as may be reasonably requested by Parent in connection with the Financing;
(ix)   as long as such information is requested by Parent in writing at least 10 Business Days prior to the Closing Date, provide to Parent, at least five Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities with respect to the Company under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act of 2001, as amended; and
(x)   provide documents reasonably requested by Parent or the Financing Sources relating to the repayment, refinancing or amendment of any indebtedness or other obligations of the Company or any of its Subsidiaries to be repaid, refinanced or otherwise amended on the Closing Date (including under the Third Amended and Restated Receivables Purchase Agreement dated as of March 17, 2010 by and among Radnor Funding Corp., Parent, the members of the various purchaser groups from time to time party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as amended from time to time) and the release of related liens and/or guarantees effected thereby, including customary payoff letters and (to the extent required) evidence that notice of any such repayment has been timely delivered to the holders of such indebtedness, in each case in accordance with the terms of the definitive documents governing such indebtedness;
(e)   Notwithstanding the foregoing, the Company, its Subsidiaries, and their Representatives shall have no obligation to (X) provide or obtain any legal opinions in connection with the Financing or otherwise in connection with Section 5.11(d) or Section 5.12 or (Y) prepare any pro forma financial information or projections. No obligations of the Company or any of its Subsidiaries under any agreement, certificate, document or instrument delivered pursuant to Section 5.11(d) or pursuant to Section 5.12 shall be required to be effective until the Effective Time (other than (1) any customary authorization letters delivered pursuant to Section 5.11(d)(viii) and (2) any notices of prepayment and/or commitment terminations which are delivered by the Company not in contravention of the applicable agreement and conditioned upon the consummation of the Merger and delivered in accordance with clause (x) above or Section 5.12). In addition, notwithstanding anything in this Section 5.11 or in Section 5.12 to the contrary, in fulfilling its obligations pursuant to this Section 5.11 or Section 5.12, (i) none of the Company, its Subsidiaries or its Representatives shall be required to (x) pay any commitment or other fee, provide any security or incur any other Liability in connection with (1) the Financing or any other financing, or (2) the Existing Credit Facility Termination, in each case prior to the Effective Time, (y) take or permit the taking of any action that would reasonably be expected to conflict with, result in any violation or breach of, or default (with or without lapse of time, or both) under, the Company Organizational Documents or Company Subsidiary Organizational Documents, or any applicable Laws or (z) pass resolutions or consents or approve or authorize the execution of the Financing or the definitive financing agreements (1) in the case of the Company and its Subsidiaries, prior to the Effective Time and (2) in the case of the Representatives, at any time; provided, that this clause (z) shall not prohibit the adoption or execution of any resolutions or consents effective no earlier than the Effective Time by any persons that shall remain or will become officers or directors of the Company or any of its Subsidiaries as of the Effective Time, (ii) any requested cooperation shall not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries, and (iii) Parent shall reimburse the Company for all reasonable and documented out-of-pocket costs incurred by the Company or any of its Subsidiaries in connection with fulfilling its obligations pursuant to this Section 5.11 or Section 5.12 (including reasonable attorneys’ fees, but excluding, for the avoidance of doubt, the costs of the preparation of any annual or quarterly financial statements). Parent shall indemnify and hold harmless the Company and its Subsidiaries (and their respective Representatives) from and against any and all losses, damages, claims, costs or expenses actually suffered or incurred by them in connection with (1) the Financing or any other financing (including the arrangement thereof), or (2) the Existing Credit Facility Termination, and any information used in connection therewith (other than to the extent related to information provided to Parent in writing by the Company, its Subsidiaries or their respective Representatives for inclusion in any offering or marketing materials relating to the Financing), except in the event such loss or damage arises out of or results from the gross negligence, willful misconduct, bad faith or intentional breach of its obligations hereunder by the Company or its Subsidiaries. In no event shall the receipt or availability of any funds or financing (including the Financing contemplated by the Commitment Letter) by or to Parent, Finance Sub, Merger Sub, or any of their Affiliates or any other financing transaction be a condition to any of the obligations of Parent or Merger Sub hereunder.
Section 5.12   Treatment of Certain Indebtedness. If reasonably requested by Parent in writing, the Company shall, and shall cause its Subsidiaries to, deliver all notices and take all other reasonable actions to cause (i) subject to receipt from Parent of the required funds (if any), the repayment in full on the Closing Date (or in the case of any letters of credit, cash collateralization, to the extent that Parent shall not have entered into an alternative arrangement with the issuing bank) of all obligations then outstanding under, (ii) the release on the Closing Date in connection with such repayment of any and all liens, security interests, pledges, or other encumbrances, if any, securing such obligations, and (iii) the termination (to the extent provided therein and pursuant to the terms thereof) on the Closing Date (such repayments, releases, and terminations, the “Existing Credit Facility Termination”) of that certain Second Amended and Restated Credit Agreement, dated as of November 18, 2014, by and among the Company, certain of the Company’s Subsidiaries identified therein, the lenders party thereto, and Bank of America, N.A., as administrative agent (the “Credit Agreement”), including using reasonable best efforts to obtain a payoff letter in customary form from the agent under the Credit Agreement.
Section 5.13   Transaction Litigation. The Company shall promptly (and in any event, within one Business Day) notify Parent in writing of any stockholder litigation or other litigation or proceedings brought or threatened in writing against the Company and/or its directors or executive officers or Representatives relating to this Agreement, the Merger and/or the transactions contemplated by this Agreement and shall keep Parent informed on a substantially current basis with respect to the status thereof (including by promptly furnishing to Parent and its Representatives such information relating to such litigation or proceedings as may be reasonably requested). The Company shall, subject to the preservation of privilege and confidential information, give Parent the opportunity to participate in (but not control) the Company’s defense or settlement of any stockholder litigation against the Company and/or its directors or executive officers relating to the transactions contemplated by this Agreement, including the Merger, and shall give due consideration to Parent’s advice with respect to such stockholder litigation. The Company agrees that it shall not cease to defend, consent to the entry of any judgment, settle or offer to settle or take any other material action with respect to such litigation or proceeding commenced prior to or after the date of this Agreement against the Company or its directors, executive officers or similar persons by any stockholder of the Company relating to this Agreement, the Merger, or any other transaction contemplated hereby without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed).

Section 5.14   Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Company with full title to all properties, assets, rights, approvals, immunities and franchises of either of the parties to the Merger, the officers of the Surviving Company shall be authorized to, in the name and on behalf of the Company, execute and deliver such deeds, bills of sale, assignment or assurances and take all such other action as may be necessary in connection therewith.
Section 5.15   Advice of Changes. The Company and Parent shall each promptly advise the other party of  (i) any written notice or other written communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement to the extent that the party receiving such notice or communication believes there is a reasonable likelihood that the failure to obtain such consent would have a material impact on the timing of the consummation of the Merger or on the Company, the Surviving Company or Parent or (ii) upon receiving any communication from any Governmental Entity or third party whose consent or approval is required for the satisfaction of one of the conditions to Closing set forth in Article VI that causes such party to believe that there is a reasonable likelihood that any such consent or approval will not be obtained or that the receipt of any such consent or approval will be materially delayed. The Company shall promptly notify Parent of any notice or other communication received to the knowledge of the Company from any party to any Company Material Contract in writing to the effect that such party has terminated or intends to terminate or otherwise materially adversely modify its relationship with any Company or Company Subsidiary as a result of the transactions contemplated by this Agreement.
Section 5.16   Obligations of Merger Sub. Parent shall cause Merger Sub and the Surviving Company to perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby upon the terms and subject to the conditions set forth in this Agreement.
Section 5.17   Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company and, following the Effective Time, Parent and the Surviving Company, shall use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under applicable Laws and rules and policies of the New York Stock Exchange to cause the delisting of the Company and of the shares of Company Common Stock from the New York Stock Exchange as promptly as practicable after the Effective Time and the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after such delisting.
Section 5.18   Gas Supply Agreement. Except as set forth in Exhibit A, if the Company has not renewed or extended the term of any gas supply agreement set forth in Section 5.18 of the Company Disclosure Schedule (each, a “Listed Supply Agreement”), then, if requested by the Company, Parent and the Company shall, prior to the expiration of such Listed Supply Agreement, enter into a supply agreement substantially in the form set forth in Exhibit B (the “New Supply Agreement”). If this Agreement has been terminated in accordance with Article VII, the Company shall negotiate in good faith with the applicable counterparties to renew or extend the term of each Listed Supply Agreement prior to the applicable expiration date thereof; provided, however, that the failure to agree to any such renewal or extension shall not relieve Parent of its obligation as set forth in the preceding sentence.
Article VI.
CONDITIONS TO THE MERGER
Section 6.1   Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment (or waiver by the Company and Parent, to the extent permissible under applicable Law and provided that such waiver shall only be effective as to the conditions of the waiving party) at or prior to the Effective Time of the following conditions:
(a)   The Company Stockholder Approval shall have been obtained.
(b)   No injunction by any court or other tribunal of competent jurisdiction shall have been entered and shall continue to be in effect and no Law shall have been adopted that remains in effect or be effective, in each case that prevents, enjoins, prohibits or makes illegal the consummation of the Merger.

(c)   All waiting periods applicable to the Merger under the HSR Act shall have expired or been terminated.
(d)   CFIUS Approval shall have been obtained.
Section 6.2   Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is further subject to the fulfillment (or waiver by the Company) at or prior to the Effective Time of the following conditions:
(a)   The representations and warranties of Parent and Merger Sub set forth in (i) Article IV (other than in Sections 4.1 (first sentence only), 4.2(a) (first two sentences only), 4.2(c)(ii), 4.5, and each of the representations and warranties made in Article IV that are qualified by “Parent Material Adverse Effect”) shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except where the failure of any such representations and warranties to be true and correct would not, individually or in the aggregate, have a Parent Material Adverse Effect, (ii) Sections 4.1 (first sentence only), 4.2(a) (first two sentences only), 4.2(c)(ii) and 4.5 shall be true and correct in all material respects both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, and (iii) each of the representations and warranties made in Article IV that are qualified by “Parent Material Adverse Effect” shall be true and correct in all respects both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date; provided, however, that representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i) (ii), and (iii), as applicable) only as of such date or period.
(b)   Parent and Merger Sub shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by them prior to the Effective Time.
(c)   Parent shall have delivered to the Company a certificate, dated the Closing Date and signed by a duly authorized executive officer of Parent, certifying to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.
Section 6.3   Conditions to Obligation of Parent to Effect the Merger. The obligation of Parent and Merger Sub to effect the Merger is further subject to the fulfillment (or the waiver by Parent) at or prior to the Effective Time of the following conditions:
(a)   The representations and warranties of the Company set forth in (i) Article III (other than in Sections 3.1(a) (first sentence only), 3.2(a), 3.2(c), 3.3(a) (first two sentences only), 3.3(c)(ii), 3.10(b), 3.21 (first sentence only), 3.22 and 3.23 and each of the representations and warranties made in Article III that are qualified by “Material Adverse Effect”) shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except where such failures to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect, (ii) Section 3.2(a) (first two sentences only) and 3.2(c) shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except for any de minimis inaccuracies, (iii) Sections 3.1(a) (first sentence only), 3.2(a) (other than the first two sentences), 3.3(a) (first two sentences only), 3.3(c)(ii), 3.21 (first sentence only), 3.22 and 3.23 shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date and (iv) Section 3.10(b) and each of the representations and warranties made in Article III that are qualified by “Material Adverse Effect” shall be true and correct in all respects both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date; provided, however, that representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i), (ii), (iii) and (iv), as applicable) only as of such date or period.
(b)   The Company shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.
(c)   The Company shall have delivered to Parent a certificate, dated the Closing Date and signed by a duly authorized executive officer, certifying to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

Article VII.
TERMINATION
Section 7.1   Termination or Abandonment. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval of the Merger by the stockholders of the Company:
(a)   by the mutual written consent of the Company and Parent;
(b)   by either the Company or Parent, if the Merger shall not have been consummated on or prior to 5:00 p.m. Eastern Time, on August 17, 2016 (as it may be extended pursuant to this Section 7.1(b), the “End Date”); provided, however, that if all of the conditions to Closing (other than the conditions set forth in Section 6.1(b) (if due to an injunction relating to Regulatory Laws), Section 6.1(c) or Section 6.1(d) and those conditions that by their nature can only be satisfied at the Closing (and which are capable of being satisfied)) shall have been satisfied or waived, the End Date may be extended by either of Parent or the Company to 5:00 p.m. Eastern Time, on November 17, 2016; provided, further, that following the initial extension of the End Date, if all of the conditions to Closing (other than the conditions set forth in Section 6.1(b) (if due to an injunction relating to Regulatory Laws), Section 6.1(c) or Section 6.1(d) and those conditions that by their nature can only be satisfied at the Closing (and which are capable of being satisfied)) shall have been satisfied or waived, the End Date may be extended by either of Parent or the Company to 5:00 p.m. Eastern Time, on February 17, 2017 and provided, further, that the right to terminate or extend this Agreement pursuant to this Section 7.1(b) shall not be available to a party if the failure of the Closing to occur by such date shall be due to the material breach by such party of any representation, warranty, covenant or other agreement of such party set forth in this Agreement;
(c)   by either the Company or Parent, if an order by a Governmental Entity of competent jurisdiction shall have been issued permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such order shall have become final and nonappealable; provided, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to a party if such order resulted due to the material breach by such party of any representation, warranty, covenant or other agreement of such party set forth in this Agreement;
(d)   by either the Company or Parent, if the Company Stockholders’ Meeting (as it may be adjourned or postponed) at which a vote on the Company Stockholder Approval was taken shall have concluded and the Company Stockholder Approval shall not have been obtained;
(e)   by the Company, if Parent or Merger Sub shall have breached or there is any inaccuracy in any of its representations or warranties, or shall have breached or failed to perform any of its covenants or other agreements contained in this Agreement, which breach, inaccuracy or failure to perform (i) if it occurred or was continuing to occur on the Closing Date, would result in a failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (ii) which is either not curable or is not cured by the earlier of  (A) the End Date and (B) the date that is 30 days following written notice from the Company to Parent describing such breach or failure in reasonable detail (provided, that the Company is not then in breach of any representation, warranty, covenant or other agreement contained herein, which breach would give rise to a failure of a condition set forth in Section 6.1 or 6.3);
(f)   by Parent, if the Company shall have breached or there is any inaccuracy in any of its representations or warranties, or shall have breached or failed to perform any of its covenants or other agreements contained in this Agreement, which breach, inaccuracy or failure to perform (i) if it occurred or was continuing to occur on the Closing Date, would result in a failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (ii) which is either not curable or is not cured by the earlier of  (A) the End Date and (B) the date that is 30 days following written notice from the Company to Parent describing such breach or failure in reasonable detail (provided, that Parent is not then in breach of any representation, warranty, covenant or other agreement contained herein, which breach would give rise to a failure of a condition set forth in Section 6.1 or 6.2);
(g)   by Parent, prior to receipt of the Company Stockholder Approval, (i) in the event of a Company Adverse Recommendation Change, (ii) in the event that a tender offer or exchange offer that constitutes a Company Takeover Proposal shall have been commenced by a person unaffiliated with Parent or Merger

Sub and the Company shall not have published, sent or given to its stockholders, pursuant to Rule 14e-2 under the Exchange Act, within the 10 Business Day period (as specified in Rule 14e-2 under the Exchange Act) after such tender offer or exchange offer is first published, sent or given, or, within 10 Business Days after such tender offer or exchange offer is subsequently amended in any material respect or, if sooner, not later than four Business Days prior to the expiration of such tender offer or exchange offer, a statement recommending that stockholders reject such tender offer or exchange offer, or (iii) if the Company shall have materially breached Section 5.3, Section 5.4(a) (first sentence only), or Section 5.4(b) or Section 5.4(c) (second sentence only); and
(h)   by the Company, in accordance with Section 5.3(f).
Section 7.2   Effect of Termination. In the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall terminate (except that the Confidentiality Agreement, the Clean Team Confidentiality Agreement and the provisions of Section 5.11(e) (penultimate sentence), Section 5.18, Section 7.2, Section 7.3 and Article VIII shall survive any termination), and there shall be no other Liability on the part of the Company, on the one hand, or Parent or Merger Sub, on the other hand, to the other except as provided in Section 5.11(e) (penultimate sentence), Section 5.18, and Section 7.3; provided, however, that nothing herein shall relieve (x) any party from any Liability for any failure to consummate the transactions contemplated by this Agreement, including the Merger, if required to pursuant to this Agreement (it being understood that the failure of Parent or Merger Sub to receive the proceeds of the Financing or of any alternative financing shall not relieve Parent or Merger Sub from any such liability or of their obligations to consummate any of the transactions contemplated hereby), or (y) any party hereto from Liability for fraud or for a Willful Breach of its covenants or agreements set forth in this Agreement prior to such termination, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity.
Section 7.3   Termination Fees.
(a)   If  (i) this Agreement is terminated by the Company pursuant to Section 7.1(h), (ii) this Agreement is terminated by Parent pursuant to Section 7.1(g), or (iii) (A) a Pre-Termination Takeover Proposal shall have been made and not publicly and definitively withdrawn at least five Business Days prior to the Company Stockholders’ Meeting and thereafter this Agreement is terminated by Parent or the Company pursuant to Section 7.1(d) and (B) at any time on or prior to the 12 month anniversary of such termination, the Company or any of its Subsidiaries enters into a definitive agreement with respect to any transaction included within the definition of Company Takeover Proposal (a “Company Takeover Transaction”) (whether or not involving the same Company Takeover Proposal as that which was the subject of the Pre-Termination Takeover Proposal but giving effect to the proviso to this Section 7.3(a)), then the Company shall pay Parent the Company Termination Fee in immediately available funds in the case of clause (i), in accordance with Section 5.3(f), in the case of clause (ii), within two Business Days of such termination, or in the case of clause (iii), upon the consummation of any Company Takeover Transaction; provided, that for the purposes of clause (iii)(B) only, all references in the definition of Company Takeover Proposal to “20%” shall instead be references to “50%.”
(b)   For purposes of this Section 7.3, a “Pre-Termination Takeover Proposal” shall be deemed to occur if, after the date of this Agreement, (i) a Company Takeover Proposal (or an intention to make a Company Takeover Proposal) is made and publicly disclosed or (ii) any person (or Representative thereof acting on behalf of such person) shall have publicly announced a Company Takeover Proposal (or an intention to make a Company Takeover Proposal) with respect to the Company.
(c)   “Company Termination Fee” shall mean a cash amount equal to $400,000,000.00.
(d)   If this Agreement is terminated (i) by Parent or the Company pursuant to Section 7.1(b) and as of the End Date, (x) one or more of the conditions to Closing set forth in Section 6.1(b) (solely to the extent such condition has not been satisfied due to an order or injunction arising under Antitrust Laws) or Section 6.1(c) shall not have been satisfied, (y) all other conditions to the obligations of Parent to effect the Merger shall have been satisfied other than the condition to Closing set forth in Section 6.1(d) and other than conditions that by their nature can only be satisfied at the Closing (and which are capable of being satisfied) and (z) the condition to Closing set forth in Section 6.1(d) shall have been satisfied or, if not satisfied, such non-satisfaction resulted from a material breach by Parent of its obligations pursuant to Section 5.6 of this Agreement, or (ii) by Parent or the Company pursuant to Section 7.1(c) (solely to the extent the right to terminate relates to an order or injunction arising under Antitrust Laws and such order or injunction did not result from a material breach by the Company of its obligations pursuant to Section 5.6 of this Agreement), then Parent shall pay the Company the Parent Termination Fee in immediately available funds within two Business Days of such termination. Solely with respect to clause (i)(x) of this Section 7.3(d), the term “End Date” shall mean the later of  (1) five Business Days prior to the End Date, as defined in Section 7.1(b) and (2), if Parent has waived completely or agreed to reduce the 5 Business Day period referred to in Section 1.2, the End Date as defined in Section 7.1(b) or the date corresponding to such reduced period of time prior to the End Date as defined in Section 7.1(b).
(e)   “Parent Termination Fee” shall mean a cash amount equal to $400,000,000.00.
(f)   Notwithstanding anything to the contrary in this Agreement, if the full Company Termination Fee or Parent Termination Fee (as applicable) shall become due and payable in accordance with this Section 7.3, from and after such termination and payment of the Company Termination Fee or Parent Termination Fee (as applicable) in full pursuant to and in accordance with this Section 7.3, the Company, in the case of the Company Termination Fee, or Parent, in the case of the Parent Termination Fee, shall have no further Liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby other than as set forth in Section 7.2 and this Section 7.3. Each of the parties hereto acknowledges that each of the Company Termination Fee or Parent Termination Fee is not intended to be a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent in the circumstances in which such Company Termination Fee is due and payable or the Company in the circumstances in which such Parent Termination Fee is due and payable, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. In no event shall Parent be entitled to payment of the Company Termination Fee on more than one occasion, and in no event shall the Company be entitled to payment of the Parent Termination Fee on more than one occasion.
(g)   Each of the Company, Parent and Merger Sub acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated hereby, and that, without these agreements, the Company, Parent and Merger Sub would not enter into this Agreement. Accordingly, if the Company or Parent fails to pay in a timely manner any amount due pursuant to Section 7.3, then (i) the party failing to pay shall reimburse the party that is owed for all costs and expenses (including disbursements and reasonable fees of counsel) incurred in the collection of such overdue amount, including in connection with any related claims, actions or proceedings commenced and (ii) the party failing to pay shall pay to the party that is owed interest on such amount from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus 2% per annum.
Article VIII.
MISCELLANEOUS
Section 8.1   No Survival. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger, except for covenants and agreements which contemplate performance after the Effective Time or otherwise expressly by their terms survive the Effective Time.
Section 8.2   Expenses; Transfer Taxes.
(a)   Except as otherwise provided in this Agreement (including in Section 5.11(a), and Section 7.3), whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses.
(b)   Except as otherwise provided in Section 2.2(d), all transfer, documentary, sales, use, stamp, registration and other such Taxes imposed with respect to the transfer of Company Common Stock pursuant to the Merger shall be borne by Parent or Merger Sub and expressly shall not be a liability of holders of Company Common Stock.

Section 8.3   Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.
Section 8.4   Governing Law. This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
Section 8.5   Jurisdiction; Specific Enforcement.
(a)   The parties’ rights in this Section 8.5 are an integral part of the transactions contemplated by this Agreement and each party hereby waives any objections to any remedy referred to in this Section 8.5. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached, and that money damages would not be an adequate remedy, even if available. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative, except, in each case, as may be limited by Section 7.3). In the event any party seeks any remedy referred to in this Section 8.5, such party shall not be required to prove damages or obtain, furnish, provide or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.5 and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing, providing or posting of any such bond or similar instrument. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by applicable Law, each of the parties hereto hereby consents to the service of process in accordance with Section 8.7; provided, however, that nothing herein shall affect the right of any party to serve legal process in any other manner permitted by Law.

(b)   Notwithstanding anything to the contrary contained in this Agreement, the Company agrees that (i) in no event shall the Financing Sources have any liability or obligation to the Company, any of its Subsidiaries or any of its Affiliates relating to or arising out of this Agreement, the Financing, any commitment letters or engagement letters relating thereto or the transactions contemplated hereby or thereby and (ii) in no event shall the Company or any of its Affiliates or stockholders seek or obtain any other damages of any kind against any Financing Source (including consequential, special, indirect or punitive damages), in each case, relating to or arising out of this Agreement, the Financing, any commitment letters or engagement letters relating thereto or the transactions contemplated hereby or thereby. For avoidance of doubt, nothing in this Section 8.5(b) shall modify or alter the rights of Parent or Finance Sub under the Commitment Letter and any provision of any definitive loan documentation between or among Parent, Finance Sub, any of their Subsidiaries and any Financing Source entered into in connection with or as contemplated by this Agreement, and in the event of a conflict between the foregoing and any provision in the Commitment Letter or any such definitive loan documentation, as applicable, the provisions of the Commitment Letter or any such definitive loan documentation, as applicable, shall govern and control.
(c)   NOTWITHSTANDING THE FOREGOING, EACH OF THE PARTIES HERETO AGREES THAT (I) ANY ACTION, CLAIM, SUIT, OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR IN EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE FINANCING SOURCES OR ANY AFFILIATE THEREOF (IN THEIR CAPACITIES AS SUCH) ARISING OUT OF OR RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE FINANCING OR THE COMMITMENT LETTER OR THE PERFORMANCE OF SERVICES THEREUNDER OR RELATED THERETO SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF TRIBUNAL DE COMMERCE DE PARIS AND (II) IT WILL NOT BRING OR SUPPORT OR PERMIT ANY OF ITS AFFILIATES TO BRING OR SUPPORT ANY ACTION, CLAIM, SUIT OR PROCEEDING IN ANY OTHER COURT.
Section 8.6   WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING ANY DISPUTE ARISING OUT OF OR RELATING TO THE FINANCING OR THE COMMITMENT LETTER OR THE PERFORMANCE OF SERVICES THEREUNDER OR RELATED THERETO).
Section 8.7   Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon personal delivery to the party to be notified; (b) when received when sent by email or facsimile by the party to be notified, provided, however, that notice given by email or facsimile shall not be effective unless either (i) a duplicate copy of such email or fax notice is promptly given by one of the other methods described in this Section 8.7 or (ii) the receiving party delivers a written confirmation of receipt for such notice either by email or fax or any other method described in this Section 8.7; or (c) when delivered by a courier (with confirmation of delivery); in each case to the party to be notified at the following address:
To the Company:
Airgas, Inc.
259 North Radnor-Chester Road, Suite 100
Radnor, Pennsylvania, U.S.A.
Facsimile:	+1 (610) 687-1058
Attention:	General Counsel
Email:	bob.young@airgas.com

with copies to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Facsimile:	(212) 403-2000
Attention:	Daniel A. Neff, Esq.
David A. Katz, Esq.
Mark Gordon, Esq.
Email:	daneff@wlrk.com
dakatz@wlrk.com
mgordon@wlrk.com
To Parent and Merger Sub:
L’Air Liquide, S.A.
75 quai d’Orsay
75321 Paris Cedex 07
Facsimile:	+33 1 40 62 53 28
Attention:	Fabienne Lecorvaisier
Laurent Blamoutier
Antonin Rigaudiere
Email:	Fabienne.Lecorvaisier@airliquide.com
laurent.blamoutier@airliquide.com
antonin.rigaudiere@airliquide.com
AL Acquisition Corporation
9811 Katy Freeway, Suite 100
Houston, Texas 77024
Facsimile:	(713) 803-7034
(713) 624-8791
Attention:	Michael Graff
Kevin Feeney
E-mail:	michael.graff@airliquide.com
kevin.feeney@airliquide.com
with copies to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Facsimile:	(212) 225-3999
Attention:	William A. Groll, Esq.
Glenn P. McGrory, Esq.
Email:	wgroll@cgsh.com
gmcgrory@cgsh.com
or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this Section 8.7; provided, however, that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.
Section 8.8   Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written consent of the other parties; provided, however, that each of Merger Sub and Parent may assign any of their rights hereunder to a wholly owned direct or indirect Subsidiary of Parent without the prior written consent of the Company, but no such assignment shall relieve Parent or Merger Sub of any of its obligations hereunder. Subject to the first sentence of this Section 8.8, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Any purported assignment not permitted under this Section 8.8 shall be null and void.
Section 8.9   Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.
Section 8.10   Entire Agreement. This Agreement together with the exhibits hereto, schedules hereto, the Voting and Support Agreement, the Rights Agreement Amendment, the Confidentiality Agreement and the Clean Team Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof, and this Agreement is not intended to grant standing to any person other than the parties hereto.
Section 8.11   Amendments; Waivers. At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub; provided, however, that after receipt of Company Stockholder Approval, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of the New York Stock Exchange require further approval of the stockholders of the Company, the effectiveness of such amendment or waiver shall be subject to the approval of the stockholders of the Company; provided, further, that Sections 8.5(b), 8.5(c) and 8.6, clause (ii) of Section 8.13 and this proviso of Section 8.11 may not be amended, supplemented, waived or otherwise modified in any manner that is materially adverse in any respect to the Financing Sources in their capacities as such without the prior written consent of the adversely affected Financing Sources. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.
Section 8.12   Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
Section 8.13   No Third-Party Beneficiaries. Each of Parent, Merger Sub and the Company agrees that (a) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and (b) this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. Notwithstanding the foregoing, (i) each Company Indemnified Party shall be an express third-party beneficiary of and shall be entitled to rely upon Section 5.9 and this Section 8.13 and (ii) each Financing Source shall be an express third-party beneficiary of and shall be entitled to rely upon Sections 8.5, 8.6, and this Section 8.13, and in each case each such person may enforce such provisions, and (iii) following the Effective Time, each former stockholder of the Company and holder of Company Options shall be an express third-party beneficiary of and shall be entitled to obtain the Merger Consideration or Option Cash Payment to which it is entitled under the provisions of Article II.
Section 8.14   Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other thing extends, and such word or phrase shall not mean simply “if”. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.
Section 8.15   Definitions.
(a)   General Definitions. References in this Agreement to “Subsidiaries” of any party means any corporation, partnership, association, trust or other form of legal entity of which (i) 50% or more of the voting power of the outstanding voting securities are on the date hereof directly or indirectly owned by such party or (ii) such party or any Subsidiary of such party is a general partner on the date hereof. References in this Agreement (except as specifically otherwise defined) to “Affiliates” means, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. References in this Agreement (except as specifically otherwise defined) to “person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such person. As used in this Agreement, “knowledge” means (i) with respect to Parent and its Subsidiaries, the actual knowledge of the individuals listed in Section 8.15(a) of the Parent Disclosure Schedule and (ii) with respect to the Company and its Subsidiaries, the actual knowledge of the individuals listed on Section 8.15(a) of the Company Disclosure Schedule.
(b)   Certain Specified Definitions. As used in this Agreement:
(i)   “Acceptable Confidentiality Agreement” means any confidentiality agreement that contains provisions that are, in the aggregate, no less favorable to the Company than those applicable to Parent that are contained in the Confidentiality Agreement; provided that such confidentiality agreement need not contain any standstill provisions.
(ii)   “Antitrust Law” shall mean the Sherman Act of 1890, as amended, the Clayton Antitrust Act of 1914, as amended, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Federal Trade Commission Act of 1914, as amended, and all other federal, state or foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws, including any antitrust, competition or trade regulation Laws, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition.
(iii)   “Bribery Legislation” means all and any of the following: the FCPA; the Organization For Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and related implementing legislation; the relevant common law or legislation in England and Wales relating to bribery and/or corruption, including, the Public Bodies Corrupt Practices Act 1889; the Prevention of Corruption Act 1906 as supplemented by the Prevention of Corruption Act 1916 and the Anti-Terrorism, Crime and Security Act 2001; the Bribery Act 2010; the Proceeds of Crime Act 2002; and any applicable anti-bribery or anti-corruption related provisions in criminal and anti-competition laws and/or anti-bribery, anti-corruption and/or anti-money laundering laws of any jurisdiction in which the Company or any of its Subsidiaries operates.

(iv)   “Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York or Paris, France are authorized or required by Law to remain closed.
(v)   “CFIUS” means the Committee on Foreign Investment in the United States.
(vi)   “CFIUS Approval” means (A) (1) CFIUS shall have determined that the transactions contemplated by this Agreement are not “covered transactions” under the DPA, (2) Parent and the Company shall have received a written notice issued by CFIUS that it has determined that there are no unresolved national security concerns with respect to the transactions contemplated by this Agreement and has concluded all action under the DPA, or (3) if CFIUS has sent a report to the President of the United States requesting the President’s decision pursuant to the DPA with respect to the transactions contemplated by this Agreement, then (x) the President has announced a decision not to take any action to suspend, prohibit or place any limitations on the transactions contemplated by this Agreement or (y) having received a report from CFIUS requesting the President’s decision, the President has not taken any action after 15 days from the date the President received such report from CFIUS, and (B) neither CFIUS nor the President shall have imposed any CFIUS Burdensome Condition pursuant to their authority under the DPA.
(vii)   “Code” means the Internal Revenue Code of 1986, as amended.
(viii)   “Company Benefit Plan” means each compensatory or employee benefit plan, program, agreement or arrangement, including pension, retirement, profit-sharing, deferred compensation, stock option, employment, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, vacation, bonus or other incentive plans, medical, retiree medical, vision, dental or other health plans, life insurance plans, and each other material employee benefit plan or fringe benefit plan, including any “employee benefit plan” as that term is defined in Section 3(3) of ERISA, in each case, whether oral or written, funded or unfunded, or insured or self-insured, for the benefit of any current or former employee, officer, director, consultant or independent contractor (in each case, who is a natural person or is a personal services entity) of the Company or any Subsidiary maintained by the Company or any Subsidiary, or to which the Company or any Subsidiary contributes or is obligated to contribute or otherwise has or would reasonably be expected to have any Liability, other than a Multiemployer Plan and other than any plan or program maintained by a Governmental Entity to which the Company or any of its affiliates contribute pursuant to applicable Laws.
(ix)   “Company Stock Plan” means the Company Second Amended and Restated 2006 Equity Incentive Plan, the Company 1997 Directors’ Stock Option Plan (as amended through August 4, 2004) and the Company 1997 Stock Option Plan, as amended (effective May 15, 1997, and as amended through May 7, 2002).
(x)   “Company Superior Proposal” means a bona fide, unsolicited written Company Takeover Proposal (A) that if consummated would result in a person or group of persons other than Parent or its Subsidiaries (or in the case of a direct merger between such person and the Company, the stockholders of such person) acquiring, directly or indirectly, more than 50% of the outstanding Company Common Stock or more than 50% of the assets of the Company and its Subsidiaries, taken as a whole and (B) that the Company Board of Directors determines in good faith, after consultation with independent financial advisors and outside legal counsel, taking into account all of the terms of the Company Takeover Proposal (including the financial, legal, regulatory and other aspects of such proposal) and including all conditions contained therein and the person making such Company Takeover Proposal and (taking into account any changes to this Agreement proposed by Parent in response to such Company Takeover Proposal), is more favorable to the stockholders of the Company than the Merger.
(xi)   “Company Takeover Proposal” means any inquiry, proposal or offer, including any change after the date of this Agreement to the financial terms or the other material terms of any inquiry, proposal or offer initially made prior to the date of the Agreement, from any person or group of persons (other than Parent and its Subsidiaries) relating to, in a single transaction or a series of related transactions, (A) a merger, consolidation, business combination, recapitalization, binding share exchange, liquidation, dissolution or other similar transaction involving the Company, (B) any acquisition of 20% or more of the outstanding Company Common Stock or securities of the Company representing more than 20% of the voting power of the Company, (C) any acquisition (including the acquisition of stock in any Subsidiary of the Company) of assets or businesses of the Company or its Subsidiaries, including pursuant to a joint venture, representing 20% or more of the consolidated assets, revenues or net income of the Company, (D) any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of the outstanding Company Common Stock or securities of the Company representing more than 20% of the voting power of the Company or (E) any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, consolidated revenues or earnings and Company Common Stock (or voting power of securities of the Company other than the Company Common Stock) involved is 20% or more of the consolidated assets, revenues or net income of the Company.
(xii)   “Contract” means any written contract, note, bond, mortgage, indenture, deed of trust, license, lease, agreement, arrangement, commitment or other instrument or obligation that is legally binding.
(xiii)   “DPA” means Section 721 of the Defense Production Act of 1950, as amended, including the implementing regulations thereof, codified at 31 C.F.R. Part 800.
(xiv)   “Environmental Law” means any Law (i) relating to pollution or the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or any exposure to or release of, or the management of  (including the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of any Hazardous Materials) or (ii) that regulate, impose liability (including for enforcement, investigatory costs, cleanup, removal or response costs, natural resource damages, contribution, injunctive relief, personal injury or property damage), or establish standards of care with respect to any of the foregoing.
(xv)   “ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.
(xvi)   “Finance Sub” means Air Liquide Finance S.A.
(xvii)   “Financing” means any third party debt financing or equity or equity-related financing that is necessary, or that is otherwise incurred or intended to be incurred by Parent or any of its Affiliates in connection with the Merger to fund the Merger Amounts, including, any repayment or refinancing of debt of the Company contemplated by this Agreement and any other amounts required to be paid in connection with the consummation of the transactions contemplated hereby and all related fees and expenses of Parent, including any credit facilities or capital markets debt financing or equity or equity-related offerings undertaken in replacement of all or any portion of such financing.
(xviii)   “Financing Sources” means the entities that have committed to provide or arrange or otherwise have entered into agreements pursuant to the Commitment Letter or in connection with all or any part of the Financing, or replacement financings in connection with the transactions contemplated by this Agreement, in connection with the transactions contemplated hereby, including the parties to any commitment letters, joinder agreements, indentures or credit agreements entered pursuant thereto or relating thereto, together with their respective Affiliates, and their respective officers, directors, employees, agents and representatives and their respective successors and assigns, in each case other than Parent or any of its Affiliates.
(xix)   “Governmental Entity” means any federal, state, local or foreign government, any transnational governmental organization or any court of competent jurisdiction, arbitral, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any national securities exchange or national quotation system or any SRO.

(xx)   “Hazardous Materials” means all substances defined or regulated as hazardous, a pollutant or a contaminant under any Environmental Law, including any regulated pollutant or contaminant (including any constituent, raw material, product or by-product thereof), petroleum or natural gas hydrocarbons or any liquid or fraction thereof, asbestos or asbestos-containing material, polychlorinated biphenyls, any hazardous or solid waste, and any toxic, radioactive, infectious or hazardous substance, material or agent.
(xxi)   “Indebtedness” means, with respect to any person, without duplication, as of the date of determination (A) all obligations of such person for borrowed money, including accrued and unpaid interest, and any prepayment fees or penalties, (B) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such person issued or assumed as the deferred purchase price of property (including any potential future earn-out, purchase price adjustment, release of  “holdback” or similar payment, but excluding obligations of such person incurred in the ordinary course of business), (D) all lease obligations of such person capitalized on the books and records of such person, (E) all Indebtedness of others secured by a Lien on property or assets owned or acquired by such person, whether or not the Indebtedness secured thereby has been assumed, (F) all obligations of such person under interest rate, currency or commodity derivatives or hedging transactions or similar arrangement (valued at the termination value thereof), (G) all letters of credit or performance bonds issued for the account of such person, to the extent drawn upon, and (H) all guarantees and keepwell arrangements of such person of any Indebtedness of any other person other than a wholly owned subsidiary of such person.
(xxii)   “Intellectual Property” means all intellectual property and similar proprietary rights existing anywhere in the world associated with: (A) patents and patent applications, including continuations, divisionals, continuations-in-part, reissues or reexaminations and patents issuing thereon (collectively, “Patents”), (B) trademarks, service marks, trade dress, logos, corporate names, trade names and Internet domain names, together with the goodwill associated with any of the foregoing, and all applications and registrations therefor (collectively, “Marks”), (C) copyrights (including such rights in software) and registrations and applications therefor, and works of authorship (collectively, “Copyrights”), (D) designs, databases and data compilations, and (E) trade secrets and other proprietary and confidential information, including know-how, inventions (whether or not patentable), processes, formulations, technical data and designs, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Patents (collectively, “Trade Secrets”).
(xxiii)   “Intervening Event” means a material event, fact, circumstance, development or occurrence that is not known to or reasonably foreseeable by the Company Board of Directors as of the date of this Agreement and does not (A) constitute a Company Takeover Proposal or (B) relate to Parent or its Subsidiaries, and becomes known to or by the Company Board of Directors prior to obtaining the Company Stockholder Approval.
(xxiv)   “IT Assets” means the computers, software and software platforms, databases, websites, servers, routers, hubs, switches, circuits, networks, data communications lines and all other information technology infrastructure and equipment of the Company and its Subsidiaries that are required in connection with the operation of the business of the Company and its Subsidiaries.
(xxv)   “Liability” means any and all debts, liabilities and obligations, whether fixed, contingent or absolute, matured or unmatured, accrued or not accrued, determined or determinable, secured or unsecured, disputed or undisputed, subordinated or unsubordinated, or otherwise.
(xxvi)   “Material Adverse Effect” means, with respect to the Company, any fact, change, circumstance, event, occurrence, condition or development which, individually or in the aggregate, has or has had a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries taken as a whole; provided, however, that Material Adverse Effect shall not be deemed to include the impact of  (A) any changes or developments in domestic or any foreign market or economic conditions generally, including (1) any changes or developments in or affecting the domestic or any foreign securities, equity, credit or financial markets, or (2) any changes or developments in or affecting domestic or any foreign interest or exchange rates, (B) changes in GAAP or any official interpretation or enforcement thereof, (C) changes in applicable Laws of general applicability to companies in the industries in which the Company and its Subsidiaries operate or any official interpretation or enforcement thereof by Governmental Entities, (D) changes or developments in global or national political conditions (including the outbreak or escalation of war, military actions, or acts of terrorism) affecting the industries in which the Company and its Subsidiaries operate, including any worsening of such conditions threatened or existing on the date of this Agreement, (E) changes or developments in the business conditions affecting the industries in which the Company or any of its Subsidiaries operate, (F) the existence, announcement or performance of this Agreement or the transactions contemplated hereby (including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, labor unions customers, suppliers or partners) (provided, that the exception in this clause (F) shall not apply to any representation or warranty set forth in Section 3.3), (G) changes in weather conditions or other acts of God (including storms, earthquakes, tornados, floods or other natural disasters), (H) (1) a decline in the trading price or trading volume of the Company Common Stock, (2) any ratings downgrade or change in ratings outlook for the Company or any of its Subsidiaries, or (3) the failure to meet any projections, guidance, budgets, forecasts or estimates, provided, in the case of any of  (1), (2) or (3) of this clause (H), not including the underlying causes thereof, (I) any action taken or omitted to be taken by the Company or any of its Subsidiaries at the written request of Parent, (J) any stockholder or derivative litigation arising from allegations of a breach of fiduciary duty or other violation of applicable Law relating to this Agreement or the transactions contemplated hereby and (K) any loss or changes of supply under any of the Listed Supply Agreements; except, with respect to clauses (B), (C), (D), and (G), to the extent that such impact is disproportionately adverse to the Company and its Subsidiaries, taken as a whole, relative to others in the industry or industries in which the Company and its Subsidiaries operate.
(xxvii)   “Non-U.S. Company Benefit Plan” means each Company Benefit Plan that is maintained outside the jurisdiction of the United States.
(xxviii)   “Order” means any charge, order, writ, injunction, judgment, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative.
(xxix)   “Parent Material Adverse Effect” means, with respect to Parent, any fact, change, circumstance, event, occurrence, condition or development which, individually or in the aggregate prevents Parent from timely consummating, or materially impairs or delays Parent’s ability to timely consummate, the transactions contemplated hereby (including obtaining the financing necessary to pay the Merger Consideration or any other Merger Amount).
(xxx)   “Permitted Lien” means (A) any Lien for Taxes (x) not yet delinquent or (y) which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the applicable Company Financial Statements in accordance with GAAP, (B) vendors’, mechanics’, materialmen’s, carriers’, workers’, landlords’, repairmen’s, warehousemen’s, construction and other similar Liens (i) with respect to Liabilities that are not yet due and payable or, if due, are not delinquent or (ii) which are being contested in good faith by appropriate proceedings and for which adequate reserves (based on good faith estimates of management) have been set aside for the payment thereof or (iii) arising or incurred in the ordinary and usual course of business and which are not, individually or in the aggregate, material to the business operations of the Company and its Subsidiaries and do not materially adversely affect the market value or continued use of the asset encumbered thereby, (C) Liens imposed or promulgated by applicable Law or any Governmental Entity with respect to real property, including zoning, building or similar restrictions but only to the extent that the Company and its Subsidiaries and their assets are materially in compliance with the same, (D) pledges or deposits in connection with workers’ compensation, unemployment insurance, and other social security legislation, (E) Liens relating to intercompany borrowings among a person and its wholly owned subsidiaries, (F) utility easements, minor encroachments, rights of way, imperfections in title, charges, easements, rights of way (whether recorded or unrecorded), restrictions, declarations, covenants, conditions, defects and similar Liens, but not including any monetary Liens, that are imposed by any Governmental Entity having jurisdiction thereon or otherwise are typical for the applicable property type and locality as do not individually or in the aggregate materially interfere with the present occupancy or use or market value of the respective Company Owned Real Property or Company Leased Real Property or otherwise materially impair the business operations of the Company and its Subsidiaries, and (G) Liens to be released at or prior to Closing.
(xxxi)   “Regulatory Law” shall mean CFIUS or an Antitrust Law.
(xxxii)   “Release” means any actual or threatened release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.
(xxxiii)   “Rights Agreement” means the Rights Agreement by and between the Company and The Bank of New York, as Rights Agent, dated as of May 8, 2007, as amended.
(xxxiv)   “Sanctioned Country” means any of Crimea, Cuba, Iran, North Korea, Sudan and Syria.
(xxxv)   “Sanctioned Person” means any person with whom dealings are restricted or prohibited under the Sanctions Laws of the United States, the United Kingdom, the European Union, or the United Nations, including (A) any person identified in any list of sanctioned person maintained by (i) the United States Department of Treasury, Office of Foreign Assets Control, the United States Department of Commerce, Bureau of Industry and Security, or the United States Department of State; (ii) Her Majesty’s Treasury of the United Kingdom; (iii) any committee of the United Nations Security Council; or (iv) the European Union; (B) any person located, organized, or resident in, organized in, or a Governmental Entity or government instrumentality of, any Sanctioned Country and (C) any person directly or indirectly 50% or more owned or controlled by, or acting for the benefit or on behalf of, a person described in (A) or (B).
(xxxvi)   “Sanctions Laws” means all Laws concerning economic sanctions, including embargoes, export restrictions, the ability to make or receive international payments, the freezing or blocking of assets of targeted person, the ability to engage in transactions with specified persons or countries, or the ability to take an ownership interest in assets of specified person or located in a specified country, including any Laws threatening to impose economic sanctions on any person for engaging in proscribed behavior.
(xxxvii)   “Sensitive Data” means cardholder data and sensitive authentication data that must be protected in accordance with the requirements of the Payment Card Industry Data Security Standard.
(xxxviii)   “SRO” means, to the extent exercising jurisdiction over the applicable person, (i) any “self-regulatory organization” as defined in Section 3(a)(26) of the Exchange Act and (ii) any other United States or foreign securities exchange, futures exchange, commodities exchange or contract market.
(xxxix)   “Tax” or “Taxes” means any and all federal, state, local or foreign taxes, imposts, levies, duties, fees or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, environmental, stamp, occupation, premium, property (real or personal) and estimated taxes, customs duties, and other taxes of any kind whatsoever, including any and all interest, penalties, additions to tax or additional amounts imposed by any Governmental Entity with respect thereto.
(xl)   “Tax Return” means any return, declaration, report or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be provided or filed with respect to Taxes, including any information return, claim for refund, or declaration of estimated Taxes (and including any amendments thereof).
(xli)   “Taxing Authority” means, with respect to any Tax, the Governmental Entity that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such Governmental Entity.

(xlii)   “Top Customer” means each of the top 10 customers by total dollar amount of sales by the Company and its Subsidiaries and purchased by such customers during the 12 months ended September 30, 2015.
(xliii)   “Top Supplier” means each of the top 10 suppliers by the total dollar amount of purchases by the Company and its Subsidiaries during the 12 months ended September 30, 2015.
(xliv)   “U.S. Company Benefit Plan” means, each Company Benefit Plan that is not a Non-U.S. Company Benefit Plan.
(xlv)   “Willful Breach” means, with respect to any representation, warranty, agreement, or covenant, an action or omission where the breaching party knows such action or omission is, or would reasonably be expected to result in, a breach of such representation, warranty, agreement or covenant.

Index of Defined Terms
Acceptable Confidentiality Agreement	8.15(b)(i)
Affiliates	8.15(a)
Agreement	Preamble
Antitrust Actions	5.6(d)
Antitrust Law	8.15(b)(ii)
Appraisal Provisions	2.1(b)
BFA	4.2(a)
Book-Entry Shares	2.1(a)
Bribery Legislation	8.15(b)(iii)
Business Day	8.15(b)(iv)
Cancelled Shares	2.1(a)(ii)
Certificate	2.1(a)
Certificate of Merger	1.3
CFIUS	8.15(b)(v)
CFIUS Approval	8.15(b)(vi)
CFIUS Burdensome Condition	5.6(f)
Clean Team Confidentiality Agreement	5.2(a)
Clearance Date	5.3(a)
Closing	1.2
Closing Date	1.2
Code	8.15(b)(vii)
Collective Bargaining Agreement	3.14
Commitment Letter	4.6(a)
Company	Preamble
Company Acquisition Agreement	5.3(e)
Company Adverse Recommendation Change	5.3(e)
Company Approvals	3.3(b)
Company Benefit Plan	8.15(b)(viii)
Company Board of Directors	Recitals
Company Common Stock	3.2(a)
Company Deferred Compensation Plan	2.3(b)
Company Disclosure Schedule	Article III
Company Employees	5.5(a)
Company Financial Statements	3.4(b)
Company Leased Real Property	3.16(a)
Company Material Contracts	3.19(a)
Company Option	2.3(a)
Company Organizational Documents	3.1(b)
Company Owned Real Property	3.16(a)
Company Permits	3.7(b)
Company Preferred Stock	3.2(a)
Company Real Property Leases	3.16(a)

Company Recommendation	3.3(a)
Company Registered Intellectual Property	3.15
Company SEC Documents	3.4(a)
Company Stock Plan	8.15(b)(ix)
Company Stockholder Approval	3.3(a)
Company Stockholders’ Meeting	5.4(b)
Company Subsidiary Organizational Documents	3.1(b)
Company Superior Proposal	8.15(b)(x)
Company Takeover Proposal	8.15(b)(xi)
Company Termination Fee	7.3(c)
Confidentiality Agreement	5.2(d)
Continuation Period	5.5(a)
Contract	8.15(b)(xii)
control	8.15(a)
controlled by	8.15(a)
Copyrights	8.15(b)(xxii)
Credit Agreements	5.12
D&O Insurance	5.9(c)
Detriment Limit	5.6(d)
DGCL	1.1
Dissenting Shares	2.1(b)
Dissenting Stockholder	2.1(b)
DPA	8.15(b)(xiii)
Effective Time	1.3
End Date	7.1(b)
Enforceability Exceptions	3.3(a)
Environmental Law	8.15(b)(xiv)
ERISA Affiliate	8.15(b)(xv)
ESPP	2.3(c)
Exchange Act	3.3(b)
Existing Credit Facility Terminations	5.12
FCPA	3.7(c)
Final Enrollment Date	2.3(c)
Finance Sub	8.15(b)(xvi)
Financing	8.15(b)(xvii)
Financing Conditions	4.6(b)
Financing Sources	8.15(b)(xviii)
GAAP	3.4(b)
Governmental Entity	8.15(b)(xix))
Hazardous Materials	8.15(b)(xx)
HSR Act	3.3(b)
Indebtedness	8.15(b)(xxi)
Indemnified Parties	5.9(a)
Indemnity Agreement	5.9(a)

Intellectual Property	8.15(b)(xxii)
Intervening Event	8.15(b)(xxiii)
IRS	3.9(a)
IT Assets	8.15(b)(xxiv)
knowledge	8.15(a)
Law	3.7(a)
Laws	3.7(a)
Letter of Transmittal	2.2(c)
Liability	8.15(b)(xxv)
Lien	3.3(c)
Listed Supply Agreement	5.18
Marks	8.15(b)(xxii)
Material Adverse Effect	8.15(b)(xxvi)
Merger	Recitals
Merger Amounts	4.6(h)
Merger Consideration	2.1(a)(iii)
Merger Sub	Preamble
Multiemployer Plan	3.9(d)
Multiple Employer Plan	3.9(d)
New Supply Agreement	5.18
Non-U.S. Company Benefit Plan	8.15(b)(xxvii)
Option Cash Payment	2.3(a)
Order	8.15(b)(xxxviii)
Parent	Preamble
Parent Approvals	4.2(b)
Parent Disclosure Schedule	Article IV
Parent Material Adverse Effect	8.15(b)(xxix)
Parent Termination Fee	7.3(e)
Patents	8.15(b)(xxii)
Paying Agent	2.2(a)
Payment Fund	2.2(b)
Payout Ratio	5.1(b)(C)
Permitted Lien	8.15(b)(xxx)
person	8.15(a)
Post-Closing Plans	5.5(b)
Proxy Statement	3.12
Qualified Plan	3.9(c)
Regulatory Law	8.15(b)(xxxi)
Release	8.15(b)(xxxii)
Representatives	5.3(a)
Rights	3.2(a)
Rights Agreement	8.15(b)(xxxiii)
Rights Agreement Amendment	3.22
Sanctioned Country	8.15(b)(xxxiv)

Sanctioned Person	8.15(b)(xxxv)
Sanctions Laws	8.15(b)(xxxvi)
Sarbanes-Oxley Act	3.4(a)
SEC	3.3(b)
Second Request	5.6(c)
Securities Act	3.4(a)
Sensitive Data	8.15(b)(xxxvii)
Specified Acquisition	5.1(c)
Specified Date	3.2(a)
SRO	8.15(b)(xxxviii)
Subsidiaries	8.15(a)
Surviving Company	1.1
Takeover Statute	5.7
Tax	8.15(b)(xxxix)
Tax Return	8.15(b)(xl)
Taxes	8.15(b)(xxxix)
Taxing Authority	8.15(b)(xli)
Top Customer	8.15(b)(xlii)
Top Supplier	8.15(b)(xliii)
Trade Secrets	8.15(b)(xxii)
U.S. Company Benefit Plan	8.15(b)(xliv)
under common control with	8.15(a)
Voting and Support Agreement	Recitals
Willful Breach	8.15(b)(xlv)
Working Capital Facilities	5.1(b)(G)
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.
AIRGAS, INC.
By:
/s/ Peter McCausland

Name:
Peter McCausland

Title:
Executive Chairman

[Signature Page to Agreement and Plan of Merger]

L’AIR LIQUIDE, S.A.
By:
/s/ Benoît Potier

Name:
Benoît Potier

Title:
Chairman and CEO

AL ACQUISITION CORPORATION
By:
/s/ Kevin Feeney

Name:
Kevin Feeney

Title:
Secretary

[Signature Page to Agreement and Plan of Merger]

Annex B

Merrill Lynch, Pierce, Fenner & Smith Incorporated	GLOBAL CORPORATE & INVESTMENT BANKING
November 17, 2015
The Board of Directors
Airgas, Inc.
259 North Radnor-Chester Road
Suite 100
Radnor, PA 19087
Members of the Board of Directors:
We understand that Airgas, Inc. (“Airgas”) proposes to enter into an Agreement and Plan of Merger, dated as of November 17, 2015 (the “Agreement”), among Airgas, L’Air Liquide, S.A. (“Air Liquide”), and AL Acquisition Corporation, an indirect wholly owned subsidiary of Air Liquide (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into Airgas (the “Merger”) and each outstanding share of the common stock, par value $0.01 per share, of Airgas (“Airgas Common Stock”) will be converted into the right to receive $143.00 in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.
You have requested our opinion as to the fairness, from a financial point of view, to the holders of Airgas Common Stock of the Consideration to be received by such holders in the Merger.
In connection with this opinion, we have, among other things:
(1)
reviewed certain publicly available business and financial information relating to Airgas;

(2)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of Airgas furnished to or discussed with us by the management of Airgas, including certain financial forecasts relating to Airgas prepared by the management of Airgas reflecting, among other things, the financial impact of acquisitions, and related synergies from such acquisitions, anticipated by the management of Airgas to be made by Airgas (such forecasts, the “Airgas Forecasts”);

(3)
discussed the past and current business, operations, financial condition and prospects of Airgas with members of senior management of Airgas;

(4)
reviewed the trading history for Airgas Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;

(5)
compared certain financial and stock market information of Airgas with similar information of other companies we deemed relevant;

(6)
compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

(7)
reviewed the Agreement; and

(8)
performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of Airgas that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Airgas Forecasts, we have been advised by Airgas, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Airgas as to the future financial performance of Airgas. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Airgas, nor have we made any physical inspection of the properties or assets of Airgas. We have not evaluated the solvency or fair value of Airgas or Air Liquide under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of Airgas, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on the contemplated benefits of the Merger.
We express no view or opinion as to any terms or other aspects of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of Airgas Common Stock and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Airgas or in which Airgas might engage or as to the underlying business decision of Airgas to proceed with or effect the Merger. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any related matter.
We have acted as financial advisor to the Board of Directors of Airgas in connection with the Merger and will receive a fee for our services, a portion of which is payable upon the public announcement of the Merger and a significant portion of which is contingent upon consummation of the Merger. In addition, Airgas has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.
We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Airgas, Air Liquide and certain of their respective affiliates.
We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Airgas and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as administrative agent, book runner and/or arranger for, and lender under, certain credit facilities, lease facilities and letters of credit of Airgas and certain of its affiliates, (ii) having acted as a book runner on certain debt offerings for Airgas, (iii) having acted or acting as a dealer under Airgas’s commercial paper program and (iv) having provided or providing certain treasury and management services and products to Airgas.
In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Air Liquide and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as lender under certain credit and lease facilities of Air Liquide and (ii) having acted or acting as a dealer under Air Liquide’s commercial paper program.

It is understood that this letter is for the benefit and use of the Board of Directors of Airgas (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.
Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by our Americas Fairness Opinion Review Committee.
Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of Airgas Common Stock is fair, from a financial point of view, to such holders.
Very truly yours,
/s/ Merrill Lynch, Pierce, Fenner & Smith Incorporated
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

Annex C
200 West Street | New York, NY 10282-2198
Tel: 212-902-1000 | Fax: 212-902-3000

PERSONAL AND CONFIDENTIAL
November 17, 2015
Board of Directors
Airgas, Inc.
259 North Radnor-Chester Road
Suite 100
Radnor, PA 19087
Ladies and Gentlemen:
You have requested our opinion as to the fairness from a financial point of view to the holders (other than L’Air Liquide, S.A. (“Air Liquide”), and its affiliates) of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Airgas, Inc. (the “Company”) of the $143.00 in cash per Share to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of November 17, 2015 (the “Agreement”), by and among Air Liquide, AL Acquisition Corporation, an indirect wholly owned subsidiary of Air Liquide, and the Company.
Goldman, Sachs & Co. and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman, Sachs & Co. and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Air Liquide, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as a bookrunner on the issuance of the Company’s 3.650% Notes due July 2024 (aggregate principal amount $300,000,000) in June 2014; and as bookrunner on the issuance of the Company’s 3.05% Senior Unsecured Notes due August 2020 (aggregate principal amount $400,000,000) in August 2015. We also have provided certain financial advisory and/or underwriting services to Air Liquide and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation. We may also in the future provide financial advisory and/or underwriting services to the Company, Air Liquide and their respective affiliates for which our Investment Banking Division may receive compensation.
In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended March 31, 2015; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the “Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment
C-1

of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the industrial gas industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.
For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.
Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Air Liquide and its affiliates) of Shares, as of the date hereof, of the $143.00 in cash per Share to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $143.00 in cash per Share to be paid to the holders (other than Air Liquide and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which the Shares will trade at any time or as to the impact of the Transaction on the solvency or viability of the Company or Air Liquide or the ability of the Company or Air Liquide to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman, Sachs & Co.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $143.00 in cash per Share to be paid to the holders (other than Air Liquide and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.
Very truly yours,
/s/ Goldman, Sachs & Co.
(GOLDMAN, SACHS & CO.)
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Annex D
EXECUTION VERSION
Support/Voting Agreement
L’Air Liquide, S.A.
75, quai d’Orsay
75007 Paris, France
December 17, 2015
Re:
Amended & Restated Support/Voting Agreement

Ladies & Gentlemen:
This letter agreement amends and restates the Support/Voting Agreement, dated as of November 17, 2015, by and among L’Air Liquide, a société anonyme organized under the laws of France (“Parent”), Peter McCausland and Bonnie McCausland (the “Original Support Agreement”). The purpose of this amendment and restatement of the Original Support Agreement is (a) to permit the transfer by Peter McCausland and Bonnie McCausland to The McCausland Foundation, a Pennsylvania nonprofit corporation of up to 1,000,000 shares of common stock of Airgas, Inc., a Delaware corporation (the “Company”) that were subject to the Original Support Agreement (such shares, the “Foundation Shares”) and (b) to add and make subject to this letter agreement the undersigned parties who were not subject to the Original Support Agreement. It is agreed that (i) the Foundation Shares shall not be considered Shares (as defined below) or be subject to any restriction under this letter agreement and (ii) the transfer of the Foundation Shares to The McCausland Foundation shall not be deemed a breach of this letter agreement or the Original Support Agreement.
Each of the parties set forth on Schedule I annexed hereto (each a “Stockholder”) understands that Parent, AL Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger, dated as of November 17, 2015 (the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”), with the Company to survive the Merger as a wholly owned subsidiary of Parent, upon the terms and subject to the conditions set forth in the Merger Agreement. Capitalized terms not defined in this letter agreement shall have the meaning assigned to them in the Merger Agreement.
Each Stockholder confirms its agreement as follows:
1.
Each Stockholder represents, warrants and agrees that Schedule I annexed hereto sets forth the shares of the common stock of the Company of which the Stockholder or any of its controlled affiliates (its “Controlled Affiliates”; “controlled” and “affiliate” as defined under the Securities Exchange Act of 1934, as amended) is the record or beneficial owner (the “Shares”) and that the Stockholder and its Controlled Affiliates are on the date hereof the lawful owners of the number of Shares set forth in Schedule I, free and clear of all liens, charges, encumbrances, voting agreements and commitments of every kind, except, in each case, as disclosed in Schedule I. Except for the Shares set forth in Schedule I, as of the date hereof, neither a Stockholder nor any of its Controlled Affiliates own or hold any rights to acquire any additional shares of the capital stock of the Company (other than pursuant to any Company Benefit Plan) or any interest therein or any voting rights with respect to any additional shares.

2.
Each Stockholder agrees that during the term of this letter agreement it will not, will not permit any company, trust or other entity controlled by the Stockholder to, and will not permit any of its Controlled Affiliates to, contract to sell, sell or otherwise transfer or dispose of any of the Shares or any interest therein or securities convertible thereinto or any voting rights with respect thereto (a “Transfer”), other than (i) any Transfer made solely for estate planning purposes or to a charitable institution solely for philanthropic purposes or any Transfer among Stockholders, but only if, prior to the effectiveness of such Transfer, the transferee, to the extent not already bound, agrees in writing to be bound by all of the terms of this letter agreement (ii) pursuant to the

Merger, (iii) with Parent’s prior written consent, (iv) any Transfer as a result of the foreclosure or other action taken by the pledgee with respect to such Shares pursuant to a share pledge disclosed in Schedule I or (v) to the extent contractually required (A) in the case of Peter McCausland or Bonnie McCausland, as of the time immediately preceding the execution of the Original Support Agreement, or (B) in the case of any other Stockholder, as of the time immediately preceding the execution of this letter agreement, in each case, to the extent such contractual requirement is disclosed in Schedule I.
3.
During the term of this letter agreement, each Stockholder agrees that all of the Shares beneficially owned by the Stockholder or its Controlled Affiliates (except, in each case, Shares subject to an unexercised Company Option), or over which the Stockholder or any of its Controlled Affiliates has voting power or control, directly or indirectly (including any common shares of the Company acquired after the date hereof), at the record date for any meeting of stockholders of the Company called to consider and vote to adopt the Merger Agreement and/or approve the Merger and the other transactions contemplated by the Merger Agreement and/or any Company Takeover Proposal will be voted by the Stockholder or its Controlled Affiliates (i) in favor of the adoption of the Merger Agreement and approval the Merger and the other transactions contemplated by the Merger Agreement, (ii) in favor of any proposal to adjourn a meeting of the stockholders of the Company to solicit additional proxies to be voted in favor of the adoption of the Merger Agreement and approval the Merger and the other transactions contemplated by the Merger Agreement, (iii) against any Company Takeover Proposal, and (iv) against any other action, agreement or transaction that is intended to, or could reasonably be expected to, materially impede the Merger and the other transactions contemplated by the Merger Agreement.

4.
During the term of this letter agreement, each Stockholder (solely in its, his or her capacity as a stockholder of the Company) shall not, shall cause each of its, his or her Controlled Affiliates not to, and shall use reasonable best efforts to cause its, his or her Representatives not to, directly or indirectly, (i) knowingly solicit, initiate, encourage or facilitate any inquiries regarding, or the making of any proposal or offer that constitutes a Company Takeover Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any information in connection with or for the purpose of encouraging or facilitating a Company Takeover Proposal (other than, solely in response to an unsolicited inquiry, to ascertain facts from the person making such Company Takeover Proposal for the sole purpose of allowing the Company Board of Directors to inform itself about Company Takeover Proposal and the person that made it and to refer the inquiring person to this Section 4 and/or Section 5.3 of the Merger Agreement and to limit its, his or her conversation or other communication exclusively to such referral and such ascertaining of facts). Notwithstanding the foregoing, nothing herein shall prevent any Stockholder or any Representative of any Stockholder from (a) acting in his capacity as an officer or director of the Company or from taking or participating in any action otherwise precluded pursuant to this letter agreement that such person is entitled to take pursuant to the Merger Agreement in his capacity as an officer or director of the Company or (b) engaging in, or otherwise participating, in discussions or negotiations with the person making such Company Takeover Proposal and its Representatives regarding entering into a voting and support agreement or similar agreement with respect to such Company Takeover Proposal if  (x) prior to such discussions or negotiations, the Company determines pursuant to Section 5.3(c) of the Merger Agreement that a Company Takeover Proposal constitutes or would reasonably be expected to lead to a Company Superior Proposal and (y) during the course of any discussions or negotiations between the Stockholder and any such person, the Company does not materially breach the obligations applicable to the Company and its Representatives set forth in Section 5.3 of the Merger Agreement. Without limiting any remedies available to Parent under the Merger Agreement, it is acknowledged and agreed that no Stockholder shall have any liability for a violation of this Section 4.

5.
Each Stockholder has all necessary power and authority to enter into this letter agreement. Assuming that this letter agreement is a legal, valid and binding agreement of Parent and each other Stockholder, this letter agreement is the legal, valid and binding agreement of each Stockholder, and is enforceable against each Stockholder in accordance with its terms.

6.
Each Stockholder agrees that damages are an inadequate remedy for the breach by the Stockholder of any term or condition of this letter agreement and that Parent shall be entitled to a temporary restraining order and preliminary and permanent injunctive relief in order to enforce the agreements herein.

7.
Except to the extent that the laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to matters arising under or in connection with this letter agreement, this letter agreement shall be governed by the laws of the State of Delaware. All actions and proceedings arising out of or relating to this letter agreement shall be heard and determined in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).

8.
Each of the parties hereto irrevocably submits to the personal jurisdiction of the aforesaid courts for the purpose of any action or proceeding arising out of or relating to this letter agreement and agrees that it will not bring any action relating to this letter agreement in any court other than the aforesaid courts. Nothing in this Section 8 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

9.
This letter agreement constitutes the entire agreement among the parties hereto with respect to the matters covered hereby and supersedes all prior agreements, understandings or representations among the parties written or oral, with respect to the subject matter hereof.

10.
This letter agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties. Signatures to this letter agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.

This letter agreement shall terminate automatically without any further action by any party hereto upon the earlier of  (i) the date on which the Merger Agreement is terminated and (ii) the Effective Time.
Please confirm that the foregoing correctly states the understanding among the parties by signing and returning a counterpart hereof.
[Remainder of page left intentionally blank; signature page follows]

Very truly yours,
By:
/s/ Peter McCausland

Name:
Peter McCausland

By:
/s/ Bonnie McCausland

Name:
Bonnie McCausland

[Signature page to Amended and Restated Voting/Support Agreement]

Very truly yours,
1996 TRUST (EXEMPT) OF PETER MCCAUSLAND,
By its Trustees
/s/ Christopher H. Gadsden

Christopher H. Gadsden
/s/ Dorothy A. Lacy

Dorothy A. Lacy
[Signature page to Amended and Restated Voting/Support Agreement]

Very truly yours,
1996 TRUST (NON-EXEMPT) OF PETER MCCAUSLAND,
By its Trustees
/s/ Christopher H. Gadsden

Christopher H. Gadsden
/s/ Dorothy A. Lacy

Dorothy A. Lacy
[Signature page to Amended and Restated Voting/Support Agreement]

Very truly yours,
REVOCABLE TRUST OF CHRISTOPHER F. MCCAUSLAND,
By its Trustees
/s/ Christopher F. McCausland

Christopher F. McCausland
/s/ Christopher H. Gadsden

Christopher H. Gadsden
/s/ Dorothy A. Lacy

Dorothy A. Lacy
[Signature page to Amended and Restated Voting/Support Agreement]

Very truly yours,
REVOCABLE TRUST OF ELIZABETH MCCAUSLAND,
By its Trustees
/s/ Elizabeth M. Salata

Elizabeth M. Salata
/s/ Christopher H. Gadsden

Christopher H. Gadsden
/s/ Dorothy A. Lacy

Dorothy A. Lacy
[Signature page to Amended and Restated Voting/Support Agreement]

Confirmed on the date
first above written.
L’AIR LIQUIDE, S.A.
By:
/s/ Benoît Potier

Name:
Benoît Potier

Title:
Chairman and CEO

[Signature page to Amended and Restated Voting/Support Agreement]

Schedule I
Stock Ownership
As of November 30, 2015
Stockholder	Number of Shares
Peter McCausland	567,564*
Bonnie McCausland	501,500*
Peter McCausland and Bonnie McCausland jointly	4,629,535*†
1996 Trust (Exempt) of Peter McCausland	281,006
1996 Trust (Non-Exempt) of Peter McCausland	532,014
Revocable Trust of Christopher F. McCausland	113,578
Revocable Trust of Elizabeth McCausland	110,778

*
Certain of such shares are pledged as collateral for a $150 million line of credit.

†
Does not include 1,000,000 shares that constitute the Foundation Shares.

ANNEX E
SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
§ 262. Appraisal rights.
(a)
Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)
Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)
Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)
Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.
Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.
Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.
Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.
Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)
In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)
In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c)
Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)
Appraisal rights shall be perfected as follows:

(1)
If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of  § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)
If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of  § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e)
Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)
Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)
At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.
(h)
After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)
The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)
From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)
The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

VOTE BY PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION VOTE BY INTERNET – www.[•].com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. AIRGAS, Inc. ATTN: Investor Relations 250 N. RADNOR-CHESTER RD SUITE 100 RADNOR, PA 19087-5283 VOTE BY PHONE – [•] Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [•]. If you vote by Internet or Phone, you do not need to mail back your proxy card. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR proposals 1, 2 and 3: For Against Abstain 1. A proposal to adopt the
Agreement and Plan of Merger (as it may be amended from time to time, the “merger agreement”), dated as of November 17, 2015, by and among Airgas, Inc., a corporation organized under the laws of Delaware (the “Company”), L’Air Liquide, S.A., a société anonyme organized under the laws of France, and AL Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Air Liquide. • • • 2. A proposal to approve, on an advisory (non-binding) basis, specified compensation that may be paid or become payable to the Company’s principal executive officers, principal financial officer and three most highly compensated executive officers other than the principal executive officers and principal financial officer in connection with the merger. • • • 3. A proposal to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. • • • NOTE: In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the special meeting including any adjournment or postponement thereof. For address change/comments, mark here. • (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting • • Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Meeting and Proxy Statement are available at www.[•].com. AIRGAS, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF AIRGAS, INC. FOR THE SPECIAL MEETING OF STOCKHOLDERS, [•], 201[_] The undersigned holder of common stock of Airgas, Inc. hereby appoints Robert H. Young, Jr. and Robert M. McLaughin, and each of them, as proxies, with powers of substitution and resubstitution in each, to vote on behalf of the undersigned at the Special Meeting of Stockholders to be held at [•] on [•], 201[_], at [•] and at all postponements and adjournments thereof, as designated on the reverse side of this proxy, the number of shares which the undersigned would be entitled to vote if then personally present, and in their discretion upon such other business as may come before the Special Meeting, including any adjournment or postponement thereof. If the undersigned is a participant in the Airgas, Inc. 401(K) Plan and has a portion of his interest in the plan invested in Airgas common stock, the undersigned also instructs the trustee of the trust to vote the shares attributable to the undersigned’s interest in the same manner shown on this proxy and in the discretion of the trustee upon such other business as may come before the Special Meeting, including any adjournment or postponement thereof, and if no instructions are given, the trustee will vote the shares in the same proportions as the shares for which voting instructions have been received. SHARES WILL BE VOTED AS INSTRUCTED, BUT IF NO INSTRUCTION IS GIVEN, SHARES WILL BE VOTED (i) “FOR” PROPOSALS 1, 2, AND 3 AND (ii) IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER MATTERS AS MAY COME BEFORE THE SPECIAL MEETING, INCLUDING ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The undersigned acknowledges receipt with this proxy of a copy of the Notice of Special Meeting of Stockholders and the Proxy Statement of the Board of Directors. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side